Filed Pursuant to Rule 424(b)(3)

Registration No. 333-213653

PROSPECTUS SUPPLEMENT NO. 2

TO THE PROSPECTUS DATED MARCH 29, 2017

Lilis Energy, Inc.

Up to 40,993,017 Shares of Common Stock

This prospectus supplement No. 2 supplements the prospectus dated March 29, 2017 (as supplemented to date), covering the resale of shares of our common stock by selling stockholders as described therein, or the prospectus, included in Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333- 213653). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained in our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on (i) June 26, 2017, (ii) July 14, 2017, (iii) August 2, 2017, (iv) August 4, 2017, (v) August 14, 2017, (vi) September 12, 2017, (vii) October 10, 2017, and (viii) October 24, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on August 14, 2017 (each of which is attached to and a part of this prospectus supplement), only to the extent that any information contained in those documents is deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The Prospectus and this prospectus supplement relates to the offer and sale from time to time by the selling stockholders identified in the Prospectus of up to an aggregate of 40,993,017 shares of common stock, par value $0.0001 per share, as set forth in the Prospectus.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is currently listed on the NYSE American under the symbol “LLEX.” On November 2, 2017, the last reported sale price of shares of our common stock on the NYSE MKT was $5.11.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of the Prospectus and page 20 of our annual report on Form 10-K for the year ended December 31, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 3, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd. Ste. 1220
San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 26, 2017 (the “Effective Date”), Lilis Energy, Inc. (the “Company”) appointed James Linville as President of the Company. In connection with his appointment, Mr. Linville entered into an employment agreement with the Company. The initial term of the employment agreement is scheduled to end on December 31, 2018, and the employment agreement will renew automatically for additional one-year periods beginning on December 31, 2018, unless either party gives notice of non-renewal at least 180 days before the end of the then-current term.

Mr. Linville’s base salary will be $400,000 for the first year of the employment agreement and $450,000 for the second year of the employment agreement. This base salary will be reviewed periodically for increase by the Company’s Board of Directors (the “Board”). Mr. Linville will be paid a lump sum cash signing bonus of $100,000 on the first regular payroll date of the Company following the Effective Date. Mr. Linville will also be eligible to receive an additional cash bonus equal to no less than $200,000 upon the one-year anniversary of the Effective Date, subject to increase at the sole discretion of the Board, and subject to Mr. Linville’s continued employment with the Company through the payment date (the “2018 Bonus”). Mr. Linville will also be eligible to receive awards of equity and non-equity compensation and to participate in the Company’s annual and long-term incentive plans, in each case as determined by the Board in its discretion. He will also be eligible to participate in the Company’s general employee benefit and paid time off plans, and to receive reimbursement for the direct rental costs for an apartment or house in the San Antonio, Texas area.

On June 26, 2017, Mr. Linville received a conditional grant under the Company’s 2016 Omnibus Incentive Plan of (i) options to purchase 325,000 shares of common stock with an exercise price of $4.84 and (ii) 175,000 shares of restricted stock, which are in each case, subject to stockholder approval of additional shares under the 2016 Omnibus Incentive Plan at the Company’s 2017 annual meeting of stockholders. Both the options and the restricted stock are scheduled to vest over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date.

Under his employment agreement, Mr. Linville will be entitled to a lump sum severance payment equal to 12 months of base salary plus COBRA premiums upon a termination by the Company without cause or a termination by him for good reason (or 24 months if the termination occurs within 12 months following a change in control), in addition to any unpaid portion of his 2018 Bonus. If his employment agreement is terminated due to death or disability, he will be entitled to a lump sum severance payment equal to six months of COBRA premiums. All severance payments under Mr. Linville’s employment agreement are subject to his execution and non-revocation of a release of claims against the Company. The severance payments are also subject to reduction in order to avoid any excise tax associated with Section 280G of the Internal Revenue Code, but only if that reduction would result in Mr. Linville receiving a greater net after tax benefit as a result of the reduction.

All payments to Mr. Linville under his employment agreement will be subject to clawback to the extent required by applicable law. Further, Mr. Linville is subject to non-competition, non-solicitation, anti-raiding, and confidentiality provisions under his employment agreement.

The foregoing description of the Company’s employment agreement with Mr. Linville is not complete and is qualified in its entirety by reference to the terms of such employment agreement, a copy of which is attached as Exhibit 10.1 hereto.

Prior to his appointment as President of the Company, Mr. Linville, age 52, most recently held the position of Senior Director of Operations and Development for US Energy Development Corporation (“US Energy”) from January 2016 to June 2017, where he was a senior technical engineering, operational and resource development professional in the company. During his time at US Energy, Mr. Linville led a team of field and office staff consisting of drilling, completions, operations, engineering, reservoir, regulatory and environmental safety professionals. Additionally, Mr. Linville was a member of the Capital Committee at US Energy, tasked with deploying up to approximately $200 million annually in a portfolio of energy related investments, primarily within the Delaware Basin and Eagle Ford. Prior to US Energy, Mr. Linville was Director of Operations at American Energy Permian Basin (“AEPB”) from January 2015 to July 2015, where he managed field operations, completions, production and facilities engineering for a large Midland Basin Wolfcamp shale horizontal development program. Prior to moving into his position as Director of Operations at AEPB, Mr. Linville was Director of Acquisitions at American Energy Partners, LP (“AELP”) from February 2014 to January 2015, where he assembled and led the acquisitions team, consisting of numerous petro-professionals (Reservoir, Operations, Geoscience, Land), who were responsible for screening over 400 acquisition opportunities. While at AELP, Mr. Linville participated in and managed over 100 acquisition evaluations with aggregate value greater than $12 billion. Previously, Mr. Linville was employed at Devon Energy Corporation (“Devon”) from January 2001 to January 2014, where he held various engineering and management roles. Prior to Devon, Mr. Linville held various leadership and engineering (reservoir, production, drilling) and operational roles at Eastern American Energy, Consolidated Oil & Gas, Hallwood Petroleum, Unocal and his own firm Derrick Engineering Corporation. Mr. Linville earned his Bachelor of Science in Petroleum Engineering from New Mexico Tech and his Master of Science in Environmental Engineering from Marshall University. Throughout his career, he has held numerous leadership roles within the Society of Petroleum Engineers (SPE) and was an Industry Advisory Board member at New Mexico Tech and the Oklahoma City SPE Chapter. In addition, Mr. Linville is a Registered Professional Engineer.

Item 7.01	Regulation FD Disclosure.

On June 26, 2017, the Company issued a press release announcing the appointment of Mr. Linville. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 26, 2017, between James Linville and Lilis Energy, Inc.

99.1	Press Release of Lilis Energy, Inc. dated June 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated June 26, 2017, between James Linville and Lilis Energy, Inc.

99.1	Press Release of Lilis Energy, Inc. dated June 26, 2017.

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into as of June 26, 2017 (the “Effective Date”), by and between Lilis Energy, Inc. (the “Company”) and Jim Linville (“Executive”). Executive and the Company are each referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Employment. Executive’s employment with the Company is subject to the terms set forth herein.

2.       Term. Subject to the remaining terms of this Section 2, this Agreement shall be for an initial term that begins on the Effective Date and continues in effect through December 31, 2018 (the “Initial Term”) and, unless terminated sooner as herein provided, shall continue on a year-to-year basis after the Initial Term (each year, a “Renewal Term,” and each Renewal Term together with the Initial Term, the “Term”). If either Party elects not to renew this Agreement for a Renewal Term, such Party must give a written Notice of Termination to the other Party at least 180 days before the expiration of the then-current Initial Term or Renewal Term, as applicable. In the event that one Party provides the other with a Notice of Termination pursuant to this Section 2, no further automatic extensions shall occur and this Agreement shall terminate at the end of the then-existing Initial Term or Renewal Term, as applicable, and such Termination shall not result in any entitlement to compensation pursuant to Section  6 or otherwise.

3.       Position. During the Term, Executive shall be employed as and hold the title of President of the Company, with such duties and responsibilities that are customary in that position for public companies. Executive’s principal place of employment shall be at the main business offices of Company in San Antonio, Texas.

4.       Scope of Services. During the Term, Executive shall devote substantially all of Executive’s business time, energy and best efforts to carry out Executive’s responsibilities with respect to the business and affairs of the Company and its affiliates. In addition, the Parties acknowledge that Executive may (i) engage in and manage Executive’s passive personal investments, (ii) engage in charitable and civic activities and (iii) engage in such other activities that the Parties mutually agree to; provided, however, that such activities shall be permitted so long as such activities do not conflict with the business and affairs of the Company or interfere with the performance of Executive’s duties hereunder.

5.       Compensation and Benefits. In each case during the Term:

5.1       Base Salary. The Company shall pay, or cause to be paid, to Executive a base salary (the “Base Salary”) as established by or pursuant to authority granted by the Company’s Board of Directors (the “Board”) at the following rates:

(a)       $400,000 for services rendered from the Effective Date to the one-year anniversary of the Effective Date; and

(b)       $450,000 for services rendered from the one-year anniversary of the Effective Date to the two-year anniversary of the Effective Date.

The Base Salary shall be reviewed annually by or pursuant to authority granted by the Board in connection with its annual review of executive compensation to determine if such Base Salary should be increased (but not decreased) for the following year in recognition of services to the Company. The Base Salary shall be payable at such intervals in conformity with the Company’s prevailing practice as such practice shall be established or modified from time to time.

5.2       Signing Bonus. Executive shall be paid a lump sum cash signing bonus of $100,000 on the first regular payroll date of the Company following the Effective Date.

5.3       Performance Bonus. Executive shall receive a lump sum cash bonus payment equal to no less than $200,000 upon the one-year anniversary of the Effective Date (the “Performance Bonus”), subject to increase at the sole discretion of the Board, and subject to Executive’s continued employment with the Company through the payment date.

5.4       Annual Bonuses; Additional Compensation. Without limitation of Section 5.1, Executive shall be eligible to receive bonuses and awards of equity and non-equity compensation and to participate in annual and long-term compensation plans of the Company in accordance with any plan or decision that the Board, or any committee or other person authorized by the Board, may in its sole discretion determine from time to time.

5.5       Welfare and Benefit Plans. (i) Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company and (ii) Executive and Executive’s family, as the case may be, shall be eligible to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, medical, prescription, dental, vision, disability, life, accidental death and travel accident insurance plans and programs) (all such plans, practices, policies and programs, the “Plans”), in each case pursuant to all terms and conditions of the Plans. Except as provided herein, the Company shall not be required to establish or continue the Plans or take any action to cause Executive to be eligible for any Plans on a basis more favorable than that applicable to its other executive-level employees generally.

5.6       Reimbursement. The Company shall reimburse Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by Executive relating to the business or affairs of the Company or the performance of Executive’s duties hereunder, including reasonable expenses with respect to mileage, entertainment, travel and similar items, dues for membership in professional organizations, and similar professional development expenses, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

5.7       Vacation. In addition to statutory holidays, Executive shall be entitled to no less than 20 days of paid vacation each calendar year during the Term. Vacation shall accrue pursuant to the Company’s vacation accrual policy applicable to all employees of the Company, provided that no more than 20 vacation days may be carried over from one calendar year to a subsequent calendar year.

5.8       Apartment. The Company shall reimburse Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers or other supporting documentation as the Company may reasonably require, for mutually agreed upon reasonable expenses incurred by Executive for the direct rental costs for an apartment or house in the San Antonio, Texas area.

5.9       Reservation of Rights. The Company reserves the right to modify, suspend or discontinue any and all of its employee benefit plans, practices, policies and programs at any time in its sole discretion without recourse by Executive so long as such changes are similarly applicable to executive employees at a similar level.

6.       Payments upon Termination.

6.1       Accrued but Unpaid Salary and Bonus. In the event of a Termination for any reason during the Term, the Company shall pay to Executive (or, in the event of Executive’s death, to Executive’s estate or named beneficiary) (a) any Base Salary, vacation pay and expense reimbursements that are accrued but unpaid as of the date of Termination and (b) (except upon a Termination by the Company for Cause) any earned but unpaid bonus for any prior or current year.

6.2       Severance.

(a)       Upon an Involuntary Termination during the Term and either prior to a Change in Control or more than one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of a release in form and substance satisfactory to the Company and consistent with the Company’s standard release agreement, which contains a full release of all claims against the Company and certain other provisions, including a reaffirmation of the covenants in Section 12 and Section 13 (the “Release Agreement”), Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 12 months of Base Salary in effect immediately prior to the date of Termination, (2) a lump sum payment equal to 12 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan) and (3) a lump sum payment equal to (i) $200,000 (representing an amount equal to the unpaid Performance Bonus) and (ii) any additional amounts due but unpaid under Sections 5.3 or 5.4, if the date of Termination is prior to the one-year anniversary of the Effective Date.

(b)       Upon an Involuntary Termination during the Term and within one year following a Change in Control, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to (1) a lump sum severance payment in an amount equal to 24 months of Base Salary in effect immediately prior to the date of Termination, (2) a lump sum payment equal to 24 months of COBRA premiums based on the terms of Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan) and (3) a lump sum payment equal to (i) $200,000 (representing an amount equal to the unpaid Performance Bonus) and (ii) any additional amounts due but unpaid under Sections 5.3 or 5.4, if the date of Termination is prior to the one-year anniversary of the Effective Date.

(c)       Upon a Termination due to Disability during the Term, contingent upon Executive’s execution, delivery and non-revocation of the Release Agreement, Executive shall be entitled to a lump sum payment equal to six months of COBRA premiums based on the terms of the Company’s group health plan and Executive’s coverage under such plan as of the date of Termination (regardless of any COBRA election actually made by Executive or the actual COBRA coverage period under the Company’s group health plan).

(d)       The Company’s obligations under this Section 6.2 are subject to the requirements and time periods set forth in this Section 6.2 and in the Release Agreement. Prior to receiving the payments described in this Section 6.2, Executive shall execute the Release Agreement on or before the date 21 days (or such longer period to the extent required by law) after the date of Termination. If Executive fails to timely execute and remit the Release Agreement, Executive waives any right to the payments provided under this Section 6.2. Payments under this Section 6.2 shall be made within fifteen 15 days of Executive’s execution and delivery of the Release Agreement, provided that Executive does not revoke the Release Agreement.

(e)       Executive’s rights following a Termination under the terms of any Plan, whether tax-qualified or not, which are not specifically addressed in this Agreement, shall be subject to the terms of such Plan, and this Agreement shall have no effect upon such terms except as specifically provided herein.

(f)       Except as specifically provided under Section 6.1 and Section 6.2, the Company shall have no further obligations to Executive under this Agreement following a Termination. Without limitation of the foregoing, Executive shall not be entitled to any severance benefits under this Agreement in the event of a Termination other than an Involuntary Termination (except as provided in Section 6.1). The foregoing shall not limit any of Executive’s rights with regard to any rights to indemnification, advancement or payment of legal fees and costs, and coverage under directors and officers liability insurance.

(g)       Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to terminate all payments and benefits owing to Executive pursuant to Section 6.2 upon the Company’s discovery of any material breach by Executive of Executive’s obligations under the Release Agreement or Section 12 or Section 13.

7.       Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning hereby assigned to them as follows:

7.1       “Cause” means a determination by the Board that Executive has:

(a)       in the performance of Executive’s duties with respect to the Company or any of its affiliates, engaged in reckless or willful misconduct or has violated the law, provided that no act or failure to act shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company;

(b)       refused without proper legal reason to perform Executive’s duties and responsibilities to the Company or any of its affiliates, which continues after notice from the Company to perform such duties and responsibilities (for the purposes of this clause, the phrase “proper legal reason” shall include Executive’s delivery of a Notice of Termination for Good Reason where the assertion by Executive of Termination for Good Reason is for an event that constitutes Good Reason under the terms of this Agreement);

(c)       willfully and materially breached any material provision of this Agreement;

(d)       committed an act of fraud, embezzlement or breach of a fiduciary duty to the Company or an affiliate of the Company (including the unauthorized disclosure of material confidential or proprietary information of the Company or an affiliate of the Company);

(e)       been convicted of (or pleaded no contest to) a felony (other than a crime involving the operation of a motor vehicle not involving a serious injury or death to an individual); or

(f)       entered into a cease and desist order with the U.S. Securities and Exchange Commission alleging violation of U.S. or foreign securities laws.

Executive shall have 30 days from the date on which Executive receives the Company’s Notice of Termination for Cause under clause (a), (b) or (c) above to remedy any such occurrence otherwise constituting Cause under such clause.

In connection with a determination of Cause, a majority of the Board shall make such determination at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board).

A Termination for Cause shall be deemed to include a determination by the Board following a Termination that circumstances existing prior to the Termination would have entitled the Company to have terminated Executive’s service for Cause.

All rights Executive has or may have under this Agreement shall be suspended automatically during the pendency of any investigation by the Board, or during any negotiations between the Board and Executive, regarding any actual or alleged act or omission by Executive of the type described in this definition of Cause.

7.2       “Change in Control” has the meaning given to such term in the Lilis Energy, Inc. 2016 Omnibus Incentive Plan or any successor plan thereto.

7.3       “Disability” means, if, during the Term, Executive is unable to perform substantially and continuously the duties assigned to him due to a disability (as such term is defined or used for purposes of the Company’s long-term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period).

7.4       “Good Reason” means the occurrence of any of the following events without Executive’s consent:

(a)       a material diminution in Executive’s Base Salary; or

(b)       a material diminution in Executive’s authority, duties or responsibilities as an officer, or the Board fails to re-nominate Executive for election to the Board if Executive is a Board member as of the Effective Date or becomes a Board member thereafter;

(c)       the relocation of Executive’s principal place of employment by more than 25 miles from the location of Executive’s principal place of employment as of the Effective Date; or

(d)       a material breach by the Company of a material provision of this Agreement.

Notwithstanding the foregoing provisions of this Section 7.4 or any other provision in this Agreement to the contrary, any assertion by Executive of a Termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (1) Executive provides written notice to the Company of such condition within 45 days of Executive gaining knowledge of the initial existence of the condition, (2) the condition specified in the notice remains uncured for 30 days after receipt of the notice by the Company and (3) the date of Termination occurs within 30 days after the expiration of the cure period set forth in (2) immediately above.

7.5       “Involuntary Termination” means a Termination by the Company without Cause or by Executive for Good Reason.

7.6       “Notice of Termination” means a written notice delivered by either Party to the other Party indicating the specific Termination provision in this Agreement relied upon for Termination and the date of Termination, and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination under the provision so indicated.

7.7       “Termination” means termination of Executive’s employment with the Company and all affiliates.

8.       Removal from any Boards and Positions. Unless otherwise agreed to in writing by the Parties at the time of Termination, upon a Termination, Executive shall be deemed to resign (i) if a member, from the Board and the board of directors of any affiliate and any other board to which Executive has been appointed or nominated by or on behalf of the Company or an affiliate, (ii) from each position with the Company and any affiliate, including as an officer of the Company or an affiliate and (iii) as a fiduciary of any employee benefit plan of the Company and any affiliate.

9.       Adjustments to Payments.

9.1       Notwithstanding anything in this Agreement to the contrary, in the event that any payment or distribution by the Company to Executive or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the “Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”), or any interest or penalty is incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), then the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if Executive received all of the Payments. The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the determination.

9.2       All determinations required to be made under this Section 9, including whether and when an adjustment to any Payments is required and, if applicable, which Payments are to be so adjusted, shall be made by an independent accounting firm selected by the Company from among the four largest accounting firms in the United States or any nationally recognized financial planning and benefits consulting company (the “Accounting Firm”), which shall provide detailed supporting calculations to both Parties within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the relevant change in control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Parties.

10.       Clawback. Notwithstanding anything in this Agreement to the contrary, if any provision of this Agreement or any applicable statute, law, regulation or regulatory interpretation or other guidance legally requires the Company or any affiliate to seek or demand repayment or return of any payments made to Executive for any reason, Executive shall repay to the Company the aggregate amount of any such payments, with such repayment to occur no later than 30 days following Executive’s receipt of a written notice from the Company indicating that payments received by Executive are subject to repayment or return under this Section 10.

11.       Withholding. The Company may withhold from Executive’s compensation, under this Agreement or otherwise, all applicable amounts required by law.

12.       Non-Competition; Non-Solicitation; Anti-Raiding.

12.1       Executive hereby covenants that during the period of Executive’s employment by the Company, and for a period of six months following a Termination, Executive shall not, without the prior written consent of the Board, accept a position to perform duties similar to those performed by Executive while at the Company, directly or indirectly (whether as proprietor, stockholder, director, partner, employee, agent, independent contractor, consultant, trustee or in any other capacity), with respect to any property, drilling program, oil or gas leasehold, project or field, in which the Company participates, or has any investment or other business interest in, within five miles of the boundary of any existing Company leasehold in the United States in which the Company has conducted business at any time within the one-year period immediately preceding Termination (a “Competing Enterprise”); provided, however, that Executive shall not be deemed to be participating or engaging in a Competing Enterprise solely by virtue of Executive’s ownership of not more than 4.9% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market.

12.2       Executive may not avoid the purpose and intent of Section 12.1 by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer-generated or assisted communications or other similar methods.

13.       Confidential Information.

13.1       For the purposes of this Agreement, “Confidential Information” means all proprietary information, data, knowledge and know-how relating, directly or indirectly, to the Company and its business, including: (a) business plans and strategies, prospect information, financial information, investment plans, marketing plans and strategies and financial plans and strategies; (b) confidential personnel or human resources data; (c) technical and business information, whether patentable or not, which is of a confidential, trade secret or proprietary character; (d) the identity of customers; (e) existing or prospective oil or gas properties, investors, participation agreements, working, royalty or other interests; (f) contract terms; (g) bidding information and strategies; (h) pricing methods or information; (i) computer software; (j) computer software methods and documentation; (k) hardware; (l) methods of operation; (m) procedures, forms and techniques used in servicing accounts or properties; (n) seismic, geophysical, petrophysical or geological data; (o) well logs and other well data; and (p) any other documents, information or data that the Company requires to be maintained in confidence for the Company’s business success or that constitutes material non-public information. The list set forth above is not intended by the Company to be a comprehensive list of Confidential Information. All Confidential Information shall be treated as Confidential Information regardless of whether it pertains to the Company or its customers and regardless of whether it is stamped as “confidential.”

13.2       Executive acknowledges that the success of the Company depends in large part on the protection of the Confidential Information. Executive further acknowledges that in the course of Executive’s employment with the Company, Executive will become familiar with the Company’s Confidential Information. Executive recognizes and acknowledges that the Confidential Information is a valuable, special and unique asset of the Company’s business, access to and knowledge of which are essential to the performance of Executive’s duties hereunder. Executive acknowledges that use or disclosure of the Confidential Information outside the performance of Executive’s job duties for the Company would cause harm and/or damage to the Company.

13.3       Both during and after the Term, Executive shall not, except in the ordinary course of Executive’s employment with the Company, disclose any Confidential Information to any person, firm, business, company, corporation, association or any other entity for any reason or purpose whatsoever. Executive shall not make use of any Confidential Information for Executive’s own purposes or for the benefit of any person, firm, business, company, corporation or any other entity (except the Company) under any circumstances during or after the Term. Executive shall consider and treat as confidential all Confidential Information in any way relating to the Company’s business and affairs, whether created by Executive or otherwise coming into Executive’s possession before, during, or after the Term. Executive shall secure and protect the Confidential Information in a manner designed to prevent all access and uses thereof contrary to the terms of this Agreement. Executive shall use Executive’s best efforts to assist the Company in identifying and preventing any use or disclosure of the Confidential Information contrary to this Agreement.

13.4       Executive represents and warrants that, upon Termination (whether during or after the Term), and without any request by the Company, Executive shall return to Company any and all property, documents and files (including all recorded media, such as papers, computer disks or other data storage devices, copies, photographs, maps, transparencies and microfiche) that contain Confidential Information or relate in any way to the Company or its business. To the extent Executive possesses any files, data or information relating in any way to the Company or its business on any personal computer, Executive shall delete such files, data or information (and shall retain no copies in any form). Executive also shall return any Company tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets or vehicles and all other Company property in any form prior to Termination (whether during or after the Term).

14.       Equitable Remedies. The services to be rendered by Executive and the Confidential Information entrusted to Executive as a result of Executive’s employment by the Company are of a unique and special character, and, notwithstanding anything in this Agreement to the contrary, any breach by Executive of this Agreement, including a breach of Section 12 or Section 13, will cause the Company immediate and irreparable injury and damage, for which monetary relief would be inadequate or difficult to quantify. The Company shall be entitled to, in addition to all other remedies available to it, injunctive relief, specific performance or any other equitable relief to prevent a breach and to secure the enforcement of the provisions of this Agreement. The provisions of Section 12 and Section 13 are separate from and independent of the remainder of this Agreement and these provisions are specifically enforceable by the Company notwithstanding any claim made by Executive against the Company. Injunctive relief may be granted immediately upon the commencement of any such action, and the Company need not post a bond to obtain temporary or permanent injunctive relief.

15.       Business Opportunities. Executive shall promptly disclose to the Company all business ideas, prospects, proposals and other opportunities pertaining to any aspect of the Company’s business that are originated by any third parties and brought to the attention of Executive after the Effective Date and before Termination.

16.       Representations and Warranties. Executive hereby represents and warrants to the Company, and acknowledges, as follows.

16.1       The success of the Company’s business depends in large part on the protection of the Confidential Information and trade secrets.

16.2       Executive’s access to the Confidential Information, coupled with the personal relationships and goodwill between the Company and its customers, would enable Executive to compete unfairly against the Company.

16.3       Executive has full power, authority and capacity to enter into this Agreement and to perform Executive’s obligations hereunder.

16.4       This Agreement has been voluntarily executed by Executive and constitutes a valid and binding agreement of Executive.

16.5       Executive has read this Agreement and has had the opportunity to have this Agreement reviewed by Executive’s legal counsel.

16.6       Given the nature of the business in which the Company is engaged, the restrictions in Section 12 and Section 13, including their geographic scope and duration, are reasonable and necessary to protect the legitimate business interests of the Company.

16.7       Executive’s continued employment with the Company is sufficient consideration for this Agreement.

16.8       Executive is among the Company’s executive personnel, management personnel or officers and employees who constitute professional staff to executive and management personnel.

16.9       This Agreement is intended to protect the Company’s trade secrets and Confidential Information.

16.10       To the best of Executive’s knowledge, Executive’s employment with the Company will not (a) conflict with or result in a breach of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, the provisions of any other agreement or instrument to which Executive is a party.

16.11       Executive has not previously and shall not in the future disclose to the Company any proprietary information, trade secrets or other confidential information belonging to any previous employer.

16.12       Executive shall notify business partners and future employers of Executive’s obligations under this Agreement.

17.       Waivers and Amendments. The respective rights and obligations of the Parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Parties. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party. The failure of either Party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of such Party’s rights hereunder.

18.       Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale. Executive may not assign or delegate to any third person Executive’s obligations under this Agreement. The rights and benefits of Executive under this Agreement are personal to Executive (or, in the event of Executive’s death or Disability, Executive’s personal representative, heirs or beneficiaries), and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

19.       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the Parties with regard to the subjects hereof and supersedes and cancels in its entirety all other or prior or contemporaneous agreements, whether oral or written, with respect thereto, including any prior employment agreements between Executive and the Company in their entirety.

20.       Notices. Any notices, consents or other communications required to be sent or given hereunder by either of the Parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (iii) delivered by a nationally recognized overnight courier service to the Parties at the following addresses: if to the Company, to its principal headquarters; and if to Executive, to Executive’s current address listed in the Company’s records.

21.       Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the non-exclusive jurisdiction of the State of Texas and agree that any related litigation shall be conducted solely in the courts of Bexar County, Texas or the federal courts for the United States for the Western District of Texas, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of Texas law, or by United States registered or certified mail, return receipt requested.

22.       Waiver of Jury Trial. EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

23.       Code Section 409A. It is intended that this Agreement comply with Code Section 409A (“Section 409A”), to the extent applicable. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event any payment or benefit hereunder is determined to constitute nonqualified deferred compensation subject to Section 409A, then to the extent necessary to comply with Section 409A, such payment or benefit shall not be made, provided or commenced until six months after Executive’s separation from service. Lump sum payments shall be made, without interest, as soon as administratively practicable following the six-month delay. Any installments otherwise due during the six-month delay shall be paid in a lump sum, without interest, as soon as administratively practicable following the six-month delay, and the remaining installments shall be paid in accordance with the original schedule. For purposes of Section 409A, the right to a series of installment payments shall be treated as a right to a series of separate payments. Each separate payment in the series of separate payments shall be analyzed separately for purposes of determining whether such payment is subject to, or exempt from compliance with, the requirements of Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or additional taxes under Section 409A, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representations or warranties that the payments provided under this Agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

24.       Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. In the event any provision is held invalid, illegal or unenforceable, such provision shall be limited or revised by a court of competent jurisdiction so as to give effect to the provision to the fullest extent permitted by applicable law. If any of the covenants in Section 12 are held to be unreasonable, arbitrary or against public policy, such covenants shall be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, shall be effective, binding and enforceable against Executive to the greatest extent possible.

25.       Construction. In this Agreement, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in this Agreement; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Agreement, nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

26.       Survival. The provisions of Section 12 and Section 13 shall survive the termination of this Agreement.

27.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above specified.

COMPANY		EXECUTIVE

Sign Name:	/s/ Abraham Mirman	Sign Name:	/s/ James Linville

Print Name:	Abraham Mirman	Print Name:	James Linville

Title:	Chief Executive Officer

Exhibit 99.1

LLEX:NYSE MKT

LILIS ENERGY NAMES JAMES LINVILLE PRESIDENT

SAN ANTONIO, TEXAS – June 26, 2017 – Lilis Energy, Inc. (NYSE MKT: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced that James Linville has joined the company as its new President, effective today. He will report directly to the Chief Executive Officer, Avi Mirman.

Throughout his 30-year career, Mr. Linville, a petroleum engineer by background, has led and managed oil and gas development projects in the majority of the major unconventional U.S. basins for companies including U.S. Energy Development Corporation, American Energy Partners, and Devon Energy (NYSE:DVN). Amongst his key career accomplishments are evaluating over $12 billion of acquisitions, with over $5 billion completed; co-managing approximately $850 million multi-rig horizontal development programs, and overseeing drilling of over 500 wells.

“Lilis is one of the top performing and highest-growth upstream energy companies in 2017. To help achieve our goal of continued growth, we are continuing to expand our core management team to selectively add talented executives with experience in high growth companies. With over three decades of experience, Jim is the right man for the job. Not only has he built an impressive track record of oil and gas operational excellence, most recently in the Delaware and Midland basins of the Permian, but he also has substantial experience with growing companies through acquisitions and strategic divestitures,” said Mr. Mirman. “The weakening commodity climate, coupled with our strong financial position, provides an exceptional timing opportunity for us to continue to expand our position in the Permian and strengthen our foundation.”

Prior to joining Lilis, Mr. Linville was Senior Director, Operations and Development for U.S. Energy Development Corporation, where he also served as a member of the Capital Committee tasked with deploying up to $200 million annually primarily within the Delaware Basin and Eagle Ford. Previously, he served as Director-Acquisitions for American Energy Partners and subsequently as Director-Operations, for American Energy Partners’ Permian Basin affiliate. During his tenure, Mr. Linville was responsible for assembling and leading the technical team that screened over 400 acquisition opportunities. Two of Mr. Linville’s key evaluations resulted in the successful creation of $4.25 billion in Permian and Marcellus platform companies for American Energy Partners.

“I am very excited to join Lilis Energy and look forward to working with the management and technical teams to help take the Company to the next level. Lilis has first-class assets in the core of the Delaware Basin, and is well capitalized and positioned to benefit from opportunities caused by weak market conditions. I am confident that we will continue to maximize shareholder value through a disciplined growth and development strategy,” said Mr. Linville.

Mr. Linville’s career includes serving in various engineering and leadership roles at Devon Energy from January 2001 to January 2014. From 2007-2014, Mr. Linville was Devon’s Operations Manager-Rockies, where he managed a $300 million capital budget with 50 horizontal wells drilled per year; oversaw 2,700 producing wells, and supervised 200 employees. Prior positions with Devon included serving as Supervisor-Business Process Transformation Team, an 18-month special project; Senior Reservoir Engineering Advisor-Permian New Mexico, and Senior Operations Engineer-Permian New Mexico. Mr. Linville’s background also includes serving as New Zealand Drilling Manager and Senior District Petroleum Engineer-Appalachian Basin for Eastern American Energy & Westech International; Senior Production Operations Engineer for Consolidated Oil and Gas; Petroleum Engineer: Permian, Rockies, Midcontinent & Gulf Coast for Hallwood Petroleum, and Drilling Engineer and Rig Supervisor for UNOCAL.

Mr. Linville earned a Bachelor of Science in Petroleum Engineering from New Mexico Tech, and a Master of Environmental Management from Marshall University. He is a member of the Petroleum Advisory Board of New Mexico Tech, and has previously served as a board member, section chairman, and regional meeting chairman of the Society of Petroleum Engineers. Mr. Linville is a registered professional engineer with the State of Colorado.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered among the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is over 10,000 acres. Lilis Energy's focus is to grow current reserves and production and pursue strategic acquisitions inthe Delaware Basin. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd. Ste. 1220 San Antonio, Texas	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   2016 Omnibus Incentive Plan

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Lilis Energy, Inc. (the “Company”) held on July 13, 2017, the Company’s stockholders approved the second amendment (the “Second Amendment”) to its 2016 Omnibus Incentive Plan (the “2016 Plan”) to increase the number of shares of common stock available for grant under the 2016 Plan from 10,000,000 to 13,000,000 shares. The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Second Amendment, subject to such stockholder approval.

A more detailed summary of the principal features of the 2016 Plan and the text of the Second Amendment can be found in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on June 19, 2017, as supplemented (the “Proxy”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to such summary and the full text of the Second Amendment and the 2016 Plan filed as Annexes B and C to the Proxy, respectively, both of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

As described in Item 5.02(e) above, the Company held the Annual Meeting on July 13, 2017. Six proposals were voted upon at the Annual Meeting, each of which is described briefly below and in detail in the Proxy. The matters voted upon and the number of votes cast for or against (or withheld in the case of proposal 3), as well as the number of abstentions and broker non-votes (as applicable) as to such matters, were as follows:

Proposal 1: To approve (a) the potential issuance of 20% or more of the Company’s outstanding common stock pursuant to the Second Lien Credit Agreement and (b) any “change of control” that may result from the issuance of shares of common stock pursuant to the Second Lien Credit Agreement;

FOR	AGAINST	ABSTAINED
37,541,134	19,626	1,954

Proposal 2: To approve and adopt an amendment to the Company’s amended and restated articles of incorporation to increase the authorized number of shares of common stock;

FOR	AGAINST	ABSTAINED
41,809,804	221,544	1,925

Proposal 3: Election of Directors:

The following nominees, each of whom was nominated for election by the Board and included in the Proxy, were elected by the stockholders at the Annual Meeting to serve on the Board until the 2018 annual meeting of stockholders and their successors are elected and qualified:

	FOR	WITHHELD
Abraham Mirman	25,316,575	12,246,139
Ronald D. Ormand	23,969,806	13,592,908
Nuno Brandolini	21,170,344	16,392,370
R. Glenn Dawson	23,609,173	13,953,541
General Merrill McPeak	24,362,740	13,204,974
Peter Benz	37,031,219	531,495

Proposal 4: To approve, on an advisory basis, the compensation of the Company’s named executive officers;

FOR	AGAINST	ABSTAINED
37,295,307	206,320	61,087

Proposal 5: To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017;

FOR	AGAINST	ABSTAINED
42,012,325	19,829	1,119

Proposal 6: To approve and adopt an amendment to the Company’s 2016 Omnibus Incentive Plan to increase the authorized number of shares of common stock available and reserved for issuance under such plan by 3,000,000 shares to an aggregate of 13,000,000 shares;

FOR	AGAINST	ABSTAINED
36,834,512	676,049	52,153

There were 4,470,559 broker non-votes cast with respect to each of proposals 1, 3, 4 and 6.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 1, 2017, the Securities and Exchange Commission (the “Commission”) filed a civil complaint against multiple parties, including our Chief Executive Officer Abraham Mirman.  The allegations in the complaint are unrelated to the business of Lilis Energy, Inc. (the “Company”), and predate Mr. Mirman’s tenure with the Company.  We understand that Mr. Mirman denies the Commission’s allegations, and intends to vigorously defend this matter. The Board of Directors of the Company will continue to evaluate this matter and any future developments as necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On August 3, 2017, Abraham Mirman notified Lilis Energy, Inc. (the “Company”) of his resignation as Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”), effective as of August 4, 2017 (the “Separation Date”). Mr. Mirman also resigned from all positions held with the Company’s subsidiaries. Mr. Mirman’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Mirman’s resignation, the Company entered into a Separation and Consulting Agreement with Mr. Mirman on August 3, 2017 (the “Agreement”), setting forth the terms of Mr. Mirman’s separation from the Company and his prospective consulting services.

Pursuant to the terms of the Agreement, in satisfaction of any and all obligations under his employment agreement, and provided that Mr. Mirman does not exercise his right to revoke the Agreement within eight days of its execution, Mr. Mirman will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (1) accrued benefits (including base salary, vacation pay and reimbursements) that are unpaid as of the Separation Date, (2) a lump-sum cash payment of $1,000,000, (3) premium payments for continuing COBRA coverage for eighteen months or until Mr. Mirman obtains alternative coverage, whichever is earlier, and (4) reimbursement of reasonable attorneys’ fees incurred in connection with his separation. Any unvested shares of restricted stock or unvested stock options which were previously awarded to Mr. Mirman will vest on August 12, 2017.

In addition, the Company engaged Mr. Mirman as an independent consultant to provide services of a consulting or advisory nature as the Company may reasonably request with respect to its business. Mr. Mirman’s consultancy will commence on the day following the Separation Date and will terminate on August 5, 2018, unless terminated earlier or extended by mutual agreement in accordance with the terms of the Agreement. In consideration for his consulting services, the Company will pay Mr. Mirman a monthly consulting fee of $41,660.67.

The Agreement contains other standard provisions contained in agreements of this nature, including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Mirman may have against the Company, its directors, officers and associated persons. The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Executive Officer

Following Mr. Mirman’s resignation, the Board appointed Jim Linville, currently the Company’s President, to serve as Chief Executive Officer, effective as of August 4, 2017.

Mr. Linville, age 52, has been the Company’s President since June 26, 2017. Previously, he was the Senior Director of Operations and Development for US Energy Development Corporation (“US Energy”) from January 2016 to June 2017, where he was a senior technical engineering, operational and resource development professional in the company. During his time at US Energy, Mr. Linville led a team of field and office staff consisting of drilling, completions, operations, engineering, reservoir, regulatory and environmental safety professionals. Additionally, Mr. Linville was a member of the Capital Committee at US Energy, tasked with deploying up to approximately $200 million annually in a portfolio of energy related investments, primarily within the Delaware Basin and Eagle Ford. Prior to US Energy, Mr. Linville was Director of Operations at American Energy Permian Basin (“AEPB”) from January 2015 to July 2015, where he managed field operations, completions, production and facilities engineering for a large Midland Basin Wolfcamp shale horizontal development program. Prior to moving into his position as Director of Operations at AEPB, Mr. Linville was Director of Acquisitions at American Energy Partners, LP (“AELP”) from February 2014 to January 2015, where he assembled and led the acquisitions team, consisting of numerous petro-professionals (Reservoir, Operations, Geoscience, Land), who were responsible for screening over 400 acquisition opportunities. While at AELP, Mr. Linville participated in and managed over 100 acquisition evaluations with aggregate value greater than $12 billion. Previously, Mr. Linville was employed at Devon Energy Corporation (“Devon”) from January 2001 to January 2014, where he held various engineering and management roles. Prior to Devon, Mr. Linville held various leadership and engineering (reservoir, production, drilling) and operational roles at Eastern American Energy, Consolidated Oil & Gas, Hallwood Petroleum, Unocal and his own firm Derrick Engineering Corporation. Mr. Linville earned his Bachelor of Science in Petroleum Engineering from New Mexico Tech and his Master of Science in Environmental Engineering from Marshall University. Throughout his career, he has held numerous leadership roles within the Society of Petroleum Engineers (SPE) and was an Industry Advisory Board member at New Mexico Tech and the Oklahoma City SPE Chapter. In addition, Mr. Linville is a Registered Professional Engineer.

There are no arrangements or understandings between Mr. Linville and any other persons pursuant to which Mr. Linville was selected to be an officer of the Company. Mr. Linville does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Linville’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Linville entered into an amendment to his employment agreement on August 4, 2017 (the “Amendment”), reflecting his appointment as the Company’s Chief Executive Officer. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 4, 2017, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman.

10.2	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville.

99.1	Press Release of Lilis Energy, Inc. dated August 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman.

10.2	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville.

99.1	Press Release of Lilis Energy, Inc. dated August 4, 2017.

Exhibit 10.1

SEPARATION AND CONSULTING AGREEMENT

THIS SEPARATION AND CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective as of August 3, 2017 (the “Effective Date”), by and between Lilis Energy, Inc., a Nevada corporation (the “Company”), and Abraham Mirman (the “Executive”).

WITNESSETH:

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement effective as of July 5, 2016 and since amended effective as of March 8, 2017 and May 4, 2017 (the “Employment Agreement”); and

WHEREAS, the Executive intends to resign from the Company, and the parties mutually desire to arrange for a separation from the Company and its affiliates and subsidiaries under certain terms; and

WHEREAS, the Executive possesses business knowledge and expertise which may be of substantial assistance to the Company following his employment in a consulting role; and

WHEREAS, in consideration of the mutual promises contained herein, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Resignation as Officer; Separation. As of August 4, 2017, the Executive shall resign all officer and director positions with the Company and its affiliates and shall resign from his position as an employee of the Company (the “Separation Date”). The Executive agrees to timely execute such further documentation as may be necessary to effectuate such resignations.

2.               Separation Benefits. The Company agrees to pay or provide, and the Executive agrees to accept, the benefits set forth in this Section 2 in consideration for the Executive’s service through the Separation Date, satisfaction of any and all obligations under the Employment Agreement, and the Executive’s execution (without revocation) of the Waiver and Release on or after the Separation Date as described in Section 5 below.

A.                      Accrued Benefits. The Company shall pay to the Executive all base salary, vacation pay and properly documented expense reimbursements that are accrued and unpaid as of the Separation Date within 15 days following the Separation Date.

B.                       Lump-sum Severance Payment. The Company shall pay to the Executive a lump-sum cash payment equal to $1,000,000 within three days following the Waiver Effective Date (as defined below).

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C.                       Equity Compensation. Any stock option previously granted to the Executive that is outstanding and unvested as of the Separation Date shall become fully vested and exercisable as of the Waiver Effective Date and shall, notwithstanding the Executive’s intervening separation, remain exercisable for the maximum original term as set forth in the applicable award agreement. Any shares of restricted stock previously granted to the Executive that are outstanding and unvested as of the Separation Date shall become fully vested as of the Waiver Effective Date.

D.                      Warrants. Any outstanding warrant held by the Executive, each of which was acquired in his capacity as an investor in the Company, shall be amended to the extent necessary to allow the Executive to exercise such warrant via a “cashless” net exercise procedure or the Company shall take such actions as may be necessary to provide an equivalent economic benefit to the Executive.

E.                       Medical Continuation Subsidy. The Company shall timely pay the Executive’s premiums for family medical, dental and vision continuation coverage under Section 4890B of the Internal Revenue Code (“COBRA”) for 18 months or until the Executive obtains alternative coverage, whichever is the shorter time period.

F.                        Reimbursement of Attorneys Fees. The Executive shall be entitled to the reimbursement of his reasonable attorneys fees incurred in connection with the review and preparation of the documents related to his separation. Such reimbursement shall be made no later than 15 days following receipt of appropriate documentation of such expenses.

G. Withholding. All payments in this Section 2 shall be subject to applicable withholdings and the Company shall issue to the Executive a Form W-2 as required by law.

3.               Engagement as Consultant: Following the Separation Date, the Company agrees to retain the Executive commencing on the day following his separation as an independent consultant, and the Executive agrees to render consulting services for the one year period commencing on the day following the Separation Date, unless such consulting arrangement is terminated earlier pursuant to Section 3(E) hereof or is extended by mutual agreement of the parties (the “Consulting Term”).

A.                      Terms and Responsibilities. During the Consulting Term, the Executive shall devote such of his time and his efforts as may be mutually agreed are required from time to time to perform his duties hereunder.

B.                       Duties. The Company hereby engages the Executive to provide during the Consulting Term such services of a consulting or advisory nature as the Company may reasonably request with respect to its business. The Executive will primarily provide consulting services with respect to the transition of leadership to a new Chief Executive Officer. The Executive shall act solely in a consulting capacity hereunder and shall not have authority to act for the Company or to give instructions or orders on behalf of the Company or otherwise to make commitments for or on behalf of the Company. The Executive shall not be an employee of the Company during the Consulting Term, but shall act in the capacity of an independent contractor. The Company shall not exercise control over the detail, manner or methods of the performance of the services by the Executive during the Consulting Term.

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C.                       Compensation and Benefits. As full and complete compensation for any and all services which the Executive may render during the Consulting Term:

i.                    The Company shall pay the Executive a monthly consulting fee at the rate of $41,660.67 per month, for which the Company shall issue the Executive a Form 1099, as required by law.

ii.                  The Company shall make available for the Executive’s use during the Consulting Term an office reasonably comparable to the offices of senior executives of the Company and shall make available for assistance to the Executive for Company business an administrative assistant with experience working with senior executive of the Company, which the parties expect to be the Executive’s currently assigned assistant.

iii.                The Executive shall not receive nor be entitled to participate in any benefits or benefit plans with respect to the work done during the Consulting Term, and Executive agrees to waive any claims to such benefits.

D.                      Reimbursement. The Executive shall be entitled to receive reimbursement for all reasonable and documented expenses incurred by the Executive during the Consulting Term in furtherance of Executive’s consulting duties. All reimbursable expenses shall be appropriately documented in reasonable detail by the Executive upon submission of any request for reimbursement and in a format and manner consistent with the Company’s expense reporting policy. Payment for said invoiced amounts shall be paid by the Company within 15 days after receipt of invoice by the Company. Should the Company dispute any portion of the Executive’s monthly invoice, the Company shall pay the undisputed portion of the invoice and advise the Executive in writing of the disputed portion. The parties will cooperate in good faith to resolve any disputed portions.

E.                       Termination of Service. The Executive’s engagement as a consultant will terminate automatically upon the Executive’s timely revocation of this Agreement as provided for in Section 5 hereof, Executive’s death, or upon the Executive’s disability rendering him unable to perform services hereunder for a period of 90 days and, except as otherwise provided in this Section 3(E), the Executive shall be entitled to no further compensation or benefits provided for in this Section 3. Either the Company or the Executive may terminate the Executive’s engagement as a consultant hereunder for any reason upon fourteen days written notice for any reason; provided, however, that if a Change in Control (as defined in the Lilis Energy, Inc. 2016 Omnibus Incentive Plan or any plan approved by the shareholders of the Company to replace such incentive plan) occurs, the Company terminates the Executive’s engagement as a consultant prior to the end of the full original Consulting Term without cause, or if the Executive’s services terminate due to death or disability, the Company shall pay to the Executive (or the Executive’s estate or representative, as applicable) within 10 days following such termination, a lump sum equal to all amounts that, notwithstanding such termination, would have been paid during the full original Consulting Term pursuant to Section 3(C)(i).

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4.               Restrictive Covenants.

A.                      The Executive’s Obligations.

i.                    The Executive agrees that for the period beginning on the Separation Date and extending through the Consulting Term (the “Restricted Period”) he shall not (a) criticize or disparage, publicly or privately, the Company or any affiliate in a manner intended or reasonably calculated to result in substantial public embarrassment to, or material injury to the reputation of, the Company or any affiliate in any community in which the Company or any affiliate is engaged in business or (b) intentionally commit damage to the property of the Company or any affiliate or otherwise engage in any misconduct which is intentionally injurious to the business or reputation of the Company or any affiliate; provided, however, that the Executive will not be in breach of the covenant contained in (a) above solely by reason of his testimony which is compelled by process of law or in taking any action to secure his rights under this Agreement as otherwise contemplated herein.

ii.                  The Executive agrees that during the Restricted Period, the Executive will not engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of the Company or any of its Affiliates.

iii.                During the Restricted Period, the Executive shall not, without prior consent of the Board of Directors of the Company, directly or indirectly (whether as proprietor, stockholder, director, partner, employee, independent contractor, consultant, trustee or in any other capacity), perform services or acquire an ownership interest in any area of interest in which the Company participates or is actively considering participating as of the Effective Date as identified on Exhibit B attached hereto (each an "Area of Interest"); provided, however, that the Executive shall not be deemed to violate this restriction solely by virtue of the Executive's ownership of not more than 4.9% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market. Any Area of Interest that the Company declines to pursue may be pursued by the Executive without violating this section.

iv.                The Company agrees that the restrictive covenants regarding competition set forth in Section 12.1 of the Employment Agreement shall be null and shall not apply on or after the Separation Date.

v.                  The covenants set forth in this Section 4(A) shall be null and shall not apply on or after the date on which occurs a “Change in Control” (as defined in the Lilis Energy, Inc. 2016 Omnibus Incentive Plan or any plan approved by the shareholders of the Company to replace such incentive plan).

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B.                       The Company’s Obligations.

i.                    The Company agrees, from and after the Separation Date, not to, and to take commercially reasonable efforts to cause its directors, officers, employees and agents not to, (a) criticize or disparage, publicly or privately, the Executive in a manner intended or reasonably calculated to result in substantial public embarrassment to, or material injury to the reputation of, the Executive in any community in which the Executive is engaged in business or (b) intentionally commit damage to the property of the Company or any affiliate or otherwise engage in any misconduct which is intentionally injurious to the business or reputation of the Company or any affiliate; provided, however, that the Company will not be in breach of the covenant contained in (a) above solely by reason of the testimony of an officer, director, employee or agent of the Company which is compelled by process of law or by reason of taking any action to secure the Company’s rights under this Agreement as otherwise contemplated herein.

ii.                  The Company agrees that during the Restricted Period, the Company will not, and will cause its directors, officers, employees and agents to not, engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of an entity controlled by the Executive.

C.                       Protected Disclosures. Notwithstanding any provision to the contrary in this Agreement, nothing in this Agreement prohibits the Executive from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Additionally, the parties acknowledge and agree that Executive does not need the prior authorization of the Company to make any such reports or disclosures and Executive is not required to notify the Company that Executive has made such reports or disclosures.

5.               Waiver and Release. In consideration for the Executive’s execution of and compliance with this Agreement, including but not limited to the provisions of Section 4, and the execution of the Waiver and Release attached hereto as Exhibit A, the Company shall provide the consideration set forth above in Section 2(B) through (F). This consideration is provided subject to the binding execution, without revocation prior to the 8th day following execution (the “Waiver Effective Date”), by the Executive of the attached Waiver and Release agreement, no earlier than the Separation Date and no later than the date 21 days after the Separation Date. The Company’s obligation to make any payments otherwise due under Section 2(B) through (F) shall cease in the event the Executive fails to comply with the terms of this Agreement or the Waiver and Release, and no payment shall be made until the expiration of the seven-day revocation period following execution of the Waiver and Release agreement, provided that such payments shall accrue from the Separation Date.

In consideration of the premises and promises contained herein, the Company releases and discharges Executive from any and all causes of action, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses, whether in law or equity, arising prior to the Separation Date other than claims that cannot be released as a matter of law.

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The Company and the Executive hereby agree that at the conclusion of the Consulting Term they will enter into a mutual release of claims of the same breadth as the release contained in the Waiver and Release attached hereto as Exhibit A and this Section 5.

6.               Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by the Executive by or on behalf of the Company, or any of its affiliates or the representatives, vendors or customers thereof that pertain to the business of the Company or any of its affiliates shall be and remain the property of the Company or any such affiliate, as the case may be, and be subject at all times to the discretion and control thereof. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or its affiliates that are collected or held by the Executive shall be delivered promptly to the Company or its affiliate, as the case may be, on or prior to the Separation Date or such other date as the Company may indicate. Notwithstanding anything in this Section 6, the Executive shall be permitted to continue use of his Company email account throughout the Consulting Term.

7.               Indemnification. In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding (a “Proceeding”), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between Executive and the Company or any of its subsidiaries, by reason of the fact that the Executive is or was a director or officer of, an employee or consultant of, or was otherwise acting on behalf of, the Company, any affiliate of the Company, any employee benefit plan or any other entity at the request of the Company, the Executive shall be indemnified and held harmless by the Company, to the maximum extent permitted under applicable law, from and against any and all liabilities, costs, claims and expenses, including any and all costs and expenses incurred in defense of any Proceeding, and all amounts paid in settlement thereof after consultation with, and receipt of approval from, the Company, which approval shall not be unreasonably withheld, conditioned or delayed. Costs and expenses incurred by the Executive in defense of such Proceeding shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement. The rights to indemnification and advancement of costs and expenses provided in this Section 7 are not and will not be deemed exclusive of any other rights or remedies to which the Executive may at any time be entitled under applicable law, the organizational documents of the Company or any of its subsidiaries, any agreement or otherwise, and each such right under this Section 7 will be cumulative with all such other rights, if any. During the Consulting Period and for a period of six years thereafter, the Company or any successor to the Company hereunder shall maintain, at its own expense, liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to directors and senior officers of the Company as of the Effective Date.

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8.               Nonassignability. Except for those rights that may accrue to the Executive’s family or estate in the event of his death or disability, neither this Agreement nor any right or interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of the Executive, nor shall it be subject to attachment or legal process for or against the Executive.

9.               Entire Agreement; Modification. This Agreement, together with the agreements applicable to the Executive’s outstanding stock options and warrants, as amended pursuant to this Agreement, sets forth the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relative to that subject matter including, without limitation, the Employment Agreement, except to the extent of specific provisions thereof expressly incorporated into this Agreement. No term or provision hereof may be modified or extinguished, in whole or in part, except by a writing which is dated and signed by the parties to this Agreement. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party will be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver. No representation, promise or inducement has been made to or relied upon by or on behalf of either party concerning the subject matter hereof which is not set forth in this Agreement. In particular, the Executive acknowledges and agrees that he is not entitled to receive from the Company any incentive or other compensation or payment related to his services to the Company or the termination thereof, other than the consideration specifically set forth herein. Notwithstanding the foregoing, to the extent that any matter is not specifically addressed in this Agreement, then any terms of the Employment Agreement which address such matter shall remain in effect and be incorporated into this Agreement up to and until the Separation Date.

10.           Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

11.           Set-Off. The Company’s obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against the Executive or others

12.           Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Lilis Energy, Inc.

300 E. Sonterra Blvd.

Suite 1220

San Antonio, Texas 78258

Attn: General Counsel

To the Executive, at the address and fax number of record in the Company’s file.

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All such notices shall be conclusively deemed to be received and shall be effective; (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

13.           Source of Payments. All cash payments provided in this Agreement will be paid from the general funds of the Company. The Executive’s status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of the Company.

14.           Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other income or employment taxes to the extent required pursuant to any law or governmental regulation or ruling. The parties agree that the amounts paid pursuant to Section 3 on account of the Executive’s consulting services shall not be subject to income or employment tax withholding, and the Executive will be responsible for all income and employment taxes associated with such payments.

15.           Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

16.           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document.

17.           Titles. The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

18.           Section 409A Compliance.

A.                      Each payment under this Agreement, including each payment in a series of installment payments, is intended to be a separate payment for purposes of Treas. Reg. § 1.409A-2(b), and is intended to be: (i) exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations and other binding guidance promulgated thereunder (“Section 409A”), including, but not limited to, by compliance with the short-term deferral exemption as specified in Treas. Reg. § 1.409A-1(b)(4) and the involuntary separation pay exception within the meaning of Treas. Reg. § 1.409A-1(b)(9)(iii), or (ii) in compliance with Section 409A, including, but not limited to, being paid pursuant to a fixed schedule or specified date pursuant to Treas. Reg. § 1.409A-3(a) and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding the foregoing provisions of this Agreement, if the payment of any compensation or benefits under this Agreement would be subject to additional taxes and interest under Section 409A because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) of the Code, and Executive constitutes a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code, then any such payments that Executive would otherwise be entitled to during the first six months following Executive’s separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code shall be accumulated and paid on the date that is six months after Executive’s separation from service (or if such payment date does not fall on a business day of the Company, the next following business day of the Company), or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes and interest.

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B.                       All reimbursements pursuant to this Agreement shall be made in accordance with Treas. Reg. § 1.409A-3(i)(1)(iv) such that the reimbursements will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, the amounts reimbursed under this Agreement during the Executive’s taxable year may not affect the amounts reimbursed in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), the reimbursement of an eligible expense shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred, and the right to reimbursement is not subject to liquidation or exchange for another benefit.

19.           Governing Law; Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of New York. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts. Each Party may be served with process in any manner permitted under State of New York law, or by United States registered or certified mail, return receipt requested.

20.           Waiver of Jury Trial. EACH OF THE EXECUTIVE AND THE COMPANY HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

21.           Terms. The term “affiliate” means any subsidiary, any officer, director or employee of the Company or any subsidiary, and any former officer, director or employee of the Company or any subsidiary.

22.           Successor Obligations. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

[END OF PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LILIS ENERGY, INC.

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Chairman of the Board

EXECUTIVE

/s/ Abraham Mirman
Abraham Mirman

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Exhibit A

Dated: August 4, 2017

WAIVER AND RELEASE

In exchange for the consideration (the “Separation Benefits”) offered under Section 2(B) through (F) the Separation and Consulting Agreement between me and Lilis Energy, Inc., dated August 3, 2017 (the “Separation Agreement”), which were offered to me in exchange for my agreement, among other things, to waive all of my claims against and release Lilis Energy, Inc. and its predecessors, successors and assigns (collectively referred to as the “Company”), all of the affiliates (including parents and subsidiaries) of the Company (collectively referred to as the “Affiliates”) and the Company’s and Affiliates’ directors and officers, employees and agents, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Company and Affiliates, referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company or the Affiliates; provided, however, that this Waiver and Release shall not apply to (1) any existing right I have to indemnification, contribution and a defense, (2) any directors and officers and general liability insurance coverage, (3) any rights I may have as a shareholder of the Company and (4) any rights which cannot be waived or released as a matter of law.

I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Waiver and Release and has given me at least 21 days from the day I received a copy of this Waiver and Release to sign it.

In exchange for the payment to me of the Separation Benefits, I, among other things, (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Company or the Affiliates, (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Company or the Affiliates and (3) waive any rights that I may have under any of the Company’s involuntary severance benefit plans, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Company or the Affiliates and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“ADEA”); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 (“ADA”); the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; claims in connection with workers’ compensation or “whistle blower” statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in the Separation Agreement has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Company, any of the Affiliates or any other member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is entered into with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

A-1

This release does not apply to any claims for unemployment compensation or any other claims or rights which, by law, cannot be waived, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however that I agree that I disclaim and waive any right to share or participate in any monetary award from the Company resulting from the prosecution of such charge or investigation or proceeding. Notwithstanding the foregoing or any other provision in this Waiver and Release or the Separation Agreement to the contrary, the Company and I further agree that nothing in this Waiver and Release or the Separation Agreement (i) limits my ability to file a charge or complaint with the EEOC, the NLRB, OSHA, the SEC or any other federal, state or local governmental agency or commission (each a “Government Agency” and collectively “Government Agencies”); (ii) limits my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information and reporting possible violations of law or regulation or other disclosures protected under the whistleblower provisions of applicable law or regulation, without notice to the Company; or (iii) limits my right to receive an award for information provided to any Government Agencies.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release and the Agreement set forth the entire understanding and agreement between me and the Company or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any other member of the Corporate Group. I understand that for a period of 7 calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of the offer, provided that my written statement of revocation is received on or before that seventh day by the General Counsel, Lilis Energy, Inc., 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258, email: afuchs@lilisenergy.com, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Company shall have no obligation to provide me the Separation Benefits. I understand that failure to revoke my acceptance of the offer within 7 calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

A-2

Executive’s Signature	Ronald D. Ormand
Executive Chairman of the Board

Executive’s Signature Date	Company’s Execution Date

A-3

Exhibit B

AREAS OF INTEREST

B-1

Exhibit 10.2

FIRST AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT

This amendment (“Amendment”) is entered into August 4, 2017 (the “Amendment Date”) by and between Lilis Energy, Inc. (“Lilis”) and Jim Linville (“Executive”).

A.       Lilis and Executive are parties to an Executive Employment Agreement dated June 26, 2017 (the “Employment Agreement”).

B.       Under Section 17 of the Employment Agreement, Lilis and Executive may amend the Employment Agreement.

C.       Lilis and Executive wish to amend the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lilis and Executive, intending to be legally bound, hereby agree as follows:

1.       Amendment. Section 3 of the Employment Agreement is deleted in its entirety and replaced with the following:

“3. Position. Beginning effective August 4, 2017, during the Term, Executive shall be employed as and hold the title of Chief Executive Officer of the Company, with such duties and responsibilities that are customary in this position for public companies. Executive shall report directly to the Board in this position. Executive’s principal place of employment shall be at the main business offices of Company in San Antonio, Texas.”

2.       Effect on Employment Agreement. The Employment Agreement is not modified or amended other than as expressly indicated herein, and all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Lilis or Executive, nor constitute a waiver of any provision of the Employment Agreement (or an agreement to agree to any future amendment, waiver, or consent).

3.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, Lilis and Executive have executed this Amendment as of the Amendment Date.

LILIS ENERGY, INC.		JIM LINVILLE

By:	/s/ Merrill McPeak	By:	/s/ Jim Linville
Name:	General Merrill McPeak
Title:	Chairman of the
Compensation Committee

Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY NAMES JAMES LINVILLE CHIEF EXECUTIVE OFFICER

SAN ANTONIO, TEXAS – August 4, 2017 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced that its recently named President, James Linville, has been named Chief Executive Officer. Mr. Linville, a petroleum engineer by background, has led and managed oil and gas development projects in the majority of the major unconventional U.S. basins, including in the Delaware and Midland basins of the Permian, for companies including U.S. Energy Development Corporation, American Energy Partners, and Devon Energy (NYSE:DVN) throughout his 30-year career. Amongst his key career accomplishments are evaluating over $12 billion of acquisitions, with over $5 billion completed; co-managing approximately $850 million multi-rig horizontal development programs, and overseeing drilling of over 500 wells.

Abraham (Avi) Mirman has resigned from his posts as Chief Executive Officer and Director of the Company, effective immediately. Mr. Mirman commented: “I will miss the Lilis family dearly. I want to thank all stakeholders who believed in me and believed in the vision I set forth for the company. I sincerely hope that I have made you proud through what has been accomplished. It is with a heavy heart that I am leaving the company, but the interests of the company and its shareholders are, and have always been, my main priority.”

“The Board is extremely grateful for Avi’s years of dedication and leadership at Lilis. Avi has led an incredible transformation of Lilis into a leading Delaware Basin growth company. We sincerely thank him for his service," said Ronald D. Ormand, Executive Chairman of the Board. “The Board is enthusiastic about Jim Linville stepping into his new role as Chief Executive Officer. Jim’s impressive track record in oil and gas and substantial operational expertise will be a significant asset to the company.”

Mr. Linville commented: “I’d like to thank Avi, as well. The team that he assembled is tremendous, and among the most talented and dedicated I’ve had the pleasure to work with. We are well capitalized and our assets in the core of the Delaware Basin are consistently delivering strong well results. We are also actively reviewing acreage opportunites to continue to grow our leasehold.”

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 10,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Gas Gathering, Processing and Purchase Agreement

On August 10, 2017, Lilis Energy, Inc. (the “Company”) entered into a gas gathering, processing and purchase agreement (the “Gathering Agreement”) with Lucid Energy Delaware, LLC (“Lucid”), pursuant to which Lucid will receive, gather and process the Company’s committed gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler Counties, Texas. Subject to the Company’s take-in-kind rights set forth in the Gathering Agreement, Lucid will purchase the residue gas and plant products allocated to the Company pursuant to the terms and conditions of the Gathering Agreement. To the extent that the Company elects to take such residue gas and plant products in-kind, Lucid shall re-deliver such residue gas and plant products at certain delivery points for downstream transportation. The Gathering Agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the terms of the Gathering Agreement. The Company will pay Lucid fees for the gathering and processing of all committed gas and for such other services provided as set forth in the Gathering Agreement.

The foregoing description of the Gathering Agreement is qualified in its entirety by reference to the Gathering Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Item 2.02	Results of Operations and Financial Condition

On August 14, 2017, the Company issued a press release announcing information regarding the Company’s continued results of its drilling and completion operations and a general operations update. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On August 14, 2017, the Company issued a press release announcing the entry into the Gathering Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including the accompanying Exhibit 99.2, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Lilis Energy, Inc. dated August 14, 2017.

99.2	Press Release of Lilis Energy, Inc. dated August 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Lilis Energy, Inc. dated August 14, 2017.

99.2	Press Release of Lilis Energy, Inc. dated August 14, 2017.

Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY PROVIDES SECOND QUARTER OPERATIONS AND CORPORATE UPDATE

•	Delaware Basin production average rate of 1,916 net BOE/D (1) in June 2017 and increased to approximately 2,674 net BOE/D (2) as of August 7, 2017
•	The Lion #1H recorded an IP24 hour rate of 1,530 BOE/D (69% Liquids) or 380 BOE/D per 1,000 lateral ft.
•	Completed drilling of two wells on highly accretive farm-in to Lea County, NM acreage
•	Entered into long-term gas gathering, processing, and purchase agreement with Lucid Energy Delaware, LLC. is expected to improve realizations and production efficiency
•	Significantly increased Proved Reserves to 10.4 MMBOE at mid-year, a 767% increase since December 31, 2016
•	Projected December 31, 2017 exit rate of 5,000 – 5,300 net BOE/D

SAN ANTONIO, TEXAS – August 14, 2017 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced a second quarter operations and corporate update.

“The initial production rates on our Delaware Basin wells continue to yield results above our expectations and are among the best in the basin.  Our first three wells exceeded internal projections and we are confident that our fourth well, the Lion, is on track to repeat similar results,” said Jim Linville, Lilis’s Chief Executive Officer. “We are currently producing 2,674 net BOEPD (3) and have increased our proved reserves to 10.4 MMBOE over the past six months. In conjunction with this, we continue to expand our acreage footprint and have accumulated approximately 10,500 net acres. Additionally, we completed a new midstream contract.”

Financial Update

“The Company remains well capitalized and in a strong position to take advantage of accretive acquisition opportunities within our core area of focus in Winkler, Loving and Lea counties. Additionally, our midstream contract with Lucid Energy is expected to improve our realized production, minimize curtailment and assist in increasing operating cash flows on a go-forward basis. Over the last few months, we have undertaken significant strides to strengthen our balance sheet which will allow us to exploit and de-risk our strong acreage position, to maximize shareholder value,” said Joe Daches, Lilis’s Chief Financial Officer.

(1)	Delaware Basin production curtailment of ~ 200 net BOE/D resulting in an adjusted average daily production of ~ 2,151 net BOE/D for June 2017
(2)	Does not include ~250 net BOE/D of legacy gas shut in
(3)	As of August 7, 2017

Statement of Operations for Six Months Ending June 30, 2017

As reported in the Company’s Form 10-Q filed on August 14, 2017, Lilis’s reported total revenue was approximately $8.6 million for the six months ended June 30, 2017 as compared to approximately $1.0 million for the six months ended June 30, 2016, representing an increase of approximately $7.6 million. The higher revenues were primarily driven by an increase in liquid heavy production from the Company’s Delaware Basin properties.

Production costs were approximately $2.3 million for the six months ended June 30, 2017, compared to approximately $0.4 million for the six months ended June 30, 2016, an increase of approximately $1.9 million. Production costs per BOE increased to $9.90 for the six months ended June 30, 2017 from $9.19 for the six months ended June 30, 2016, an increase of $0.71 per BOE, or 8%. The increase in production costs per BOE was primarily due to costs associated with the producing wells in the Delaware Basin.

Statement of Operations for Six Months Ended June 30, 2017

Description	June 30, 2017	June 30, 2016	Value incr (decr)	& Incr (decr)
Production Volumes:
Oil Sale Volumes (Bbl)	145,391	22,819	122,572	537%
Gas and Product Sales - MCF	560,844	101,575	459,269	452%
BOE	238,865	39,748	199,117	501%
BOE/D	1,320	218	1,101	506%

Revenue:
Oil	$6,662,293	$779,033	$5,883,260	755%
Natural Gas and Product Sales	1,726,219	243,012	1,483,206	610%
Other	269,332	9,769	259,563	2600%
Total Revenue	$8,657,844	$1,031,814	$7,626,030	739%

Oil /Bbl	$45.82	$34.14	$11.68	34%
Nat Gas/Mcf	$3.08	$2.39	$0.69	28%
Total Revenue/BOE	$35.12	$25.72	$9.40	37%

LOE	$2,363,804	$365,392	$1,998,412	548%
Production Tax	419,583	54,216	365,367	678%
LOE & production tax	$2,783,387	$419,608	$2,363,779	563%
LOE/BOE	$11.65	$10.56	$1.10	10%

Operating income	$5,874,456	$612,206	$5,262,250	860%

Delaware Basin Well Results:

To date, Lilis has drilled and completed four operated horizontal Wolfcamp B wells, which are the Bison #1H, the Grizzly #1H, the Hippo #1H and the Lion #1H, all with IP rates exceeding initial internal projections. Lilis is currently completing its fifth operated Wolfcamp B horizontal well, the Wildhog #1H and is scheduled to complete its sixth operated Wolfcamp B horizontal well, the Prizehog #1H, in September 2017.

Highlights of Lilis’s well results are as follows:

Currently on Production (4):

*BOE/D based on three stream production to account for liquids rich gas uplift.

•	The Bison #1H IP30 rate of 2,144 BOE/D – 74% Liquids
•	The Bison #1H IP60 rate of 1,576 BOE/D – 74% Liquids
•	The Bison #1H IP90 rate of 1,429 BOE/D – 78% Liquids

The Bison #1H was turned to sales on January 19, 2017 and had a 24-hour rate of 2,375 BOE/D (75% liquids) or 344 BOE/D per 1,000 lateral ft.

•	The Grizzly #1H IP30 rate of 1,323 BOE/D – 63% Liquids
•	The Grizzly #1H IP60 rate of 1,016 BOE/D – 63% Liquids
•	The Grizzly #1H IP90 rate of 901 BOE/D – 67% Liquids

The Grizzly #1H was turned to sales on February 9, 2017 and had a 24-hour rate of 1,666 BOE/D (65% liquids) or 406 BOE/D per 1,000 lateral ft.

•	The Hippo #1H IP30 rate 1,506 BOE/D – 76% Liquids
•	The Hippo #1H IP60 rate 1,292 BOE/D – 75% Liquids

The Hippo #1H was turned to sales on April 14, 2017 and had a 24-hour rate of 1,917 BOE/D (74% liquids) or 367 BOE/D per 1,000 lateral ft.

•	The Lion #1H IP24 hour rate 1,530 BOE/D (69% Liquids) or 380 BOE/D per 1,000 lateral ft.

The Lion #1H was turned to sales on June 26, 2017. This well’s treatable lateral length was 4,025 feet. The stimulation was 150-foot plug to plug spacing with 2,200 lbs. of sand per foot.

Currently Completing:

•	The Wildhog BWX State Com #1H

Well was drilled to 17,244 ft. measured depth (MD). The 4,567-foot treated lateral was completed using 23 stages of 200-foot plug to plug spacing and 1,837 lbs. of sand per foot. The well is being prepared for flowback operations.

Currently Drilling:

•	The Prizehog BWZ State Com #1H

The well has been drilled to a total depth of 17,421 ft. MD. Production casing has been run and cemented.

(4)	Due to production curtailment in May and June 2017, IP90 rates do not reflect the wells full performance capabilities

Mid-Year Reserve Update (5)

Lilis’s proved reserves were 10.4 MMBOE at mid-year 2017. This is a 767% increase since December 31, 2016. Increased reserves are attributable to the following:

•	Successful single rig program delivering 3 PDP wells and 2 DUC completions
•	15-PUD locations booked as offsets to existing PDP wells
•	Optimization of legacy production
•	Acquiring additional leasehold and non-consent well bore elections

	Net Reserves (SEC Pricing)
Mid-Year 2017
	Oil	Gas	Total	%	PV-10
Category:	(Mbbl)	(MMcf)	Mboe	of total	(M$)

PDP	1,235	6,856	2,377	23%	$32,282
PNP	701	1,728	989	10%	$14,288
PUD	4,972	12,430	7,043	68%	$42,905
Total Proved Reserves	6,908	21,014	10,410	100%	$89,475

(5)	These reserves do not include the DJ Basin assets divested in the first quarter of 2017.

Gas Gathering, Processing, and Purchase Agreement

During the months of May and June, production was impacted by pipeline take-away limitations. The limitations were caused by operational downtime, mainly due to third party compressor issues. In response to these developments, management took immediate action to implement an improved midstream solution.

On August 10, 2017 we entered into a long-term gas gathering, processing and purchase agreement with Lucid Energy Delaware, LLC, to support Lilis’s active drilling program in the Delaware Basin. Lucid will receive, gather and process Lilis’s committed gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler counties, Texas. The agreement has an initial term of ten years.

Closing Note

Ronald Ormand, Executive Chairman of Lilis, said, “The Company is well positioned to continue delivering superior results with an established management and operations team. Our strategic goal remains to build shareholder value through continued execution of our developmental drilling program, delineation and de-risking of our acreage position, and selective accretive acquisitions. Further, as we mature and grow our production base and cashflow, we intend to focus more on managing expenses, especially cash G&A. We will focus on maximizing shareholder value through the most appropriate means possible in the future.”

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 10,500 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31

Exhibit 99.2

LLEX:NYSE American

LILIS ENERGY AND LUCID ENERGY GROUP ENTER INTO A LONG-TERM GAS GATHERING, PROCESSING AND PURCHASE AGREEMENT IN THE PERMIAN BASIN

SAN ANTONIO, TEXAS – August 14, 2017 – Lilis Energy, Inc. (NYSE American: LLEX) (“Lilis”or “the Company”), an exploration and development company operating in the Permian Basin of West Texas, today announced it has entered into a long-term gas gathering, processing and purchase agreement with an affiliate of Lucid Energy Group (“Lucid”) (www.lucid-energy.com) to support Lilis’s active drilling program in the Permian’s Delaware Basin. Lucid will receive, gather and process Lilis’s gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler counties, Texas. The agreement secures sufficient term and capacity for Lilis during its development and exploitation life cycle of the production areas committed to the new agreement.

"We are pleased to enter into this important, long-term agreement with Lucid in the Permian Basin where our wells are consistently delivering strong operational results. The new agreement positions Lilis with sufficient gathering and processing capacity as we execute our long-term development plans,” said Lilis Chief Executive Officer Jim Linville. "Lucid will be a great partner. They have an outstanding reputation for developing solutions unique to individual company needs and for relationship-focused customer service. We look forward to a successful, long-term partnership."

Lilis Chief Financial Officer Joe Daches added, “Our continued growth and well performance in the Delaware Basin is the primary reason we were able to gain very favorable gathering rates. This agreement will result in improved gathering rates and improved differentials for the Company.”

Republic Development Partners, LLC, based in Houston, Texas consulted the Company.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is approximately 10,500 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com

About Republic Development Partners

Republic Development Partners, LLC (“Republic”) is a Houston-based midstream company that identifies and executes midstream infrastructure opportunities predominantly in conjunction with crude oil, natural gas, natural gas liquids and water projects. Republic’s wholly owned subsidiary, RDP Producer Services, LLC provides midstream services in cooperation with exploration and production companies. For more information, please visitwww.republicpartnersllc.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs, all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400, ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, the Board of Directors (the “Board”) of Lilis Energy, Inc. (the “Company”) appointed G. Tyler Runnels and Mark Christensen to serve as non-employee directors of the Board, effective immediately. As a result of these appointments, each of the two previously existing vacancies on the Board have now been filled.

Mr. Runnels previously served on the Board from November 21, 2014 through January 13, 2016. There are no arrangements or understandings between Mr. Runnels and any other persons pursuant to which Mr. Runnels was appointed a director of the Company.

Mr. Christensen was appointed pursuant to the terms of that certain letter agreement dated August 12, 2017 (the “Letter Agreement”), between the Company and Värde Partners, Inc. (“Värde”), the Company’s second lien lender, which provided Värde the right to appoint one member of the Board. The Letter Agreement was previously filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2017.

Since January 1, 2016, Mr. Runnels has engaged in various related party transactions with the Company, which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017 (the “Form 10-K”), under the heading “Certain Relationships and Related Transactions, and Director Independence — Related Party Transactions” and which is incorporated herein by reference. Subsequent to the filing of the Form 10-K, the Company entered into a conversion agreement dated April 25, 2017 (the “Conversion Agreement”) with holders of its Series B 6% Convertible Preferred Stock (“Series B Preferred Stock”), pursuant to which the Company agreed to pay dividends as if they accrued through December 31, 2017 by increasing the stated value prior to conversion in a total amount of approximately $1.3 million as consideration for the automatic conversion of outstanding shares of Series B Preferred Stock. Pursuant to the Conversion Agreement, TRW Capital Growth Fund, L.P., an entity for which Mr. Runnels serves as Managing Director, converted 200 shares of Series B Preferred Stock plus accrued dividends into an aggregate of 198,667 shares of the Company’s common stock (the “Common Stock”) (valued at approximately $846,321 based on the $4.26 closing trading price of the Common Stock on April 25, 2017) and the Runnels Family Trust DTD 1-11-2000, a family trust beneficially owned by Mr. Runnels, converted 276 shares of Series B Preferred Stock plus accrued dividends into an aggregate of 274,160 shares of Common Stock (valued at approximately $1,167,922 based on the $4.26 closing trading price of the Common Stock on April 25, 2017). T.R. Winston & Company LLC, where Mr. Runnels currently serves as Chairman and 76% owner, also acted as administrative and collateral agent on the Company’s first lien credit facility until it was amended on April 24, 2017.

Since January 1, 2016, Mr. Christensen has been involved in the following related party transactions with the Company, through Trace Capital Inc. (“Trace”), an entity owned by Mr. Christensen’s wife, and KES 7 Capital Inc. (“KES 7”) for which he serves as Chief Executive Officer and 100% owner. Trace has participated in the following transactions with the Company: (i) the offering of Series B Preferred Stock in June 2016 pursuant to which Trace purchased 500 shares of Series B Preferred Stock and warrants to purchase up to 227,274 shares of Common Stock with an exercise price of $2.50 (the “Series B Warrants”) for aggregate consideration of $500,000; (ii) the Company’s first lien credit facility entered into in September 2016, which had initial aggregate principal commitments of approximately $31 million and a maximum facility size of $50 million, and the upsize of that facility in February 2017, of which Trace held indebtedness in an aggregate amount of $2.6 million, and which resulted in the repricing of the Series B Warrants to $0.01 that were exercised in full on April 25, 2017; (iii) the Company’s March 2017 private placement of units comprised of Common Stock and warrants raising net proceeds of approximately $20 million pursuant to which Trace purchased units for an aggregate purchase price of approximately $1 million; (iv) the conversion of shares of Series B Preferred Stock that Trace held plus accrued dividends, which resulted in the issuance of 467,348 shares of the Common Stock to Trace (valued at approximately $1,495,514 based on the $3.20 closing trading price of the Common Stock on December 9, 2016); and (v) the amendment to the Company’s first lien credit facility on April 24, 2017 and related matters, in which the balance of the first lien credit facility in an aggregate amount of $38.1 million plus accrued and unpaid interest thereon was paid down (including the $2.6 million of indebtedness held by Trace) and in which $1.45 million was reinvested by Trace in the form of bridge loans with an aggregate amount of $15 million outstanding. Each of the initial lenders that participated in the first lien credit facility also waived their right to any prepayment premium, including Trace. Additionally, KES 7 has acted as an advisor and placement agent in connection with certain of the Company’s financing transactions resulting in aggregate fees paid by the Company of approximately $2.4 million in cash and the issuance of warrants to purchase 820,000 shares of Common Stock with an exercise price of $1.30 to KES 7.

Other than as described above, neither Mr. Runnels nor Mr. Christensen have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Each of Mr. Runnels and Mr. Christensen will receive compensation as a non-employee director consistent with the Company’s standard compensation practices for non-employee directors which includes the following: (i) an initial grant of 10,000 restricted shares of the Common Stock to be granted on the first business day on or after January 31 of each year (the “Annual Equity Date”), which Common Stock shall vest in three equal annual installments upon the anniversary of each Annual Equity Date, (ii) $60,000 in annual cash compensation as director's fees, paid quarterly, (iii) an annual grant of shares of Common Stock equal to $60,000 divided by the most recent per share closing price of the Common Stock on each Annual Equity Date and (iv) a grant on the Annual Equity Date of 45,000 options to purchase shares of Common Stock, of which 25,000 vest immediately and 20,000 vest in three equal annual installments upon the anniversary of the Annual Equity Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Lease Acquisition Agreement

On October 3, 2017, Lilis Energy, Inc. (the “Company”) entered into a lease acquisition agreement (the “Acquisition Agreement”) with KEW Drilling, a Delaware limited partnership (the “Seller”), pursuant to which the Company will initially acquire from Seller approximately 4,051 undeveloped net acres in Winkler County, Texas and is committed, subject to the terms and conditions of the Agreement, to acquire additional undeveloped oil and gas leases in Winkler County, Texas for an aggregate purchase price of up to $45,600,000 initially with a commitment for up to $47,000,000 for additional oil and gas leases pursuant to the terms set forth in the Acquisition Agreement (collectively, the “Leases”). Once the value of the additional Leases to be acquired exceeds the $47,000,000 aggregate purchase price threshold (calculated on a per-net-acre basis), the Company has the option, but not the obligation, to acquire any additional oil and gas leases that are acquired by Seller and meet the specifications set forth in the Acquisition Agreement.

The Acquisition Agreement contains terms and conditions customary to transactions of the type including title due diligence provisions and representations and warranties regarding the Leases, including, but not limited to, those regarding taxes, liens, litigation, preferential rights to purchase and consents.

The Company expects to fund the purchase price for the Leases with borrowings under the delayed draw term loans available pursuant to its second lien credit agreement, dated as of April 26, 2017 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”), including Värde Partners, Inc., as lead lender (the “Lead Lender”), and cash on hand. The delayed draw term loans and an amendment to the Credit Agreement are discussed in more detail below.

The foregoing description of the terms of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the copy of the Acquisition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Amendment No. 1 to Credit Agreement and Delayed Draw Term Loans

On October 3, 2017, the Company, the Guarantors, the Agent and the Lenders entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement. The purpose of the Amendment is to waive certain conditions precedent to the drawing of the $45,000,000 delayed draw term loans under the Credit Agreement and to provide for the funding of such delayed draw term loans upon the signing of the Acquisition Agreement. The Company borrowed the full $45,000,000 of the delayed draw terms loans on October 4, 2017.

Under the Amendment, if the Company does not use any portion of the delayed draw term loans for the acquisitions contemplated by the Acquisition Agreement or such other acquisitions as may be approved by the Lead Lender within a specified time period ending not later than January 10, 2018, the Company will be required to prepay such unused portion of the delayed draw terms loans, together with accrued and unpaid interest and a prepayment premium equal to a 20% annualized rate on such amount (but without the make-whole amount otherwise payable on repayment of loans under the Credit Agreement), within two business days after the end of such specified period. Any portion of the delayed draw term loans so repaid may be later re-borrowed by the Company, subject to the terms of the Credit Agreement.

The foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 4, 2017, the Company issued a press release announcing the transactions described above in addition to its continued results of its drilling and completion operations. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated October 3, 2017 by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent.

99.1	Press Release of Lilis Energy, Inc. dated October 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated October 3, 2017 by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent.

99.1	Press Release of Lilis Energy, Inc. dated October 4, 2017.

Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) dated as of October 3, 2017 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), Värde Partners, Inc., (“Värde”) in its capacity as the Lead Lender (as defined in the Credit Agreement (as defined below)) and the other Lenders (as defined below) party hereto.

INTRODUCTION

Whereas, the Borrower, the Guarantors, the Administrative Agent, Värde as the Lead Lender (as defined therein) and the other lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Whereas, in order to request Delayed Draw Term Loans, Section 2.03(b) of the Credit Agreement requires that the Borrower deliver in writing to the Administrative Agent a duly completed Borrowing Request (the “Delayed Draw Term Loan Borrowing Request”), not later than 12:00 noon, New York City time, ten (10) Business Days prior to the proposed date of such Delayed Term Loan Draw (as defined in the Credit Agreement) (or such shorter period as agreed to by the Lead Lender in its sole discretion, but in any event not later than 12:00 noon, New York City time, one Business Day prior to the proposed date of such Delayed Term Loan Draw).

Whereas, subject to the terms and conditions set forth herein, the Lead Lender wishes to provide its consent to the delivery of the Delayed Draw Term Loan Borrowing Request in the form delivered by the Borrower on September 22, 2017 for purposes of the Delayed Draw Term Loan Draw (the “KEW Delayed Draw”) to be consummated on October 3, 2017 (or such later date as the Lead Lender may permit in its sole discretion) (the “Borrowing Request Deadline”) rather than by at least ten (10) Business Days prior to the proposed date of the KEW Delayed Draw in accordance with Section 2.03(b) of the Credit Agreement, and in the form required by Section 4.02(a) of the Credit Agreement, and to the waiver of certain conditions precedent required by Section 4.02 in connection with the KEW Delayed Draw.

Whereas, the Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.          Consent and Waiver of Conditions Precedent.

(a)       Subject to the terms and conditions of this Amendment, the Lead Lender hereby consents to (i) the delivery of the Delayed Draw Term Loan Borrowing Request for the KEW Delayed Draw (the “KEW Borrowing Request”) on or prior to the Borrowing Request Deadline rather than by at least ten (10) Business Days prior to proposed date of the KEW Delayed Draw in accordance with Section 2.03(b) of the Credit Agreement, (ii) the waiver of the conditions and requirements set forth in Section 2.03(b) and Section 4.02(a) to the extent that the KEW Borrowing Request does not comply with the requirements thereof, and (iii) the waiver of the condition set forth in Section 4.02(e) of the Credit Agreement in connection with the KEW Delayed Draw (the consents and waivers set forth in this Section 2(a), collectively, the “Consent and Condition Precedent Waiver”).

(b)       The Consent and Condition Precedent Waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents except to the extent expressly described herein.

Section 3.         Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations and warranties contained in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Alternate Approved Acquisition” shall have the meaning set forth in Section 2.07(e).

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Lead Lender, the other Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means October 3, 2017.

“Initial KEW Acquisition” means the Acquisitions contemplated by the KEW Acquisition Agreement to occur on the “Initial Closing Date” (as defined in the KEW Acquisition Agreement).

“KEW Acquisitions” means the Acquisitions contemplated by the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date, after giving effect to any modifications, amendments, consents or waivers that, in the good faith determination of the Borrower, do not constitute a material modification, amendment, consent or waiver of the terms and conditions of the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date.

“KEW Acquisition Agreement” means that certain Lease Acquisition Agreement, dated as of October 3, 2017, by and among the Borrower and KEW Drilling.

“KEW Acquisition Prepayment Event” shall have the meaning set forth in Section 2.07(e).

“KEW Acquisition Prepayment Premium” means if the KEW Acquisition Prepayment Event occurs during the Specified KEW Acquisition Period, a percentage such that the prepayment premium equals a 20% annualized rate multiplied by the amount of Delayed Draw Term Loans (if any) required to be repaid pursuant to Section 2.07(e).

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“Specified KEW Acquisition Period” means the period beginning on the Amendment No. 1 Effective Date and ending on the date scheduled for the “Subsequent Closing Date” as set forth in Section 12.4 of the KEW Acquisition Agreement as in effect on the Amendment No. 1 Effective Date, as such date may be extended by the parties to the KEW Acquisition Agreement; provided that such date shall in no event be extended to a date that is later than January 10, 2018 unless the prior written consent of the Lead Lender is obtained.

(b)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as set forth below:

“Loan Documents” means this Agreement, Amendment No. 1, any promissory notes executed in connection herewith, the Security Documents, the Pre-Approved Acquisition Letter, any Approved Intercreditor Agreement, the Fee Letter, the Registration Rights Agreement and any other agreements executed by any Credit Party in connection with this Agreement and designated as a Loan Document therein.

“Pre-Approved Acquisition Letter” means that certain letter agreement, dated as of October 3, 2017, from Borrower and acknowledged by the Administrative Agent and the Lead Lender.

(c)          Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

(b)          On the terms and subject to the conditions set forth herein, Lenders severally agree to make term loans to the Borrower, during the Delayed Draw Term Loan Funding Period, in multiple draws (each a “Delayed Term Loan Draw”) up to an aggregate principal amount of $45,000,000 (collectively, the “Delayed Draw Term Loans”). Each Lender’s obligation to fund a Delayed Term Loan Draw shall be limited to such Lender’s Delayed Draw Term Loan Commitment Percentage of such Delayed Term Loan Draw requested by the Borrower hereunder. No Lender shall have any obligation to fund any portion of the Delayed Draw Term Loans unless the proceeds of such Delayed Draw Term Loan are used for a Pre-Approved Acquisition or such other uses as are satisfactory to the Lenders providing such Delayed Draw Term Loan, in their sole discretion. The Delayed Draw Term Loan Commitment shall terminate at the end of the Delayed Draw Term Loan Funding Period, if not earlier pursuant to the terms of this Agreement. The Borrower shall not have any right to reborrow any portion of the Delayed Draw Term Loans which is repaid or prepaid from time to time; provided that in the event of any mandatory prepayment of the Delayed Draw Term Loans in part or in full after the occurrence of a KEW Acquisition Prepayment Event pursuant to Section 2.07(e), then the Borrower shall have the right to reborrow the full principal amount of Delayed Draw Term Loans mandatorily prepaid in accordance with Section 2.07(e). Delayed Term Loan Draws shall be made pursuant to a Borrowing Request to be delivered to the Administrative Agent pursuant to Section 2.03. Each such request for a Delayed Term Loan Draw shall be in a minimum amount of the lesser or (x) $5,000,000, and, if greater, in integral multiples of $1,000,000 thereon, and (y) the amount of the remaining Delayed Term Loan Draw Commitment as of such date.

(d)          Section 2.07 of the Credit Agreement is hereby amended by adding a new clause (e) immediately after clause (d) as set forth below:

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(e)          Unless the Majority Lenders shall agree in writing that no prepayment of the Delayed Draw Term Loans is required pursuant to this Section 2.07, if the Borrower does not consummate the KEW Acquisitions or other Acquisitions acceptable to the Lead Lender in its sole discretion (as confirmed by the Lead Lender in writing) (each, an “Alternate Approved Acquisition”) within the Specified KEW Acquisition Period (such event, a “KEW Acquisition Prepayment Event”), then, not later than two (2) Business Days after such KEW Acquisition Prepayment Event, the Borrower shall provide written notice to the Administrative Agent in accordance with Section 2.07(c) and, subject to Section 2.07(d), repay the amount (if any) of any Delayed Draw Term Loans that have not been applied to the consummation of any KEW Acquisition or Alternate Approved Acquisition as of such date plus (i) all accrued and unpaid interest thereon and (ii) the applicable KEW Acquisition Prepayment Premium (as calculated by the Majority Lenders which, absent manifest error, shall be deemed conclusive).

(e)          Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

(a)          Whether voluntary or mandatory, and with respect to each repayment or prepayment of Loans under Section 2.06 or 2.07 (other than any mandatory prepayment made pursuant to Section 2.07(e)) or any acceleration of the Loans and other Obligations pursuant to Article VIII (including for the avoidance of doubt, as a result of clauses (g), (h) or (i) of Article VIII), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans repaid, prepaid or accelerated, in each case, concurrently with such repayment or prepayment, a premium equal to the Make-Whole Amount (determined by the Borrower and approved by the Lead Lender as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.06) shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.05 and require the immediate payment of the Make-Whole Amount.

(f)          Section 11.02 of the Credit Agreement is hereby amended by adding a new sentence at the end of such Section 11.02 as set forth below:

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Delayed Draw Term Loans (other than any Delayed Draw Term Loans which have been re-borrowed following a mandatory prepayment made pursuant to Section 2.07(e) after the occurrence of a KEW Acquisition Prepayment Event) shall not be convertible at the option of the Lenders during the Specified KEW Acquisition Period prior to the consummation of the KEW Acquisitions or Alternate Approved Acquisitions (it being understood and agreed that following the Specified KEW Acquisition Period, the Delayed Draw Term Loans shall be convertible at the option of the Lenders).

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Section 4.          Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Loan Documents are valid and subsisting and secure the Credit Parties’ obligations under such Loan Documents.

Section 5.          Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:

(a)          the Administrative Agent and the Lead Lender shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders party hereto (which constitute all Lenders party to the Credit Agreement) and the Lead Lender;

(b)          the Borrower shall have paid on or about the Effective Date all costs and expenses which are payable pursuant to Section 10.03 of the Credit Agreement and which have been invoiced no later than one Business Days prior to the date hereof; and

(c)          the Administrative Agent and the Lead Lender shall have received a copy of the KEW Acquisition Agreement duly executed by the Borrower and KEW Drilling along with all schedules, exhibits and material documents ancillary thereto.

Section 6.          Covenants of the Credit Parties; Acknowledgements of Lenders.

(a)          The proceeds of the KEW Delayed Draw shall, at all times prior to the consummation of the KEW Acquisitions or any Alternate Approved Acquisition, be held in an account of the Borrower subject to a Control Agreement in accordance with the terms set forth in Section 5.16 of the Credit Agreement until such time as such proceeds are used to consummate the KEW Acquisitions or such Alternate Approved Acquisition or as otherwise set forth in this clause (a). The proceeds of the KEW Delayed Draw shall be used first, upon the consummation of the Initial KEW Acquisition, any other KEW Acquisition or any Alternate Approved Acquisition, for the payment of the purchase price of, and costs and expenses associated with, such Initial KEW Acquisition, any other KEW Acquisition or Alternate Approved Acquisition until such amounts are paid in full, and second, at any time upon or after the consummation of the Initial KEW Acquisition, any other KEW Acquisition or any Alternate Approved Acquisition, subject to the written consent of the Lead Lender for each of the following uses of proceeds, to finance the working capital needs of the Borrower, including capital expenditures, and for general corporate purposes of the Borrower and the Guarantors, including the exploration, acquisition and development of Oil and Gas Property. In accordance with Sections 2.02(b) and Section 5.09 of the Credit Agreement, each Lender hereby acknowledges and agrees that the use of the proceeds of the KEW Delayed Draw set forth in the preceding sentence is satisfactory to it and, subject to the terms and conditions thereof, consents to such use of proceeds.

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(b)          Prior to the consummation of any KEW Acquisition or any Alternate Approved Acquisition (or a later date acceptable to the Lead Lender in its sole discretion), the Borrower shall deliver to the Lead Lender title information in form and substance reasonably acceptable to the Lead Lender with respect to any Oil and Gas Properties to be acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition as the Lead Lender shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than 70% of the PV9 of the Oil and Gas Properties to be acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition.

(c)          Within 60 days of the consummation of any KEW Acquisition or any Alternate Approved Acquisition (or a later date acceptable to the Lead Lender in its sole discretion), the Borrower shall deliver to the Lead Lender title information in form and substance reasonably acceptable to the Lead Lender with respect to any Oil and Gas Properties acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition as the Lead Lender shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than 90% of the PV9 of the Oil and Gas Properties acquired pursuant to such KEW Acquisition or such Alternate Approved Acquisition.

Section 7.          Acknowledgments and Agreements.

(a)          Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(b)          This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.          Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 9.          Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Loan Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

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Section 10.        Counterparts. This Amendment may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 11.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.         Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 13.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Section 10.09 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.

Section 14.        Instruction to Administrative Agent. The Lenders hereby (i) authorize and instruct the Administrative Agent to execute and deliver this Amendment and the Pre-Approved Acquisition Letter (as defined in the Credit Agreement after giving effect to the Amendment); and (ii) acknowledge and agree that the instruction set forth in this Section 14 constitutes an instruction from the Lenders under the Loan Documents, including Section 9.03 and Section 9.04 of the Credit Agreement.

Section 15.         RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 15 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 15. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 15 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

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Section 16.         Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

8

EXECUTED to be effective as of the date first above written.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

GUARANTORS:

BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
LILIS OPERATING COMPANY, LLC
IMPETRO OPERATING, LLC
IMPETRO RESOURCES, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to Credit Agreement

ADMINISTRATIVE AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Vice President

LEAD LENDER:

VÄrde Partners, Inc.

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

The Värde Fund VI-A, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde INVESTMENT PARTNERS, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE Värde FUND XI (MASTER), L.P.
By Värde Fund XI G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde investment partners (offshore) master, L.p.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE SKYWAY Master fund, L.P.
By The Värde Skyway Fund G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XII (mASTER), L.P.
By The Värde Fund XII G.P., L.P., Its General Partner
By: The Värde Fund XII UGP, LLC, its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Signature Page to Amendment No. 1 to Credit Agreement

Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY ANNOUNCES DELAWARE BASIN ACQUISITION AND WILDHOG BWX STATE COM #1H IP24 RATE

Over 4,000 Net Contiguous & Overlapping Acres in Winkler County

YE 2017 Guidance of 15,000 Net Acres Exceeded

Wildhog BWX State Com #1H Reached 997 Boepd,

86% Liquids on 4,567 Foot Lateral

Provides Significant Delineation Data Point for Eastern Acreage

Existing Liquidity & Cash Flow Sufficient to Fund Acquisition and Development Program through 2018

SAN ANTONIO, TEXAS – October 4, 2017 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced that it has entered into an agreement to acquire over 4,000 net contiguous / overlapping acres from a private seller for approximately $45.6MM in cash, subject to customary closing adjustments. The acquisition will increase the Company's acreage position in the Delaware Basin to over 15,000 net acres, exceeding the Company’s year end 2017 acreage guidance. The transaction is currently expected to close in November 2017 and the Company has posted an acquisition overview presentation and updated corporate presentation to its website.

Acquisition Highlights:

▪	Adds over 4,000 net contiguous / overlapping acres located in the core of the Delaware Basin

▪	Surpasses 15,000 acreage goal for year end 2017

▪	Highly contiguous / overlapping acreage position that is conducive for long-lateral development

▪	Multiple stacked pay zones

▪	Adds over 150 net potential locations to inventory

Combined Permian Acreage Highlights:

▪	Approximately 15,250 net Delaware Basin acres

▪	Approximately 2,952 Boepd of net current production on a three stream basis, 71% liquids – as of September 23, 2017

▪	Over 900 net potential locations

▪	One operated rig drilling with plans to add a second rig in October 2017

Wildhog Highlights:

▪	Provides substantial delineation data point to de-risking the eastern portion of acreage

▪	IP24 hour rate per 1,000’ lateral foot exceeds the average surrounding offset Delaware Basin activity, both on a Boepd and Bopd basis

▪	Currently producing at 72% oil and 86% liquids on a three-stream basis and has been online for 47 days

▪	Reached a 24-hour initial production rate of 997 Boepd on a three-stream basis, which equates to 219 Boepd per 1,000 ft, and a rate of 188 Bopd per 1,000 ft respectively

▪	4,567-foot treated lateral was completed using 23 stages of 200-foot plug to plug spacing and 1,837 lbs. of sand per foot, consistent with other completion designs the Company uses

▪	Fifth successful operated horizontal Wolfcamp B well in the Permian's Delaware Basin

“We are extremely pleased with this acreage acquisition transaction. This acquisition is not only contiguous and overlapping to our existing core properties but also increases our overall working interest and operatorship. The results from the Wildhog provide further evidence of the significant productivity and potential of our eastern acreage” said Ron Ormand, Executive Chairman of Lilis Energy.

WELL RESULTS, SORTED BY IP24/1000’ (BOE)

				IP24/	IP24/		Lateral
#	Operator	Well Name	IP24 (boe)	1000’ (boe)	1000’ (bo)	% Liquid	Length	Zone
1	EOG	Hound 30 Federal 704H	4,528	647	498	77%	7,000	A
2	EOG	Neptune 10 St. Com 701H	5,327	628	465	74%	8,482	A
3	Matador	Totum #211H	2,247	514	401	78%	4,371	A
4	Lilis	Hippo #1H	1,917	467	346	74%	4,100	B
5	Lilis	Lion #1H	1,530	380	262	69%	4,025	B
6	EOG	Beowulf 33 St. Com 601H	2,765	379	330	87%	7,289	A
7	EOG	Noah Brunson 1H	3,124	334	n.a.	n.a.	9,340	B
8	Lilis	Grizzly #1H	1,323	322	209	65%	4,100	B
9	Felix	UL 4-21 #1H	1,302	307	n.a.	n.a.	4,200	B
10	Lilis	Bison #1H	2,014	292	219	75%	6,900	B
11	Felix	UL Sunshine Mesa 29-21 #1H	1,330	272	n.a.	n.a.	4,900	B
12	Jagged Peak	UL 28-27 #1H	2,272	236	n.a.	n.a.	9,600	B
13	Lilis	Wildhog BWX State Com #1H	997	219	188	86%	4,567	B
14	Felix	Falcon State 28-36 #1H	941	215	n.a.	n.a.	4,400	A
15	Jagged Peak	UL 4344-21 #1H	1,761	176	150	85%	10,000	B
16	Forge	UL 21 Pahaska #1H	748	174	150	86%	4,300	A
17	Jagged Peak	UL Beldin L J 1211-17 #2HX	1,978	173	151	87%	11,400	B
18	Forge	UL 21 Bighorn #1H	1,621	172	146	85%	9,400	A
19	Endurance	Talco 9 26 35 Fed 3H	1,257	170	146	86%	7,391	A
20	Felix	UL Elk Park 21-21 #1H	768	168	n.a.	n.a.	4,600	B
21	Jagged Peak	UL 3031A-17 #1H	1,548	162	139	86%	9,500	B
22	Jagged Peak	UL 3031B-17 #1H	1,439	143	120	84%	10,000	B
23	Felix	UL 20 #1311H	1,376	142	n.a.	n.a.	9,700	A
24	RSP Permian	Ludeman G #2603H	890	131	100	76%	6,813	XY
25	Jagged Peak	UL 2932-17 #1H	1,175	113	95	84%	10,400	B
26	Mewbourne	University B20 1 #W201PA	333	74	65	88%	4,499	C

EASTERN DELAWARE BASIN ACTIVITY

Target	Median IP24/1000’ (boe)	Median IP24/1000’ (bo)
A	215	329
B (1)	175	107
C	74	65
XY	131	100
Wildhog	219	188

Source: Company disclosure, DrillingInfo, Wood Mackenzie, RSP Permian investor presentation

1.   Wolfcamp B excludes LLEX.

Financing and Liquidity:

The Company believes its forecasted liquidity and future cash flows will be sufficient to fund the acquisition along with planned development through 2018. The acquisition will be funded in cash through the draw down of $45 million remaining under the Company’s second lien term loan with Varde Partners. The Company does not anticipate the need to access the capital markets to fund expansion in the foreseeable future. The Company believes that its additional sources of liquidity including projected EBITDAX, cash, debt financings, warrant proceeds, and potential asset sales are sufficient to fund its currently anticpated capex budget. In addition, the Company has entered into hedging arrangements with various third parties and intends to commence a hedging program in the near future.

“The acquired acreage is highly accretive and contiguous/overlapping our existing Delaware properties. With existing liquidity and cash flow sufficient to fund this acquisition and our development programs through 2018, the Company remains well capitalized to continue executing on its stated growth and development plans. Varde Partners has been incredibly supportive and we are appreciative of the partnership we continue to develop with them. We are also very excited about the significance of the Wildhog results and the delineation of our eastern acreage position,” said Joe Daches, Chief Financial Officer of Lilis Energy.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian's Delaware Basin, considered amongst the leading resource plays in North America. Upon closing of the acquisiton, Lilis's total net acreage in the Permian Basin will be over 15,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; our anticipated future cash flows and ability to access other sources of liquidity; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Additionally, initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Finance & Capital Markets

210-999-5400, ext. 31

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Lien Amendment

On October 19, 2017, Lilis Energy, Inc. (the “Company”) entered into a fourth amendment (the “First Lien Amendment”) to its existing first lien credit agreement, dated September 29, 2016 (as amended, the “First Lien Credit Agreement”), by and among the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto (the “Existing Lenders”) and Deans Knight Capital Management, Ltd., as collateral agent. Pursuant to the First Lien Amendment, among other things, certain lenders identified therein joined the Existing Lenders as lenders under the First Lien Credit Agreement, and the lenders made further extensions of credit, in addition to the existing loans under the First Lien Credit Agreement (the “Existing Loans”), in the form of an additional, incremental bridge loan in an aggregate principal amount of $15,000,000 (the “Incremental Bridge Loan”, and together with the Existing Loans, the “First Lien Loans”). The First Lien Loans, including the Incremental Bridge Loan, were fully drawn as of October 19, 2017.

The First Lien Loans are secured by first priority liens on substantially all of the Company’s and the Guarantors’ assets, including their oil and gas properties located in the Permian Basin, and all of the obligations thereunder are unconditionally guaranteed by each of the Guarantors.

The First Lien Credit Agreement, as amended by the First Lien Amendment, (a) provides that, effective as of October 1, 2017, the unpaid principal of the First Lien Loans will bear (i) cash interest at a rate per annum of 10% and (ii) additional interest at a rate per annum of 6%, payable only in-kind by increasing the principal amount of the First Lien Loans by the amount of such interest due on each interest payment date and (b) permits the loans under the Second Lien Credit Agreement (as defined below) to equal an increased amount of up to $175,000,000. The First Lien Loans mature on October 21, 2018 and may be repaid in whole or part at any time at the option of the Company, subject to the payment of certain specified prepayment premiums. Additionally, the First Lien Loans are subject to mandatory prepayment with the net proceeds of certain asset sales and casualty events, subject to the right of the Company to reinvest the net proceeds of asset sales and casualty events within 180 days.

Second Lien Amendment

On October 19, 2017, the Company entered into a second amendment (the “Second Lien Amendment”) to its existing second lien credit agreement, dated April 26, 2017 (as amended, the “Second Lien Credit Agreement”), by and among the Company, the Guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, including Värde Partners, Inc., a Delaware corporation, as lead lender. The Second Lien Amendment permits the Company to incur the Incremental Bridge Loan under the First Lien Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 and Joinder to Credit and Guarantee Agreement, dated October 19, 2017 by and among the Company, the Guarantors party thereto, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent.

10.2	Amendment No. 2 to Credit Agreement, dated October 19, 2017 by and among Lilis Energy, Inc., the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 10.1

Execution Version

AMENDMENT NO. 4 AND JOINDER TO CREDIT AND GUARANTY AGREEMENT

This Amendment No. 4 and Joinder to Credit and Guaranty Agreement (this “Agreement”) is effective as of October 19, 2017 (the “Effective Date”), by and among Lilis Energy, Inc., a Nevada corporation (the "Borrower"), the undersigned subsidiaries of the Borrower constituting the Guarantors (defined in the Credit Agreement (as defined below)), the undersigned Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement referred to below, the undersigned New Lenders (as such term is defined below), and Deans Knight Capital Management Ltd, as collateral agent for the Lenders (together with its successors and assigns, the "Collateral Agent").

RECITALS

WHEREAS, the Borrower, the Guarantors, certain lenders (not including the New Lenders referred to below) (the “Existing Lenders”), and the Collateral Agent are party to that certain Credit and Guaranty Agreement dated as of September 29, 2016, as amended by Amendment No. 1 and Joinder to Credit and Guaranty Agreement dated as of April 24, 2017, Amendment No. 2 to Credit and Guaranty Agreement dated as of April 26, 2017 and Amendment No. 3 to Credit and Guaranty Agreement dated as of July 25, 2017 (as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that (i) the lenders party hereto identified on the signature pages hereto as “New Lenders” (the “New Lenders”, and together with the Existing Lenders, the “Lenders”) become Incremental Bridge Lenders under the Credit Agreement, each with an Incremental Bridge Loan Commitment in the amount set forth opposite such New Lender’s name on Schedule 2.3 to the Credit Agreement (as amended hereby) and (ii) the Lenders agree to amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.          Joinder of New Lenders.

(a)          Each New Lender hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as an Incremental Bridge Lender thereunder and under each and every other Loan Document to which any Incremental Bridge Lender is required to be bound by the Credit Agreement, in each case to the same extent as if such New Lender was an original signatory thereto.

(b)          Each New Lender hereby: (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Bridge Lender under the Credit Agreement, (B) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become an Incremental Bridge Lender under the Credit Agreement, (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Incremental Bridge Lender and shall have the obligations of an Incremental Bridge Lender, and (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to provide its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Lender; and (ii) agrees that (A) it will, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (B) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Incremental Bridge Lender.

Section 3.          Amendments to Credit Agreement. The Credit Agreement and the Exhibits and Schedules thereto are hereby amended as reflected in Annex I attached hereto.

Section 4.          Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable upon the Collateral Agent receiving counterparts of this Agreement, duly executed by the Borrower, the Guarantors, the Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement, the New Lenders, and the Collateral Agent.

Section 5.          Payment of Fees. The Borrower acknowledges and agrees that it shall pay the fees and expenses required to be paid pursuant to, and in accordance with, Section 9.4 of the Credit Agreement.

Section 6.          Acknowledgments and Agreements.

(a)          The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)          Each party hereto agrees and acknowledges that the deadline for the Collateral Agent to receive a Control Agreement with respect to each of the Borrower’s deposit accounts ending in numbers 8180 and 8156 maintained at Wells Fargo Bank, National Association shall be 30 days from the Effective Date (or such later date as the Collateral Agent may agree in its sole discretion).

(c)          Each party hereto hereby represents and warrants on and as of the Effective Date that it is legally authorized to enter into and has duly executed and delivered this Agreement.

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(d)          The Borrower, the Collateral Agent, and the Lenders party hereto do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and together with each Guarantor acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(e)          From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(f)          This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 7.          Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Credit Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any other Loan Documents.

Section 8.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 9.          Successors and Assigns. This terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.         Invalidity; Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 11.         Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

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Section 12.         Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and made effective as of the date first written above.

BORROWER:	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Chief Financial Officer

GUARANTORS:	brushy resources, inc.
impetro operating llc
IMPETRO RESOURCES, LLC
HURRICANE RESOURCES LLC

	By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Chief Financial Officer

LILIS OPERATING COMPANY, LLC

	By:	Lilis Energy, Inc., its sole member

	By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Chief Financial Officer

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

DEANS KNIGHT CAPITAL MANAGEMENT LTD.,
as Collateral Agent

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

RBC INVESTOR SERVICES TRUST ITF 110952002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

JAYVEE & CO. ITF YTCF6310002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

NGPI CANADA INC.,
as a Lender

By:	/s/ Philip Hampson
Name:	Philip Hampson
Title:	President

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

SPROTT RESOURCE LENDING CORP.,
as a Lender

By:	/s/ Jim Grosdanis
Name:	Jim Grosdanis
Title:	Managing Partner and CFO

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP,
as a Lender

By:	/s/ Gretchen Carter
Name:	Gretchen Carter
Title:	CFO, RCIC, General Partner

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

TRACE CAPITAL INC.,
as a Lender

By:	/s/ Jennifer Nadj
Name:	Jennifer Nadj
Title:	President

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

PETER ELLIS,
as a Lender

By:	/s/ Peter Ellis
Name:	Peter Ellis
Title:

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

THOMAS ROOTHAM,
as a Lender

By:	/s/ Thomas Rootham
Name:	Thomas Rootham
Title:

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

INVESTOR COMPANY ITF 5J5505C,
as a Lender

By:	/s/ John Thiessen
Name:	John Thiessen
Title:	Portfolio Manager

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

MAC & CO. ITF YVRF 1001002,
as a Lender

By:	/s/ Martin Lang
Name:	Martin Lang
Title:	Chief Compliance Officer

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

ONE E LP,
as a Lender

By:	/s/ Gray Fowler
Name:	Gray Fowler
Title:	Signing Officer

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

SUGARMAN GM&P PARTNER CORPORATION,
as a New Lender

By:	/s/ Lorne Sugarman
Name:	Lorne Sugarman
Title:	President

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

Sprott Credit Income Opportunities Fund,
as a New Lender

By:	/s/ Warren Steinwall
Name:	Warren Steinwall
Title:	Managing Director, Fund and Trade Operations

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

Sprott Private Resource Lending (M), LP,
as a Lender

By:	/s/ Jim Grosdanis
Name:	Jim Grosdanis
Title:	Managing Partner and CFO

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

SKYLAKE CAPITAL GROWTH LTD.,
as a New Lender

By:	/s/ Fernando Elias
Name:	Fernando Elias
Title:	Director of WND Limited

By:	/s/ Ian McConnell
Name:	Ian McConnell
Title:	Director of WND Limited

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

Earlston Investments Inc.,
as a New Lender

By:	/s/ Michael Atkinson
Name:	Michael Atkinson
Title:	President and CEO

AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

LILIS ENERGY, INC.

ANNEX I

[Attached.]

Execution Version

ANNEX I TO Amendment No. 4 to Credit and Guaranty Agreement

CREDIT AND GUARANTY AGREEMENT

dated

September 29, 2016

BETWEEN

LILIS ENERGY, INC.,

as Borrower,

The Guarantors Party Hereto,

as Guarantors,

The Lenders Party Hereto,

as Lenders, and

DEANS KNIGHT CAPITAL MANAGEMENT LTD.,

as Collateral Agent

As amended on July 25, 2017

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ARTICLE V	GUARANTY	45

5.1.	Guaranty	45
5.2.	Limitation of Guaranty	45
5.3.	Contribution	45
5.4.	Authorization; Other Agreements	45
5.5.	Guaranty Absolute and Unconditional	46
5.6.	Waivers	47
5.7.	Reliance	47

ARTICLE VI	REPRESENTATIONS AND WARRANTIES	47

6.1.	Existence and Power	47
6.2.	Authorization; Contravention	48
6.3.	Binding Effect	48
6.4.	Subsidiaries	48
6.5.	Disclosure	48
6.6.	Financial Information	49
6.7.	Litigation	49
6.8.	ERISA Plans	49
6.9.	Taxes and Filing of Tax Returns	49
6.10.	Title to Properties; Liens; Environmental Liability	50
6.11.	Business Compliance	51
6.12.	Licenses, Permits, Etc	51
6.13.	Compliance with Laws	51
6.14.	Governmental Consent	51
6.15.	Investment Company Act	52
6.16.	State Utility; No Governmental Limitations on Liens	52
6.17.	Refunds; Certain Contracts	52
6.18.	No Default	53
6.19.	Anti-Terrorism Laws	53
6.20.	Flood Matters	53
6.21.	Solvency	53
6.22.	Eligible Contract Participant	53
6.23.	Intellectual Property	54
6.24.	Environmental Reports	54

ARTICLE VII	COVENANTS	54

7.1.	Reserved	54
7.2.	Financial Statements; Reserve and Other Reports; Certain Required Notices from Borrower; Additional Information	54
7.3.	Inspection of Properties and Books	56
7.4.	Maintenance of Security; Insurance; Authorization to File Financing Statements; Operating Accounts; Transfer Orders	57
7.5.	Payment of Taxes and Claims	57
7.6.	Payment of Debt; Additional Debt; Payment of Accounts; Restrictions on Payments on the SOS Note	58

7.7.	Negative Pledge	59
7.8.	Loans and Advances to Others; Investments; Restricted Payments; Subsidiaries	59
7.9.	Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents; Issuance of Equity Interests	60
7.10.	Primary Business; Continuous Operations; Location of Borrower’s Office; Ownership of Assets	61
7.11.	Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Nonoperator	62
7.12.	Transactions with Affiliates	62
7.13.	[Reserved]	62
7.14.	Compliance with Laws and Documents	63
7.15.	Certain Financial Covenants	63
7.16.	Additional Documents; Quantity of Documents; Title Data; Additional Information	63
7.17.	Environmental Indemnification	64
7.18.	Anti-Terrorism Laws	64
7.19.	Control Agreements	64

ARTICLE VIII	DEFAULTS; REMEDIES	65

8.1.	Events of Default; Acceleration of Maturity	65
8.2.	Remedies	67
8.3.	Suits for Enforcement	67
8.4.	Remedies Cumulative	67
8.5.	Remedies Not Waived	67

ARTICLE IX	MISCELLANEOUS	67

9.1.	Amendments, Waivers and Consents	67
9.2.	Release of Guarantees and Liens	68
9.3.	Indemnity	68
9.4.	Expenses	69
9.5.	Taxes	70
9.6.	Survival	70
9.7.	Applicable Law; Venue	70
9.8.	WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES	70
9.9.	Waiver of Deficiency Statute; Other Waivers	71
9.10.	Headings	71
9.11.	Counterparts	71
9.12.	Invalid Provisions, Severability	71
9.13.	Communications Via Internet	71
9.14.	USA Patriot Act Notice	72
9.15.	EXCULPATION PROVISIONS	72
9.16.	[Reserved]	72
9.17.	Interest Rate Limitation	72

ARTICLE X	SETOFF; TREATMENT OF PARTIAL PAYMENTS	73

10.1.	Setoff	73
10.2.	Adjustments	73

ARTICLE XI	BENEFIT OF AGREEMENT; ASSIGNMENTS	73

11.1.	Successors and Assigns	73
11.2.	Assignments; Effective Date; Participations; Register	73
11.3.	Dissemination of Information	75

ARTICLE XII	NOTICES	75

12.1.	Notices	75
12.2.	Change of Address	75

ARTICLE XIII	ENTIRE AGREEMENT	75

CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT is entered into as of September 29, 2016, by and among Lilis Energy, Inc., a Nevada corporation (together with its permitted successors and assigns, the “Borrower”), Brushy Resources, Inc., a Delaware Corporation (“Brushy”), ImPetro Operating, LLC, a Delaware limited liability company (“Operating”) and ImPetro Resources, LLC, a Delaware limited liability company (“Resources”, and together with Brushy and Operating, the “Initial Guarantors”), the lenders party hereto, and Deans Knight Capital Management Ltd., as Collateral Agent for the Lenders. Certain terms used herein are defined in Section 1.1.

RECITALS:

A.       The Borrower has requested, and the Lenders have agreed to make available to the Borrower, a multiple draw term loan facility subject to the terms and conditions set forth in this Agreement (a) to refinance certain existing indebtedness of the Borrower, (b) to fund the Borrower’s development programs, acquisitions and working capital and (c) for working capital purposes;

B.       The Borrower desires to secure the Obligations under this Agreement by granting to the Lender a security interest in and Lien on the Collateral; and

C.       Subject to the terms hereof, the Guarantors are willing to guarantee the Obligations of the Borrower;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE  I
DEFINITIONS

1.1.     Definitions. The following terms, as used herein, have the following meanings:

“Acceptable Hedging Transactions” means all Hedging Transactions entered into by the Borrower or any Guarantor in the ordinary course of its business, which if secured by Liens on any Collateral (other than Liens on cash margin collateral, deposits or securities) is subject to an intercreditor or collateral sharing agreement reasonably acceptable to the Required Lenders.

“Additional Assets” means (a) the Capital Stock of a Person that becomes a Guarantor as a result of the acquisition of such Capital Stock by the Borrower or another Guarantor, and (b) other long-term assets that are used or useful in the Oil and Gas Business.

“Advance Payment Contract” means any contract whereby any Loan Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of hydrocarbons produced or to be produced from Oil and Gas Property owned by any Loan Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

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“Affiliate” means, with respect to a Person, (a) any Person owning, Controlling or holding with power to vote ten percent (10%) or more of the outstanding voting interests of the referenced Person, (b) any Person ten percent (10%) or more of whose outstanding voting interests are directly or indirectly owned, Controlled or held with power to vote by the referenced Person, (c) any Person directly or indirectly Controlling, Controlled by or under common Control with the referenced Person, (d) any relative within the third degree of kindred of the referenced Person, or (e) any officer, director, limited liability company manager, trustee, beneficiary, employee or general partner of the referenced Person or of any Person referred to in clauses (a), (b), (c) or (d) of this definition. The term Affiliate shall include Affiliates of Affiliates (and so on).

“Agreement” or “Credit Agreement” means this Credit Agreement, as the same may hereafter be modified or amended from time to time.

“Anti-Terrorism Laws” mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Approved Petroleum Engineer” means Cawley Gillispie & Associates, or any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Asset Coverage Ratio” means, as of any date of determination, the ratio as of (a) the sum of (i) PV-9 Value of the Proved Reserves attributable to the Oil and Gas Properties of Loan Parties set forth in the most recently delivered Reserve Report plus (ii) 70% of the book value of the undeveloped acreage owned by the Loan Parties plus (iii) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries to (b) the Funded Debt as of such date.

“Asset Sale” means any Disposition by the Borrower or any Guarantor of any Property other than (a) Dispositions permitted by clauses (i), (ii), (iii), (iv), (vi) (only with respect to clause (i) thereof) and (ix) of the definition of Permitted Disposition, and (b) any single Disposition or series of related Dispositions that involves Properties having a Fair Market Value not exceeding $250,000 and when aggregated together with all other Dispositions under this clause (b) the total does not exceed $500,000.

“Assignment Agreement” has the meaning given to such term in Section 11.2.1 hereof.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Borrowing Date” means a date on which a Loan is made hereunder.

“Bridge Lender” means each lender with a Bridge Loan Commitment set forth on Schedule 2.2 and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan.

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“Bridge Loan” means a loan or advance made by the Bridge Lenders in accordance with Section 2.2.1, or the aggregate outstanding amount of all such loans or advances, as the context may require.

“Bridge Loan Base Rate” means, effective as of October 1, 2017 and thereafter, so long as any Bridge Loan is outstanding, a rate per annum equal to ten percent (10.00%).

“Bridge Loan Closing Date” means the date of initial funding of the Bridge Loans following satisfaction or waiver of the conditions set forth in Section 2.9.

“Bridge Loan Commitment” has the meaning given in Section 2.2.1.

“Bridge Loan Maturity Date” means October 21, 2018.

“Bridge Loan Note” means one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Bridge Loan Note”, duly executed by the Borrower and payable to the order of each Bridge Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Bridge PIK Rate” means, effective as of October 1, 2017 and thereafter, so long as any Bridge Loan is outstanding, a rate per annum equal to six percent (6.00%)).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to remain closed.

“Capital Stock” means:

(i)       in the case of a corporation, corporate stock;

(ii)      in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)     in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles,

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

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“Cash Equivalents” means:

(i)       United States dollars;

(ii)      securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(iii)     deposit accounts, certificates of deposit, money market accounts and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and whose senior unsecured debt either (a) is rated at least “A-l” by S&P and at least “P-I” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better;

(iv)     repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)      commercial paper having the highest ratings categories obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition;

(vi)     securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than three hundred sixty-five (365) days from the date of acquisition; and

(vii)    money market funds at least ninety-five (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition,

“Cash Taxes” for any fiscal quarter of the Borrower and its Subsidiaries, means federal income taxes and state taxes actually paid by the Borrower and its Subsidiaries during such quarter.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any Subsidiary.

“Change of Control Event” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of Capital Stock representing more than thirty-five (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Borrower, or (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

“Closing Date” means September 29, 2016.

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“Closing Date Loans” means the loans made on the Closing Date pursuant to the terms of this Agreement in effect as of the Closing Date.

“Collateral” means, until the Collateral Modification Date, the Property pledged as security for the Notes and the other Obligations, including all of the following of the Borrower and each Guarantor:

(i)       accounts receivable;

(ii)      equipment, goods, inventory and fixtures;

(iii)     documents, instruments and chattel paper;

(iv)     letter-of-credit rights;

(v)      securities collateral;

(vi)     investment property, including all Capital Stock owned by the Borrower and each Guarantor;

(vii)    intellectual property;

(viii)   commercial tort claims;

(ix)     general intangibles;

(x)      deposit accounts;

(xi)     money;

(xii)    supporting obligations;

(xiii)   books and records;

(xiv)   to the extent not covered by clauses (i) through (xiii) above, choses in action and all other personal property of the Borrower and each Guarantor, whether tangible or intangible;

(xv)    proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or any Guarantor from time to time with respect to any of the foregoing;

(xvi)   Hedging Agreements and Hedging Transactions;

(xvii)  As-Extracted Collateral; and

(xviii) all other existing and future tangible and intangible personal assets of the Borrower or any Guarantor.

Notwithstanding the foregoing, the Collateral will not include any of the following assets or property (collectively, the “Excluded Assets”):

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(i)       any asset or property right of the Borrower or any Guarantor of any nature:

(a)       if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right of the Borrower or any Guarantor or loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement to which the Borrower or such Guarantor is party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9 406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the United States Bankruptcy Code)); and

(b)      to the extent that any applicable Law prohibits the creation of a security interest thereon (other than to the extent that any such Law would be rendered ineffective pursuant to any other applicable Law);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability or prohibition is remedied or otherwise becomes ineffective and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) above will not be an Excluded Asset; and

(ii)      deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of the Borrower or any Guarantor, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any Guarantor, and (c) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and payroll accounts.

Notwithstanding the foregoing, upon the Collateral Modification Date, “Collateral” shall have the meaning set forth in the Replacement Security Documents, and the foregoing definition shall no longer be applicable.

“Collateral Agent” has the meaning given to such term in Section 4.3 hereof.

“Collateral Modification Date” means the date on which the Collateral Agent executes and delivers the Replacement Security Documents and the Intercreditor Agreement in connection with the consummation of a Second Lien Facility.

“Commitment” means (a) for each Lender, the amount set forth opposite such Lender’s name on Schedule 2.2 or Schedule 2.3 hereto, as applicable, under the heading “Bridge Loan Commitment” and “Incremental Bridge Loan Commitment”, which amount may be modified from time to time pursuant to the terms of this Agreement and (b) as to all Lenders, the aggregate commitments of all Lenders to make Loans hereunder in accordance with the Lenders’ Commitments shown on Schedule 2.2 and Schedule 2.3 pursuant to Section 2.2 or Section 2.3, as applicable, as of the Bridge Loan Closing Date or the Incremental Bridge Loan Closing Date, as the context requires.

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“Commitment Fee” means an amount equal to two percent (2%) of the initial principal amount of (i) for each Lender, such Lender’s Commitment as of the Closing Date and (ii) as to all Lenders, the total aggregate Commitments of all Lenders as of the Closing Date.

“Commodity Hedging Transaction” means any swap transaction, cap, floor, collar, exchange transaction, forward transaction, or other exchange or protection transaction relating to hydrocarbons or any option with respect to any such transaction, including derivative financial instruments.

“Compliance Certificate” means a certificate, substantially in the form attached hereto entitled “Form of Compliance Certificate”, executed by a Responsible Representative and furnished to the Lenders from time to time in accordance with Section 7.2.1.

“Contingent Obligation” See Guarantee.

“Control,” “Controlling” and “Controlled by” mean the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Control Agreement” means a deposit account, securities or commodity account control agreement, as applicable, to be executed and delivered among Borrower or any Guarantor, the Collateral Agent and each bank at which the Borrower or such Guarantor maintains, any deposit, securities or commodity account, in each case, in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Core Assets” means the hydrocarbon interests of the Borrower and its Subsidiaries located in the Delaware Basin (including, any pipeline or salt water disposal assets).

“CT”, with respect to any stated time of day, means such time of day generally in effect in the Central Time Zone as in effect in the State of Texas.

“Debt” or “Indebtedness” of any Person means at any date, without duplication:

(i)       all obligations of such Person for money borrowed, including (a) the obligations of such Person for money borrowed by a partnership of which such Person is a general partner, (b) obligations, whether or not assumed, which are secured in whole or in part by the Property of such Person or payable out of the proceeds or production from Property of such Person, and (c) any obligations of such Person in respect of letters of credit and repurchase agreements;

(ii)      all obligations of such Person evidenced by notes, debentures, bonds or similar instruments;

(iii)      all obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts arising in the ordinary course of business if interest is not paid or accrued thereon);

(iv)     all Capitalized Lease Obligations of such Person;

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(v)      all liabilities which in accordance with applicable accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet;

(vi)     all obligations of such Person under Hedging Agreements and Hedging Transactions;

(vii)    all Guarantees by such Person; and

(viii)   all Off-Balance Sheet Debt.

“Default” means the occurrence of an Event of Default or any event which with notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum interest rate equal to two percent (2.00%) per annum in excess of the rate of interest otherwise payable on the Notes.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is ninety one (91) days after the Final Maturity Date.

“Distributions” means dividends, distributions or other payments to Persons on account of their being the holders of Capital Stock or other Equity Interests in the Borrower.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Environmental Complaint” means any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or any Guarantor, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or any Guarantor or the business conducted thereon.

“Environmental Law” means (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or any Guarantor is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or Release of Hazardous Substances.

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“Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

“Environmental Lien” means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of Hazardous Substances into the environment.

“Equity Interest” means, with respect to any Person, an ownership and other equity interest, including Capital Stock and other Securities, in such Person and rights to convert into an ownership or other equity interest, including Capital Stock and other Securities, in such Person or to otherwise acquire an ownership or other equity interest, including Capital Stock and other Securities, in such Person and ownership of or rights to share in the revenues or profits of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all presently effective and future regulations issued pursuant thereto.

“Event of Default” has the meaning given such term in Section 8.1 hereof.

“Excluded Account” means (i) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, in each case only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above, (ii) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations, to the extent that such amounts deposited in such accounts are used solely for payroll and otherwise in amounts that the Borrower reasonably anticipates in good faith that it will need to operate for fourteen (14) days thereafter, (iii) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, (iv) any accounts designated solely as accounts for, and used solely for, working interest and royalty payments, and (v) any other accounts in which the average daily balance or fair market value, as applicable, does not exceed $150,000 in the aggregate; provided that, notwithstanding the foregoing, in no event shall any of the principal operating or disbursement accounts of the Borrower or its Subsidiaries constitute an “Excluded Account”.

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

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“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free-market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $1,000,000 shall be determined by the Board of Directors of the Borrower acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors, and any lesser Fair Market Value shall be determined by an officer of the Borrower acting in good faith.

“FATCA” means current Sections 1471 through 1474 of the Internal Revenue Code (and any similar amended or successor versions that are substantively comparable) and any applicable Treasury Regulations promulgated thereunder or published administrative guidance implementing such Sections, whether in existence on the date hereof or promulgated or published thereafter.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date”, “Final Maturity” or “Maturity Date” means (a) with respect to the Bridge Loans under the Bridge Loan Notes, the earlier of (i) the Bridge Loan Maturity Date, or (ii) the date that the Obligations become due in accordance with Section 8.2.1, and (b) with respect to the Incremental Bridge Loans under the Incremental Bridge Loan Notes, the earlier of (i) the Incremental Bridge Loan Maturity Date, or (ii) the date that the Obligations become due in accordance with Section 8.2.1.

“Financial Statements” has the meaning given to such term in Section 2.6.2 hereof. “Fraudulent Transfer Laws” has the meaning given to such term in Section 5.2 hereof.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For the purpose of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Debt” means the obligations of the Borrower and its consolidated subsidiaries described in clauses (i) and (ii) of the definition of Debt.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Loan Documents shall continue to be construed in accordance with GAAP as in existence on the date hereof.

“Governmental Authority” means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

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“Guarantee” or “Contingent Obligation” by or of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations of any other Person (for purposes of this definition, a “primary obligation”) and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any primary obligation or any Property constituting direct or indirect security therefor (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to make reimbursement in connection with any letter of credit or to maintain financial statement conditions, by comfort letter or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of any primary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) with the amount of any Guarantee or Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or Contingent Obligation is incurred or, if not stated or determinable, the maximum primary obligation which could reasonably be anticipated to arise in respect thereof. The term Guarantee (or Contingent Obligation) includes the pledging or other encumbrance of assets by a Person to secure the obligations of another Person and restrictions or limitations on a Person or its assets agreed to in connection with the obligations of another Person, but does not include endorsements for collection or deposit in the ordinary course of business; and “Guaranteed” by a Person or “incurring a Contingent Obligation” or words of similar import shall mean the act or condition of providing a Guarantee by such Person or such Person becoming contingently obligated or permitting a Guarantee or Contingent Obligation of such Person to exist or come into existence.

“Guaranteed Obligations” has the meaning given to such term in Section 5.1 hereof.

“Guarantor” means at any time the Initial Guarantors and any Person who has executed or does execute a Guaranty, which is in effect at such time.

“Guaranty” means the guaranty of a Guarantor guarantying all or a portion of the Obligations as set forth in Article V hereof.

“Hazardous Substance” means flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” or “toxic substances” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws.

“Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause a preceding, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined by the counterparties to such Hedging Transactions.

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“Hedging Agreement” means any International Swap Dealers Association, Inc. Master Agreement or other agreement and all schedules and exhibits attached thereto and incorporated therein that set forth set forth one or more Hedging Transactions or the general terms upon which a Person may enter into one or more Hedging Transactions.

“Hedging Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Hedge Agreement.

“Hedging Transaction” means a Commodity Hedging Transaction or a Rate Management Transaction or any other transaction with respect to any swap, forward, future or derivative transaction or option or similar transaction, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Incremental Bridge Lender” means each lender with an Incremental Bridge Loan Commitment set forth on Schedule 2.3 and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of an Incremental Bridge Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of an Incremental Bridge Loan.

“Incremental Bridge Loan” means a loan or advance made by the Incremental Bridge Lenders in accordance with Section 2.2.2, or the aggregate outstanding amount of all such loans or advances, as the context may require.

“Incremental Bridge Loan Base Rate” means, so long as any Incremental Bridge Loan is outstanding, a rate per annum equal to ten percent (10.00%).

“Incremental Bridge Loan Closing Date” means the date of initial funding of the Incremental Bridge Loans following satisfaction or waiver of the conditions set forth in Section 2.10.

“Incremental Bridge Loan Commitment” has the meaning given in Section 2.2.2.

“Incremental Bridge Loan Maturity Date” means October 21, 2018.

“Incremental Bridge Loan Note” means one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Incremental Bridge Loan Note”, duly executed by the Borrower and payable to the order of each Incremental Bridge Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Incremental Bridge PIK Rate” means, so long as any Incremental Bridge Loan is outstanding, a rate per annum equal to six percent (6.00%)).

“Indebtedness” See Debt.

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“Indemnified Party” means (i) the Lenders and each of their shareholders, officers, directors, employees, agents, attorneys-in-fact, and Affiliates, (ii) each trustee for the benefit of the Lenders under any Security Document, and (iii) the Collateral Agent (including any sub-agent of the Collateral Agent) and each of its shareholders, officers, directors, employees, agents, attorneys-in-fact, and Affiliates.

“Initial Guarantor” has the meaning given to such term in the preamble to this Agreement.

“Insolvency Proceeding” of any Person means any application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of such Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief, or other similar Law of the United States, the State of Texas, or any other jurisdiction.

“Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and the collateral agent under a Second Lien Facility governing, among other things, the priority of Liens securing the Obligations and the Liens securing such Second Lien Facility, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms from time to time.

“Interest Payment Date” means for the Loans made under the Notes, the first day of January, April, July and October of each year commencing with January 1, 2017, and upon maturity of the Notes (whether stated or upon acceleration).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, the contribution of capital to any other Person, or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or capital contribution; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods or services sold or provided by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other Contingent Obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means the (i) the Bridge Lenders, (ii) the Incremental Bridge Lenders or (iii) all of such Persons, in each case, as the context requires.

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“Lien” means, as to any Property of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such Property, or any other charge or encumbrance on any such asset to secure Debt or liabilities, but excluding any right to netting or setoff, (b) the interest of a vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, (c) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities and (d) the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party thereunder to file any financing statement which names such Person as debtor (in each case, other than precautionary filings).

“Loan” means (i) the Bridge Loans, (ii) the Incremental Bridge Loans or (iii) the aggregate outstanding amount of all such loans or advances, in each case, as the context may require.

“Loan Documents” shall mean this Agreement, the Notes, the Security Documents, any sub-agent agreement, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes or the Security Documents, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect (exclusive of term sheets and commitment letters).

“Loan Party” means each of the Borrower and the Guarantors.

“Margin Regulations” means Regulations T, U and X of the Board of Governors, as in effect from time to time.

“Material Adverse Effect” shall mean (i) for any Loan Party, any material adverse effect on the business, operations, Properties, results of operations or condition (financial or otherwise) of such Loan Party, (ii) for any Loan Party, any material adverse effect upon such Loan Party’s ability to repay its material Obligations under the Loan Documents, (iii) any material adverse effect upon any Collateral or (iv) any material adverse effect on the priority or enforceability of the Liens securing the Note.

“Material Agreement” means, with respect to any Person, any agreement, contract or commitment to which such Person is a party, by which such Person is bound, or to which any Property of such Person may be subject (and in any case, except for this Agreement and the other Loan Documents), which is not cancelable by such Person upon notice of ninety (90) days or less without (i) liability for further payment in excess of $1,000,000 or (ii) forfeiture of Property having an aggregate value in excess of $1,000,000.

“Material Debt” means, as to any Person, Debt (other than, with respect to the Borrower, the Notes but including Hedging Transactions) of such Person in the principal amount aggregating in excess of $1,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of such Person in respect of any Hedging Transaction at any time shall be the Hedge Termination Value.

“Mortgages” mean deeds of trust, mortgages, assignments of production, collateral mortgages, and acts of pledge (and security agreements included therein) in form and substance reasonably acceptable to the Lenders covering Oil and Gas Properties and the personality located thereon or primarily associated therewith, executed or to be executed by the appropriate Person as security for the Obligations and other indebtedness described therein.

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“Net Cash Proceeds” means (A) with respect to any Casualty Event or any Disposition or series of related Dispositions of any assets (including any Oil and Gas Property and Capital Stock of any Subsidiary) by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Casualty Event or such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset or assets and that is required to be repaid in connection with such Casualty Event or such Disposition or Dispositions (other than the Loans), (ii) the reasonable and documented out-of-pocket expenses (including taxes, brokers fees, commissions and legal fees) incurred by the Borrower or such Subsidiary in connection with such Casualty Event or such Disposition or Dispositions, and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under indemnification obligations or purchase price adjustments; provided that to the extent that, and at the time that, any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds), and (B) with respect to any Hedge Modification by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses (including taxes) incurred by the Borrower or such Subsidiary in connection with such Hedge Modification.

“Note” means the collective reference to (i) each Bridge Loan Note, and (ii) each Incremental Bridge Loan Note.

“Notice of Assignment” has the meaning given to such term in Section 11.2.2 hereof.

“NYMEX” means the New York Mercantile Exchange.

“Obligated Parties” mean the Borrower and any other Persons, including the Guarantors, from time to time obligated by Guarantee or otherwise to pay all or any portion of the Obligations.

“Obligations” shall mean, without duplication, (i) all Debt evidenced by the Notes, (ii) the obligation of the Borrower for the payment of the fees, late charges and prepayment charges, if any, payable hereunder or under the other Loan Documents, (iii) all other obligations and liabilities of the Borrower to the Lenders or the Collateral Agent, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, including the reimbursement of attorneys’ fees incurred by the Lenders and the Collateral Agent from time to time in connection with waivers and amendments to or enforcement of the Loan Documents, and (iv) all other obligations and liabilities of the Borrower to the Lenders and the Collateral Agent, now existing or hereafter incurred; and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor Governmental Authority.

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“Off-Balance Sheet Debt” means, with respect to a Person, (a) any repurchase indebtedness, liability or obligation of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation of such Person under any Sale and Leaseback Transaction which is not a Capitalized Lease Obligation, (c) any indebtedness, liability or obligation of such Person under any synthetic, off-balance sheet or tax retention lease, or (d) any indebtedness, liability or obligation of such Person arising with respect to any other transaction, or agreement for the use or possession of any Property, which is the functional equivalent, or takes the place, of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Oil and Gas Properties” means fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

“Organizational Documents” means, as to any Person, the articles of incorporation, articles of limited partnership, articles of formation or similar organizational documents, as applicable, of such Person.

“Participant” has the meaning given to such term in Section 11.2.1 hereof.

“Permitted Disposition” means:

(i)       the sale of hydrocarbons in the ordinary course of business;

(ii)      the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Subsidiaries or that is being replaced by equipment of comparable value and utility;

(iii)     Dispositions of cash and Cash Equivalents in the ordinary course of business;

(iv)     the Borrower or any Guarantor may Dispose of its property to the Borrower or another Guarantor;

(v)      sales, discounts or factoring of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing or receivables transaction;

(vi)     substantially contemporaneous (and in any event occurring within thirty (30) days of each other) Dispositions of Oil and Gas Properties as to which no Proved Reserves are attributable in exchange for other Oil and Gas Properties and, subject to the proviso of this clause (vi), cash; provided that (i) the Fair Market Value of the Oil and Gas Properties exchanged by the Borrower or its Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash) to be received by the Borrower or its Subsidiary, and (ii) any cash received must be applied in accordance with Section 3.4.2;

(vii)    Dispositions of seismic, geologic or other data and license rights in the ordinary course of business so long as such Disposition is not adverse to the Lenders and does not impair the Borrower’s or any Subsidiary’s operation of the Oil and Gas Properties;

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(viii)   Hedge Modifications; provided that the consideration received for such Hedge Modification is at least equal to Fair Market Value;

(ix)      solely to the extent constituting a Disposition, the incurrence of Liens, the making of Investments and the making of Restricted Payments, in each case as expressly permitted by this Agreement;

(x)       Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto; provided that the consideration received for such claim is at least equal to Fair Market Value; and

(xi)      other dispositions and sales of Properties (including any midstream assets or gathering systems) not otherwise permitted pursuant to Section 7.9.2 and this definition having a fair market value not to exceed $15,000,000 in the aggregate for all dispositions and sales of Properties pursuant to this clause (xi) for the term of this Agreement; provided that:

(a)       the consideration received shall be at least equal to the Fair Market Value of any Oil and Gas Property or other Properties subject to such Disposition (and the Borrower shall deliver to the Required Lenders a certificate of certifying that such Disposition was for Fair Market Value); and

(b)       at least 75% of the consideration received by the Borrower or any Subsidiary in respect of such Disposition is cash or Cash Equivalents and any consideration not received in the form of cash or Cash Equivalent shall solely be in the form of Oil and Gas Properties (excluding, for the avoidance of doubt, any Capital Stock); and

(c)       such Disposition shall not be a farm-out, drillco, or similar arrangement without the prior consent of the Required Lenders.

“Permitted Indebtedness” means:

(i)       the Obligations;

(ii)      unsecured accounts payable incurred in the ordinary course of business;

(iii)     unsecured Debt incurred by the Borrower or any Guarantor on or after the Closing Date; provided, that the aggregate amount of interest on such Debt payable in cash shall not exceed $5,000,000 per annum;

(iv)     Debt arising under Acceptable Hedging Transactions and under the Hedging Agreement(s) governing such Acceptable Hedging Transactions (but only to the extent such Debt arises in connection with Acceptable Hedging Transactions);

(v)      the SOS Note;

(vi)     any Second Lien Obligations;

(vii)    intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries; provided that any such Debt owed by either the Borrower or a Subsidiary shall be subordinated on terms reasonably acceptable to the Required Lenders;

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(viii)   Debt of the Borrower and the Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including any Capitalized Lease and any Debt assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof; provided that (A) with respect to the Debt incurred pursuant to this clause (viii), such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (viii) at any time outstanding shall not exceed $2,500,000;

(ix)     Debt (other than Debt for borrowed money) incurred or deposits made by the Borrower or any Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Borrower or any Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Subsidiary is party in connection with the operation of the Oil and Gas Property, in each case in the ordinary course of business;

(x)       Guarantees in respect of Debt otherwise permitted pursuant to this Agreement;

(xi)      Debt in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business;

(xii)     Debt in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Subsidiary under customary terms and conditions in an aggregate amount not to exceed $2,000,000;

(xiii)    any obligation arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted under this Agreement, provided that such Debt incurred pursuant to this clause (xiii) shall not exceed, in the aggregate, $2,000,000;

(xiv)   Debt arising under gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower and its Subsidiaries in excess of $1,000,000 at any one time outstanding; and

(xv)    Debt arising under any Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $1,000,000.

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“Permitted Encumbrances” means:

(i)       Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(ii)       carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Property and securing obligations that are not overdue by more than sixty (60) days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(iii)     contractual Liens which arise in the ordinary course of business under oil and gas leases, operating agreements, partnership agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, overriding royalty agreements, net profits agreements, deferred purchase agreements, development agreements, gas balancing, injection, repressuring and recycling agreements, salt water or other disposal agreements and seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Document or this Agreement which Liens are limited to the Oil and Gas Property and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of hydrocarbons produced from the Oil and Gas Property, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto; provided that any such Liens permitted pursuant to this clause (iii) shall not include any Liens in connection any farm-out, drillco, or similar arrangement;

(iv)     pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(v)      Liens on cash and securities, letters of credit and deposits to secure the performance of bids, trade contracts, leases, statutory obligations (excluding Liens arising under ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, which are in the ordinary course of business and which are in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(vi)     Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

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(vii)    judgment liens in respect of judgments that do not constitute an Event of Default;

(viii)   easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or materially impair the use of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(ix)     royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Subsidiary with respect to the Oil and Gas Property owned by the Borrower or such Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of PV-9 Value;

(x)       Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease;

(xi)      unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(xii)     defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Property), if such defects or irregularities do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money.

“Permitted Investments” means:

(i)       any Investment (i) in the Borrower, (ii) made by any Loan Party in or to any Loan Party, and (iii) made by any Subsidiary in or to any Loan Party;

(ii)      any Investment in Cash Equivalents;

(iii)     any Investments received (A) in compromise of obligations with respect to trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) in compromise of obligations relating to or in resolution of litigation, arbitration or other disputes with Persons that are not Affiliates;

(iv)     Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Debt;

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(v)       Acceptable Hedging Transactions;

(vi)       Investments in accounts receivable, prepaid expenses, trade credit, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business and not for speculative purposes;

(vii)       advances, deposits and prepayments for purchases of any assets;

(viii)      loans or advances in the ordinary course of business for bona fide business purposes of the Borrower and its Subsidiaries (including travel, entertainment and relocation expenses);

(ix)        in connection with any Property contributed or transferred to any Person as an Investment, such Property shall be equal to the Fair Market Value at the time of the Investment, without regard to subsequent changes in value. With respect to any Investment, the Borrower may, in its sole discretion, allocate or reallocate all or any portion of any Investment to one or more applicable clauses above so that the entire Investment is a Permitted Investment;

(x)        guarantees constituting Permitted Indebtedness (other than guarantees in respect of any Capitalized Lease) and performance guarantees incurred in the ordinary course of business;

(xi)        Investments by the Borrower and its Subsidiaries in Oil and Gas Properties that are customary in the oil and gas business and in the ordinary course of the Borrower’s or such Subsidiary’s business, and in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable; provided that Investments (i) in Capital Stock and (ii) made in the form of, or pursuant to, farm-outs, drillcos or other similar arrangements, in each case, shall not be permitted without the prior written consent of the Required Lenders;

(xii)       Investments consisting of any Acceptable Hedging Transactions;

(xiii)       Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Agreement; and

(xiv)      other Investments not to exceed $2,000,000 in the aggregate.

“Permitted Liens” means, with respect to any Property, each of the following:

(i)         Liens securing the Obligations;

(ii)        the following, if the validity and amount thereof are being contested in good faith and by appropriate legal proceedings and so long as (a) levy and execution thereon have been stayed and continue to be stayed, (b) they do not in the aggregate materially detract from or threaten the value of such Property, or materially impair the use thereof in the operation of the business of the owner of such Property, and (c) a reserve therefor, if appropriate, has been established: claims and Liens for Taxes due and payable; claims and Liens upon and defects of title to real and personal property; claims and Liens of landlords, repairmen, mechanics, materialmen, warehousemen, or carriers, or similar Liens; and adverse judgments on appeal;

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(iii)       any Permitted Encumbrances;

(iv)       Liens in favor of the lessor on the Property being leased under any Capitalized Lease permitted hereunder;

(v)        minor defects in title to an Oil and Gas Property not in any case materially detracting from the value of such Property;

(vi)       Liens securing a Second Lien Facility pursuant to the Second Lien Documents subject to the Intercreditor Agreement;

(vii)       any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(viii)      Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any other Subsidiaries (other than proceeds and accessions and additions to such property);

(ix)        Liens securing insurance premium financing permitted by clause (vii) of the definition of Permitted Indebtedness under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and

(x)         Liens on cash margin collateral, deposits or securities required by any Person with whom any Credit Party enters into an Acceptable Hedging Transaction securing obligations in any amount not to exceed $2,000,000 in the aggregate.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization including a government or political subdivision or any governmental agency or instrumentality thereof.

“Plan” means any employee benefit plan which is covered by Title IV of ERISA.

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“Property”, “property” or “asset” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proved Reserves” means “Proved Reserves” as defined in the Petroleum Resources Management System as in effect at the time in question prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers and reviewed and jointly sponsored by the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers (or any generally recognized successor organizations).

“Purchaser” has the meaning given to such term in Section 11.2.1 hereof.

“PV-9 Value” means (a) in respect of the Proved Reserves of any Loan Party’s Oil and Gas Properties set forth in the most recently delivered Reserve Report, the aggregate net present value (discounted at 9% per annum) of such Oil and Gas Properties calculated before income taxes, but after reduction for royalties, lease operating expenses, severance and ad valorem taxes, capital expenditures and abandonment costs and with no escalation of capital expenditures or abandonment costs (a) calculated in accordance with SEC guidelines but using Strip Price for crude oil and natural gas liquids (WTI Cushing) and natural gas (Henry Hub), and (b) calculated (i) in the case of a Reserve Report prepared as of December 31 of any year, by an Approved Petroleum Engineer and (ii) in the case of each other Reserve Report or as otherwise required under this Agreement, at the Borrower’s option, by a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such person’s reasonable judgment after having reviewed the information from the most recently delivered Reserve Report, (iii) as set forth in the Reserve Report most recently delivered under Section 7.2, (iv) as adjusted to give effect to Hedging Agreements permitted by this Agreement as in effect on the date of such determination and (v) as adjusted to give pro forma effect to all dispositions or acquisitions of Oil and Gas Properties completed since the date of the Reserve Report.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, managers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release of Hazardous Substances” means any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or any Guarantor, with respect to which the Borrower or any Guarantor is legally obligated to respond under applicable Environmental Laws, by notifying the relevant Governmental Authority, investigating or undertaking corrective action.

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“Removal Effective Date” has the meaning given to such term in Section 4.8 hereof.

“Replacement Security Documents” means each security document or instrument granting a first priority Lien on the Collateral (as described therein), subject only to Permitted Liens, executed and delivered to secure all or a portion of the Obligations in connection with the consummation of the transactions contemplated by a Second Lien Facility, and all other documents and instruments at any time executed as security for all or any portion of the Obligations (including, without limitation, any Mortgages), as such instruments may be amended, restated, supplemented or otherwise modified from time to time; provided that such security document or instrument granting a first priority Lien on the Collateral shall be on substantially the same terms and conditions as any corresponding security document or instrument securing the Second Lien Obligations.

“Representative’s Certificate” means a certificate signed by a Responsible Representative.

“Required Lenders” means Lenders holding Loans in excess of fifty percent (50%) of the Loans outstanding as of any date of determination.

“Requirement of Law” means, as to any Person, its Organizational Documents, and all applicable Laws.

“Reserve Report” means an unsuperseded engineering analysis of the Loan Parties’ Oil and Gas Properties, in form and substance reasonably acceptable to the Required Lenders, which shall include (i) pricing assumptions based upon the Strip Price and (ii) projections of revenues attributable to all undrilled locations on the Loan Parties’ Oil and Gas Properties based on a development plan for a period no greater than 7 years from the date of such Reserve Report reasonably acceptable to the Required Lenders; provided that, for the avoidance of doubt, such projections need not be based on historical capital expenditures in such locations nor take into account potential financings of projected capital expenditures.

“Resignation Effective Date” has the meaning given to such term in Section 4.8 hereof.

“Responsible Representative” means the Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President of the Borrower, or any other officer of the Borrower duly authorized by the Borrowers board of directors.

“Restricted Payment” means the occurrence of any of the following:

(i)          any withdrawal from the Borrower or any Guarantor of cash by any owner of an Equity Interest in the Borrower or any such Guarantor or the declaration or payment of any cash dividend on, or the incurrence of any liability to make, or the making of, any other cash payment in respect of, any Equity Interests in the Borrower or any Guarantor;

(ii)         any cash payment on account of the purchase, redemption or other retirement of any Equity Interests in the Borrower or any Guarantor; or

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(iii)        the repayment by the Borrower or any Guarantor in cash of any Debt owed to an Affiliate (other than repayments to the Borrower), except as specifically permitted by the Loan Documents.

“ROFR Financing” shall have the meaning given to such term in Section 8.16.1.

“ROFR Initiation Notice” shall have the meaning given to such term in Section 8.16.1.

“FROFR Option” shall have the meaning given to such term in Section 8.16.2.

“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“SEC” means the United States Securities Exchange Commission.

“Second Lien Documents” means the “Loan Documents” or such analogous term under a Second Lien Facility.

“Second Lien Facility” means a credit agreement or similar instrument among the Borrower and certain financial intuitions party thereto providing for loans or other Debt for borrowed money in an aggregate principal amount (excluding, for the avoidance of doubt any capitalized interest or interest that is paid in kind and any make-whole or other prepayment premium) not to exceed $175,000,000 which loans or other Debt are secured on a second priority basis by Liens on the Collateral and subject to the Intercreditor Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Second Lien Obligations” means the “Obligations” or such analogous term under a Second Lien Facility.

“Security” means any stock, share, voting trust certificate, limited or general partnership interest, member interest, bond debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instrument commonly known as a “Security” or any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

“Security Documents” means (i) before the occurrence of the Collateral Modification Date, the security instruments executed and delivered in satisfaction of the condition set forth in Section 4.1, the Mortgages, if any, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time, and (ii) after the occurrence of the Collateral Modification Date, the Replacement Security Documents.

“SOS Note” means that certain subordinated promissory note, dated June 23, 2016, issued by the Borrower to SOSV Investments LLC, as may be amended, supplemented, replaced, extended, renewed or modified from time to time.

“Strip Price” shall mean, as of any date of determination, the forward month prices as of such date, for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five-year period), with such prices escalated at two percent (2)% each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX as of the determination date and (ii) adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination.

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“Subsidiary” means for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

“Test Period” means, as the last day of any fiscal quarter of the Borrower, the four prior consecutive fiscal quarters of Borrower, the last of which ends on such date.

“Transferee” means any Person to which a Lender has sold, assigned or transferred any of the Obligations, as authorized hereunder and including any Person acquiring, by purchase, assignment, transfer (including transfers by operation of law) or participation from any such purchaser, assignee or transferee, any part of such Obligations.

“Tribunal” means any court, tribunal, governmental body, agency, arbitration panel, or instrumentality.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2.	Accounting Terms and Determinations; Changes in Accounting.

1.2.1.       Unless otherwise specified herein, all accounting terms used herein and all references to accounting matters shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which the Borrower shall have promptly notified the Lenders becoming aware thereof) with the most recent financial statements of the Borrower delivered to the Lenders. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period.

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1.2.2.       The Borrower will not change its method of accounting, other than immaterial changes in methods, changes permitted by applicable accounting principles and changes required by a change in applicable accounting principles, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, neither the Borrower nor any of its Subsidiaries will change the manner in which either the last day of its fiscal year or the last day of the first three (3) fiscal quarters of its fiscal years is calculated without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

1.2.3.       The fiscal year of the Borrower shall end on December 31 of such year.

1.3.          References. References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections, Recitals or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections, recitals or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “herein below,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

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1.4.         Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement,

1.5.         Joint Preparation; Construction of Indemnities and Releases. This Agreement, the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.

1.6.        Time References. Unless otherwise indicated, all references to a time of day refer to the time of day in the Central Time Zone for such day, as generally in effect in the state of Texas.

ARTICLE  II
TERMS OF FACILITY

2.1.	[Reserved].

2.2.	Bridge Loans.

2.2.1.        Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Bridge Loan Closing Date the amount set forth opposite such Lender’s name on Schedule 2.2 under the heading “Bridge Loan Commitment” (such amount being referred to as such Lender’s “Bridge Loan Commitment”).

2.2.2.       Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Incremental Bridge Loan Closing Date the amount set forth opposite such Lender’s name on Schedule 2.3 under the heading “Incremental Bridge Loan Commitment” (such amount being referred to as such Lender’s “Incremental Bridge Loan Commitment”).

2.3.	Notes.

2.3.1.       The Loans shall be evidenced by one or more Notes issued by the Borrower, payable to the order of each Lender with a Commitment hereunder.

2.3.2.       The outstanding principal of the Notes reflected by the notations (whether handwritten, electronic or otherwise) by the Lenders on their records shall be deemed rebuttably presumptive evidence of the principal amount owing on the respective Note.

2.3.3.       Each Lender will record each payment of principal or interest made by the Borrower with respect thereto on its books, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule (modified as such Lender shall deem advisable) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the applicable Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse such Lender’s Note and to attach to and make a part of the Note a continuation of any such schedule (modified as the Lender shall deem advisable) as and when required.

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2.4.	Reserved.

2.5.	Interest Rates; Payment of Interest.

2.5.1.       [Reserved].

2.5.2.       Accrued interest on all Notes shall be payable in arrears on each Interest Payment Date; provided that, interest accrued pursuant to Section 3.3 shall be payable on demand.

2.5.3.       Each determination hereunder of interest on the Notes and fees hereunder based on per annum calculations shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed (including the first day but excluding the last day).

2.5.4.       The unpaid principal of the Bridge Loan Notes shall bear interest from the Bridge Loan Closing Date at a rate equal to Bridge Loan Base Rate or such higher rate as is specified in Section 3.3. The unpaid principal of the Incremental Bridge Loan Notes shall bear interest from the Incremental Bridge Loan Closing Date at a rate equal to Incremental Bridge Loan Base Rate or such higher rate as is specified in Section 3.3.

2.5.5.       Additional interest shall accrue and be payable in kind on each Bridge Loan Note in an amount equal to the Bridge PIK Rate on the outstanding principal amount of such Bridge Loan Note. Such accrued additional interest shall be added to the principal of each Bridge Loan Note upon each Interest Payment Date, by increasing the then outstanding principal amount of the Bridge Loan Note by the amount of such additional interest paid in kind on such Interest Payment Date. Additional interest shall accrue and be payable in kind on each Incremental Bridge Loan Note in an amount equal to the Incremental Bridge PIK Rate on the outstanding principal amount of such Incremental Bridge Loan Note. Such accrued additional interest shall be added to the principal of each Incremental Bridge Loan Note upon each Interest Payment Date, by increasing the then outstanding principal amount of the Incremental Bridge Loan Note by the amount of such additional interest paid in kind on such Interest Payment Date.

2.6.        Conditions to Closing Date Loans. No Lender shall be obligated to make Closing Date Loans hereunder unless the following conditions shall have been satisfied or waived by the Required Lenders.

2.6.1.       Receipt of Loan Documents and Other Items. On or prior to the Closing Date, the Lenders shall have received the following, in each case in form and substance reasonably satisfactory to the Lenders:

(i)       the duly executed Notes for each Lender in the amount at least equal to its Available Commitment;

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(ii)         copies of the Organizational Documents, and all amendments thereto, of each Loan Party, accompanied by certificates that such copies are correct and complete, one issued by the Secretary of State of the state of incorporation or formation of each such Loan Party, dated a current date;

(iii)       certificates of incumbencies and signatures of all officers of each Loan Party who will be authorized to execute or attest any of the Loan Documents;

(iv)       copies of resolutions approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by the governing authority of each Loan Party accompanied by certificates of an authorized representative reasonably acceptable to the Required Lenders, that such copies are true and correct copies of resolutions duly adopted at the meeting of, or by the unanimous written consent of, the authorized body of each Loan Party and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect and are in full force and effect as of the Closing Date;

(v)        certificates of good standing (or equivalent) for each Loan Party, dated a current date, to the effect that such Loan Party is in good standing with respect to the payment of franchise or other Taxes and, if required by Law, is duly qualified to transact business in such jurisdiction;

(vi)       confirmation, reasonably acceptable to the Required Lenders, of the title of the Borrower, free and clear of Liens, other than Permitted Liens, to Oil and Gas Properties that in the aggregate have value as Collateral of no less than eighty percent (80%) of the aggregate value as Collateral of all Proved Reserves from the Oil and Gas Properties;

(vii)      confirmation reasonably acceptable to the Required Lenders that the Oil and Gas Properties of the Borrower are in compliance in all material respects with applicable Environmental Laws;

(viii)     certificates of insurance from the insurance companies insuring the Borrower and each other Loan Party which will execute any Loan Documents, confirming insurance for the Borrower and each such other Loan Party meeting the standards of Section 7.1.4(iv);

(ix)        payment of (i) the Commitment Fee to each Lender and (ii) any reasonable legal fees and expenses or estimates thereof of one (1) legal counsel to the Lenders for which invoices or estimates have been presented on or before the Closing Date;

(x)         if requested by the Required Lenders, a certificate from an authorized representative reasonably acceptable to the Required Lenders certifying that to the best of such individual’s knowledge as to the truth and correctness in all material respects of each representation and warranty contained in Article VI hereof as of the Closing Date and that no Default or Event of Default exists as of the Closing Date;

(xi)        any consents, approvals, authorizations of a Governmental Authority or other third party required for the valid execution, delivery and the performance of this Agreement or any other Loan Documents by the Borrower or any other Loan Party; and

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(xii)       an amended and restated Warrant.

2.6.2.       Financial Statements. On the Closing Date, each Lender shall have received and reviewed: (i) the consolidated audited financial statements of Borrower and its Subsidiaries as of December 31, 2015 and (ii) the consolidated unaudited financial statements of Borrower and its Subsidiaries as of June 30, 2016 (together the “Financial Statements”).

2.6.3.       No Material Adverse Effect. No Material Adverse Effect shall have occurred since August 22, 2016.

2.7.	Maturity of Notes.

2.7.1.       The Notes shall finally mature no later than the Final Maturity Date, and any unpaid principal of the Notes and accrued, unpaid interest thereon shall be due and payable on such date.

2.7.2.       The Bridge Loan Notes shall finally mature no later than the Bridge Loan Maturity Date, and any unpaid principal of the Bridge Loan Notes and accrued, unpaid interest thereon shall be due and payable on such date.

2.7.3.       The Incremental Bridge Loan Notes shall finally mature no later than the Incremental Bridge Loan Maturity Date, and any unpaid principal of the Incremental Bridge Loan Notes and accrued, unpaid interest thereon shall be due and payable on such date.

2.8.	Principal Payment.

2.8.1.       The Borrower shall pay all principal of the Incremental Bridge Loans, all accrued and unpaid interest thereon, and all other Obligations with respect to the Incremental Bridge Loans to the Bridge Lenders on the Incremental Bridge Loan Maturity Date.

2.8.2.       The Borrower shall pay all principal of the Bridge Loans, all accrued and unpaid interest thereon, and all other Obligations with respect to the Bridge Loans to the Bridge Lenders on the Bridge Loan Maturity Date.

2.9.          Conditions to Bridge Loans. No Bridge Lender shall be obligated to make Bridge Loans hereunder unless the following conditions shall have been satisfied or waived by the Bridge Lenders:

2.9.1.       Receipt of Bridge Loan Notes. On or prior to the Bridge Loan Closing Date, the Bridge Lenders shall have received duly executed Bridge Loan Notes for each Bridge Lender in the amount at least equal to its Bridge Loan Commitment.

2.9.2.       Representations and Warranties. The representations and warranties contained in Article VI hereof shall be true and correct in all material respects as of the Bridge Loan Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Bridge Loan Closing Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

2.9.3.       No Default or Event of Default. As of the Bridge Loan Closing Date, no Default or Event of Default shall be continuing.

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2.9.4.       No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2016.

2.9.5.       Officer’s Certificate. The Bridge Lenders shall have received a certificate dated as of the Bridge Loan Closing Date and signed by an officer of the Borrower, confirming compliance with the conditions set forth in Section 2.9.2, Section 2.9.3 and Section 2.9.4 of this Agreement.

2.10.       Conditions to Incremental Bridge Loans. No Incremental Bridge Lender shall be obligated to make Incremental Bridge Loans hereunder unless the following conditions shall have been satisfied or waived by the Incremental Bridge Lenders:

2.10.1.       Receipt of Incremental Bridge Loan Notes. On or prior to the Incremental Bridge Loan Closing Date, the Incremental Bridge Lenders shall have received duly executed Incremental Bridge Loan Notes for each Incremental Bridge Lender in the amount at least equal to its Incremental Bridge Loan Commitment.

2.10.2.       Representations and Warranties. The representations and warranties contained in Article VI hereof shall be true and correct in all material respects as of the Incremental Bridge Loan Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Incremental Bridge Loan Closing Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

2.10.3.       No Default or Event of Default. As of the Incremental Bridge Loan Closing Date, no Default or Event of Default shall be continuing.

2.10.4.       No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2016.

2.10.5.       Officer’s Certificate. The Incremental Bridge Lenders shall have received a certificate dated as of the Incremental Bridge Loan Closing Date and signed by an officer of the Borrower, confirming compliance with the conditions set forth in Section 2.10.2, Section 2.10.3 and Section 2.10.4 of this Agreement.

ARTICLE  III
GENERAL PROVISIONS

3.1.	General Provisions as to Payments.

3.1.1.       All payments of principal and interest on the Notes and of fees hereunder shall be made, without setoff, deduction or counterclaim, by 12:00 p.m. CT on the date such payments are due in federal or other funds immediately available at the office of the Lenders referred to in Article XII and, if not made by such time or in immediately available funds, then such payment shall be deemed made when such funds are available to the applicable Lender for its full and unrestricted use. Whenever any payment of principal of or interest on the Notes or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

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3.1.2.       All payments made by the Borrower on the Notes shall be made free and clear of, and without reduction by reason of, any Taxes.

3.1.3.       All payments shall be denominated in Dollars.

3.2.	Taxes.

3.2.1.       All payments by the Borrower hereunder and under the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, unless the Borrower is required by law (as determined in the good faith discretion of the Borrower on the advice of counsel to the Borrower) to make such deduction or withholding. Subject to Section 3.2.2, if any Non-Excluded Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder, the Borrower will pay to the applicable Lender, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such Non-Excluded Taxes been required to be withheld. For purposes of this Agreement, “Non-Excluded Taxes” are any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (A) any United States federal withholding tax imposed pursuant to FATCA or (B) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or through which it holds the Notes or any political subdivision, taxing authority or other authority thereof or therein, or as a result of a present or former connection between such Lender and the jurisdiction imposing such tax other than a connection arising solely as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement. The Borrower will deliver promptly to the applicable Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. If the Borrower reasonably believes that such Non-Excluded Taxes were not correctly or reasonably asserted, the applicable Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of such Lender, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it).

3.2.2.       Notwithstanding anything to the contrary contained herein, the Borrower will not be required to make any additional payment to or for the account of any Lender with respect to any Non-Excluded Taxes under Section 3.2.3 by reason of (i) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under Section 3.2.5 or such Lender’s failure or inability to furnish under Section 3.2.5 an original or an extension or renewal of any form required under Section 3.2.5, or (ii) if such Non-Excluded Taxes are taxes required to be withheld on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or changes its place of organization or principal office).

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3.2.3.       If a Lender determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by a Borrower under Section 3.2.1 or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Each Lender agrees, that upon the occurrence of any event giving rise to a tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it will use reasonable efforts to mitigate the effect of any such event, including by designating another lending office (if available) for any Note affected by such event and by completing and delivering or filing any tax-related forms which would reduce or eliminate such tax or additional amounts.

3.2.4.       Subject to Section 3.2.2, the Borrower will indemnify each Lender for the full amount of Non-Excluded Taxes imposed on or paid by such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 3.2.4 shall be made within thirty (30) days from the date such Lender makes written demand therefor describing such Non-Excluded Taxes in reasonable detail.

3.2.5.       Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to the Borrower, at the time or times prescribed by law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)       duly completed copies of Internal Revenue Service Form W-8BEN

(ii)       claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(iii)       duly completed copies of Internal Revenue Service Form W-8ECI;

(iv)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

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(v)       any other form prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by law to permit the Borrower to determine the withholding or deduction required to be made.

3.3.         Default Interest. At the option of the Required Lenders, the principal of the Notes shall bear interest at the Default Rate during any time an Event of Default exists and continues, and, to the extent not prohibited by Law, overdue interest on the Notes shall bear interest at the Default Rate.

3.4.	Prepayments.

3.4.1.       Borrower shall have the right at any time or from time to time to prepay, in whole or in part, the Loans; provided that Borrower shall (a) pay at the time of such prepayment (i) all accrued but unpaid interest due and owing hereunder with respect to such Loans so prepaid, and (ii) in the case of any prepayment of the Loans prior to January 19, 2018, an additional amount equal to the interest that would have accrued from the date of such prepayment to January 19, 2018 pursuant to the terms hereof with respect to such Loan so repaid,1 (b) have delivered a notice of payment as required pursuant to Section 3.4.3, and (c) pay any applicable prepayment premium due pursuant to Section 3.5.

3.4.2.       unless the Required Lenders shall agree in writing that no prepayment of the Loans is required pursuant to this Section 3.4.2, upon the consummation of each Disposition of all or any part of its assets outside the ordinary course of business Borrower shall (i) prepay the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of the amount by which the cash net proceeds (taking into account any underwriting discounts or commissions and other reasonable transaction costs, fees and expenses properly attributable to such transaction payable in connection therewith, excluding any of the foregoing payable to Borrower, any Guarantor, any Subsidiary or any Affiliate of any of the foregoing) of such Disposition exceeds $500,000 (such amount, the “Prepayment Amount”, and/or (ii) elect (by written notice to the Required Lenders) to reinvest all or any portion of such Prepayment Amount in Additional Assets; provided further that if all or any portion of such Prepayment Amount are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Prepayment Amount on the last date of such period to the prepayment of the Loans.

3.4.3.       Borrower shall give the Lenders at least one (1) Business Day’s prior written notice of each prepayment proposed to be made by Borrower pursuant to Sections 3.4.1 or 3.4.2, specifying the principal amount thereof to be prepaid and the prepayment date. Notice of such prepayment having been given, the principal amount of the Loan specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date.

3.4.4.       Any prepayment of the Loans pursuant to Section 3.4.1 or Section 3.4.5 shall be applied to repay the Bridge Loans and the Incremental Bridge Loans, on a pro rata basis.

1 Insert date 3 months from incremental bridge closing date.

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3.4.5.       Unless the Required Lenders shall agree in writing that no prepayment of the Loans is required pursuant to this Section 3.4.5, if any Credit Party shall consummate any Asset Sale or receive any Net Cash Proceeds from a Casualty Event (each such event, a “Prepayment Event”), then, not later than two (2) Business Days after such Prepayment Event, the Borrower shall apply all or any portion of such Net Cash Proceeds to the repayment of the Loans and the payment of accrued and unpaid interest and any amount payable pursuant to Section 3.4.1(a)(ii), and/or (ii) elect (by written notice to the Lenders) to reinvest all or any portion of such Net Cash Proceeds in Additional Assets; provided further that if all or any portion of such Net Cash Proceeds are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Net Cash Proceeds on the last date of such period to the prepayment of the Loans.

3.4.6.       The Borrower shall not have any right to reborrow any portion of any Loan which has been repaid or prepaid from time to time.

3.5.	Prepayment Premium.

3.5.1.       Upon any prepayment pursuant to Section 3.4.1 or Section 3.4.5 with respect to the Loans, the Borrower shall pay a prepayment premium in an amount equal to 1.00% of the principal amount of Loans so prepaid.

3.6.	Additional Costs; Capital Adequacy.

3.6.1.       If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)       subject any Lender to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Lender or its Applicable Lending Office or any Non-Excluded Taxes covered by Section 3.2; or

(ii)       impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender any other condition affecting its Loans, its Note or its Commitment; or

(iii)       impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Lender’s Commitment; and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any Loan or such Lender’s Commitment, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) and delivery to the Borrower of the certificate required by clause (c) hereof, the Borrower shall pay to such Lender the additional amount or amounts as will compensate such Lender for such increased cost or reduction.

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3.6.2.       If any Lender shall determine that any change after the date hereof in any existing applicable law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent corporation) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent corporation) for such reduction; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by any Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in law giving rise to a payment or indemnity obligation by the Borrowers under this Section 3.6.2, regardless of the date enacted, adopted or issued.

3.6.3.       Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.6 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

ARTICLE  IV
APPOINTMENT OF COLLATERAL AGENT

4.1.	[Reserved.]

4.2.	[Reserved.]

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4.3.          Appointment and Authority. Each of the Lenders hereby irrevocably appoints Deans Knight Capital Management Ltd., to act on its behalf as the collateral agent (solely in its capacity as contractual representative of the Lenders and not in its individual capacity), and any successor agent appointed pursuant to this Article IV (the “Collateral Agent”) hereunder and under the other Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to the Lenders to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. All protections, exculpations, indemnifications, expense reimbursements, rights, powers and privileges provided to the Lenders under this Agreement and the other Loan Documents shall also apply to the Collateral Agent. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article IV for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Article IX (including, without limitation, Section 9.3 and Section 9.4 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

4.4.          Exculpatory Provisions. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:

4.4.1.       the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

4.4.2.       the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise as directed in writing by the Required Lenders; provided that Collateral Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose Collateral Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law;

4.4.3.       except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity;

4.4.4.       the Collateral Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, Mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower;

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4.4.5.       the Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

4.4.6.       the Collateral Agent shall not be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Collateral Agent or (ii) required to take any enforcement action against a Loan Party or any other obligor outside of the United States; and

4.4.7.       the delivery of any reports, information and documents to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including a Loan Party’s compliance with any of its covenants or obligations hereunder.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Lender, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in this Agreement or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

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Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any of the Loan Parties or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent. Each party to this Agreement acknowledges and agrees that the Collateral Agent and the Required Lenders may use an outside service provider for the tracking of all UCC financing statements or similar statements under the laws of any other jurisdiction required to be filed pursuant to the Loan Documents and notification to the Collateral Agent, the Required Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

4.5.          Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Collateral Agent may presume that such condition is satisfactory to such Lender unless the Collateral Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

The Collateral Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Collateral Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Credit Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of Lenders), the Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes the Collateral Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of this Agreement.

4.6.          Delegation of Duties. The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article IV, and those indemnification and expense reimbursement provisions in Sections 9.3 and 9.4 of this Agreement, shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent. The Collateral Agent shall not incur any liability for any action or inaction taken by a sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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4.7.           Collateral and Guaranty Matters. Each Lender hereby authorizes the Collateral Agent to release (or instruct the Collateral Agent to release) any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents (it being understood and agreed that the Collateral Agent may conclusively rely without further inquiry on a certificate of a Responsible Representative as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents). Each Lender hereby authorizes the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Collateral to the extent such Disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Loan Documents. Upon request by the Collateral Agent at any time, the Lenders will confirm the Collateral Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Article IV.

The Collateral Agent shall have no obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Collateral Agent shall have no duty or liability whatsoever to any other Lender.

The Collateral Agent and each Lender hereby appoint each other as agent for the purpose of perfecting the Collateral Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender obtain possession or control of any such assets, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such assets to the Collateral Agent or in accordance with the Collateral Agent’s instructions or transfer control to the Collateral Agent in accordance with the Collateral Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent in writing (or consented to by Collateral Agent in accordance with this Agreement), it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent.

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4.8.	Resignation and Removal of Collateral Agent.

4.8.1.       The Collateral Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank that is a financial institution. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor which shall include execution by such successor Collateral Agent of a joinder supplement, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective.

4.8.2.       The Required Lenders may by notice to the Borrower remove the Collateral Agent and, in consultation with the Borrower, appoint a successor. If no successor agent shall have been appointed by the Required Lenders and shall have accepted such appointment within twenty (20) days (or such earlier date as shall be agreed by the Required Lenders (the “Removal Effective Date”)) which acceptance shall include execution by such successor Collateral Agent of a joinder supplement, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

4.8.3.       With the effect of the Resignation Effective Date or the Removal Effective Date, the Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly and the Required Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. After the Collateral Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.3 and Section 9.4 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

4.9.          Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

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4.10.         Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Subsidiary, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated to), by intervention in such proceeding or otherwise:

4.10.1.          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and the Collateral Agent under Section 9.3 and Section 9.4 of this Agreement allowed in such judicial proceeding); and

4.10.2.          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and their agents and counsel, and any other amounts due the Collateral Agent under Section 9.3 and Section 9.4 of the Credit Agreement.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

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Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Collateral Agent and each Lender hereby agree that in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. The Lenders hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.1, (iii) the Collateral Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Lender or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

4.11.         Authorization to Execute other Loan Documents. Each Lender by accepting the benefits of the Collateral and the Loan Documents authorizes the Collateral Agent to enter into each of the Loan Documents (including, without limitation, any Intercreditor Agreements or subordination agreement contemplated by the terms hereof) (other than this Agreement) and to act on its behalf and to take all actions contemplated by such Loan Documents and agrees that it shall be bound by such Loan Documents as if a signatory thereto. Neither the Collateral Agent, nor its Related Parties, shall have any liability or responsibility for the actions or omissions of any Lender, or for any other Lender’s compliance with (or failure to comply with) the terms, covenants and agreements set forth in this Agreement and each of the Loan Documents.

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ARTICLE VGUARANTY

5.1.          Guaranty. To induce the Lenders to make credit available to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

5.2.           Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 5.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

5.3.          Contribution. Without limiting any right under applicable law for contribution, to the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full.

5.4.          Authorization; Other Agreements. The Collateral Agent and the Lenders are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

5.4.1 (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

5.4.1.          apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Loan Documents;

5.4.2.          refund at any time any payment received by any Lender in respect of any Guaranteed Obligation;

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5.4.3.          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

5.4.4.       settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

5.5.          Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense (other than the performance in full and payment in full of the Guaranteed Obligations), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Required Lenders):

5.5.1.          the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

5.5.2.          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

5.5.3.          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

5.5.4.          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

5.5.5.          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by the Collateral Agent or any Lender to proceed separately against any Collateral in accordance with such party’s rights under any applicable Law; or

5.5.6.          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the performance in full and payment in full of the Guaranteed Obligations.

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5.6.          Waivers. To the fullest extent permitted by applicable Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than performance in full and the payment in full of the Guaranteed Obligations), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. To the fullest extent permitted by applicable law, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder except as specifically set forth herein or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor, until the Guaranteed Obligations have been paid in full. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Law to require any Lender to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

5.7.          Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Lender shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE  VI
REPRESENTATIONS AND WARRANTIES

The Borrower and, to the extent applicable to any Guarantor, such Guarantor hereby represents and warrants to the Lenders as follows with the intention that the Lenders shall rely thereon without any investigation or verification by the Lenders or their counsel:

6.1.          Existence and Power. The Borrower:

6.1.1.          is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.1.2.          has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

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6.1.3.          is duly qualified to transact business as a foreign entity in each jurisdiction where the nature of its business requires the same.

6.2.          Authorization; Contravention. The execution, delivery and performance by each Person (other than the Lenders) purporting to execute this Agreement and the other Loan Documents are within such Person’s power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the perfection of Liens created by certain of the Security Documents may require the filing of financing statements or Mortgages in the appropriate recordation offices), and do not contravene, or constitute a default under, any provision of applicable law or regulation (including the Margin Regulations) or any agreement creating or governing such Person or any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any Property of the Borrower which could reasonably expected to have a Material Adverse Effect, except Permitted Liens and Liens securing the Obligations.

6.3.          Binding Effect.

6.3.1.          This Agreement constitutes a valid and binding agreement of the Borrower; the Notes, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Borrower; the Security Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Person purporting to execute the same, in each case except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.3.2.          Each Loan Document is enforceable against each Person (other than the Lenders) executing same in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.4.          Subsidiaries.

6.4.1.          The Borrower has no Subsidiaries as of the date hereof except as disclosed on Exhibit 6.4.1 and, if subsequent to the date hereof, as permitted pursuant to Section 7.8.6.

6.5.          Disclosure. No document, certificate or statement delivered to the Lenders by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made. All information heretofore furnished by the Borrower or any Guarantor to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Lenders will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts known to the Borrower after diligent inquiry (except facts of general public knowledge) which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations, prospects or condition, financial or otherwise, of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

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6.6.          Financial Information.

6.6.1 (i) The Financial Statements and notes thereto fairly present the financial position of the Borrower and its Subsidiaries at the respective dates thereof in all material respects.

(ii)         Except as disclosed in a writing delivered by the Borrower to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives there has been no Material Adverse Effect.

6.6.2.          (i) For each Guarantor, the financial information of such Guarantor delivered to the Lenders in connection with the request for this credit facility fairly presents the financial position of such Guarantor at the respective dates thereof in all material respects.

(ii)         For each Guarantor, except as disclosed in a writing delivered by such Guarantor to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives, there has been no Material Adverse Effect.

6.7.          Litigation.

6.7.1.          (i) Except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting the Borrower before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

(ii)            For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting such Guarantor before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

6.8.          ERISA Plans. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Plan termination under Title IV of ERISA) does not exceed by more than $1,000,000 the fair market value of the assets of such Plan.

6.9.          Taxes and Filing of Tax Returns.

6.9.1.          (i) Except as disclosed in the Borrower’s public filings with the SEC, the Borrower has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other material Taxes, the criteria set forth in Section 7.5 are being met). The Borrower does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by the Borrower to the Lenders, and all liabilities for material Taxes of the Borrower are adequately provided for.

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(ii)              For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, such Guarantor has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other Taxes, the criteria set forth in Section 7.5 are being met). Such Guarantor does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by such Guarantor to the Lenders, and all liabilities for Taxes of such Guarantor are adequately provided for.

6.10.         Title to Properties; Liens; Environmental Liability.

6.10.1.          (i) The Borrower has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

(ii)         For each Guarantor, such Guarantor has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

6.10.2.          (i) The Borrower has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any non-compliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment, (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. The Borrower knows of no basis for any Environmental Liability.

(ii)         For each Guarantor, such Guarantor has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any noncompliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment or (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which such Guarantor is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. No Guarantor knows of any basis for any Environmental Liability.

6.10.3.          (i) Except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower from, affecting, or related to any Property of the Borrower has occurred that would reasonably be expected to have a Material Adverse Effect.

(ii)         For each Guarantor, except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by such Guarantor from, affecting, or related to any Property of such Guarantor has occurred that would reasonably be expected to have a Material Adverse Effect.

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6.10.4.          (i) No Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by the Borrower.

(ii)         For each Guarantor, no Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by such Guarantor.

6.11.         Business Compliance.

6.11.1.          (i) The Borrower has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)         For each Guarantor, such Guarantor has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.12.         Licenses, Permits, Etc.

6.12.1.          (i) The Borrower possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)         For each Guarantor, such Guarantor possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.13.         Compliance with Laws.

6.13.1.          (i) The business and operations of the Borrower have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)         For each Guarantor, the business and operations of such Guarantor have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.14.         Governmental Consent.

6.14.1.          (i) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of this Agreement, any other Loan Documents by the Borrower (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

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(ii)         For each Guarantor, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of any Loan Document by such Guarantor (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

6.15.         Investment Company Act. (i) The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)          For each Guarantor, such Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16.         State Utility; No Governmental Limitations on Liens.

6.16.1.          (i) The Borrower is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein the Borrower is required to qualify to do business.

(ii)         For each Guarantor, such Guarantor is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein such Guarantor is required to qualify to do business.

6.16.2.          (i) The Borrower is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

(ii)         For each Guarantor, such Guarantor is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

6.17.         Refunds; Certain Contracts.

6.17.1.          (i) No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

(ii)         For each Guarantor, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in such Guarantor being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

6.17.2.          (i) The Borrower is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

(ii)         For each Guarantor, such Guarantor is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

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6.17.3.          (i) The Borrower has not produced gas subject to, and neither the Borrower nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

(ii)         For each Guarantor, such Guarantor has not produced gas subject to, and neither the Guarantor nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

6.18.        No Default. No Default has occurred which is continuing as of the date hereof.

6.19.        Anti-Terrorism Laws.

6.19.1.          Anti-Terrorism Laws. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.19.2.          OFAC. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions or engages in any transaction administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

6.20.        Flood Matters. No “Building” (as defined in the applicable Flood Insurance Regulation) or “Manufactured (Mobile) Home” (as defined in the applicable Flood Insurance Regulation) is located on any Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the Flood Insurance Regulations, and no “Building” or “Manufactured (Mobile) Home” will be encumbered by the Mortgages.

6.21.        Solvency. Immediately after the Closing (a) the fair value of the assets of the Borrower and its Subsidiaries (taken as a whole), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, at a fair valuation; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries (taken as a whole) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries (taken as a whole) will not have unreasonably small capital with which to conduct the business in which it is engaged as such businesses are now conducted and are proposed to be conducted following the date hereof.

6.22.        Eligible Contract Participant. As of the date of this Agreement the Borrower is, and as of the date of the Borrower’s entry into any Commodity Hedging Transaction the Borrower will be, an “Eligible Contract Participant” as defined in 7 U.S.C. § 1a(18).

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6.23.        Intellectual Property. Each Loan Party owns or holds a valid and enforceable license to use all intellectual property necessary to conduct its business as currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such intellectual property or challenging or questioning the validity or effectiveness of any such intellectual property; and no Loan Party knows of any valid basis for any such claim. The use of such intellectual property by any Loan Party does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to a Material Adverse Effect.

6.24.        Environmental Reports. The Borrower has furnished to the Collateral Agent all material environmental audits, assessments, reports and other material environmental, health or safety documents relating to the past or current operations or facilities of the Borrower or any Subsidiary (including the Core Assets), in each case which are in the possession or under the reasonable control of the Borrower or any Subsidiary.

ARTICLE  VII
COVENANTS

So long as any principal of or interest on the Notes shall remain unpaid or any other portion of the Obligations remains outstanding, the Borrower will (or will cause the appropriate Person to) duly perform and observe each and all of the covenants and agreements hereinafter set forth:

7.1.          Reserved.

7.2.          Financial Statements; Reserve and Other Reports; Certain Required Notices from Borrower; Additional Information. The Borrower will furnish to the Lenders:

(i)          as soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year of the Borrower, copies of the consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year, and copies of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail; such financial statements to be audited by a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders and accompanied by the unqualified opinion of such accountants;

(ii)         on or before seventy-five (75) days after the last day of each fiscal quarter of the Borrower, (a) a copy of the unaudited consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as at the close of such quarter and from the beginning of such fiscal year to the end of such quarter, (b) a copy of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flows for the quarter just ended and for that portion of the year ending on such last day, all in reasonable detail and prepared on a basis consistent with the financial statements previously delivered by the Borrower under this Section and (c) an identification of all Contingent Obligations and Guarantees;

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(iii)        simultaneously with the delivery of each set of financial statements pursuant to the preceding clauses of this Section, a Compliance Certificate of the Borrower stating that such financial statements fairly and accurately reflect in all material respects the financial condition and results of operation of the Borrower for the periods and as of the dates set forth therein, and that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review of the transactions and financial condition of the Borrower during the fiscal period covered by such financial statements, and that such review has not disclosed the existence during such period, and that the signers do not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto;

(iv)        within thirty (30) days after each filing thereof by the Borrower and each Guarantor with any Governmental Authority (if copies thereof have been requested by the Required Lenders), complete copies of the federal and state income tax returns so filed;

(v)         as soon as available, and in any event on or before March 31 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders, certified by an independent consulting petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders as fairly and accurately setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of January 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “takeor-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties. For purposes of this clause, the petroleum engineering firm of either Forrest A. Garb and Associates, or Cawley, Gillsepe & Associates, Inc. shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the Permian Basin and Mr. Kent Lina shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the DJ Basin;

(vi)        as soon as available, and in any event on or before September 30 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of July 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “take-or-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties;

(vii)       simultaneously with the delivery of such production and other reports under clauses (i) and (ii) above, a Representative’s Certificate certifying that, to the best of such signatory’s knowledge, such engineering and other reports are true, accurate and complete in all material respects for the periods covered in such reports; provided that to the extent such reports include projections of future volumes of production and future costs, it is understood that such estimates are necessarily based upon professional opinions, and the Borrower does not warrant that such opinions will ultimately prove to have been accurate;

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(viii)      [Reserved.];

(ix)         within five (5) Business Days after any Responsible Representative becomes aware of the occurrence of any condition or event which constitutes a Default, a Representative’s Certificate specifying the nature of such condition or event, the period of the existence thereof, what action the Borrower has taken or is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

(x)          within five (5) Business Days after the Borrower’s or any Guarantor’s learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability of the Borrower or any Guarantor arising in connection with (a) the noncompliance with or violation of the requirements of any Environmental Law, (b) the release or threatened release of any Hazardous Substance into the environment, or (c) the existence of any Environmental Lien on any Properties of the Borrower or any Guarantor, notice thereof, in each case that would reasonably be expected to have a Material Adverse Effect;

(xi)         within five (5) Business Days of the Borrower’s or any Guarantor’s learning of any litigation or other event or circumstance which could reasonably be expected to have a Material Adverse Effect, notice thereof;

(xii)        [Reserved.];

(xiii)       within five (5) Business Days after any Responsible Representative learns of any Change of Control Event, notice of such Change of Control Event; and

(xiv)      with reasonable promptness, such other information relating directly or indirectly to the financial condition, business, results of operations or Properties of the Borrower or any Guarantor as from time to time may reasonably be requested by the Required Lenders.

7.3.          Inspection of Properties and Books.

7.3.1.          The Borrower will permit any officer, employee or representative of one Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as such designated Lender may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

7.3.2.          Each Guarantor will permit any officer, employee or representative of one Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as the Required Lenders may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

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7.4.          Maintenance of Security; Insurance; Authorization to File Financing Statements; Operating Accounts; Transfer Orders.

7.4.1.          (i) The Borrower shall execute and deliver, or cause the appropriate Person to execute and deliver, to the Lenders and the Collateral Agent all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Required Lenders or the Collateral Agent deem reasonably necessary or desirable and request in order to (a) grant and maintain as valid, enforceable, first-priority, perfected Liens (subject only to the Permitted Liens), all Liens granted to secure the Obligations or (b) monitor or control the proceeds from Collateral.

(ii)         The Borrower and each Guarantor which has granted a security interest to the Collateral Agent for the benefit of the Secured Parties (as defined in the Replacement Security Documents), as applicable, authorizes the Lenders and the Collateral Agent to complete and file, from time to time, financing statements naming the Borrower and each such Guarantor, as applicable, as debtor to perfect Liens granted to secure the Obligations.

(iii)        The Borrower shall take such action as may be requested from time to time by the Required Lenders or the Collateral Agent to maintain first and prior Liens (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Replacement Security Documents) by instruments executed by the appropriate Person and properly recorded in the applicable jurisdictions on Oil and Gas Properties having an aggregate PV-9 Value of at least eighty percent (80%) of the PV-9 Value of all such Oil and Gas Properties.

(iv)        The Borrower and each Guarantor will at all times maintain or cause to be maintained hazard and liability insurance and additional insurance covering such risks as are customarily carried by businesses similarly situated, all such insurance to be in amounts and from insurers reasonably acceptable to the Required Lenders, maintained by Borrower, naming the Collateral Agent as loss payee or as an additional insured, as applicable, to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without thirty (30) days’ prior notice to the Collateral Agent, and, upon any renewal of any such insurance upon request by the Required Lenders, promptly furnish to the Lenders and the Collateral Agent evidence, reasonably satisfactory to the Required Lenders, of the maintenance of such insurance.

7.4.2.          The Borrower and each Guarantor shall upon reasonable request of the Required Lenders, execute such transfer orders, letters-in-lieu of transfer orders or division orders as the Required Lenders may from time to time request in respect of the Collateral to effect a transfer and delivery to the Collateral Agent of the proceeds of production attributable to the Collateral at any time following and during the continuation of an Event of Default.

7.5.          Payment of Taxes and Claims.

7.5.1.          Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) the Borrower shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

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7.5.2.          Except as could not reasonably be expected to have a Material Adverse Effect, each Guarantor will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) such Guarantor shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

7.6.          Payment of Debt; Additional Debt; Payment of Accounts; Restrictions on Payments on the SOS Note.

7.6.1.          The Borrower will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.2.          Each Guarantor will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.3.          The Borrower will not create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

7.6.4.          No Guarantor will create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

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7.6.5.          The Borrower shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

7.6.6.          Each Guarantor shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

7.7.          Negative Pledge. (i) The Borrower will not create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

(ii)         No Guarantor will create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

7.8.          Loans and Advances to Others; Investments; Restricted Payments; Subsidiaries.

7.8.1.          The Borrower will not make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.2.          No Guarantor will make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.3.          The Borrower will not make any capital contribution to, or make any Investment in, or purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.1.

7.8.4.          No Guarantor will make any capital contribution to or make any Investment in, or to purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.2.

7.8.5.          (i) The Borrower will not, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that the Borrower may make the following Restricted Payments: (a) the declaration and payment of dividends or distributions by the Borrower solely in Capital Stock (other than Disqualified Stock) of the Borrower, and (b) the Borrower may (i) so long as no Default or Event of Default is occurring, make payments to directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service for the acquisition by the Borrower from such Persons of Capital Stock in the Borrower or any Subsidiary; provided that the aggregate cash consideration paid for all such payments shall not exceed $250,000 in any calendar year, and (ii) make cashless repurchases of securities that are deemed to occur upon the exercise or vesting of options, rights or shares of stock held by directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary to the extent such securities represent a portion of the exercise price of or withholding taxes attributable to such options, rights or shares.

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(ii)         No Guarantor will, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that any Guarantor may declare or pay dividends or distributions to the Borrower or any other Guarantor.

7.8.6.          (i) The Borrower shall not form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

(ii)         No Guarantor will form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

7.9.         Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents; Issuance of Equity Interests.

7.9.1.          (i) The Borrower will not (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect) or (e) permit a Change of Control Event to occur.

(ii)         No Guarantor will (a) consolidate or merge with or into any other Person other than a Guarantor or the Borrower, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person other than the Borrower or another Guarantor unless such Person assumes the applicable Guarantor’s Obligations hereunder, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect).

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7.9.2.          (i) The Borrower will not Dispose of any of its property other than pursuant to a Permitted Disposition.

(ii)         No Guarantor will Dispose of any of its property other than pursuant to a Permitted Disposition.

7.9.3.          The Borrower will not be or become party to or bound by any agreement (including any undertaking in connection with the incurrence of Debt or issuance of securities) which imposes any material limitation on the disposition of the Collateral taken as a whole, other than the Loan Documents or the Second Lien Documents.

7.9.4.          (i) The Borrower will not enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

(ii)         No Guarantor will enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

7.9.5.          (i) The Borrower will not amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

(ii)         No Guarantor will amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

7.10.         Primary Business; Continuous Operations; Location of Borrower’s Office; Ownership of Assets.

7.10.1.          (i) The primary business of the Borrower shall at all times be and remain the oil and gas exploration, development and production business. The Borrower shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

(ii)         The primary business of each Guarantor shall at all times be and remain the oil and gas exploration, development and production business. Each Guarantor shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

7.10.2.          The location of the Borrower’s principal place of business and executive office shall remain at the address for the Borrower set forth on the signature page hereof, unless the Borrower provides the Lenders with written notice of such change within 10 days thereof.

7.10.3.          (i) The Borrower will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time, subject only to Permitted Liens and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

(ii)         Each Guarantor will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time except as otherwise specifically disclosed therein and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

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7.11.        Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Nonoperator.

7.11.1.          (i) The Borrower shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

(ii)         Each Guarantor shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

7.11.2.          (i) The Borrower shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

(ii)         Each Guarantor shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

7.12.        Transactions with Affiliates.

7.12.1.          The Borrower will not engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between Borrower and any Guarantor, (iii) transactions set forth on Schedule 7.12 or (iv) as otherwise permitted by the Loan Documents.

7.12.2.          No Guarantor will engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of such Guarantor’s business, upon fair and reasonable terms that are no less favorable to such Guarantor than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between such Guarantor and the Borrower, (iii) transactions between such Guarantor and any other Guarantor, (iv) transactions set forth on Schedule 7.12 or (v) as otherwise permitted by the Loan Documents.

7.13.        [Reserved].

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7.14.        Compliance with Laws and Documents.

7.14.1.          (i) The Borrower will not, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which the Borrower is a party, by which the Borrower is bound, or to which any Property of the Borrower may be subject (and in any case, except for this Agreement and the other Loan Documents) if, in any such case, violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

(ii)         No Guarantor will, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which such Guarantor is a party, by which such Guarantor is bound, or to which any Property of such Guarantor may be subject (and in any case, except for this Agreement and the other Loan Documents), if, in any such case, such violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

7.15.        Certain Financial Covenants.

7.15.1.          Beginning with the testing period ending on December 31, 2018, the Borrower shall not permit the Asset Coverage Ratio, as of June 30 and December 31 of each fiscal year, to be less than 1.00 to 1.00.

7.16.        Additional Documents; Quantity of Documents; Title Data; Additional Information.

7.16.1.          The Borrower shall execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the reasonable judgment of the Required Lenders may be required to better effectuate the transactions contemplated herein and in the other Loan Documents.

7.16.2.          Reserved.

7.16.3.          Within sixty (60) days following a written request therefor from the Required Lenders, the Borrower shall cause to be delivered to the Lenders title opinions, in form and substance and from attorneys reasonably acceptable to the Required Lenders, or other confirmation of title reasonably acceptable to the Required Lenders, covering Oil and Gas Properties that are covered by the Mortgages and constitute not less than eighty percent (80%) by PV-9 Value of the Oil and Gas Properties; and promptly, but in any event within sixty (60) days following notice from the Required Lenders of any defect, material in the reasonable opinion of the Required Lenders, in the title of the mortgagor under any Mortgage to any Oil and Gas Property covered thereby, clear such title defect, and in the event any such title defects are not cured in a timely manner, pay all reasonable and documented related costs and fees incurred by the Required Lenders in attempting to do so.

7.16.4.          The Borrower shall furnish to the Lenders, promptly upon the request of the Required Lenders, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and each Guarantor as the Required Lenders may from time to time reasonably request; and notify the Lenders not later than ten (10) days following the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in its name or state of organization; and upon the reasonable request of the Required Lenders, execute such additional Security Documents as may be reasonably necessary or appropriate in connection therewith.

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7.17.       Environmental Indemnification. The Borrower shall, on a current basis, indemnify, defend and hold each Indemnified Party harmless on a current basis from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower or any predecessor in title, employee, agent, contractor, or subcontractor of the Borrower or any other person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrower or any employee, agent, contractor, or subcontractor of the Borrower while such persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section as determined by a final non-appealable judgment of a court of competent jurisdiction; with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

7.18.        Anti-Terrorism Laws. Neither the Borrower nor any of the other Obligated Parties shall (a) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations, and international narcotics traffickers based on U.S. foreign policy. The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by the Required Lenders, in its reasonable discretion, confirming the Obligated Parties’ compliance with this Section.

7.19.        Control Agreements. Prior to the date that is the earlier of (a) thirty (30) days after the Collateral Modification Date, and (b) May 31, 2017 (or, in any case, such later date as the Collateral Agent may agree in its sole discretion), the Collateral Agent shall have received Control Agreements duly executed and delivered by each of the parties thereto with respect to all of the Borrower and Guarantors’ deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts).

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ARTICLE  VIII
DEFAULTS; REMEDIES

8.1.         Events of Default; Acceleration of Maturity. If any one or more of the following events (each an “Event of Default”) has occurred and has not been waived by the Required Lenders (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise):

8.1.1.          (i) the Borrower shall fail to pay, when due, any principal of (a) any Note or (b) any other Debt of the Borrower under this Agreement to the Lenders.

(ii)         the Borrower shall fail to pay when due, any interest, fees or other amounts payable hereunder and not covered by clause (i) above, if such failure shall continue unremedied for a period of three (3) Business Days.

8.1.2.          (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.2, 7.4, 7.6.2, 7.7, 7.8, 7.9 , 7.12, 7.15, or 7.16.3.

(ii)         any Guarantor shall (a) fail to comply with the provisions of its Guaranty, revoke or attempt to revoke such Guarantor’s Guaranty in whole or in part or deny the validity or enforceability in whole or in part of such Guarantor’s Guaranty or (c) fail to confirm in a writing reasonably satisfactory to the Required Lenders that such Guarantor’s Guaranty is enforceable in accordance with its terms within five (5) Business Days following a written request therefor.

8.1.3.          Any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement, the other Loan Documents (other than those covered by Sections 8.1.1 or 8.1.2), for a period of thirty (30) days after the earlier to occur of (i) such Loan Party becoming aware thereof or (ii) receipt by such Loan Party of written notice specifying such default from any Lender.

8.1.4.          An Insolvency Proceeding shall be commenced by or against the Borrower, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.5.          An Insolvency Proceeding shall be commenced by or against any Guarantor, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against any Guarantor under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.6.          (i) the Borrower (a) shall default in the payment of any of its Material Debts (other than the Note) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

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(ii)         Any Guarantor (a) shall default in the payment of any of its Material Debts (other than the Guaranty) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

8.1.7.          (i) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against the Borrower which in the reasonable opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

(ii)         one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any Guarantor which in the opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

8.1.8.          any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrower in this Agreement or by the Borrower or any other Person in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made. Without limiting the generality of the foregoing sentence, such incorrect representation, warranty, certification or statement shall be deemed to be incorrect in a material respect if such incorrect representation, warranty, certification or statement (i) could reasonably be expected to have any material adverse effect upon the validity, performance or enforceability of any Loan Document, (ii) is or might reasonably be expected to be material and adverse to the financial condition or business operations of any Person or to the prospects of any Person, (iii) could reasonably be expected to materially impair any Person’s ability to fulfill its obligations under the terms and conditions of the Loan Documents or (iv) could reasonably be expected to materially impair the Lenders’ ability to receive full and timely payment of the Notes.

8.1.9.          prior to the Collateral Modification Date, any of the Security Documents shall for any reason fail to create a valid and perfected Lien in favor of the Collateral Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof.

8.1.10.         a Change of Control Event shall occur.

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8.2.          Remedies. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders may (i) declare the outstanding principal of and accrued interest on the Notes to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower, (ii) proceed to foreclose the Liens securing the Notes, (iii) terminate all commitments under Article II and (iv) take such other actions as are permitted by law or the Loan Documents; provided that in the case of any of the Events of Default specified in Sections 8.1.4 and 8.1.5 with respect to the Borrower, without any notice to the Borrower or any other act by the Lenders, the Notes (together with accrued interest thereon and all fees, expenses and other Obligations) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower.

8.3.          Suits for Enforcement. In case any one or more of the Events of Default specified in Section 8.1 shall have occurred and be continuing, the Lenders may, at their option and upon the direction of the Required Lenders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.

8.4.         Remedies Cumulative. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.5.         Remedies Not Waived. No course of dealing and no delay in exercising any rights under this Agreement or under the other Loan Documents shall operate as a waiver of any rights hereunder or thereunder of the Lenders.

ARTICLE  IX
MISCELLANEOUS

9.1.         Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Borrower and the Required Lenders, and any consent required of the Required Lenders herein must be in writing; provided, however, that no such amendment or waiver shall, unless signed by all the Lenders affected thereby (or, in the case of clause (e) or (f) below, each Lender) (a) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (other than any increases pursuant to Section 2.4), (b) reduce or forgive the principal of or rate of interest on any Note or any fees to the Lenders hereunder (other than the application of the default rate of interest pursuant to Section 3.2), (c) postpone the date fixed for any payment of principal of or interest on any Note or any fees to the Lenders hereunder or for the termination of the Commitments, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release, or subordinate the Collateral Agent’s Liens, if any, on all or substantially all of the Collateral of (f) release any Guarantor from the Guaranty; provided, further, however, that no such amendment, waiver, consent or agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Collateral Agent. Delivery of an executed counterpart of such written instrument or of the signature page of such written instrument by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective delivery of a manually executed counterpart of such written instrument.

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9.2.         Release of Guarantees and Liens. At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) shall have been indefeasibly paid in full and the Commitment has been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Borrower and each Subsidiary under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Subsidiary in a transaction permitted by this Agreement, then the Collateral Agent, at the request and sole expense of the Borrower or any Subsidiary, shall execute and deliver to the Borrower or any Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Documents on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the other Security Documents in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that, in the case of this sentence and the immediately prior sentence, the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter time as the Collateral Agent may agree), a written request for release identifying the relevant Guarantor, summarizing the transaction and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Collateral Agent to conclusively rely on such certifications in performing its obligations under this Section 9.2).

9.3.          Indemnity.

9.3.1.          Whether or not any credit is ever extended hereunder, and in addition to any other indemnifications herein or in any other Loan Documents, the Borrower agrees to indemnify and defend and hold harmless on a current basis each Indemnified Party, from and against any and all liabilities, losses, damages, costs, interest, charges, counsel fees and other expenses and penalties of any kind which any of the Indemnified Parties may sustain or incur in connection with any investigative, administrative or judicial proceeding (whether or not the Lenders shall be designated a party thereto) or otherwise by reason of or arising out of the execution and delivery of this Agreement or any of the other Loan Documents and/or the consummation of the transactions contemplated hereby or thereby. The indemnification provisions in this Section shall be enforceable regardless of whether the liability is based on past or present acts, past, present or future claims or legal requirements (including any past, present or future bulk sales law, environmental law, fraudulent transfer act, occupational safety and health law, or products liability, securities or other legal requirement), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section as determined in a final non-appealable judgment of a court of competent jurisdiction with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

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9.3.2.          Any amount to be paid under Section 9.3 to the Collateral Agent or any Lender shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure by such Lender until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.3 shall survive payment of the Notes and the assignment of any right hereunder.

9.3.3.          To the extent that the Borrower fails to pay any amount required to be paid by it to any Indemnified Party under Section 7.17 or Section 9.3.1, each Lender severally agrees to pay to the Collateral Agent, such Lender’s pro rata share of such unpaid amount with respect to the amounts to be paid to the Collateral Agent (as determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans (or, if all Loans have been paid in full, the aggregate remaining Obligations), determined as if no Lender were a Defaulting Lender). All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

9.4.          Expenses.

9.4.1.          In addition to legal fees and expenses payable pursuant to Section 4.1.1(i), if any, whether or not any credit is extended hereunder, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent, the Lenders and each of their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent and the Lenders, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

9.4.2.          THE BORROWER SHALL INDEMNIFY EACH INDEMNIFIED PARTY AGAINST ANY TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

9.4.3.          Any amount to be paid under Section 9.4 shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.4 shall survive payment of the Notes and the assignment of any right hereunder.

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9.5.          Taxes. The Borrower will, to the extent it may lawfully do so, pay all Taxes (including interest and penalties but expressly excluding federal or state income taxes) which may be payable in respect of the execution and delivery of this Agreement or the other Loan Documents, or in respect of any amendment of or waiver under or with respect to the foregoing, and will save the Lenders and the Collateral Agent harmless on a current basis against any loss or liability resulting from nonpayment or delay in payment of any such Taxes (as limited above), other than income taxes payable by the Lenders. The obligations of the Borrower under this Section shall survive the payment of the Notes and the assignment of any right hereunder.

9.6.          Survival. All representations and warranties made by or on behalf of the Borrower in this Agreement, the other Loan Documents or in any certificate or other instrument delivered by it or in its behalf under any of the foregoing shall be considered to have been relied upon by the Lenders and shall survive the delivery to the Lenders of such Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of any Lenders.

9.7.          Applicable Law; Venue.

9.7.1.          This Agreement has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of New York. This Agreement, the other Loan Documents, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles, except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

9.7.2.          The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and the Borrower hereby specifically consents to the jurisdiction of the State District Courts of New York County, New York and the United States District Court for the Southern District of New York. Nothing herein shall limit the right of the Lenders or the Collateral Agent to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Lenders or any Affiliate of any Lender or the Collateral Agent or any Affiliate of the Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in the State District Courts of New York County, New York, or in the United States District Court for the Southern District of New York.

9.8.          WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES (A) ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL DAMAGES (AS DEFINED BELOW). THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDERS AND THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

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9.9.          Waiver of Deficiency Statute; Other Waivers.

9.9.1.          The Borrower waives any rights the Borrower has under, or any requirements imposed by, Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.9.2.          Each Guarantor waives any rights such Guarantor has under, or any requirements imposed by, (i) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (ii) Rule 31 of the Texas Rules of Civil Procedure, as amended, and (iii) Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.10.        Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof and words such as “hereunder” or” herein” shall refer to the entirety of this Agreement unless specifically indicated otherwise.

9.11.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of the Borrower, the Lenders and the Collateral Agent, shall be delivered to or be in the possession of the Lenders and the Collateral Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

9.12.       Invalid Provisions, Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

9.13.        Communications Via Internet. The Borrower and each Guarantor (by its or his/her execution of a Guaranty) hereby authorizes the Lenders and the Collateral Agent and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or the Borrower and such Guarantor and the business affairs of the Borrower and such Guarantor via the Internet or other electronic communication without regard to the lack of security of such communications.

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9.14.        USA Patriot Act Notice. The Collateral Agent and the Lenders hereby notify the Borrower and the other Obligated Parties that pursuant to the requirements of the USA Patriot Act, they are required to obtain, verify and record information that identifies the Borrower and the other Obligated Parties, which information includes the name and address of the Borrower and the other Obligated Parties and other information that will allow them to identify the Borrower and the other Obligated Parties in accordance with such Act.

9.15.        EXCULPATION PROVISIONS.

9.15.1.          EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

9.15.2.          In the event of a dispute over the meaning or application of this Agreement and the indemnities contained herein, the Lenders, the Collateral Agent and the Borrower agree that this Agreement and indemnities contained herein shall be construed fairly and reasonably and neither more strongly for nor against either party.

9.16.        [Reserved].

9.17.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. In the event that, notwithstanding Section 9.7.1, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Agreement and the other Loan Documents for calculating the Maximum Rate and for all other purposes. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

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ARTICLE  X
SETOFF; TREATMENT OF PARTIAL PAYMENTS

10.1.        Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by the Lenders or any Affiliate thereof to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part hereof, shall then be due. Such Lender or Affiliate thereof making such an offset and application shall give the Borrower written notice of such offset and application promptly after effecting it.

10.2.        Adjustments. In the event that any payments made hereunder on the Obligations at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to that portion of the Obligations consisting of fees and expenses then due and payable, (ii) second, towards payment of interest and premiums then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and premiums then due to such parties, (iii) third, to that portion of the Obligations consisting of principal then due and payable, and (iv) last, to any other Obligations or, to the extent not prohibited by Law, to the Obligations in such other order as the Required Lenders might elect.

ARTICLE  XI
BENEFIT OF AGREEMENT; ASSIGNMENTS

11.1.        Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lenders and the Collateral Agent and their respective successors and permitted assigns, except that neither the Borrower nor the Guarantors shall have any right to assign their rights or obligations under the Loan Documents.

11.2.        Assignments; Effective Date; Participations; Register.

11.2.1.          Any Lender may at any time assign to one or more banks or other entities (each a “Purchaser”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be in such form as may be agreed by the parties thereto and, provided no Event of Default is continuing, reasonably acceptable to the Borrower (the “Assignment Agreement”). So long as no Event of Default has occurred and is continuing, the consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or the Borrower and the Required Lenders otherwise consent) be in the amount of at least $1,000,000 (or any whole multiple of $500,000 in excess thereof), unless the relevant assignment is to an Affiliate of the assigning Lender or is an assignment of the entire Commitment of the assigning Lender (calculated as of the date of the assignment). Promptly following receipt of an executed Assignment Agreement, the Purchaser shall send to the Borrower a copy thereof. No Purchaser shall be permitted to have an initial Commitment of less than $1,000,000, although such minimum Commitment may consist of an aggregate amount acquired by such Purchaser from two or more Lenders.

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11.2.2.          Upon delivery to the Borrower and the Lenders of a notice of assignment in form and substance reasonably satisfactory to the Borrower and the Required Lenders (a “Notice of Assignment”), together with any consents required by Section 11.2.1 above, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment Agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower or the Lenders shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a “Lender” hereunder, except that its rights to indemnification and reimbursement of expenses shall survive such assignment and shall not be affected thereby. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.2.2, the transferor Lender and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

11.2.3.          Any Lender may at any time grant to one or more Persons (each a “Participant”) participating interests in its Commitment or its Note. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in the proviso to the first sentence of Section 9.1 without the consent of the Participant. Each Lender that sells a participation interest pursuant to this Section 11.2.3 shall notify the Borrower and the Collateral Agent of the principal amount of each such Participant’s participation interest with respect to the Notes. In the event that any Lender sells to a Participant participating interests in all or any portion of its Note and the other rights and interests of that Lender hereunder, such Lender, as non-fiduciary agent on behalf of Borrower, shall maintain a register on which it enters the name of all such Participants and the principal amount (and stated interest) of the portion of the Note subject to the participation.

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11.2.4.          The Borrower shall keep at its principal executive office a register that contains (i) the name of each Lender, the contact person for such Lender, and the mailing address, email address, telephone number and fax number for such Lender, and (ii) the current principal balance of all Loans owing by the Borrower to each Lender. Upon the written request by the Collateral Agent or any Lender, the Borrower shall promptly provide such information to the requesting party. Each of the Loan Parties and the Lenders acknowledge and agree that the recipient of such information (including but not limited to the Collateral Agent) shall be entitled to rely on such written information provided by the Borrower.

11.3.        Dissemination of Information. The Borrower and each Guarantor authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all information in the Lender’s possession concerning the Borrower, the Guarantors and their respective Affiliates.

ARTICLE  XII
NOTICES

12.1.        Notices. Except as otherwise specifically permitted herein, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Collateral Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number provided to the other parties hereto from time to time, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Lenders and the Borrower in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of .receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. CT on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; except that notices to any Lender under Article II shall not be effective until received by such Lender.

12.2.        Change of Address. The Borrower, the Collateral Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to each of the other parties hereto.

ARTICLE  XIII
ENTIRE AGREEMENT

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

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FORM OF BRIDGE LOAN NOTE

$[_],000,000	New York, New York	[DATE]

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [                        ] (“Bridge Lender”) the amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Bridge Loan Note pursuant to the Credit and Guaranty Agreement dated as of September 29, 2016 by and between the Borrower, the Bridge Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Bridge Loan made by the Bridge Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Bridge Lender on its books and, prior to any transfer of this Bridge Loan Note, may be endorsed by the Bridge Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Bridge Lender. Failure to make any such notation or to attach a schedule shall not affect the Bridge Lender’s or the Borrower’s rights or obligations in respect of such Bridge Loans or affect the validity of such transfer by the Bridge Lender of this Bridge Loan Note.

This Bridge Loan Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Bridge Loan Note shall be entitled to the benefits of the Credit Agreement. This Bridge Loan Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Bridge Loan Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Bridge Loan Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Bridge Loan Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Bridge Loan Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS BRIDGE LOAN NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

1

Lilis Energy, Inc.

By:
Name:
Title:

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

2

FORM OF INCREMENTAL BRIDGE LOAN NOTE

$[_],000,000	New York, New York	[DATE]

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [           ] (“Incremental Bridge Lender”) the amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Incremental Bridge Loan Note pursuant to the Credit and Guaranty Agreement dated as of September 29, 2016 by and between the Borrower, the Incremental Bridge Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Incremental Bridge Loan made by the Incremental Bridge Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Incremental Bridge Lender on its books and, prior to any transfer of this Incremental Bridge Loan Note, may be endorsed by the Incremental Bridge Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Incremental Bridge Lender. Failure to make any such notation or to attach a schedule shall not affect the Incremental Bridge Lender’s or the Borrower’s rights or obligations in respect of such Incremental Bridge Loans or affect the validity of such transfer by the Incremental Bridge Lender of this Incremental Bridge Loan Note.

This Incremental Bridge Loan Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Incremental Bridge Loan Note shall be entitled to the benefits of the Credit Agreement. This Incremental Bridge Loan Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Incremental Bridge Loan Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Incremental Bridge Loan Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Incremental Bridge Loan Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Incremental Bridge Loan Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

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THIS INCREMENTAL BRIDGE LOAN NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

Lilis Energy, Inc.

By:
Name:
Title:

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

2

FORM OF COMPLIANCE CERTIFICATE

______________       , 20_

[Lender Contact Information]

Re:	Credit and Guaranty Agreement dated September 29, 2016, by and between Lilis Energy, Inc., as borrower, Brushy Resources Inc., ImPetro Operating, LLC, Lilis Operating Company LLC, and ImPetro Resources, LLC, as guarantors, and the lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

Ladies and Gentlemen:

Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Representative of the Borrower, hereby certifies to you the following information is true and correct as of the date hereof or for the period indicated, as the case may be:

[1.          To the best of the knowledge of the undersigned, no Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

[1.          To the best of the knowledge of the undersigned, the following Defaults exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

2.          The compliance of the Borrower with certain financial covenants of the Credit Agreement, as of the close of business on                                                 (the “Determination Date”), is evidenced by the following:

(a)          [TO COME]

3.          To the best knowledge of the undersigned, the financial statements being delivered to the Lenders concurrently herewith pursuant to the Credit Agreement fairly and accurately reflect in all material respects the financial condition and results of operation of the Persons identified therein for the periods and as of the dates set forth therein.

4.          The circled answers to the following statements are each true and correct as of the Determination Date:

(a)          The annual statement of assets and liabilities of the Borrower as of its most recent fiscal year-end and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(i). YES NO

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(b)          The quarterly statement of assets and liabilities of the Borrower as of the last day of its most recently ended fiscal quarter (other than the last fiscal quarter of each fiscal year) and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(ii). YES NO

(c)          The federal income tax return for the year most recently ended for each Person indicated below has been properly filed with the appropriate Tribunal and (if a copy thereof has been requested by the Required Lenders) a copy thereof has been delivered to the Lenders pursuant to Section 7.2.1 (iv),

(i)          of the Borrower. YES NO

(ii)         of               . YES NO

(iii)        of               . YES NO

(iv)        of               . YES NO

5.          The oil and gas production report being delivered by the Borrower to the Lenders under Section 7.2.2 of the Credit Agreement is, to the best knowledge of the undersigned, in compliance with the provisions of such Section and to the best knowledge of the undersigned is true and correct in all material respects as of the date thereof and for the time periods covered thereby.

The undersigned has reviewed the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under my supervision, a review of the transactions and financial condition of the Borrower during the period covered by the financial statements included herewith, and such review has not disclosed the existence during such period, and the undersigned does not have knowledge of the existence as of the date of this certificate, of any condition or event which constitutes a Default, except as set forth in paragraph I above.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

[______________________]

2

EXHIBIT 6.4.1

SUBSIDIARIES

Brushy Resources, Inc.

Impetro Resources, LLC

Lilis Operating Company, LLC

Impetro Operating, LLC

SCHEDULE 2.1

[Reserved.]

SCHEDULE 2.2

Lender	Bridge Loan Closing
Commitment
RBC Investor Services Trust ITF 110952002	$6,200,000
INVESTOR COMPANY ITS 5J5505C	$2,000,000
Sprott Resource Lending Corp.	$1,750,000
Trace Capital Inc.	$1,450,000
One E LP	$1,000,000
Jayvee & Co. ITF YTCF6310002	$850,000
Resource Income Partners Limited Partnership	$750,000
NGPI Canada Inc.	$500,000
Peter Ellis	$300,000
Thomas Rootham	$200,000
Total	$15,000,000

SCHEDULE 2.3

Lender	Incremental Bridge
Loan Closing Commitment
RBC Investor Services Trust ITF 110952002	$4,100,000
Earlston Investments Inc.	$1,550,000
Mac & Co. ITF YVRF1001002	$1,300,000
Resource Income Partners Limited Partnership	$1,000,000
Skylake Capital Growth Ltd.	$1,000,000
Trace Capital Inc.	$1,500,000
Sugarman GM&P Partner Corporation	$800,000
Thomas Rootham	$800,000
Sprott Credit Income Opportunities Fund	$750,000
Sprott Private Resource Lending (M), LP	$571,400
Jayvee & Co. ITF YTCF6310002	$550,000
Sprott Resource Lending Corp.	$428,600
NGPI Canada Inc.	$350,000
Peter Ellis	$300,000
Total	$15,000,000

Exhibit 10.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”) dated as of October 19, 2017 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), Värde Partners, Inc., (“Värde”) in its capacity as the Lead Lender (as defined in the Credit Agreement (as defined below)) and the other Lenders (as defined below) party hereto.

INTRODUCTION

Whereas, the Borrower, the Guarantors, the Administrative Agent, Värde as the Lead Lender (as defined therein) and the other lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Whereas, the Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.          Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties contained in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)          The first recital of the Credit Agreement is hereby amended by replacing the reference to “T.R. Winston & Company, LLC, as initial collateral agent” with “Deans Knight Capital Management, Ltd., as collateral agent”.

(b)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Amendment No. 2 Effective Date” means October 19, 2017.

(c)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as set forth below:

“Approved Permitted First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof and as amended on the Amendment No. 2 Effective Date, by and among the Existing Agent, the Administrative Agent and the Borrower.

“Existing Agent” means Deans Knight Capital Management Ltd., or such other Person as may act as collateral agent for the Existing Lenders from time to time.

“Existing First Lien Obligations” means the “Obligations” as defined under the Existing First Lien Credit Agreement in an amount not to exceed $30,000,000 of principal plus accrued and unpaid interest (including interest that is paid in kind) pursuant to the Existing First Lien Credit Agreement as in effect on the Amendment No. 2 Effective Date or as amended in accordance with the terms of the Approved Permitted First Lien Intercreditor Agreement.

(d)          Section 6.02(i) of the Credit Agreement is hereby amended by replacing the reference to (A) “$15,000,000” with “$30,000,000” and (B) “as in effect on the date hereof” with “as in effect on the Amendment No. 2 Effective Date”.

Section 3.          Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Loan Documents are valid and subsisting and secure the Credit Parties’ obligations under such Loan Documents.

Section 4.          Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:

(a)          the Administrative Agent and the Lead Lender shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders party hereto (which constitute all Lenders party to the Credit Agreement) and the Lead Lender;

(b)          the Borrower shall have paid on or about the Effective Date all costs and expenses which are payable pursuant to Section 10.03 of the Credit Agreement and which have been invoiced no later than one Business Days prior to the date hereof; and

(c)          the Administrative Agent and the Lead Lender shall have received an executed copy of the Existing First Lien Credit Agreement duly executed by the Borrower, the Existing Agent and the Existing Lenders, as amended on the date hereof (which such amendment shall be in form and substance satisfactory to the Lead Lender in its sole discretion (the “First Lien Amendment”)), along with all schedules, exhibits and documents ancillary thereto.

Section 5.          Acknowledgments and Agreements.

(a)          Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(b)          This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(c)          Each party hereto agrees and acknowledges that the deadline for the Administrative Agent and Lead Lender to receive a Control Agreement with respect to each of the Borrower’s deposit accounts ending in numbers 8180 and 8156 maintained at Wells Fargo Bank, National Association shall be 30 days from the Effective Date (or such later date as the Lead Lender may agree in its sole discretion); provided that, for the avoidance of doubt, no proceeds of any Existing First Lien Debt are or shall be held in any deposit account that is not subject to a Control Agreement in favor of the Administrative Agent.

(d)          The Lead Lender and the Administrative Agent hereby consent to the Existing First Lien Credit Agreement being amended by the First Lien Amendment on the date hereof.

Section 6.          Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 7.          Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Loan Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

Section 8.          Counterparts. This Amendment may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9.          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.         Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 11.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Section 10.09 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.

Section 12.        Instruction to Administrative Agent. The Lenders hereby (i) authorize and instruct the Administrative Agent to execute and deliver (A) this Amendment and (B) that certain Amendment No. 1 to Intercreditor Agreement, dated as of the date hereof, by and among the Credit Parties, the Existing Agent and the Administrative Agent and (ii) acknowledge and agree that the instruction set forth in this Section 12 constitutes an instruction from the Lenders under the Loan Documents, including Section 9.03 and Section 9.04 of the Credit Agreement.

Section 13.         RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 13 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 13. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 13 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 14.         Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

GUARANTORS:

BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
LILIS OPERATING COMPANY, LLC
IMPETRO OPERATING, LLC
IMPETRO RESOURCES, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Vice President

LEAD LENDER:

VÄrde Partners, Inc.

By:	/s/ Markus Specks
Name: Markus Specks
Title: Managing Director

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

The Värde Fund VI-A, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde INVESTMENT PARTNERS, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE Värde FUND XI (MASTER), L.P.
By Värde Fund XI G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde investment partners (offshore) master, L.p.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE SKYWAY Master fund, L.P.
By The Värde Skyway Fund G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XII (mASTER), L.P.
By The Värde Fund XII G.P., L.P., Its General Partner
By: The Värde Fund XII UGP, LLC, its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2017

☐   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______to______.

Commission file number: 001-35330

Lilis Energy, Inc.

(Name of registrant as specified in its charter)

Nevada	74-3231613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 E. Sonterra Blvd., Suite No. 1220, San Antonio, TX 78258

(Address of principal executive offices, including zip code)

Registrant’s telephone number including area code: (210) 999-5400

Indicate by check mark if the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting Company)		Emerging growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐    No ☒

As of August 11, 2017, 50,818,714 shares of the registrant’s common stock were issued and outstanding.

Lilis Energy, Inc.

2

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, including materials incorporated by reference herein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning future production, reserves or other resource development opportunities; any projected well performance or economics, or potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements regarding future capital-raising activities; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report.  Except as required by law, we undertake no obligation to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and the following additional factors:

•	our estimates regarding operating results, future revenues and capital requirements;
•	availability of capital on an economic basis, or at all, to fund our continuing capital or operating needs;
•	our level of debt, which could adversely affect our ability to raise additional capital, limit our ability to react to economic changes and make it more difficult to meet our obligations under our debt;
•	restrictions imposed on us under our credit agreements or other debt instruments that limit our discretion in operating our business;
•	the loss of any members of our management team;
•	potential default under our material debt agreements;
•	failure to meet requirements or covenants under our debt instruments, which could lead to foreclosure of significant core assets;
•	failure to fund our authorization for expenditures from other operators for key projects which will reduce or eliminate our interest in the wells/asset;
•	the inability of management to effectively implement our strategies and business plans;
•	estimated quantities and quality of oil and natural gas reserves;
•	exploration, exploitation and development results;
•	fluctuations in the price of oil and natural gas, including further reductions in prices that would adversely affect our revenue, cash flow, liquidity and access to capital;
•	availability of, or delays related to, drilling, completion and production, personnel, supplies (including water) and equipment;
•	the timing and amount of future production of oil and natural gas;
•	the timing and success of our drilling and completion activity;
•	lower oil and natural gas prices negatively affecting our ability to borrow or raise capital, or enter into joint venture arrangements;
•	declines in the values of our oil and natural gas properties resulting in further write-downs or impairments;
•	inability to hire or retain sufficient qualified operating field personnel;
•	our ability to successfully identify and consummate acquisition transactions;
•	our ability to successfully integrate acquired assets or dispose of non-core assets; and
•	the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

3

LILIS ENERGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$42,739	$11,738
Accounts receivable, net of allowance of $78 and $106, respectively	4,002	2,247
Prepaid expenses and other current assets	1,764	767
Total current assets	48,505	14,752
Oil and natural gas properties, full cost method of accounting
Unproved	39,946	24,461
Proved	43,961	69,809
Less: accumulated depreciation, depletion, amortization and impairment	(7,836)	(55,771)
Total oil and natural gas properties, net	76,071	38,499

Other property and equipment, net	88	52
Other assets	343	216
Total other assets	431	268

Total assets	$125,007	$53,519

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

LILIS ENERGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2017	2016

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,537	$5,166
Accrued liabilities	9,150	2,706
Dividends payable	-	808
Asset retirement obligations	273	338
Current portion of long-term debt	16	17
Total current liabilities	14,976	9,035
Asset retirement obligations	910	919
Long-term debt, net of current portion	62,302	30,226
Long-term derivative liabilities	39,843	1,400
Total liabilities	118,031	41,580

Commitments and contingencies (Note 12)

Conditionally redeemable 6% preferred stock, $0.0001 par value, 7,000 shares authorized, 2,000 shares issued and outstanding with a liquidation preference of $2,240 at December 31, 2016	-	1,874

Stockholders’ Equity:
Series B convertible preferred stock, $0.0001 par value; stated value of $1,000; 20,000 shares authorized; 16,828 shares issued and outstanding at December 31, 2016, with a liquidation preference of $20,627 at December 31, 2016.	-	13,432
Common stock, $0.0001 par value; 150,000,000 shares authorized, 50,780,718 and 20,918,901 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.	5	2
Additional paid-in capital	262,081	219,837
Accumulated deficit	(255,110)	(223,206)
Total stockholders’ equity	6,976	10,065

Total liabilities, redeemable preferred stock and stockholders’ equity	$125,007	$53,519

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

LILIS ENERGY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Oil sales, natural gas and other product sales	$5,425	$990	$8,658	$1,032

Costs and expenses:
Production costs	1,435	328	2,364	365
Production taxes	278	52	420	54
General and administrative	16,289	3,505	25,600	5,169
Depreciation, depletion, accretion and amortization	1,358	539	2,504	562
Total costs and expenses	19,360	4,424	30,888	6,150

Loss from operations	(13,935)	(3,434)	(22,230)	(5,118)

Other income (expenses):
Other income (expense)	(141)	247	(133)	245
Inducement expense	-	(5,127)	-	(5,127)
Change in fair value of derivative liabilities	(2,418)	(29)	(2,073)	(97)
Change in fair value of conditionally redeemable 6% preferred stock	-	(454)	(41)	(778)
Interest expense	(6,654)	(2,269)	(7,427)	(3,603)
Total other expenses	(9,213)	(7,632)	(9,674)	(9,360)

Net loss	(23,148)	(11,066)	(31,904)	(14,478)
Dividends on redeemable preferred stock	(92)	(30)	(122)	(60)
Dividend on Series A Convertible Preferred Stock	-	(137)	-	(287)
Loss on extinguishment of Series A Convertible Preferred Stock	-	(540)	-	(540)
Dividends and deemed dividends on Series B Convertible Preferred Stock	(4,422)	(7,906)	(4,635)	(7,906)
Net loss attributable to common shareholders	$(27,662)	$(19,679)	$(36,661)	$(23,271)

Net loss per common share basic and diluted	$(0.62)	$(4.99)	$(1.07)	$(6.78)
Weighted average shares outstanding:
Basic and diluted	44,332,270	3,946,573	34,282,784	3,431,122

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

LILIS ENERGY, INC.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

Six Months Ended June 30, 2017

(In thousands, except share and per share data)

(Unaudited)

	Series B Preferred				Additional
	Shares		Common Shares		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2016	16,828	$13,432	20,918,901	$2	$219,837	$(223,206)	$10,065
Stock based compensation	-	-	-	-	9,386	-	9,386
Common stock for restricted stock and stock options	-	-	2,815,944	-	228	-	228
Common stock withheld for taxes on stock based compensation	-	-	(337,121)	-	(1,555)	-	(1,555)
Common stock for drilling services	-	-	22,938	-	97	-	97
Exercise of warrants	-	-	5,487,078	-	164	-	164
Cashless exercise of warrants	-	-	77,131	-	371	-	371
Conversion of Series B preferred stock and dividends to common stock	(16,828)	(13,432)	16,601,026	2	14,863	-	1,433
Common stock for private placement, net	-	-	5,194,821	1	18,649	-	18,650
Warrant repriced for term loan	-	-	-	-	1,031	-	1,031
Dividends on conditionally redeemable preferred stock	-	-	-	-	(122)	-	(122)
Dividends and deemed dividends on Series B preferred stock	-	-	-	-	(868)	-	(868)
Net loss	-	-	-	-	-	(31,904)	(31,904)
Balance, June 30, 2017	-	$-	50,780,718	$5	$262,081	$(255,110)	$6,976

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

LILIS ENERGY, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(31,904)	$(14,478)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity instruments issued for services and compensation	9,386	1,946
Inducement expense	-	5,127
Bad debt expense	-	200
Amortization of debt issuance cost and debt discount	5,210	2,496
Paid-in-kind interest	1,341	-
(Gain) loss in fair value of derivative instruments	2,073	(125)
Loss in fair value of conditionally redeemable 6% preferred stock	41	778
Depreciation, depletion, accretion and amortization	2,504	562
Gain on extinguishment of debt	-	(250)
Changes in operating assets and liabilities:
Accounts receivable	(1,756)	209
Prepaid and other assets	(479)	(189)
Accounts payable, accrued expenses and other liabilities	6,170	1,972
Net cash used in operating activities	(7,414)	(1,752)

Cash flows from investing activities:
Cash advance to Brushy Resources, Inc.	-	(552)
Net proceeds from sale of DJ Basin properties	1,082	-
Capital expenditures	(40,280)	-
Restricted cash	(645)	(1,918)
Net cash used in investing activities	(39,843)	(2,470)

Cash flows from financing activities:
Net proceeds from issuance of Series B Preferred Stock	-	16,095
Proceeds from issuance of convertible notes	-	2,863
Proceeds from exercise of accordion feature of the First Lien Term Loan, net of financing costs	6,706	-
Proceeds from Bridge Loan and Second Lien Term Loan, net of financing costs	94,700	-
Repayment of the First Lien Term Loan	(38,100)
Repayment of conditionally redeemable 6% preferred stock including dividends	(2,277)
Proceeds from warrant exercise	164	143
Proceeds from exercise of stock options	228	-
Payment for tax withholding on stock based compensation	(1,555)	-
Proceeds from private placement, net of financing costs	18,400	-
Repayment of notes payable	(8)	(8,500)
Net cash provided by financing activities	78,258	10,601
Increase in cash	31,001	6,379
Cash and cash equivalents at beginning of period	11,738	110
Cash and cash equivalents at end of period	$42,739	$6,489
Supplemental disclosure:
Cash paid for interest	$1,318	$217

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

LILIS ENERGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ORGANIZATION

Lilis Energy, Inc. (“Lilis”, “Lilis Energy” and the “Company”) is an independent oil and natural gas exploration and production company focused on the Delaware Basin in Reeves, Winkler and Loving Counties, Texas and Lea County, New Mexico.

On June 23, 2016, the Company completed a merger transaction with Brushy Resources, Inc. (“Brushy”) and effected a 1-for-10 reverse stock split of its common stock (the “Reverse Split”). The accompanying condensed consolidated financial statements give retroactive effect to the Reverse Split for all periods presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. As of June 30, 2017, the Company’s wholly owned subsidiaries include Brushy Resources, Inc (“Brushy”), ImPetro Operating, LLC (“ImPetro Operating”), ImPetro Resources, LLC (“Resources”), Lilis Operating Company, LLC (“Lilis Operating”), and Hurricane Resources LLC (“Hurricane Resources”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements

In management’s opinion, these unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal and recurring adjustments, necessary to fairly state the Company’s financial position as of, and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company’s accounting policies are described in the Notes to Condensed Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2016, and updated, as necessary, in this Quarterly Report on Form 10-Q.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Management evaluates estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic and commodity price environment. Although actual results may differ from these estimates under different assumptions or conditions, the Company believes that its estimates are reasonable.

The most significant financial estimates are associated with the Company’s estimated volumes of proved oil and natural gas reserves, asset retirement obligations, assessments of impairment on oil and natural gas properties, fair value of financial instruments including derivative liabilities, depreciation and accretion, income taxes and contingencies.

9

Oil And Natural Gas Producing Activities

The Company follows the full cost method of accounting for oil and natural gas operations whereby all costs related to the exploration, non-production related development and acquisition of oil and natural gas reserves are capitalized. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling, developing and completing productive wells and/or plugging and abandoning non-productive wells, and any other costs directly related to acquisition and exploration activities. Proceeds from property sales are generally applied as a credit against capitalized exploration and development costs, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of proved reserves.

Depletion of exploration and development costs and depreciation of wells and tangible production assets is computed using the units-of-production method based upon estimated proved oil and natural gas reserves. Costs included in the depletion base to be amortized include (a) all proved capitalized costs including capitalized asset retirement costs net of estimated salvage values, less accumulated depletion, (b) estimated future development costs to be incurred in developing proved reserves; and (c) estimated decommissioning and abandonment/restoration costs, net of estimated salvage values, that are not otherwise included in capitalized costs.

The costs of undeveloped acreage are withheld from the depletion base until it is determined whether proved reserves can be assigned to the properties. When proved reserves are assigned to such properties or one or more specific properties are deemed to be impaired, the cost of such properties or the amount of the impairment is added to the full cost pool which is subject to depletion calculations.

Under the full cost method of accounting, capitalized oil and natural gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the sum of the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves and the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are not subject to amortization. Should capitalized costs exceed this ceiling, an impairment expense is recognized. During the three and six months ended June 30, 2017 and 2016, respectively, no impairment was recorded.

The present value of estimated future net cash flows was computed by applying a flat oil price to forecasted revenues from estimated future production of proved oil and natural gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves (assuming the continuation of existing economic conditions), less any applicable future taxes.

The flat oil price is the first-day-of-the-month price as defined by the SEC in Rule 4-10 of Regulation S-X which includes the 12-month average first-day-of-the-month price from various indices. The flat oil price is adjusted to match up with accounting data through the use of a differential.

Accrued Liabilities

As of June 30, 2017 and December 31, 2016, the Company’s accrued liabilities consisted of the following:

	June 30, 2017	December 31, 2016
	($ in thousands)
Accrued bonus	$1,894	$-
Accrued drilling costs	2,407	1,331
Revenue payable	3,310	1,313
Accrued costs related to divestiture of DJ Basin properties	584	-
Accrued payroll tax withholding	237	-
Other accrued liabilities	718	62
	$9,150	$2,706

10

Asset Retirement Obligations

The Company incurs retirement obligations for certain assets at the time they are placed in service. The present values of these obligations are recorded as liabilities on a discounted basis. The costs associated with these liabilities are capitalized as part of the related assets and depreciated. Over time, the liabilities are accreted for the change in their present value. For purposes of depletion calculations, the Company includes estimated dismantlement and abandonment cost, net of salvage values, associated with future development activities that have not yet been capitalized as asset retirement obligations. Asset retirement obligations incurred are classified as Level 3 (unobservable inputs) fair value measurements. The asset retirement liability is allocated to operating expense using a systematic and rational method. The Company has accreted approximately $22,000 and $44,000 for the three and six months ended June 30, 2017, respectively, and approximately $3,000 and $6,000 for the three and six months ended June 30, 2016, respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. Revenues are considered realized or realizable and earned when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller's price to the buyer is fixed or determinable and (iv) collectability is reasonably assured.

The Company uses the entitlements method of accounting for oil, natural gas and natural gas liquid (NGL) revenues. Should sales proceeds be in excess of the Company's entitlement, these amounts will be included in accrued liabilities and the Company's share of sales taken by others will be included in other assets in the accompanying consolidated balance sheets. The Company had no material oil, natural gas or NGL entitlement assets or liabilities as of June 30, 2017 and December 31, 2016.

All revenue proceeds relating to third-party royalty owners not remitted by the end of a reporting period are accounted for in revenue payable. As of June 30, 2017 and December 31, 2016, the Company had approximately $3.3 million and $1.3 million, respectively, of such revenue proceeds recorded in accrued liabilities.

Major Customers

During the three and six months ended June 30, 2017 and 2016, the Company’s major customers as a percentage of total revenue consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Texican Natural Gas Company	82%	74%	80%	75%
Energy Transfer Partners, L.P.	17%	16%	20%	16%
Others below 10%	1%	10%	-%	9%
	100%	100%	100%	100%

Impairment of Long-Lived Assets

The Company accounts for long-lived assets (other than oil and natural gas properties) at cost. Other long-lived assets consist principally of property and equipment and identifiable intangible assets with finite useful lives (subject to depreciation and amortization). The Company may impair these assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected undiscounted future net cash flows generated by the asset. If it is determined that the asset may not be recoverable, and if the carrying amount of an asset exceeds its estimated fair value, an impairment charge is recognized to the extent of the difference.

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Loss Per Share

Basic loss per share was calculated by dividing loss applicable to common shares by the weighted average number of common shares outstanding during the periods presented. The weighted average common shares outstanding include issued and outstanding shares of common stock and shares issuable for little or no consideration. The calculation of diluted loss per share includes the weighted average common shares outstanding plus the potential dilutive impact of shares issuable upon the conversion of debt or preferred stock, unvested restricted stock and exercise of warrants and options during the period, unless their effect is anti-dilutive. At June 30, 2017 and December 31, 2016, shares underlying conversion of term loan, restricted stock units, restricted stock, options, warrants and preferred stock have been excluded from the diluted share calculations as they were anti-dilutive as a result of net losses incurred.

The Company had the following shares of common stock equivalents at June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Stock Options	7,158,500	5,956,833
Restricted Stock Units	9,999	149,584
Restricted Stock	1,249,152	1,068,305
Series B Preferred Stock	-	15,454,545
Stock Purchase Warrants (1)	12,523,045	12,392,776
Conversion of Term Loan	13,572,950	-
	34,513,646	35,022,043

(1)	Exclude 3,522,735 warrants exercisable at $0.01 per share as of December 31, 2016. There were no warrants exercisable at $0.01 per share as of June 30, 2017.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”). The ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on its consolidated financial position and/or results of operations.

On July 13, 2017, the Financial Accounting Standards Board (“FASB”) issued a two-part ASU 2017-11, “(Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Redeemable Noncontrolling Interests with a Scope Exception.” Part I of the ASU simplifies the accounting for certain financial instruments with down round features by requiring companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (EPS) data will adjust their basic EPS calculation for the effect of the feature when triggered (that is, when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity. Part II of the ASU is not applicable to the Company since it addresses concerns relating to an indefinite deferral available to private companies with mandatorily redeemable financial instruments and certain noncontrolling interests. The provisions of this new ASU related to down rounds are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all organizations. The Company will adopt this ASU at its effective date. The Company expects the adoption of this ASU would not significantly impact the future consolidated financial statements on its derivative instrument that is outstanding at June 30, 2017.

On May 17, 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting, clarifies Topic 718, Compensation – Stock Compensation, such that an entity must apply modification accounting to changes in the terms or conditions of a share-based payment award unless all of the following criteria are met: (1) the fair value of the modified award is the same as the fair value of the original award immediately before the modification. The ASU indicates that if the modification does not affect any of the inputs to the valuation technique used to value the award, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the modification; and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the modification. The ASU is effective for all entities for fiscal years beginning after December 15, 2017, including interim periods within those years. Early adoption is permitted, including adoption in an interim period. The Company will adopt this ASU at its effective date. The Company expects the adoption of this ASU would only impact the future consolidated financial statement as and when there is a modification to its share-based award agreements.

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On February 22, 2017, the FASB issued ASU 2017-05, “Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets”, to clarify the scope of asset derecognition guidance and provide new guidance on the accounting for partial sales of nonfinancial assets. This guidance provides greater detail on what types of transactions should be accounted for within the scope of FASB Accounting Standards Codification (“ASC”) subtopic 610-20. The effective date for this update for public entities is for annual reporting periods beginning after December 15, 2017. The Company is evaluating the impact of the adoption of this ASU on its consolidated financial statements.

On January 5, 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Company adopted this ASU on January 1, 2017, and expects that the adoption of this ASU could have a material impact on future consolidated financial statements as there may be acquisitions that are no longer considered to be business combinations.

On November 17, 2016, the FASB issued ASU 2016-18, “Restricted Cash (Topic 230),” to clarify the presentation of restricted cash in the statement of cash flows. The amendments require that a statement of cash flows explain the change during the period in restricted cash or restricted cash equivalents. In addition, changes in cash and cash equivalents, restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. As a result, transfers between cash and restricted cash will not be presented as a separate line item in the operating, investing or financing section of the cash flow statement. The amendments are effective for public entities for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. The Company will adopt this ASU at effective date and expects the adoption of this ASU to affect only the consolidated statement of cash flows. As of June 30, 2017, the Company has $0.6 million of restricted cash associated with short-term escrow held on a drilling rig.

On August 26, 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)”, (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under ASC 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company will adopt this ASU at effective date. The Company expects the adoption of this ASU to affect only the consolidated statement of cash flows.

On March 30, 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU will simplify the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for annual and interim periods beginning in 2017 with early adoption permitted. The Company adopted this ASU on January 1, 2017. The Company grants primarily qualified incentive stock options which do not require the Company to withhold any income taxes when these options are exercised. As of June 30, 2017, none of the four employees who have non-qualified stock options have exercised their vested options. During the three months ended June 30, 2017, the Company withheld income taxes for vested restricted shares but these tax withholdings were processed by a third-party payroll service company. The tax withholding payments were received from the employees within a week following the Company’s payment to the third-party payroll service company. As a result, these funds flowed through the operating section of the Company’s consolidated statement of cash flows and had no impact on its consolidated statement of operations.

On March 14, 2016, the FASB issued ASU No. 2016-06, “Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments” (“ASU 2016-06”). This new standard simplifies the embedded derivative analysis for debt instruments containing contingent call or put options by removing the requirement to assess whether a contingent event is related to interest rates or credit risks. This new standard will be effective for the Company on January 1, 2017. As of January 1, 2017, the date of adoption and as of June 30, 2017, the Company has identified that the conversion feature of its debt instrument as an embedded derivative which meets the criteria to be bifurcated from its host contract, the Second Lien Credit Agreement, and accounted for separately from the debt instrument.

On February 25, 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which requires companies to recognize the assets and liabilities for the rights and obligations created by long-term leases of assets on the balance sheet. The guidance requires adoption by application of a modified retrospective transition approach for existing long-term leases and is effective for fiscal years beginning after December 15, 2018, including interim periods within those years. Oil and natural gas leases are scoped out of the new ASU. As of June 30, 2017, the Company currently has only one operating lease within the scope of this standard that expires in less than 2 years. The effect of this guidance relating to the Company’s existing long-term leases is expected to require additional disclosures, and is currently evaluating the impact that this ASU would have on the Company’s consolidated financial statements.

13

On May 28, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), its final standard on revenue from contracts with customers. ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue model to contracts within its scope, an entity identifies the contract(s) with a customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to the performance obligations in the contract and recognizes revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers and requires significantly expanded disclosures about revenue recognition. ASU 2014-09 has been amended several times with subsequent ASUs including ASU 2015-14 Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. ASU 2014-09 will be effective for the Company on January 1, 2018, with early adoption permitted, but not earlier than January 1, 2017. The guidance under these standards is to be applied using a full retrospective method or a modified retrospective method. The Company does not plan to adopt early and is evaluating whether to apply the retrospective approach or modified retrospective approach with the cumulative effect recognized at initial application.  The Company currently has primarily upstream oil and natural gas revenue contracts and has recently executed a gas gathering contract. As such, the Company is currently evaluating the impact this ASU is expected to have on its consolidated financial statements from both its upstream and midstream revenue contracts.  The Company is also in the process of evaluating the impact that this ASU would have on various components of its internal control over financial reporting and any changes that the Company may need to make to relevant business and control processes.

NOTE 3 - OIL AND NATURAL GAS PROPERTIES & OIL AND NATURAL GAS PROPERTY ACQUISITIONS AND DIVESTITURES

Divestiture of DJ Basin Properties

On March 31, 2017, the Company entered into a Purchase and Sale Agreement with Nanke Energy LLC for the divestiture of all of its oil and natural gas properties located in the Denver-Julesburg Basin (the “DJ Basin”) for consideration of $2 million, subject to customary post-closing purchase price adjustments. The sale of the Company’s DJ Basin assets did not significantly alter the relationship between capitalized costs and proved reserves, and as such, all proceeds were recorded as adjustments to the Company’s full cost pool with no gain or loss recognized. The DJ Basin assets were sold to a company owned by a former chief financial officer of the Company and therefore the divestiture is considered a related party transaction – see disclosure in Note 8, Related Party Transactions. The net proceeds of $1.08 million received on March 31, 2017 included an offset against $0.7 million of severance pay and $0.22 million of net sales adjustments due to the purchaser. The Company expects an immaterial purchase price adjustment to its full cost pool upon final settlement.

14

The following table sets forth a summary of oil and natural gas property costs (net of divestitures) not being amortized at June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
	(In thousands)
Unproved unevaluated acreage:
Beginning balance	$24,461	$-
Lease purchases	15,485	546
Assets acquired	-	23,915
Total unproved acreage	$39,946	$24,461

Wells in progress:
Beginning balance	$7,453	$-
Additions	11,260	7,453
Reclassification to evaluated properties	(7,411)	-
Total wells in progress and not subject to DD&A	$11,302	$7,453

During the three and six months ended June 30, 2017 and 2016, no impairment was recorded on the Company’s oil and natural gas properties.

Depreciation, depletion and amortization expense related to proved properties was approximately $1.4 million and $2.5 million for the three and six months ended June 30, 2017, respectively, and $0.5 million and $0.6 million for the three and six months ended June 30, 2016, respectively.

NOTE 4 - MERGER WITH BRUSHY RESOURCES, INC. AND RELATED TRANSACTIONS

On June 23, 2016, the Company completed the merger transaction contemplated by the Agreement and Plan of Merger dated as of December 29, 2015, as amended to date (the “Merger Agreement”) by and among the Company, Brushy and Lilis Merger Sub, Inc., a Delaware corporation, a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, at the effective time (the “Effective Time”), Merger Sub merged with and into Brushy (the “Merger”), with Brushy continuing as the surviving corporation and becoming a wholly-owned subsidiary of Brushy. The Merger resulted in the acquisition of Brushy’s properties in the Delaware Basin as well as the majority of its current operating activity. The results of Brushy, since the closing date of the Merger, are included in the Company’s consolidated statement of operations. The Merger was effected through the issuance of approximately 5.785 million shares of common stock in exchange for all outstanding shares of Brushy common stock using a ratio of 0.4550916 shares of Lilis common stock for each share of Brushy common stock and the assumption of Brushy's liabilities, including approximately $11.4 million of outstanding debt with Independent Bank, Brushy’s former senior lender, and approximately $6.2 million of accounts payable, accrued expenses and asset retirement obligations. In connection with the closing of the Merger, Lilis paid-down $6.0 million of the principal amount outstanding on Brushy’s term loan with Independent Bank, made a cash payment of $500,000 to SOSV Investments, LLC (“SOS”), Brushy's former subordinated lender and issued a $1 million promissory note to SOS (the “SOS Note”), along with a warrant to purchase 200,000 shares of common stock (the “SOS Warrant”).

In connection with the Merger, Lilis incurred costs of approximately $3.22 million, including (i) $3.05 million of consulting, investment, advisory, legal and other Merger-related fees, and (ii) $170,000 of value in conjunction with the warrants issued to SOS recorded as additional Merger consideration.

Allocation of Purchase Price - The Merger was accounted for as a business combination, using the acquisition method. The following table represents the allocation of the total purchase price of Brushy to the assets and liabilities assumed based on the fair value on the closing date of the Merger.

15

The following table sets forth the Company’s purchase price allocation (in thousands, except share data and stock price):

Shares of Lilis common stock issued to Brushy shareholders		5,785,119
Lilis common stock closing price on June 23, 2016		$1.20
Fair value of common stock issued		$6,942
Cash consideration paid to SOS		500
SOS note		1,000
Fair value of SOS warrant		170
Warrant liability - repricing derivative		164
Advance to Brushy pre-merger		2,508
Total purchase price		11,284
Plus: liabilities assumed by Lilis
Current Liabilities
Accounts payable and accrued expenses	$5,447
Term loan - Independent Bank	11,379	16,826

Long-term debt		19
Asset retirement obligations		777
Amount attributable to liabilities assumed		17,622
		$28,906
Fair Value of Brushy Assets
Current Assets:
Cash	$706
Other current assets	624	$1,330

Oil and Natural Gas Properties:
Proved properties	7,512
Unproved properties	19,662	27,174

Other assets
Other property plant & equipment	42
Other assets	360	402
Total asset value		$28,906

Pro forma Financial Information - The following pro forma combined financial information was derived from the historical consolidated financial statements of Lilis and Brushy and gives effect to the Merger as if it had occurred on January 1, 2016 for the three and six months ended June 30, 2016. Below information reflects pro forma adjustments based on available information and certain assumptions that the Company believes are reasonable, including (i) Lilis’ common stock issued to convert Brushy’s outstanding shares of common stock as of the closing date of the Merger, (ii) adjustments to conform Brushy’s historical policy of accounting for its oil and natural gas properties from the successful efforts method to the full cost method of accounting, (iii) depletion of Brushy's fair-valued proved oil and natural gas properties, and (iv) the estimated tax impacts of the pro forma adjustments. The pro forma results of operations do not include any cost savings or other synergies that may result from the Merger or any estimated costs that have been or will be incurred by Lilis to integrate the Brushy assets. The pro forma combined financial information has been included for comparative purposes and is not necessarily indicative of the results that might have actually occurred had the Merger taken place on January 1, 2016; furthermore, the financial information is not intended to be a projection of future results.

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
	(in thousands, except per share amounts)

Revenue	$1,808	$2,630

Net loss	$(5,843)	$(10,511)

Net loss per common share basic and diluted	$(1.48)	$(3.06)

Weighted average shares outstanding:
Basic and diluted	3,946,573	3,431,122

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NOTE 5 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of its financial assets on a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

●	Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 - Other inputs that are directly or indirectly observable in the marketplace.
●	Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company’s derivative liability associated with the Second Lien Term Loan and warrants are measured using Level 3 inputs as follows:

Second Lien Term Loan Conversion Features: Under the terms of the Company’s Second Lien Term Loan, (the “Loan”) the lead lender has the option to convert 70% of the principal amount of each tranche of Loan, together with accrued and unpaid interest and the make-whole premium on such principal amount (together, the “Conversion Sum”), into shares of common stock. The make-whole premium is the cash amount to the excess of (a) the present value at such repayment, prepayment or acceleration date or the date the Obligations otherwise become due and payable in full of (1) the sum of the principal amount repaid, prepaid or accelerated plus (2) the interest accruing on such principal amount from the date of such repayment, prepayment or acceleration through the Maturity Date (excluding accrued but unpaid interest to the date of such repayment, prepayment or acceleration), such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the repayment, prepayment or acceleration date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of the Loan repaid, prepaid or accelerated. The number of shares issued will be based on the division of 70% of the Conversion Sum by the Conversion Price then in effect. The Company also has the option to cause the Loan to convert if, at the time of exercise of the Company’s conversion option, the closing price of the Company’s common stock has been at least 150% of the Conversion Price then in effect for at least 20 of the 30 immediately preceding trading days. The features of the Make-Whole Premium in the Loan require the conversion features to be recorded as embedded derivatives and bifurcated from its host contracts, the Second Lien Term Loan, and accounted for separately from the debt. The conversion features contained in the Loan are recorded as a derivative liability at fair value each reporting period based upon values determined through the use of discounted lattice models of the Second Lien Term Loan. Change in fair value is accounted for in the consolidated statement operations. At June 30, 2017, the fair value of the derivative liabilities associated with the Second Lien Term Loan conversion features was approximately $39.5 million. As a result, for the six months ended June 30, 2017, the Company recorded an unrealized loss of $2.8 million on the derivative liabilities associated with the Second Lien Term Loan conversion features.

The fair value of the holder conversion features was determined using a binomial lattice model based on certain assumptions including (i) the Company’s stock price, (ii) risk-free rate, (iii) expected volatility, (iv) the Company’s implied credit rating, and (v) the implied credit yield of the Loan.

Heartland Warrant Liability. On January 8, 2015, the Company entered into the Heartland Credit Agreement. In connection with the Heartland Credit Agreement, the Company issued a warrant to purchase up to 22,500 shares of the Company’s common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if the Company enters into another agreement pursuant to which warrants are issued with a lower exercise price and would also trigger in an adjustment to the warrant share. The change in fair value on the Heartland warrants was approximately $0.3 million and approximately $0.004 million for the three months ended June 30, 2017 and 2016, respectively. On June 14, 2017, the Company and Heartland executed an amended and restated warrant agreement whereby the Company issued 160,714 warrants at an exercise price of $3.50 to replace 22,500 warrants previously issued on January 8, 2015 at an exercise price of $25.00 per share to settle a disagreement regarding the fair value change of the 22,500 warrants issued pursuant to the anti-dilutive price protection provisions in the January 8, 2015 agreement. The amended and restated warrant agreement no longer contains the same anti-dilutive price protection provisions. As a result of the reissuance of the warrant, the Company recorded approximately $0.02 million of realized gain on the Heartland warrant liability during the six months ended June 30, 2017.

17

SOS Warrant Liability. On June 23, 2016, in conjunction with the merger with Brushy in June 2016, the Company issued to SOS a warrant to purchase up to 200,000 shares of the Company’s common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if the Company enters into another agreement pursuant to which warrants are issued with a lower exercise price. For the six months ended June 30, 2017, the Company incurred an unrealized gain in the fair value of the derivative liability related to the warrant of approximately $0.2 million.

Bristol Capital, LLC Warrant Liability. On September 2, 2014, the Company entered into a Consulting Agreement with Bristol Capital, LLC (“Bristol”), pursuant to which the Company issued to Bristol a warrant to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $20.00 per share (or, in the alternative, 100,000 options, but in no case, both). The agreement has a price protection feature that will automatically reduce the exercise price if the Company enters into another consulting agreement pursuant to which warrants are issued with a lower exercise price, which triggered in year 2016.  On March 14, 2017, the Company issued 77,131 shares of common stock to Bristol pursuant to a settlement agreement for a cashless exercise of the warrant.  The Bristol warrant was also revalued on March 14, 2017 resulting in a realized gain in fair value of $0.8 million for the six months ended June 30, 2017 and decreasing the Bristol derivative liability to $0.4 million.   As a result of the cashless exercise, the Company reclassified the $0.4 million of Bristol derivative liability to additional paid-in capital as of June 30, 2017.

The following table provides a summary of the recurring fair values of assets and liabilities measured at fair value (in thousands):

June 30, 2017	Level 1	Level 2	Level 3	Total
Recurring fair value measurements:
Warrant liabilities	-	-	(317)	(317)
Second Lien Term Loan conversion features	-	-	(39,526)	(39,526)
Total recurring fair value measurements	$-	$-	$(39,843)	$(39,843)

December 31, 2016	Level 1	Level 2	Level 3	Total
Recurring fair value measurements:
Warrant liabilities	-	-	(1,400)	(1,400)
Total recurring fair value measurements	$-	$-	$(1,400)	$(1,400)

The following table provides a summary of changes in fair value of the Company’s Level 3 financial assets and liabilities during the six months ended June 30, 2017 and 2016 (in thousands):

	Second Lien Term Loan Conversion Features	Bristol/ Heartland/SOS Warrant Liabilities	Total

Balance at January 1, 2017	$-	$(1,400)	$(1,400)
Issuance	(36,741)	-	(36,741)
Cashless exercise of warrants	-	371	371
Change in fair value of derivative liabilities	(2,785)	712	(2,073)
Balance at June 30, 2017	$(39,526)	$(317)	$(39,843)

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	Convertible Debenture Derivative Liability	Bristol/ Heartland/SOS Warrant Liabilities	Incentive Bonus	Total

Balance at January 1, 2016	$(6)	$(56)	$(223)	$(285)
Reversal of accrued bonus	-	-	223	223
Additional liability	-	(164)	-	(164)
Converted to equity	43	-	-	43
Change in fair value of liability	(37)	(60)	-	(97)
Balance at June 30, 2016	$-	$(280)	$-	$(280)

Assets and liabilities measured at fair value on a nonrecurring basis. Certain assets and liabilities are measured at fair value on a nonrecurring basis. These assets and liabilities are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances. These assets and liabilities can include proved and unproved oil and natural gas properties and other long-lived assets that are written down to fair value when they are impaired or held for sale.

The Company did not have any transfers of assets or liabilities between Level 1, Level 2 or Level 3 of the fair value measurement hierarchy during the six months ended June 30, 2017 and 2016.

NOTE 6 - LONG-TERM DEBTS

	June 30,	December 31,
	2017	2016
	(In thousands)
Term Loans (see table below):
6% Senior Secured Term Loan, due 2019, net of debt issuance costs	$-	$29,214
6% Bridge Loan associated with the amended First Lien Term Loan, net of debt issuance costs	14,903	-
8.25% Second Lien Term Loan, net of debt issuance costs and debt discount	46,396	-
6% note payable to SOS Investment, LLC, due 2019	1,000	1,000
Notes payable - other	19	29
Total long-term debts:	62,318	30,243
Less: current portion	(16)	(17)
Total long-term debts, net of current portion:	$62,302	$30,226

At June 30, 2017 and December 31, 2016, the carrying amounts of the Term Loans were as follows:

	Principal Amount	Paid-in- kind Interest	Unamortized Debt Issuance Costs & Debt Discount	Carrying Amount
June 30, 2017:
Bridge Loan associated with the amended First Lien Term Loan, due September 2019	$15,000	$165	$(262)	$14,903
Second Lien Term Loan, due April 2021	80,000	1,176	(34,780)	46,396
Total:	$95,000	$1,341	$(35,042)	$61,299

December 31, 2016:
Senior Secured Term Loan, due 2019	$31,000	$-	$(1,786)	$29,214
Total:	$31,000	$-	$(1,786)	$29,214

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First Lien Credit Agreement

On September 29, 2016, the Company entered into the First Lien Credit Agreement by and among the Company and its wholly owned subsidiaries, Brushy, Impetro Operating and Resources (the “Initial Guarantors”), and the lenders party thereto (each a “Lender” and together, the “Lenders”) and T.R. Winston & Company, LLC (“TRW”) acting as initial collateral agent (the “First Lien Credit Agreement”).

The First Lien Credit Agreement provided for a $50 million three-year senior secured term loan with initial commitments of $31 million. On February 7, 2017, pursuant to the terms of the First Lien Credit Agreement, the Company exercised the accordion advance feature, increasing the aggregate principal amount outstanding under the term loan from $31 million to $38.1 million (the “Existing Term Loan”).

In connection with the exercise of the accordion advance feature for $7.1 million, the Company incurred $0.4 million in commitment fees and also amended certain warrants held by the lenders to purchase up to approximately 738,638 shares of common stock, such that the exercise price per share was lowered from $2.50 to $0.01. The Company accounted for these repriced warrants as additional debt discount to the Existing Term Loan for $1.0 million, to be accreted, together with the remaining $0.6 million debt discount at December 31, 2016, over the remaining term of the loan. On April 26, 2017, the Company fully paid off the amount outstanding of $38.1 million including accrued interest on the First Lien Term Loan. As a result, for the three and six months ended June 30, 2017, the Company fully amortized approximately $1.5 million and approximately $1.6 million of deferred financing costs, respectively. These amounts were recorded as a non-cash component of interest expense.

Amendments to First Lien Credit Agreement

On April 24, 2017, and subsequently on April 26, 2017 and July 25, 2017, the Company entered into the first, second and third amendments (together, the “First Lien Amendments”), respectively, to the Company’s First Lien Credit Agreement. The First Lien Amendments, among other things, added Lilis Operating and Hurricane Resources as guarantors under the credit agreement, added certain lenders, and extended further credit in the form of a bridge loan in an aggregate principal amount of $15.0 million (the “Bridge Loan”). The Bridge Loan was fully drawn on April 24, 2017, and are secured by the same first priority liens on substantially all of the Company’s assets as the Existing Term Loan.

On April 26, 2017, in connection with the closing of the Second Lien Credit Agreement, the Company paid off the Existing Term Loans in full including accrued and unpaid interest thereon.

The First Lien Credit Agreement, as amended by the First Lien Amendments, provides that the unpaid principal of the Bridge Loan will bear cash interest at a rate per annum of (i) 6% for the first six months after the execution of the Amendment and (ii) thereafter, so long as any Bridge Loan is outstanding, a rate of 10%. Additionally, the unpaid principal of the Bridge Loan will bear interest at a rate per annum of 6% compounded quarterly in arrears and payable only in-kind. The Bridge Loan matures on October 21, 2018, and may be repaid in whole or part at any time by the Company, subject to payment of certain specified prepayment premiums. The Bridge Loan is subject to mandatory prepayment with the net proceeds of certain asset sales and casualty events, subject to the right of the Company to reinvest the net proceeds of asset sales and casualty events within 180 days.

Second Lien Credit Agreement

On April 26, 2017, the Company entered into a Second Lien Term Loan Credit Agreement, as amended (the “Second Lien Credit Agreement”) by and among the Company, the Guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto (the “Lenders”), including Värde Partners, Inc., as lead lender (the “Lead Lender”) comprised of convertible loans in an aggregate initial principal amount of up to $125 million in two tranches. The first tranche consists of an $80 million term loan (the “Second Lien Term Loan”), which was fully drawn and funded on April 26, 2017. The second tranche consists of up to $45 million in delayed-draw term loan (the “Delayed-Draw Loan” and, together with the Second Lien Term Loan, the “Second Lien Loans”) to be funded on or before February 28, 2019, at our request, subject to certain conditions, in a single draw or in multiple draws. Each tranche of Second Lien Loans will bear interest at a rate per annum of 8.25%, compounded quarterly in arrears and payable only in-kind by increasing the principal amount of the loan by the amount of the interest due on each interest payment date.

The Second Lien Loans are secured by second priority liens on substantially all of the Company’s and the Guarantors’ assets, including their oil and natural gas properties located in the Delaware Basin, and all of the obligations thereunder are unconditionally guaranteed by each of the Guarantors.

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The Second Lien Loans mature on April 26, 2021. The Loans are subject to mandatory prepayment with the net proceeds of certain asset sales, casualty events and debt incurrences, subject to the right of the Company to reinvest the net proceeds of asset sales and casualty events within 180 days and, in the case of asset sales and casualty events, prepayment of the Bridge Loan. The Company may not voluntarily prepay the Loans prior to March 31, 2019 except (a) in connection with a Change of Control (as defined in the Second Lien Credit Agreement) or (b) if the closing price of our common stock on the principal exchange on which it is traded has been equal to or greater than 110% of the Conversion Price (as defined below) for at least 20 of the 30 trading days immediately preceding the prepayment. The Company will be required to pay a make-whole premium in connection with any mandatory or voluntary prepayment of the Loans.

Each tranche of the Loans is separately convertible at any time, in full and not in part, at the option of the Lead Lender, as follows:

•	70% of the principal amount of each tranche of Loans, together with accrued and unpaid interest and the make-whole premium on such principal amount, will convert into a number of newly issued shares of common stock determined by dividing the total of such principal amount, accrued and unpaid interest and make-whole premium by $5.50 (subject to certain customary adjustments, the “Conversion Price”); and

•	30% of the principal amount of each tranche of Loans, together with accrued and unpaid interest and the make-whole premium on such principal amount, will convert on a dollar for dollar basis into a new term loan (the “Take Back Loans”).

The terms of the Take Back Loans will be substantially the same as the terms of the Loans, except that the Take Back Loans will not be convertible and will bear interest payable in cash at a rate of LIBOR plus 9% (subject to a 1% LIBOR floor).

Additionally, the Company will have the option to convert the Loans, in whole or in part, into shares of common stock at any time or from time to time if, at the time of exercise of the Company’s conversion option, the closing price of the common stock on the principal exchange on which it is traded has been at least 150% of the Conversion Price then in effect for at least 20 of the 30 immediately preceding trading days. Conversion at the Company’s option will occur on the same terms as conversion at the Lender’s option.

As discussed in Note 5, Fair Value of Financial Instruments, above and Note 7, Derivatives, below, the Company separately accounts for the embedded conversion features as a derivative instrument in accordance with accounting guidance relating to recording embedded derivatives at fair value. The initial fair value of the embedded derivatives is recorded as a debt discount to the convertible Second Lien Term Loan. The debt discount is amortized over the term of the Second Lien Term Loan using effective interest rate.

SOS Note

On June 30, 2016, pursuant to the Merger Agreement and as a condition of the Fourth Amendment, the Company was required to make a cash payment of $500,000 to SOS, and also executed a subordinated promissory note with SOS, for $1 million, at an interest rate of 6% per annum which matures on June 30, 2019. In conjunction with the cash payment and the note, the Company also issued 200,000 warrants at an exercise price of $25.00. The Company accounted for the cost of warrants of $0.2 million as part of the Merger transaction costs for the year ended December 31, 2016.

21

Interest Expense

The components of interest expense are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Interest on term loans	$330	$130	$847	$217
Interest on notes payable	15	9	29	9
Interest on convertible notes and debentures (1)	-	329	-	881
Paid-in-kind interest on term loans	1,341	-	1,341	-
Amortization of debt financing costs on term loans	1,495	193	1,622	220
Amortization of discount on term loans	3,473	1,608	3,588	2,276
Total:	$6,654	$2,269	$7,427	$3,603

(1)	These convertible notes and debentures including accrued interest were fully converted into the Company’s common stock upon closing of the Brushy merger on June 23, 2016.

NOTE 7 - DERIVATIVES

As discussed in Note 5, the Second Lien Term Loan contains conversion features that are exercisable at the option of the lender or the borrower. The conversion features have been identified as embedded derivatives which (i) contain economic characteristics that are not clearly and closely related to the host contract, the Second Lien Term Loan, and (ii) separate, stand-alone instruments with similar terms would qualify as derivative instruments. As such, the conversion features were bifurcated and accounted for separately from the Second Lien Term Loan. The conversion features are recorded at fair value for each reporting period with changes in fair value included in the consolidated statement of operations for the three and six months ended June 30, 2017. The Company recorded a derivative liability associated with the Second Lien Term Loan at fair value of approximately $36.7 million at issuance date on April 26, 2017. As of June 30, 2017, the fair value of the derivative liability was approximately $39.5 million resulting in the Company recognizing an unrealized loss of approximately $2.8 million in its consolidated statement of operations for the three and six months ended June 30, 2017. There were no derivative liabilities associated with convertible debt instruments for the three and six months ended June 30, 2016. In addition, as of June 30, 2017 and December 31, 2016, the Company‘s outstanding derivative liabilities included the fair value of the derivative liabilities associated with the SOS warrants totaled $0.3 million and $0.2 million, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2017 and 2016, the Company was engaged in the following transactions with related parties:

		Six Months Ended June 30,
Related Party	Transactions	2017	2016
		($ in thousands)
More than 5% Shareholder:
TRW	Cash paid for Series B Preferred Stock offering fees and broker warrants to purchase up to 452,724 shares of common stock, at an exercise price of $1.30 per share, exercisable on or after September 17, 2016.	$-	$500
	Reinvested fee for 150 shares of Series B Preferred Stock and 68,182 warrants at exercise price of $2.50 per share.	-	150
	Converted shares of Series A Preferred Stock into common stock upon the closing of the Brushy merger on June 23, 2016.	-	529
	Cash paid for advance fee on Convertible Notes and the cash was reinvested in 350 shares of Series B Preferred Stock.	-	350
	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	-	400

22

		Six Months Ended June 30,
Related Party	Transactions	2017	2016
		($ in thousands)
	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	520	-
	Participated in private placement transaction on February 28, 2017	796
	Sublet office space in New York to the Company for rent of $10,000 per month beginning January 1, 2017.	60	-
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	17	-
	Total:	$1,393	$1,929

Pierre Caland (Wallington Investment Holdings, Ltd)	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$273	$250
	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	-	300
	Converted the holdings of Debentures entered into on December 29, 2015 into common stock upon the closing of the Brushy merger on June 23, 2016.	-	2,090
	Converted shares of Series A Preferred Stock into common stock upon the closing of the Brushy merger on June 23, 2016.	-	125
	Participated in private placement transaction on February 28, 2017	1,100	-
	Total:	$1,373	$2,765

Bryan Ezralow	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$628	$1,300
	Converted the holdings of Debentures entered into on December 29, 2015 into common stock through EZ Colony Partners, LLC owned by Bryan Ezralow upon the closing of the Brushy merger on June 23, 2016.	-	1,540
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	21	-
	Participated in private placement transaction on February 28, 2017	1,400	-
	Total:	$2,049	$2,840

23

		Six Months Ended June 30,
Related Party	Transactions	2017	2016
		($ in thousands)
Mark Ezralow	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$574	$-
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	18	-
	Participated in private placement transaction on February 28, 2017.	1,200	-
	Total:	$1,792	$-

J. Steven Emerson	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$1,639	$-
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	30	-
	Participated in private placement transaction on February 28, 2017	2,500	-
	Total:	$4,169	$-

Steve B. Dunn and Laura Dunn Revocable Trust dated 10/28/10	Converted the holdings of Debentures entered into on December 29, 2015 into common stock upon the closing of the Brushy merger on June 23, 2016.	$-	$1,020
	Total:	$-	$1,020

Rosseau Asset Management Ltd	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$2,185	$1,028
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	2	-
	Total:	$2,187	$1,028

Investor Company	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$4,318	$-
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	23	-
	Total:	$4,341	$-

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		Six Months Ended June 30,
Related Party	Transactions	2017	2016
		($ in thousands)
LOGiQ Capital (Front Street)	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	$3,199	$-
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	1	-
	Total:	$3,200	$-

Directors and Officers:
Nuno Brandolini (Director)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	$-	$150
	Converted shares of Series A Preferred Stock into common stock upon the closing of the Brushy merger on June 23, 2016.	-	100
	Warrants exercised at $0.10 per share during the six months ended June 30, 2017.	4	-
	Total:	$4	$250

General Merrill McPeak (Director)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	$-	$250
	Converted shares of Series A Preferred Stock into common stock upon the closing of the Brushy merger on June 23, 2016.	-	250
	Total:	$-	$500

R. Glenn Dawson (Director)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	$-	$50
	Participated in Series B Preferred Stock offering in 2016 and converted into common stock during the six months ended June 30, 2017.	130	-
	Total:	$130	$50

Ronald D Ormand (Executive Chairman)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017 through the Bruin Trust.(1) These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	$-	$1,150
	Participated in Series B Preferred Stock offering in 2016 and converted into common stock in 2017 through Perugia Investment LP(2) during the six months ended June 30, 2017.	1,093	1,000
	Converted shares of Series A Preferred Stock into common stock through Perugia Investment LP upon the closing of the Brushy merger on June 23, 2016.	-	500
	Warrants exercised at $0.10 per share during the six months ended June 30, 2017.	4	-
	Total:	$1,097	$2,650

25

		Six Months Ended June 30,
Related Party	Transactions	2017	2016
		($ in thousands)
Abraham Mirman (former Chief Executive Officer and Director)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017 through The Bralina Group, LLC.(2). These notes were fully converted into common stock upon closing of the Brushy merger on June 23, 2016.	$1,803	$750
	Participated in Series B Preferred Stock offering in 2016 and converted into common stock in 2017 through the Bralina Group, LLC.	-	1,650
	Converted shares of Series A Preferred Stock into common stock upon the closing of the Brushy merger on June 23, 2016.	-	250
	Total:	$1,803	$2,650

Brennan Short (Chief Operating Officer)	Consulting fees paid to MMZ Consulting, Inc which is owned by Mr. Short. Mr. Short is the sole member of the corporation.	$203	$-
	Golf tournament charges and telephone charges billed by MMZ Consulting, Inc and claimed through expense report	1	-
	Total:	$204	$-

Kevin Nanke (former Chief Financial Officer)	Participated in Convertible Notes maturing on June 30, 2016 and April 1, 2017. These notes were converted into the Company’s common stock upon the closing of the Brushy merger on June 23, 2016.	$-	$100
	Participated in Series B Preferred Stock offering in 2016 and converted into common stock in 2017 through KKN Holdings LLC during the six months ended June 30, 2017	219	200
	Warrants exercised at $0.01 per share during the six months ended June 30, 2017.	4	-
	Purchased the DJ Basin properties from the Company through Nanke Energy, LLC on January 31, 2017.	2,000	-
	Total:	$2,223	$300

(1)	An irrevocable trust managed by Jerry Ormand, Mr. Ormand's brother, as trustee and whose beneficiaries are the adult children of Ronald Ormand.

(2)	Mr. Ormand has sole voting and dispositive power over the securities held by Perugia Investment LP.

(3)	Mr. Mirman has shared voting and dispositive power over the securities held by The Bralina Group, LLC with Susan Mirman.

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NOTE 9 - SHAREHOLDERS’ EQUITY

Authorized Shares of Common Stock

On May 2, 2017, the Board of Directors authorized the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock by 50 million from the prior level of 100 million. This amendment was also approved by majority of the shareholders on July 13, 2017. There was no change in the stated par value of the shares as a result of this amendment.

Conditionally Redeemable 6% Preferred Stock

In August 2014, the Company designated 2,000 shares of its authorized preferred stock as Conditionally Redeemable 6% Preferred Stock, or (the “Redeemable Preferred”). All 2,000 shares of Redeemable Preferred were issued in September 2014, pursuant to the Settlement Agreement with Hexagon, LLC (f/k/a Hexagon Investments, LLC) (“Hexagon”). The Redeemable Preferred had a par value and stated value $1,000 per share and was not convertible into common stock or any other securities of the Company. Except as otherwise required by law, holders of the Redeemable Preferred were not entitled to voting rights.

Effective as of April 24, 2017, the Company redeemed, in full, the Company’s Redeemable Preferred (as defined above in Note 9). In accordance therewith, the Company and Hexagon, the only holder of the Redeemable Preferred, entered into a Settlement and Release Agreement (the “Settlement Agreement”), which sets forth the terms of the redemption. In addition, the Settlement Agreement resolves certain other issues related to liability reimbursements on certain oil and natural gas properties that had previously been alleged by Hexagon. Accordingly, all prior issues with Hexagon have been resolved and the Redeemable Preferred has been redeemed in full.

Series B 6% Convertible Preferred Stock

On June 15, 2016, the Company entered into a purchase agreement for the private placement of 20,000 shares of its Series B Preferred Stock, along with detachable warrants to purchase up to 9,090,926 shares of common stock, at an exercise price of $2.50 per share, for aggregate gross proceeds of $20 million. The Series B Preferred Stock was converted in full as of June 30, 2017, as described below.

Each share of Series B Preferred Stock was convertible, at the option of the holder, subject to adjustment under certain circumstances into shares of common stock of the Company at a conversion price of $1.10. Except as otherwise required by law, holders of the Series B Preferred Stock were not be entitled to voting rights. The Series B Preferred Stock was convertible at any time, subject to certain conditions, at the option of the holders, or at the Company’s discretion when the Company’s common stock trades above $10.00 (subject to any reverse or forward stock splits and the like) for ten consecutive days. In addition, the Company had the right to redeem the shares of Series B Preferred Stock, along with any accrued and unpaid dividends, at any time, subject to certain conditions set forth in the Certificate of Designation. The holders of the Series B Preferred Stock were entitled to receive a dividend payable (subject to certain conditions set forth in the Certificate of Designation), in cash or shares of common stock of the Company, at the election of the Company, at a rate of 6% per annum.

27

On April 25, 2017, the Company entered into a Series B 6.0% Convertible Preferred Stock Conversion Agreement (the “Conversion Agreement”), with all of the holders of the outstanding Series B 6% Convertible Preferred Stock (the “Series B Holders”) to convert any outstanding shares of Series B 6% Convertible Preferred Stock including an increase in the stated value of to reflect dividends that would have accrued through December 31, 2017 in the amount of approximately 14.3 million shares of common stock. On the same date, the Series B Holders further agreed to adopt the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock (“A&R COD”) in order to remove certain restrictions contained therein with respect to beneficial ownership limitations, a condition of the Conversion Agreement. The A&R COD became effective on April 26, 2017, resulting in the automatic conversion of all outstanding Series B 6% Convertible Preferred Stock. As a result of the automatic conversion, the Company recognized $4.4 million and $4.6 million of dividends and deemed dividends on the Series B 6% Preferred Stock during the three and six months ended June 30, 2017, respectively.

The Conversion Agreement contained customary representations and warranties by the Series B Holders and other agreements and obligations of the parties.

Private Placement

On February 28, 2017, the Company entered into a Securities Subscription Agreement (the “Subscription Agreement”) with certain institutional and accredited investors in connection with a private placement the (“March 2017 Private Placement”) to sell 5.2 million units, consisting of approximately 5.2 million shares of common stock and warrants to purchase approximately an additional 2.6 million shares of common stock. Each unit consists of one share of common stock and a warrant to purchase 0.50 shares of common stock (each, a “Unit”), at a price per unit of $3.85. Each warrant has an exercise price of $4.50 and may be subject to redemption by the Company, upon prior written notice, if the price of the Company’s common stock closes at or above $6.30 for twenty trading days during a consecutive thirty trading day period. As of June 30, 2017, the Company received aggregate gross proceeds of $20.0 million and issued 5,194,821 shares of common stock and 2,597,420 warrants to purchase shares of common stock.

Warrants

The following table provides a summary of warrant activity for the six months ended June 30, 2017:

	Warrants	Weighted- Average Exercise Price
Outstanding at January 1, 2017	15,915,511	$3.34
Warrants issued in connection with private placement	2,597,420	4.50
Warrants issued to Heartland	160,714	3.50
Exercised, forfeited, or expired	(6,150,600)	(0.39)
Outstanding at June 30, 2017	12,523,045	$4.59

NOTE 10 - SHARE BASED AND OTHER COMPENSATION

The Company’s stock-based compensation consisted of the following:

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Stock Options	Restricted Stock	Total	Stock Options	Restricted Stock	Total
Stock-based compensation expensed	$3,273	$6,113	$9,386	$1,731	$10	$1,741
Unrecognized stock-based compensation costs	$7,669	$2,094	$9,763	$3,050	$120	$3,170
Weighted average amortization period remaining	0.82	0.74	-	1.99	0.87	-

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Restricted Stock

A summary of restricted stock grant activity pursuant to the 2016 Plan for the six months ended June 30, 2017 is presented below:

	Number of Shares	Weighted Average Grant Date Price
Outstanding at January 1, 2017	1,068,305	$1.55
Granted	1,313,845	$4.50
Vested and issued	(821,580)	$(4.39)
Forfeited	(311,418)	$(4.61)
Outstanding at June 30, 2017	1,249,152	$2.01

Restricted Stock Units

A summary of restricted stock unit grant activity pursuant to the 2012 Plan for the six months ended June 30, 2017 is presented below.

	Number of Shares	Weighted Average Grant Date Price
Outstanding at January 1, 2017	149,584	$10.56
Vested and issued	(139,585)	4.77
Cancelled or forfeited	-	-
Outstanding at June 30, 2017	$9,999	$1.60

Stock Options

A summary of stock option activity for the six months ended June 30, 2017 is presented below:

			Stock Options Outstanding and Exercisable
	Number of Options	Weighted Average Exercise Price	Number of Options Vested/ Exercisable	Weighted Average Remaining Contractual Life (Years)
Outstanding at January 1, 2017	5,956,833	$2.04	2,208,757	9.7
Granted	2,897,500	$4.72	-	-
Exercised	(236,896)	$(1.34)	-	-
Forfeited or cancelled	(1,458,937)	$(2.95)	-	-
Outstanding at June 30, 2017	7,158,500	$3.70	3,481,374	9.4

During the six months ended June 30, 2017, options to purchase 2,897,500 shares of the Company’s common stock were granted under the 2016 Plan. The weighted average fair value of these options was $2.62. The fair values were determined using the Black-Scholes-Merton option valuation method assuming no dividends, a risk-free interest rate ranging from 1.21% to 1.45%, a weighted average expected life of 2 years and weighted-average volatility of 100.5%

The options to purchase 2,897,500 shares of the Company’s common stock include the following:

(i)	Options granted to employees of the Company to purchase 2,147,500 shares of the Company’s common stock during the six months ended June 30, 2017; and

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(ii)	On June 16, 2017, the Company cancelled 250,000 of the options granted in June 2016 and all of the 500,000 options granted in December 2016 to an executive due to option grants that were in excess of the 2016 individual Plan limits. Additional options to purchase 750,000 shares of the Company’s common stock, 389,657 restricted shares and cash in an amount of $87,922 were awarded and paid to the executive to replace the cancelled option grants. The Company accounted for the replacement award as a modification of the terms of the cancelled award in accordance with ASC 718-20-35-8 “Cancellation of an award accompanied by the concurrent grant of (or offer to grant) a replacement award or other valuation consideration.” As a result, during the six months ended June 30, 2017, the Company recorded incremental compensation of approximately $0.5 million which was the excess of the fair value of the vested replacement award over the fair value of the cancelled awards. The incremental fair value of the unvested replacement awards will be amortized over the remaining vesting period.

As of June 30, 2017, total unrecognized compensation costs relating to the outstanding options was approximately $7.7 million, which is expected to be recognized over the remaining vesting period of approximately 0.82 years.

NOTE 11 - SUPPLEMENTAL NON-CASH TRANSACTIONS

The following table presents the supplemental disclosure of cash flow information for the six months ended June 30, 2017 and 2016 (in thousands);

	Six Months Ended June 30,
	2017	2016
Non-cash investing and financing activities excluded from the statement of cash flows:
Conversion of Series B Preferred Stock and accrued dividends to common stock	$14,087	$-
Common stock issued for Brushy’s common stock	-	6,942
Common stock issued for Series A Preferred Stock and accrued dividends	-	8,221
Common stock issued for convertible debentures and accrued interests	-	8,724
Common stock issued for convertible notes And accrued interest	-	7,602
Warrants issued for fees associated with Series B 6% Preferred Stock	-	7,880
Series B 6% Preferred Stock subscribed	-	2,100
Commitment fees offset by issuance of common stock for Private Placement	250	-
Fair value of warrants issued and repriced as debt discount	1,031	1,479
Increase in final settlement on the divestiture of DJ Basin properties in accrued liabilities	584	-
Cashless exercise of warrants	371	-
Change in capital expenditures for drilling costs in accrued liabilities	871	-
Issuance of common stock for drilling services	96	-
Deemed dividends on Series B 6% Convertible Preferred Stock associated with beneficial conversion features	3,767	-
Fair value of derivative liabilities associated with conversion features of Second Lien Term Loan	36,741	-

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Environmental and Governmental Regulation

At June 30, 2017, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company. Many aspects of the oil and natural gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and air emissions/pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, land use, and various other matters including taxation. Oil and natural gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons. As of June 30, 2017, the Company had not been fined or cited for any violations of governmental regulations that would have a material adverse effect on the financial condition of the Company.

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Legal Proceedings

The Company may from time to time be involved in various legal actions arising in the normal course of business. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company. The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on its results of operations or financial condition.

NOTE 13 - SUBSEQUENT EVENTS

On August 1, 2017, the Securities and Exchange Commission filed a civil complaint against multiple parties, including our former Chief Executive Officer Abraham Mirman. The allegations in the complaint are unrelated to the business of the Company, and predate Mr. Mirman’s tenure with the Company.

Departure of Chief Executive Officer and Director

On August 3, 2017, Abraham Mirman notified us of his resignation as our Chief Executive Officer, and as a member of the Board, effective as of August 4, 2017 (the “Separation Date”). Mr. Mirman also resigned from all positions held with our subsidiaries. Mr. Mirman’s decision to resign was not the result of any disagreement with us, the Board, or management, or any matter relating to our operations, policies or practices.

In connection with Mr. Mirman’s resignation, we entered into a Separation and Consulting Agreement with him on August 3, 2017 (the “Mirman Agreement”), setting forth the terms of Mr. Mirman’s separation from the Company and his prospective consulting services.

Pursuant to the terms of the Mirman Agreement, in satisfaction of any and all obligations under his employment agreement, and provided that Mr. Mirman does not exercise his right to revoke the Mirman Agreement within eight days of its execution, Mr. Mirman will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (1) accrued benefits (including base salary, vacation pay and reimbursements) that are unpaid as of the Separation Date, (2) a lump-sum cash payment of $1,000,000, (3) premium payments for continuing COBRA coverage for 18 months or until Mr. Mirman obtains alternative coverage, whichever is earlier, and (4) reimbursement of reasonable attorneys’ fees incurred in connection with his separation. Any unvested shares of restricted stock or unvested stock options which were previously awarded to Mr. Mirman will vest on August 12, 2017.

Gas Gathering, Processing and Purchase Agreement

On August 10, 2017, the Company entered into a gas gathering, processing and purchase agreement (the “Gathering Agreement”) with Lucid Energy Delaware, LLC (“Lucid”), pursuant to which Lucid will receive, gather and process the Company’s committed gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler Counties, Texas. Subject to the Company’s take-in-kind rights set forth in the Gathering Agreement, Lucid will purchase the residue gas and plant products allocated to the Company pursuant to the terms and conditions of the Gathering Agreement. To the extent that the Company elects to take such residue gas and plant products in-kind, Lucid shall re-deliver such residue gas and plant products at certain delivery points for downstream transportation. The Gathering Agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the terms of the Gathering Agreement. The Company will pay Lucid fees for the gathering and processing of all committed gas and for such other services provided as set forth in the Gathering Agreement.

Lead Lenders’ Right to Appoint a Member to the Board of Directors

Pursuant to the terms of the Second Lien Credit Agreement, the Lead Lenders have the right to appoint up to two members to the Board upon conversion of the Second Lien Term Loan, based on the percentage of outstanding common stock held by the Lead Lenders at the time of conversion. On August 12, 2017, the Company and the Lead Lenders entered into a letter agreement pursuant to which the Company granted the Lead Lenders the right to appoint one member to the Board, who shall be reasonably acceptable to the Company, effective immediately upon execution of the letter agreement. The letter agreement provides that, to the fullest extent permitted by law, until the conversion of the Second Lien Term Loan, the Company will include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors the person designated by the Lead Lenders to serve on the Board pursuant to the appointment right set forth in the letter agreement. The letter agreement was entered into in connection with an acknowledgment and consent by the Lenders related to the resignation and replacement of the Company’s Chief Executive Officer, among other matters.

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ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the unaudited condensed consolidated financial statements and notes thereto included in this Quarterly Report on Form 10-Q. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth under “Forward-Looking Statements” above and Item 1A (Risk Factors) in our Annual Report on Form 10-K for the year ended December 31, 2016.

Overview

We are an upstream independent oil and natural gas company engaged in the acquisition, development and production of unconventional oil and natural gas properties. Our primary focus is drilling horizontal wells in the Delaware Basin of west Texas, which we believe will provide attractive returns on a majority of our acreage positions. Our goal is to grow our company through generating cash flow from new production of oil, natural gas and NGLs, as well as through de-risking the development profile of our portfolio of properties in order to add overall value. Our drilling program utilizes the development of new horizontal wells across several potentially productive formations in the Delaware Basin, but initially targeting the Wolfcamp formation. We drilled our first horizontal well in late 2016 and completed it in January 2017.

On June 23, 2016, we completed a merger transaction with Brushy Resources, Inc. (“Brushy”). The merger resulted in the acquisition of our properties in the Delaware Basin as well as the majority of our current operating activity. This contiguous acreage position is offset by RSP Permian, Inc., Matador Resources Company, Devon Energy Corporation, Royal Dutch Shell PLC, Anadarko Petroleum Corp., and XTO Energy Inc., among other operators. Since entering the Delaware Basin in June 2016, we have grown our acreage position approximately 200% from approximately 3,500 net acres to approximately 10,000 net acres primarily in our Delaware Basin-Core area.

On March 31, 2017, we entered into a Purchase and Sale Agreement with Nanke Energy LLC for the divestiture of all of our oil and natural gas properties located in the Denver-Julesburg Basin (the “DJ Basin”), for a gross sales purchase price of $2 million, which completes our transformation to a pure play Delaware Basin company.

Our Business

We have accumulated approximately 10,000 net acres in what we believe to be the core of the Delaware Basin in Reeves, Winkler and Loving Counties, Texas and Lea County, New Mexico. Our leasehold position is largely contiguous, allowing us to maximize development efficiency and manage full cycle finding costs. In addition, 48% of our acreage position is held by production, and we are the named operator on 100% of our producing acreage. These two characteristics give us control over the pace of development and the ability to design a more efficient and profitable drilling program that maximizes recovery of hydrocarbons. We expect that our 2017 capital expenditure budget will be focused on the development and expansion of our Delaware Basin acreage and operations. We also plan to continue to selectively and opportunistically pursue strategic acreage acquisitions in the Delaware Basin.

We generate the majority of our revenues from sales of oil, natural gas and natural gas liquids (NGLs). The prices of these products are critical factors to our success and volatility in the prices of oil and natural gas could impact our results of operations. In addition, our business requires substantial capital to acquire producing properties and develop our non-producing properties. Declines in these prices would reduce our revenues and result in lower cash inflow which would make it more difficult for us to pursue our plans to acquire new properties and develop existing properties. The declines in oil and natural gas prices would also adversely affect our ability to obtain additional funding.

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Liquidity

We have reported a net operating loss during the quarter and year-to-date ended June 30, 2017 and for the past five years. As a result, we funded our operations in 2016 and the merger with Brushy through a combination of debt and equity financing. On September 29, 2016, we entered into a new First Lien Credit Agreement that provided for a three-year, senior, secured term loan with initial aggregate principal commitments of $31 million and a maximum facility size of $50 million. The initial commitment on the term loan was funded with $25 million collected as of September 30, 2016 and an additional $6 million collected as of November 11, 2016. We have funded our operations during the six months ended June 30, 2017 through our cash on hand and additional debt and equity financing. On February 7, 2017, we completed a drawdown of an incremental $7.1 million under our First Lien Credit Agreement, and on March 1, 2017, we completed a private placement of approximately 5.6 million shares of common stock and approximately 2.6 million warrants that raised net proceeds of approximately $18.7 million. Net proceeds of $17.9 million were received in March 2017 and $0.6 million in subscription receivables were received in May 2017. The warrants have an exercise price of $4.50 per share and expire on March 6, 2022.

As described below, in April 2017, we amended our First Lien Credit Facility and closed on a new $125 million, convertible, second lien term loan facility earning paid-in-kind interest (“Second Lien Credit Facility”), resulting in approximately $56.6 million of combined net proceeds and the option for a delayed-draw tranche under the Second Lien Credit Facility with maximum additional capacity of $45 million available on a delayed-draw basis for certain pre-approved leasing and acquisition activity. We also refinanced $38.1 million in principal under our then existing First Lien Term Loan, paid accrued and unpaid interest thereon, and redeemed and converted all of our preferred stock. As of June 30, 2017, we had (i) $15 million in aggregate principal outstanding on our existing First Lien Term Loan, (ii) $80 million in aggregate principal outstanding on our Second Lien Term Loan with an additional $45 million available on a delayed-draw basis, and (iii) a cash balance of approximately $42.7 million.

As a result of our financing and drilling operations, we believe that we will have sufficient capital to operate over the next 12 months. However, it is possible that we could seek to raise additional debt and equity capital depending on the pace of our drilling and leasing activity. If we need to obtain new debt or equity financing in the future, the terms and availability of such financing may be impacted by economic and financial market conditions, as well as our financial condition and results of operations at the time we seek additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Amendments to First Lien Credit Facility and Second Lien Credit Facility

On April 24, 2017, and subsequently on April 26, 2017 and July 25, 2017, we entered into three amendments to our existing credit agreement and into a new four-year, convertible, second lien term loan credit facility. Under the amendments to our existing credit facility, among other things, we received approximately $14.7 million in net proceeds from a new, $15 million, 18-month, first lien term loan (“Bridge Loan”). On April 26, 2017, we entered into the Second Lien Credit Facility. The Second Lien Credit Facility was structured as an $80 million, four-year term loan that funded at closing, and a $45 million, delayed-draw term loan that may be used to fund acreage leasing activity and acquisitions under certain conditions. We received approximately $56.6 million in combined net proceeds from the Bridge Loan and the Second Lien Credit Facility, following repayment of $38.3 million in principal outstanding under the then existing first lien term loan, which was subsequently terminated, plus accrued interest.

The structure of the delayed-draw term loan, which may be drawn in multiple draws, is otherwise identical to the $80 million Second Lien Term Loan that funded at closing. The conversion price under both the Second Lien Term Loan and the delayed-draw term loan is $5.50, subject to adjustment under a conversion formula and customary anti-dilution provisions. At conversion, 70% of the total conversion amount, including a make whole payment, will convert to equity, and 30% will convert into a three-year term loan bearing interest.

The First and Second Lien Credit Facilities contain certain customary representations and warranties and affirmative and negative covenants, including covenants relating to: the maintenance of books and records, financial reporting and notification, compliance with laws, maintenance of properties and insurance, limitations on incurrence of indebtedness, investments, dividends and other restricted payments, lease obligations, hedging and capital expenditures, and maintenance of a specified asset coverage ratio, as applicable. Each of the First and Second Lien Credit Facility also provides for events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, cross-default on certain outstanding debt obligations, the failure of a Guarantor to comply with the provisions of its Guaranty, and bankruptcy or insolvency events, subject to certain specified cure periods. The amounts under each of the First and Second Lien Credit Agreement could be accelerated and become due and payable upon an event of default.

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Redemption of Conditionally Redeemable 6% Preferred Stock

On April 24, 2017, we redeemed, in full, our 6% Redeemable Preferred Stock for cash consideration of $2.0 million, including accumulated dividends of $0.3 million. In accordance therewith, we and Hexagon, the only holder of the 6% Redeemable Preferred Stock, entered into a Settlement and Release Agreement (the “Settlement Agreement”), which sets forth the terms of the redemption. In addition, the Settlement Agreement resolves certain other issues related to liability reimbursements on certain oil and natural gas properties that had previously been alleged by Hexagon. Accordingly, all prior issues with Hexagon have been resolved and the 6% Redeemable Preferred Stock has been redeemed in full.

Series B 6% Convertible Preferred Stock Conversion

On April 25, 2017, we entered into a Series B 6.0% Convertible Preferred Stock Conversion Agreement (the “Conversion Agreement”), with all of the holders of the outstanding Series B 6% Convertible Preferred Stock (the “Series B Holders”) to convert any outstanding shares of Series B Preferred Stock including an increase in the stated value of to reflect dividends that would have accrued through December 31, 2017 in the amount of approximately 14.3 million shares of common stock. On the same date, we and the Series B Holders further agreed to adopt the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock (“A&R COD”) in order to remove certain restrictions contained therein with respect to beneficial ownership limitations, a condition of the Conversion Agreement. The A&R COD became effective on April 26, 2017, resulting in the automatic conversion of all outstanding Series B Preferred Stock.

Drilling Program

We have a drilling program of up to 11 gross Delaware Basin wells (9 net) that is contingent upon our access to sufficient capital to fully execute. In the first half of 2017, we completed four wells, have a fifth well waiting on completion, and have begun drilling a sixth well.  We expect our 2017 horizontal drilling program will be focused almost exclusively on the Wolfcamp zone of the Delaware Basin, with lateral lengths ranging from approximately 4,000’ laterals to 7,000’ laterals.

Results of Operations

The results of operations of Brushy are included with those of ours commencing June 23, 2016. As a result, results of operations for the three and six months ended June 30, 2017 are not necessarily comparable to the results of operations for periods prior to the Brushy merger. Additionally, all discussion related to historical representations of common stock, unless otherwise noted, give retroactive effect to the reverse split for all periods presented.

The following table compares revenues for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Three Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Revenue:
Oil	$4,167	$743	$3,424	461%
Natural gas	1,139	240	899	375%
Other	119	7	112	1,600%
	$5,425	$990	$4,435	448%

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Total revenue was approximately $5.4 million for the three months ended June 30, 2017 as compared to approximately $1.0 million for the three months ended June 30, 2016, representing an increase of approximately $4.4 million or 448%. The changes were associated primarily with an increase in production from the Delaware Basin wells. A majority of these producing properties were acquired from the merger with Brushy Resources, Inc. on June 23, 2016.

Production during the three months ended June 30, 2017 increased by more than 300% as compared to three months ended June 2016 despite having curtailment of approximately 200 net BOE/day, due to mechanical challenges with our gas gatherer.

	Six Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Revenue:
Oil	$6,662	$779	$5,883	755%
Natural gas	1,726	243	1,483	610%
Other	270	10	260	2,600%
	$8,658	$1,032	$7,626	739%

Total revenue was approximately $8.7 million for the six months ended June 30, 2017 as compared to approximately $1.0 million for the six months ended June 30, 2016, representing an increase of approximately $7.6 million or 739%. As mentioned above, the increase in revenue is attributed primarily with an increase in production from the Delaware Basin wells.

Production during the six months ended June 30, 2017 increased by more than 500% as compared to six months ended June 2016 despite having curtailment of approximately 200 net BOE/day, due to mechanical challenges with our gas gatherer.

The following table compares production volumes and average prices for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,
	2017	2016	Variance	%
Product
Oil (Bbls)-net production	94,048	21,448	72,600	338%
Oil (Bbls)-average realized price	$44.31	$34.62	$9.68	28%

Natural Gas (Mcf)-net production	367,771	99,143	268,727	271%
Natural Gas (MCFE)-average realized price	$3.10	$2.42	$0.68	28%

Barrels of oil equivalent (BOE)	155,367	37,972	117,395	309%
Average daily net production (BOE/day)	1,707	417	1,290	309%
Average price per BOE	$34.15	$25.88	$8.27	32%

	Six Months Ended June 30,
	2017	2016	Variance	%
Product
Oil (Bbls)-net production	145,391	22,819	122,572	537%
Oil (Bbls)-average realized price	$45.82	$34.13	$11.6	34%

Natural Gas (Mcf)-net production	560,844	101,575	459,269	452%
Natural Gas (MCFE)-average realized price	$3.08	$2.40	$0.68	28%

Barrels of oil equivalent (BOE)	238,865	39,748	199,117	501%
Average daily net production (BOE/day)	1,320	218	1,102	506%
Average price per BOE	$35.12	$25.72	$9.40	37%

Oil and Natural Gas Production Costs, Production Taxes, Depreciation, Depletion and Amortization

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The following table shows a comparison of production volumes and average prices:

	Three Months Ended June 30,
	2017	2016
Production costs per BOE	$9.24	$8.64
Production taxes per BOE	1.79	1.37
Depreciation, depletion, and amortization per BOE	8.74	14.19
Total operating costs per BOE	$19.77	$24.20

	Three Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Costs and expenses:
Production costs	$1,435	$328	$1,107	338%
Production taxes	278	52	226	435%
General and administrative	16,288	3,505	12,783	365%
Depreciation, depletion, accretion and amortization	1,358	539	819	152%
Total operating expenses	$19,360	$4,424	$14,936	338%

Production Costs

Production costs were approximately $1.4 million for the three months ended June 30, 2017, compared to approximately $0.3 million for the three months ended June 30, 2016, an increase of approximately $1.1 million, or 338%. Production costs per BOE increased to $9.24 for the three months ended June 30, 2017 from $8.64 for the three months ended June 30, 2016, an increase of $0.60 per BOE, or 7%. The increase in production costs per BOE was primarily due to increased production volumes associated with the producing wells in the Delaware basin during the three months ended June 30, 2017.

Production Taxes

Production taxes were approximately $0.3 million for the three months ended June 30, 2017, compared to approximately $0.05 million for the three months ended June 30, 2016, an increase of approximately $0.2 million, or 435%.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county from which production is derived.  The increase in production taxes corresponds to the increase in production revenues during the three months ended June 30, 2016.

General and Administrative Expenses

General and administrative expenses were approximately $16.3 million during the three months ended June 30, 2017, compared to approximately $3.5 million during the three months ended June 30, 2016, an increase of approximately $12.8 million, or 365%.  The increase of $12.8 million is primarily attributed to the increase in payroll of approximately $5.2 million, an approximately $6.2 million increase in stock based compensation and an approximately $1.4 million increase in other general and administrative expenses during the three months ended June 30, 2017. General and administrative expenses for the three months ended June 30, 2017 included noncash bonus and stock compensation expense of $7.6 million as compared to $1.6 million in the comparable period in 2016 and severance payments of $0.08 million which was not incurred in the prior period. For the three months ended June 30, 2017, payroll included approximately $1.3 million of recurring base payroll, approximately $4.9 million in bonus payments and approximately $0.2 million in payroll taxes and other benefits. Excluding severance and unexpected charges, we expect normal recurring general and administrative expenses including share based compensation to be between $3.0 million and $5.0 million per quarter.

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Depreciation, Depletion, and Amortization

Depreciation, depletion, and amortization (“DD&A”) was approximately $1.4 million during the three months ended June 30, 2017, compared to $0.5 million during the three months ended June 30, 2016, an increase of approximately $0.8 million, or 152%.  Our DD&A rate decreased to $8.74 per BOE during the three months ended June 30, 2017 from $14.19 per BOE during the three months ended June 30, 2016. Our DD&A expense increased primarily due to an increase in volumes produced by 117,395 barrels or 309% from 37,972 barrels during the three months ended June 30, 2016.

	Six Months Ended June 30,
	2017	2016
Production costs per BOE	$9.90	$9.19
Production taxes per BOE	1.76	1.36
Depreciation, depletion, and amortization per BOE	10.48	14.13
Total operating costs per BOE	$22.14	$24.68

	Six Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Costs and expenses:
Production costs	$2,364	$365	$1,999	548%
Production taxes	420	54	366	678%
General and administrative	25,600	5,169	20,431	395%
Depreciation, depletion and amortization	2,504	562	1,942	346%
Total operating expenses	$30,888	$6,150	$24,738	402%

Production Costs

Production costs were approximately $2.4 million for the six months ended June 30, 2017, compared to approximately $0.4 million for the six months ended June 30, 2016, an increase of approximately $2.0 million, or 548%. Production costs per BOE increased to $9.90 for the six months ended June 30, 2017 from $9.19 for the six months ended June 30, 2016, an increase of approximately $0.71 per BOE, or 8%. The increase in production costs per BOE was primarily due to increased production volumes associated with the producing wells in the Delaware basin during the six months ended June 30, 2017.

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Production Taxes

Production taxes were approximately $0.4 million for the six months ended June 30, 2017, compared to approximately $0.05 million for the six months ended June 30, 2016, an increase of approximately $0.4 million, or 678%.  Currently, ad valorem, severance and conservation taxes range from 1% to 13% based on the state and county from which production is derived.  Production taxes per BOE increased to $1.76 per BOE during the six months ended June 30, 2017 from $1.36 during the six months ended June 30, 2016. As discussed above, the increase in production taxes corresponds to the increase in production revenues during the six months ended June 30, 2017.

General and Administrative Expenses

General and administrative expenses were approximately $25.6 million during the six months ended June 30, 2017, compared to approximately $5.2 million during the three months ended June 30, 2016, an increase of approximately $20.4 million, or 395%.  The increase of $20.4 million was primarily due to an increase in payroll of approximately $9.7 million, an approximately $8.7 million increase in stock based compensation and an approximately $2.0 million increase in other general and administrative expenses during the three months ended June 30, 2017. For the six months ended June 30, 2017, payroll included approximately $2.0 million of recurring base payroll, approximately $7.8 million in bonus payments, approximately $0.9 million in severance pay to former executives and approximately $0.5 million in payroll taxes and other benefits.

Depreciation, Depletion, and Amortization

DD&A was approximately $2.5 million during the six months ended June 30, 2017, compared to approximately $0.6 million during the six months ended June 30, 2016, an increase of $1.9 million, or 346%.  Our DD&A rate decreased to $10.48 per BOE during the six months ended June 30, 2017 from $14.13 per BOE during the six months ended June 30, 2016. The DD&A expense increased primarily due to an increase in volumes produced by 199,117 barrels or 501% from 39,748 barrels during the six months ended June 30, 2016.

	Three Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Other income (expense):
Other income (expense)	$(141)	$247	$(388)	-157%
Inducement expense	-	(5,127)	5,127	100%
Change in fair value of derivative instruments	(2,418)	(29)	(2,389)	-8,238%
Change in fair value of conditionally redeemable 6% preferred stock	-	(454)	454	100%
Interest expense	(6,654)	(2,269)	(4,385)	-193%
Total other income (expense)	$(9,213)	$(7,632)	$(1,581)	-21%

38

Interest Expense

Interest expense for the three months ended June 30, 2017 was approximately $6.7 million compared to $2.3 million, for the three months ended June 30, 2016. For the three months ended June 30, 2017, we incurred interest expense of approximately $0.4 million on quarterly interest payments on notes payable and term loans, approximately $1.3 million of paid-in-kind interest and approximately $5.0 million of amortized debt issuance costs for the First Lien Term Loan, Bridge Term Loan and the Second Lien Term Loan as compared to the three months ended June 30, 2016, in which we incurred approximately $1.0 million of interest expense and approximately $1.3 million of non-cash interest relating to amortized debt issuance costs on debentures and convertible notes.

Change in Fair Value of Derivative Instruments

The change in fair values of derivative instruments comprised a loss of approximately $2.4 million during the three months ended June 30, 2017, as compared to a loss of approximately $0.03 million during the three months ended June 30, 2016, and is as follows:

•	Second Lien Term Loan Derivative Liability. On April 26, 2017, we identified the features of the Make-Whole Premium which require the conversion features to be recorded as embedded derivatives and bifurcated from its host contracts, the Second Lien Term Loan, and accounted for separately from the debt. The conversion features contained in the Second Lien Term Loan is therefore recorded as a derivative liability at fair value each reporting period based upon values determined through the use of discounted lattice models of the Second Lien Term Loan. On April 26, 2017, the conversion feature contained in the Second Lien Term Loan was recorded as a derivative liability at a fair value of approximately $36.7 million. As of June 30, 2017, the fair value of the Second Lien Term Loan was $39.5 million resulting in an unrealized loss of $2.78 million recorded for the three months ended June 30, 2017.

•	Heartland Warrant Liability. On January 8, 2015, we entered into the Heartland Credit Agreement. In connection with the Heartland Credit Agreement, we issued a warrant to purchase up to 22,500 shares of our common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if we enter into another agreement pursuant to which warrants are issued with a lower exercise price and would also trigger an adjustment to the warrant share amount. On June 14, 2017, we and Heartland executed an amended and restated warrant agreement whereby we issued 160,714 replacement warrants to Heartland at an exercise price of $3.50 to replace 22,500 warrants previously issued on January 8, 2015 at an exercise price of $25.00 per share to settle a disagreement regarding the fair value change of the 22,500 warrants issued pursuant to the anti-dilution provisions in the January 8, 2015 agreement. The amended and restated warrant agreement no longer contains the same anti-dilution provisions. As a result of the reissuance of the warrants, we recorded approximately $0.3 million of realized gain on the Heartland warrant liability during the three months ended June 30, 2017.

•	SOSV Investments LLC Warrant Liability. On June 23, 2016, in conjunction with the merger with Brushy in June 2016, we issued to SOSV Investments LLC (“SOS”) a warrant to purchase up to 200,000 shares of our common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if we enter into another agreement pursuant to which warrants are issued with a lower exercise price. For the three months ended June 30, 2017, we incurred an unrealized gain in the fair value of the derivative liability related to the warrant of approximately $0.02 million.

•	Bristol Capital, LLC Warrant Liability. On September 2, 2014, we entered into a Consulting Agreement with Bristol Capital, LLC (“Bristol”), pursuant to which we issued to Bristol a warrant to purchase up to 100,000 shares of our common stock at an exercise price of $20.00 per share (or, in the alternative, 100,000 options, but in no case, both). The agreement has a price protection feature that will automatically reduce the exercise price if we enter into another consulting agreement pursuant to which warrants are issued with a lower exercise price, which triggered in year 2016. On March 14, 2017, we issued 77,131 shares of common stock to Bristol pursuant to a settlement agreement for a cashless exercise of the warrant. The Bristol warrant was also revalued on March 14, 2017 resulting in a realized gain in fair value of $0.8 million for the three months ended March 31, 2017 and decreasing the Bristol derivative liability to $0.4 million. As a result of the cashless exercise, we reclassified the $0.4 million of Bristol derivative liability to additional paid-in capital as of June 30, 2017.

39

•	Inducement Expense. During the three months ended June 30, 2016, inducement expense of approximately $5.1 million was incurred as a result of debt and equity restructuring in connection with the Brushy merger. There was no inducement expense incurred during the three months ended June 30, 2017.

	Six Months Ended June 30,
	2017	2016	Variance	%
	(In Thousands)
Other income (expense):
Other income	$(133)	$245	$(378)	-154%
Inducement expense	-	(5,127)	5,127	100%
Change in fair value of derivative instruments	(2,073)	(97)	(1,976)	-2,037%
Change in fair value of conditionally redeemable 6% preferred stock	(41)	(778)	737	95%
Interest expense	(7,427)	(3,603)	(3,824)	-106%
Total other income (expense)	$(9,674)	$(9,360)	$(314)	-3%

Interest Expense

Interest expense for the six months ended June 30, 2017 was approximately $7.4 million compared to approximately $3.6 million, for the six months ended June 30, 2016. For the six months ended June 30, 2017, we incurred interest expense of approximately $0.9 million of quarterly interest payments on notes payable and term loans, approximately $1.3 million of paid-in-kind interest and approximately $5.2 million of amortized debt issuance costs for the First Lien Term Loan, Bridge Term Loan and the Second Lien Term Loan as compared to six months ended June 30, 2016, in which we incurred approximately $0.2 million of interest expense and approximately $3.4 million of non-cash interest relating to amortized debt issuance costs on debentures, convertible notes and non-convertible notes.

Change in Fair Value of Derivative Instruments

The change in fair values of derivative instruments comprised a loss of approximately $2.0 million during the six months ended June 30, 2017, as compared to a loss of approximately $0.1 million during the six months ended June 30, 2016, and is as follows:

•	Second Lien Term Loan Derivative Liability. On April 26, 2017, we identified the features of the Make-Whole Premium which require the conversion features to be recorded as embedded derivatives and bifurcated from its host contracts, the Second Lien Term Loan, and accounted for separately from the debt. The conversion features contained in the Second Lien Term Loan is therefore recorded as a derivative liability at fair value each reporting period based upon values determined through the use of discounted lattice models of the Second Lien Term Loan. On April 26, 2017, the conversion feature contained in the Second Lien Term Loan was recorded as a derivative liability at a fair value of approximately $36.7 million. As of June 30, 2017, the fair value of the Second Lien Term Loan was $39.5 million resulting in an unrealized loss of $2.8 million recorded for the six months ended June 30, 2017.

•	Heartland Warrant Liability. On January 8, 2015, we entered into the Heartland Credit Agreement. In connection with the Heartland Credit Agreement, we issued a warrant to purchase up to 22,500 shares of our common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if we enter into another agreement pursuant to which warrants are issued with a lower exercise price and would also trigger an adjustment to the warrant share amount. On June 14, 2017, we and Heartland executed an amended and restated warrant agreement whereby we issued 160,714 replacement warrants to Heartland at an exercise price of $3.50 to replace 22,500 warrants previously issued on January 8, 2015 at an exercise price of $25.00 per share to settle a disagreement regarding the fair value change of the 22,500 warrants issued pursuant to the anti-dilution provisions in the January 8, 2015 agreement. The amended and restated warrant agreement no longer contains the same anti-dilution provisions. As a result of the reissuance of the warrants, we recorded approximately $0.02 million of realized gain on the Heartland warrant liability during the six months ended June 30, 2017.

•	SOS Warrant Liability. On June 23, 2016, in conjunction with the merger with Brushy in June 2016, we issued to SOS a warrant to purchase up to 200,000 shares of our common stock at an exercise price of $25.00. The warrant contains a price protection feature that will automatically reduce the exercise price if we enter into another agreement pursuant to which warrants are issued with a lower exercise price. For the six months ended June 30, 2017, we incurred an unrealized loss in fair value of the derivative liability related to the warrant of approximately $0.2 million.

•	Bristol Warrant Liability. On September 2, 2014, we entered into a Consulting Agreement with Bristol, pursuant to which we issued Bristol a warrant to purchase up to 100,000 shares of our common stock at an exercise price of $20.00 per share (or, in the alternative, 100,000 options, but in no case, both). The agreement has a price protection feature that will automatically reduce the exercise price if we enter into another consulting agreement pursuant to which warrants are issued with a lower exercise price, which triggered in year 2016. On March 14, 2017, we issued 77,131 shares of common stock to Bristol pursuant to a settlement agreement for a cashless exercise of the warrant. The Bristol warrant was also revalued on March 14, 2017 resulting in a realized gain in fair value of $0.8 million for the six months ended March 31, 2017 and decreasing the Bristol derivative liability to $0.4 million. As a result of the cashless exercise, we reclassified the $0.4 million of Bristol derivative liability to additional paid-in capital as of June 30, 2017.

•	Inducement Expense. During the six months ended June 30, 2016, inducement expense of approximately $5.1 million was incurred as a result of debt and equity restructuring in connection with the Brushy merger. There were no inducement expenses incurred during the six months ended June 30, 2017.

40

Capital Resources

Historically, our primary sources of capital have been cash flows from operations, borrowings from financial institutions and investors, the sale of equity and equity derivative securities and asset dispositions. Our primary uses of capital have been for the acquisition, development, exploration and exploitation of oil and natural gas properties, in addition to refinancing of debt instruments.

Based upon current commodity price expectations for 2017, we believe that our cash flow from operations, combined with the proceeds of our recently completed equity offering, proceeds from the conversion of in-the-money warrants to equity, and availability under our Second Lien Term Loan, will be sufficient to fund our operations for 2017, including working capital requirements.  However, future cash flows are subject to a number of variables, including uncertainty in forecasted production volumes and commodity prices.  We are the operator for 100% of our 2017 operational capital program and, as a result, the amount and timing of a substantial portion of our capital expenditures is discretionary.  Accordingly, we may determine it prudent to curtail drilling and completion operations due to capital constraints or reduced returns on investment as a result of commodity price weakness.

Information about our cash flows for the six months ended June 30, 2017 and 2016 are presented in the following table (in thousands):

	Six Months Ended June 30,
	2017	2016
Cash provided by (used in):
Operating activities	$(7,414)	$(1,752)
Investing activities	(39,843)	(2,470)
Financing activities	78,258	10,601
Net change in cash	$31,001	$6,379

Operating activities. For the six months ended June 30, 2017, net cash used in operating activities was $7.4 million, compared to $1.8 million for the same period in 2016. The increase of $5.7 million in cash used in operating activities was primarily attributable to the increase in operating costs, which correspond with higher producing activities and supporting general and administrative costs.

Investing activities. For the six months ended June 30, 2017, net cash used in investing activities was $39.8 million compared to $2.5 million for the same period in 2016. The increase of approximately $37.3 million in cash used in investing activities was primarily attributable to the following:

•	A $22.6 million increase in drilling and completion costs on the six wells of which three were completed in the Delaware Basin during the six months ended June 30, 2017. There were minimal drilling activities in the DJ Basin during the six months ended June 30, 2016;
•	A $2.2 million increase in workover costs associated with producing wells;
•	A $15.5 million increase in acquisition of additional working interests on leases of which $7.9 million related to leases in Winkler and Lea Counties, Texas and $7.6 million related to leases in Reeves County, Texas; and
•	A $0.6 million increase in funds placed in escrow for the Trinidad drilling rig.
•	Offset by net proceeds of $1.1 million received from the divestiture of the DJ Basin properties.
•	Offset by the $2.5 million in net cash used in investing activities during the six months ended June 30, 2016

Financing activities. For the six months ended June 30, 2017, net cash provided by financing activities was $78.3 million compared to cash provided by financing activities of $10.6 million during the same period in 2016. The increase of $67.7 million in net cash provided by financing activities was primarily attributable to the following:

•	$14.7 million increase in net proceeds from the amended First Lien Term Loan financing transactions;
•	$80.0 million increase in net proceeds from the Second Lien Term Loan financing transactions;
•	$0.4 million of proceeds from the exercise of warrants and stock options;
•	$18.4 million of proceeds from the March 2017 Private Placement, net of financing costs; and
•	$6.7 million of proceeds from exercise of accordion features under the First Lien Term Loan, net of financing costs. Offset by:
•	$2.3 million repayment of conditionally redeemable 6% preferred stock including dividends;
•	$38.1 million repayment of the First Lien Term Loan; and
•	$1.5 million relating to payment of tax withheld on stock based compensation

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements see Note 1 – “Summary of Significant Accounting Policies” to our condensed consolidated financial statements in Item 1 of this Quarterly Report.

41

Subsequent Events

On August 1, 2017, the Securities and Exchange Commission (the “Commission”) filed a civil complaint against multiple parties, including our Chief Executive Officer Abraham Mirman. The allegations in the complaint are unrelated to the business of the Company, and predate Mr. Mirman’s tenure with the Company. We understand that Mr. Mirman denies the Commission’s allegations, and intends to vigorously defend this matter.

Departure of Chief Executive Officer and Director

On August 3, 2017, Abraham Mirman notified us of his resignation as our Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”), effective as of August 4, 2017 (the “Separation Date”). Mr. Mirman also resigned from all positions held with our subsidiaries. Mr. Mirman’s decision to resign was not the result of any disagreement with us, the Board, or management, or any matter relating to our operations, policies or practices.

In connection with Mr. Mirman’s resignation, we entered into a Separation and Consulting Agreement with him on August 3, 2017 (the “Mirman Agreement”), setting forth the terms of Mr. Mirman’s separation from the Company and his prospective consulting services.

Pursuant to the terms of the Mirman Agreement, in satisfaction of any and all obligations under his employment agreement, and provided that Mr. Mirman does not exercise his right to revoke the Mirman Agreement within eight days of its execution, Mr. Mirman will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (1) accrued benefits (including base salary, vacation pay and reimbursements) that are unpaid as of the Separation Date, (2) a lump-sum cash payment of $1,000,000, (3) premium payments for continuing COBRA coverage for 18 months or until Mr. Mirman obtains alternative coverage, whichever is earlier, and (4) reimbursement of reasonable attorneys’ fees incurred in connection with his separation. Any unvested shares of restricted stock or unvested stock options which were previously awarded to Mr. Mirman will vest on August 12, 2017.

Gas Gathering, Processing and Purchase Agreement

On August 10, 2017, the Company entered into a gas gathering, processing and purchase agreement (the “Gathering Agreement”) with Lucid Energy Delaware, LLC (“Lucid”), pursuant to which Lucid will receive, gather and process the Company’s committed gas production from certain production areas located in Lea County, New Mexico and in Loving and Winkler Counties, Texas. Subject to the Company’s take-in-kind rights set forth in the Gathering Agreement, Lucid will purchase the residue gas and plant products allocated to the Company pursuant to the terms and conditions of the Gathering Agreement. To the extent that the Company elects to take such residue gas and plant products in-kind, Lucid shall re-deliver such residue gas and plant products at certain delivery points for downstream transportation. The Gathering Agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the terms of the Gathering Agreement. The Company will pay Lucid fees for the gathering and processing of all committed gas and for such other services provided as set forth in the Gathering Agreement.

Lead Lenders’ Right to Appoint a Member to the Board of Directors

Pursuant to the terms of the Second Lien Credit Agreement, the Lead Lenders have the right to appoint up to two members to the Board upon conversion of the Second Lien Term Loan, based on the percentage of outstanding common stock held by the Lead Lenders at the time of conversion. On August 12, 2017, the Company and the Lead Lenders entered into a letter agreement pursuant to which the Company granted the Lead Lenders the right to appoint one member to the Board, who shall be reasonably acceptable to the Company, effective immediately upon execution of the letter agreement. The letter agreement provides that, to the fullest extent permitted by law, until the conversion of the Second Lien Term Loan, the Company will include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors the person designated by the Lead Lenders to serve on the Board pursuant to the appointment right set forth in the letter agreement. The letter agreement was entered into in connection with an acknowledgment and consent by the Lenders related to the resignation and replacement of the Company’s Chief Executive Officer, among other matters.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable

42

ITEM 4.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the end of the period we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on such evaluation, our CEO and CFO have concluded that as of June 30, 2017, we did not maintain effective disclosure controls and procedures because of the material weakness in internal control over financial reporting described below. Notwithstanding these material weakness, management believes that the Financial Statements included in this report fairly present in all material respects our financial position, results of operations, capital position, and cash flows for the periods presented, in conformity with GAAP.

A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in our annual or interim financial statements will not be prevented or detected on a timely basis. We determined that there was a material weakness in the operating effectiveness of the controls pertaining to oversight of accounting for complex transactions, in connection with an error that was identified relating to the calculation of deemed dividends on the conversion of our preferred stock.

Remediation Status of Reported Material Weaknesses

The Company is currently working to remediate the material weakness described above, including assessing the remediation steps and implementing measures to remediate the underlying causes that gave rise to the material weaknesses through implementation of processes and controls ensuring compliance with GAAP. The Company is specifically enhancing review procedures and increasing the documentation, analysis and governance over new, significant and unusual transactions to ensure that these transactions are recorded in accordance with Company’s policies and GAAP.

Changes in Internal Control over Financial Reporting

With the exception of the material weakness identified, there were no other changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

ITEM 5. OTHER INFORMATION.

The information set forth in Part I, Item 2 of this Quarterly Report on Form 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Subsequent Events—Lead Lenders’ Right to Appoint a Member to the Board of Directors” is incorporated by reference in this Item 5.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

None

ITEM 1A. RISK FACTORS.

We are a smaller reporting company as defined by Rule 12b-2 under the Exchange Act and are not required to provide the information under this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None, except as previously disclosed in our Current Reports on Form 8-K.

43

ITEM 6. EXHIBITS.

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 19, 2017)
3.2	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock, dated April 25, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.1	First Amendment to Credit and Guarantee Agreement, dated April 24, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and T.R. Winston & Company, LLC, as collateral agent (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.2	Second Amendment to Credit and Guarantee Agreement, dated April 26, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.3*	Third Amendment to Credit and Guarantee Agreement, dated July 25, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent.
10.4	Credit Agreement, dated April 26, 2017 by and among the Company, the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.5	Registration Rights Agreement, dated April 26, 2017 by and among the Company and the Lenders party thereto (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.6	Series B 6.0% Convertible Preferred Stock Conversion Agreement, dated April 25, 2017, by and among the Company and the Holders party thereto (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.7†	Second Amendment to Employment Agreement with Abraham Mirman, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.8†	First Amendment to Employment Agreement with Joseph Daches, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.9†	Second Amendment to Employment Agreement with Ariella Fuchs, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.10†	Employment Agreement with James Linville, dated June 26, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 26, 2017).
10.11	Second Amendment to the Company’s 2016 Omnibus Incentive Plan, dated July 13, 2017 (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 19, 2017).
10.12†	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2017)
10.13†	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2017)
10.14*	Letter Agreement dated August 12, 2017 between the Company and Värde Partners, Inc.
31.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
31.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a) of the Exchange Act.
32.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(b)/15d-14(b) of the Exchange Act, and 18 U.S.C. Section 1350.
32.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(b)/15d-14(b) of the Exchange Act, and 18 U.S.C. Section 1350.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Schema
101.CAL*	XBRL Taxonomy Calculation Linkbase
101.DEF*	XBRL Taxonomy Definition Linkbase
101.LAB*	XBRL Taxonomy Label Linkbase
101.PRE*	XBRL Taxonomy Presentation Linkbase

*	Filed herewith
†	Indicates management contract or compensatory plan.

44

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

LILIS ENERGY, INC.

Signature		Title	Date

By:	/s/ James (Jim) L. Linville	Chief Executive Officer	August 14, 2017
James (Jim) L. Linville		(Principal Executive Officer)

By:	/s/ Joseph C. Daches	Executive Vice President, Chief Financial Officer and Treasurer	August 14, 2017
Joseph C. Daches		(Principal Financial and Accounting Officer)

45

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 19, 2017)
3.2	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock, dated April 25, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.1	First Amendment to Credit and Guarantee Agreement, dated April 24, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and T.R. Winston & Company, LLC, as collateral agent (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.2	Second Amendment to Credit and Guarantee Agreement, dated April 26, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.3*	Third Amendment to Credit and Guarantee Agreement, dated July 25, 2017 by and among the Company, Brushy Resources, Inc., ImPetro Operating, LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC, the Lenders party thereto and Deans Knight Capital Management Ltd., as collateral agent.
10.4	Credit Agreement, dated April 26, 2017 by and among the Company, the Guarantors party thereto, the Lenders party thereto and Wilmington Trust, National Association, as administrative agent (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.5	Registration Rights Agreement, dated April 26, 2017 by and among the Company and the Lenders party thereto (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.6	Series B 6.0% Convertible Preferred Stock Conversion Agreement, dated April 25, 2017, by and among the Company and the Holders party thereto (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on April 27, 2017).
10.7†	Second Amendment to Employment Agreement with Abraham Mirman, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.8†	First Amendment to Employment Agreement with Joseph Daches, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.9†	Second Amendment to Employment Agreement with Ariella Fuchs, dated May 5, 2017 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 8, 2017).
10.10†	Employment Agreement with James Linville, dated June 26, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 26, 2017).
10.11	Second Amendment to the Company’s 2016 Omnibus Incentive Plan, dated July 13, 2017 (incorporated herein by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed on June 19, 2017).
10.12†	Separation and Consulting Agreement, dated August 3, 2017, by and between Lilis Energy, Inc. and Abraham Mirman (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2017)
10.13†	First Amendment of Executive Employment Agreement, dated August 4, 2017, by and between Lilis Energy, Inc. and Jim Linville (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 4, 2017)
10.14*	Letter Agreement dated August 12, 2017 between the Company and Värde Partners, Inc.
31.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
31.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a) of the Exchange Act.
32.1*	Certification of the Chief Executive Officer pursuant to Rule 13a-14(b)/15d-14(b) of the Exchange Act, and 18 U.S.C. Section 1350.
32.2*	Certification of the Chief Financial Officer pursuant to Rule 13a-14(b)/15d-14(b) of the Exchange Act, and 18 U.S.C. Section 1350.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Schema
101.CAL*	XBRL Taxonomy Calculation Linkbase
101.DEF*	XBRL Taxonomy Definition Linkbase
101.LAB*	XBRL Taxonomy Label Linkbase
101.PRE*	XBRL Taxonomy Presentation Linkbase

*	Filed Herewith
†	Indicates management contract or compensatory plan.

46

Exhibit 10.3

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT

This Amendment No. 3 to Credit and Guaranty Agreement (this “Agreement”) is effective as of July 25, 2017 (the “Effective Date”), by and among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the undersigned subsidiaries of the Borrower constituting the Guarantors (defined in the Credit Agreement (as defined below)), the undersigned Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement referred to below, the undersigned New Lenders (as such term is defined below), and Deans Knight Capital Management Ltd, as collateral agent for the Lenders (together with its successors and assigns, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Guarantors, the lenders party thereto (the “Lenders”), and the Collateral Agent are party to that certain Credit and Guaranty Agreement dated as of September 29, 2016, as amended by Amendment No. 1 and Joinder to Credit and Guaranty Agreement dated as of April 24, 2017 and Amendment No. 2 to Credit and Guaranty Agreement dated as of April 26, 2017 (as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Borrower, the Collateral Agent and the Lenders agree to amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.                   Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.                   Amendments to Credit Agreement. The Credit Agreement is hereby amended as reflected in Annex I attached hereto.

Section 3.                   Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable upon the Collateral Agent receiving counterparts of this Agreement, duly executed by the Borrower, the Guarantors, the Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement, and the Collateral Agent.

Section 4.                   Payment of Fees. The Borrower acknowledges and agrees that it shall pay the fees and expenses required to be paid pursuant to, and in accordance with, Section 9.4 of the Credit Agreement.

Section 5.                   Acknowledgments and Agreements.

(a)                The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                Each party hereto hereby represents and warrants on and as of the Effective Date that it is legally authorized to enter into and has duly executed and delivered this Agreement.

(c)                The Borrower, the Collateral Agent, and the Lenders party hereto do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and together with each Guarantor acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d)                From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(e)                This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 6.                   Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Credit Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any other Loan Documents.

Section 7.                   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 8.                   Successors and Assigns. This terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9.                   Invalidity; Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

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Section 10.               Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

Section 11.               Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and made effective as of the date first written above.

BORROWER:	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer

GUARANTORS:	brushy resources, inc.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

impetro operating llc

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

IMPETRO RESOURCES, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

LILIS OPERATING, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Member of the Board of Managers

HURRICANE RESOURCES LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

DEANS KNIGHT CAPITAL MANAGEMENT LTD.,
as Collateral Agent

By:	/s/ Dillon Cameron
Name: Dillon Cameron
Title: Authorized Signatory

Notice details: 1500 – 999 West Hastings Street Vancouver, BC, V6C 2W2 Attention: Dillon Cameron Email: dcameron@deansknight.com

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

RBC INVESTOR SERVICES TRUST ITF 110952002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

JAYVEE & CO. ITF YTCF6310002,
as a Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

NGPI CANADA INC.,
as a Lender

By:	/s/ Phillip Hampson
Name:	Phillip Hampson
Title:	President

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

SPROTT RESOURCE LENDING CORP.,
as a Lender

By:	/s/ Jim Grosdanis
Name:	Jim Grosdanis
Title:	Chief Financial Officer

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP,
as a Lender

By:	/s/ Gretchen Carter
Name:	Gretchen Carter
Title:	Chief Financial Officer

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

TRACE CAPITAL INC.,
as a Lender

By:	/s/ Jennifer Nadj
Name:	Jennifer Nadj
Title:	President

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

PETER ELLIS,
as a Lender

By:	/s/ Peter Ellis

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

THOMAS ROOTHAM,
as a Lender

By:	/s/ Thomas Rootham

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

INVESTOR COMPANY ITS 5J5505C,
as a Lender

By:	/s/ Emily Wheeler
Name:	Emily Wheeler
Title:	Portfolio Manager

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

ONE E LP,
as a Lender

By:	/s/ Gray Fowler
Name:	Gray Fowler
Title:	Signing Officer

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT LILIS ENERGY, INC.

ANNEX I TO Amendment No. 3 to Credit and Guaranty Agreement

CREDIT AND GUARANTY AGREEMENT

dated

September 29, 2016

BETWEEN

LILIS ENERGY, INC.,

as Borrower,

The Guarantors Party Hereto,

as Guarantors,

The Lenders Party Hereto,

as Lenders, and

DEANS KNIGHT CAPITAL MANAGEMENT LTD.,

as Collateral Agent

As amended on July 25, 2017

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1
1.1. Definitions	1
1.2. Accounting Terms and Determinations; Changes in Accounting	25
1.3. References	26
1.4. Amendment of Defined Instruments	27
1.5. Joint Preparation; Construction of Indemnities and Releases	27
1.6. Time References	27
ARTICLE II TERMS OF FACILITY	27
2.1. Closing Date Term Loans	27
2.2. Bridge Loans	27
2.3. Notes	27
2.4. Reserved	28
2.5. Interest Rates; Payment of Interest	28
2.6. Conditions to Closing Date Loans	28
2.7. Maturity of Notes	30
2.8. Principal Payment	30
2.9. Conditions to Bridge Loans	30
ARTICLE III GENERAL PROVISIONS	31
3.1. General Provisions as to Payments	31
3.2. Taxes	31
3.3. Default Interest	33
3.4. Prepayments	33
3.5. Prepayment Premium	34
3.6. Additional Costs; Capital Adequacy	35
ARTICLE IV COLLATERAL	36
4.1. Security	36
4.2. Termination	37
ARTICLE V GUARANTY	37
5.1. Guaranty	37
5.2. Limitation of Guaranty	37
5.3. Contribution	37
5.4. Authorization; Other Agreements	38
5.5. Guaranty Absolute and Unconditional	38
5.6. Waivers	39
5.7. Reliance	39

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ARTICLE VI REPRESENTATIONS AND WARRANTIES	40
6.1. Existence and Power	40
6.2. Authorization; Contravention	40
6.3. Binding Effect	40
6.4. Subsidiaries	41
6.5. Disclosure	41
6.6. Financial Information	41
6.7. Litigation	41
6.8. ERISA Plans	42
6.9. Taxes and Filing of Tax Returns	42
6.10. Title to Properties; Liens; Environmental Liability	42
6.11. Business Compliance	43
6.12. Licenses, Permits, Etc	43
6.13. Compliance with Laws	44
6.14. Governmental Consent	44
6.15. Investment Company Act	44
6.16. State Utility; No Governmental Limitations on Liens	44
6.17. Refunds; Certain Contracts	44
6.18. No Default	45
6.19. Anti-Terrorism Laws	45
6.20. Flood Matters	45
6.21. Solvency	46
6.22. Eligible Contract Participant	46
6.23. Intellectual Property	46
ARTICLE VII COVENANTS	46
7.1. Reserved	46
7.2. Financial Statements; Reserve and Other Reports; Certain Required Notices from Borrower; Additional Information	46
7.3. Inspection of Properties and Books	48
7.4. Maintenance of Security; Insurance; Authorization to File Financing Statements; Operating Accounts; Transfer Orders	49
7.5. Payment of Taxes and Claims	50
7.6. Payment of Debt; Additional Debt; Payment of Accounts; Restrictions on Payments on the SOS Note	50
7.7. Negative Pledge	51
7.8. Loans and Advances to Others; Investments; Restricted Payments; Subsidiaries	51
7.9. Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents; Issuance of Equity Interests	52
7.10. Primary Business; Continuous Operations; Location of Borrower’s Office; Ownership of Assets	53
7.11. Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Nonoperator	54

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7.12. Transactions with Affiliates	54
7.13. [Reserved]	54
7.14. Compliance with Laws and Documents	55
7.15. Certain Financial Covenants	55
7.16. Additional Documents; Quantity of Documents; Title Data; Additional Information	55
7.17. Environmental Indemnification	56
7.18. Anti-Terrorism Laws	56
7.19. Control Agreements	56
ARTICLE VIII DEFAULTS; REMEDIES	57
8.1. Events of Default; Acceleration of Maturity	57
8.2. Remedies	58
8.3. Suits for Enforcement	59
8.4. Remedies Cumulative	59
8.5. Remedies Not Waived	59
ARTICLE IX MISCELLANEOUS	59
9.1. Amendments, Waivers and Consents	59
9.2. Release of Guarantees and Liens	60
9.3. Indemnity	60
9.4. Expenses	61
9.5. Taxes	61
9.6. Survival	62
9.7. Applicable Law; Venue	62
9.8. WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES	62
9.9. Waiver of Deficiency Statute; Other Waivers	62
9.10. Headings	63
9.11. Counterparts	63
9.12. Invalid Provisions, Severability	63
9.13. Communications Via Internet	63
9.14. USA Patriot Act Notice	63
9.15. EXCULPATION PROVISIONS	63
9.16. Certain Agreements with respect to Insolvency	64
ARTICLE X SETOFF; TREATMENT OF PARTIAL PAYMENTS	64
10.1. Setoff	64
10.2. Adjustments	64
ARTICLE XI BENEFIT OF AGREEMENT; ASSIGNMENTS	65
11.1. Successors and Assigns	65
11.2. Assignments; Effective Date; Participations	65
11.3. Dissemination of Information	66
ARTICLE XII NOTICES	66
12.1. Notices	66
12.2. Change of Address	66
ARTICLE XIII ENTIRE AGREEMENT	67

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CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT is entered into as of September 29, 2016, by and among Lilis Energy, Inc., a Nevada corporation (together with its permitted successors and assigns, the “Borrower”), Brushy Resources, Inc., a Delaware Corporation (“Brushy”), ImPetro Operating, LLC, a Delaware limited liability company (“Operating”) and ImPetro Resources, LLC, a Delaware limited liability company (“Resources”, and together with Brushy and Operating, the “Initial Guarantors”), the lenders party hereto, and Deans Knight Capital Management Ltd., as Collateral Agent for the Lenders. Certain terms used herein are defined in Section 1.1.

RECITALS:

A.       The Borrower has requested, and the Lenders have agreed to make available to the Borrower, a multiple draw term loan facility subject to the terms and conditions set forth in this Agreement (a) to refinance certain existing indebtedness of the Borrower, (b) to fund the Borrower’s development programs, acquisitions and working capital and (c) for working capital purposes;

B.       The Borrower desires to secure the Obligations under this Agreement by granting to the Lender a security interest in and Lien on the Collateral; and

C.       Subject to the terms hereof, the Guarantors are willing to guarantee the Obligations of the Borrower;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE  I
DEFINITIONS

1.1.            Definitions. The following terms, as used herein, have the following meanings:

“Acceptable Hedging Transactions” means all Hedging Transactions entered into by the Borrower or any Guarantor in the ordinary course of its business, which if secured by Liens on any Collateral (other than Liens on cash margin collateral, deposits or securities) is subject to an intercreditor or collateral sharing agreement reasonably acceptable to the Required Lenders.

“Additional Assets” means (a) the Capital Stock of a Person that becomes a Guarantor as a result of the acquisition of such Capital Stock by the Borrower or another Guarantor, and (b) other long-term assets that are used or useful in the Oil and Gas Business.

“Advance Payment Contract” means any contract whereby any Loan Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of hydrocarbons produced or to be produced from Oil and Gas Property owned by any Loan Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

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“Affiliate” means, with respect to a Person, (a) any Person owning, Controlling or holding with power to vote ten percent (10%) or more of the outstanding voting interests of the referenced Person, (b) any Person ten percent (10%) or more of whose outstanding voting interests are directly or indirectly owned, Controlled or held with power to vote by the referenced Person, (c) any Person directly or indirectly Controlling, Controlled by or under common Control with the referenced Person, (d) any relative within the third degree of kindred of the referenced Person, or (e) any officer, director, limited liability company manager, trustee, beneficiary, employee or general partner of the referenced Person or of any Person referred to in clauses (a), (b), (c) or (d) of this definition. The term Affiliate shall include Affiliates of Affiliates (and so on).

“Agreement” or “Credit Agreement” means this Credit Agreement, as the same may hereafter be modified or amended from time to time.

“Anti-Terrorism Laws” mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Approved Petroleum Engineer” means Cawley Gillispie & Associates, or any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Asset Coverage Ratio” means, as of any date of determination, the ratio as of (a) the sum of (i) PV-9 Value of the Proved Reserves attributable to the Oil and Gas Properties of Loan Parties set forth in the most recently delivered Reserve Report plus (ii) 70% of the book value of the undeveloped acreage owned by the Loan Parties plus (iii) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries to (b) the Funded Debt as of such date.

“Asset Sale” means any Disposition by the Borrower or any Guarantor of any Property other than (a) Dispositions permitted by clauses (i), (ii), (iii), (iv), (vi) (only with respect to clause (i) thereof) and (ix) of the definition of Permitted Disposition, and (b) any single Disposition or series of related Dispositions that involves Properties having a Fair Market Value not exceeding $250,000 and when aggregated together with all other Dispositions under this clause (b) the total does not exceed $500,000.

“Assignment Agreement” has the meaning given to such term in Section 11.2.1 hereof.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning given to such term in the preamble to this Agreement. “Borrowing Date” means a date on which a Loan is made hereunder.

“Bridge Lender” means each lender with a Bridge Loan Commitment set forth on Schedule 2.2 and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan.

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“Bridge Loan” means a loan or advance made by the Bridge Lenders in accordance with Section 2.2.1, or the aggregate outstanding amount of all such loans or advances, as the context may require.

“Bridge Loan Base Rate” means (i) until the date that is six months after the occurrence of the Bridge Loan Closing Date, a rate per annum equal to six percent (6.00%), and (ii) thereafter, so long as any Bridge Loan is outstanding, a rate per annum equal to ten percent (10.00%).

“Bridge Loan Closing Date” means the date of initial funding of the Bridge Loans following satisfaction or waiver of the conditions set forth in Section 2.9.

“Bridge Loan Commitment” has the meaning given in Section 2.2.1.

“Bridge Loan Maturity Date” means October 21, 2018.

“Bridge Loan Note” means one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Bridge Loan Note”, duly executed by the Borrower and payable to the order of each Bridge Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Bridge PIK Rate” means six percent (6.00%) per annum; provided, that if the Existing Loans are not prepaid in full by May 1, 2017 (or such later date as may be agreed by the Bridge Required Lenders) on and from May 2, 2017 (or such later date as may be agreed by the Bridge Required Lenders) until the date that is six months after the occurrence of the Bridge Loan Closing Date, “Bridge Loan PIK Rate” shall mean, a rate per annum equal to ten percent (10.00%) (it being understood and agreed that from the date that is six months after the occurrence of the Bridge Loan Closing Date, “Bridge Loan PIK Rate” shall mean a rate per annum equal to six percent (6.00%)).

“Bridge Required Lenders” means Bridge Lenders holding Loans in excess of fifty percent (50%) of the Bridge Loans outstanding as of any date of determination.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to remain closed.

“Capital Stock” means:

(i)                 in the case of a corporation, corporate stock;

(ii)              in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)             any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles,

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

“Cash Equivalents” means:

(i)                 United States dollars;

(ii)              securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(iii)            deposit accounts, certificates of deposit, money market accounts and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and whose senior unsecured debt either (a) is rated at least “A-l” by S&P and at least “P-I” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better;

(iv)             repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)               commercial paper having the highest ratings categories obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition;

(vi)             securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than three hundred sixty-five (365) days from the date of acquisition; and

(vii)          money market funds at least ninety-five (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition,

“Cash Taxes” for any fiscal quarter of the Borrower and its Subsidiaries, means federal income taxes and state taxes actually paid by the Borrower and its Subsidiaries during such quarter.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any Subsidiary.

“Change of Control Event” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of Capital Stock representing more than thirty-five (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Borrower, or (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

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“Closing” means the consummation of the transactions contemplated herein (other than with respect to the incurrence of the Bridge Loans and the transactions related thereto on the Bridge Loan Closing Date).

“Closing Date” means the date on which the Closing occurs.

“Closing Date Commitment” has the meaning set forth in Section 2.1.1.

“Collateral” means, until the Collateral Modification Date, the Property pledged as security for the Notes and the other Obligations, including all of the following of the Borrower and each Guarantor:

(i)                 accounts receivable;

(ii)              equipment, goods, inventory and fixtures;

(iii)            documents, instruments and chattel paper;

(iv)             letter-of-credit rights;

(v)               securities collateral;

(vi)             investment property, including all Capital Stock owned by the Borrower and each Guarantor;

(vii)          intellectual property;

(viii)        commercial tort claims;

(ix)             general intangibles;

(x)               deposit accounts;

(xi)             money;

(xii)          supporting obligations;

(xiii)        books and records;

(xiv)         to the extent not covered by clauses (i) through (xiii) above, choses in action and all other personal property of the Borrower and each Guarantor, whether tangible or intangible;

(xv)           proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or any Guarantor from time to time with respect to any of the foregoing;

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(xvi)         Hedging Agreements and Hedging Transactions;

(xvii)      As-Extracted Collateral; and

(xviii)    all other existing and future tangible and intangible personal assets of the Borrower or any Guarantor.

Notwithstanding the foregoing, the Collateral will not include any of the following assets or property (collectively, the “Excluded Assets”):

(i)                 any asset or property right of the Borrower or any Guarantor of any nature:

(a)               if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right of the Borrower or any Guarantor or loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement to which the Borrower or such Guarantor is party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9- 406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the United States Bankruptcy Code)); and

(b)               to the extent that any applicable Law prohibits the creation of a security interest thereon (other than to the extent that any such Law would be rendered ineffective pursuant to any other applicable Law);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability or prohibition is remedied or otherwise becomes ineffective and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) above will not be an Excluded Asset; and

(ii)              deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of the Borrower or any Guarantor, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any Guarantor, and (c) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and payroll accounts.

Notwithstanding the foregoing, upon the Collateral Modification Date, “Collateral” shall have the meaning set forth in the Replacement Security Documents, and the foregoing definition shall no longer be applicable.

“Collateral Agent” has the meaning given to such term in Section 4.3 hereof.

“Collateral Modification Date” means the date on which the Collateral Agent executes and delivers the Replacement Security Documents and the Intercreditor Agreement in connection with the consummation of a Second Lien Facility.

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“Commitment” means (a) for each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1 or Schedule 2.2 hereto, as applicable, under the heading “Closing Date Commitment” and “Bridge Loan Commitment”, which amount may be modified from time to time pursuant to the terms of this Agreement and (b) as to all Lenders, the aggregate commitments of all Lenders to make Loans hereunder in accordance with the Lenders’ Commitments shown on Schedule 2.1 and Schedule 2.2 pursuant to Section 2.1 or Section 2.2, as applicable, as of the Closing Date or the Bridge Loan Closing Date as the context requires.

“Commitment Fee” means an amount equal to two percent (2%) of the initial principal amount of (i) for each Lender, such Lender’s Commitment as of the Closing Date and (ii) as to all Lenders, the total aggregate Commitments of all Lenders as of the Closing Date.

“Commodity Hedging Transaction” means any swap transaction, cap, floor, collar, exchange transaction, forward transaction, or other exchange or protection transaction relating to hydrocarbons or any option with respect to any such transaction, including derivative financial instruments.

“Compliance Certificate” means a certificate, substantially in the form attached hereto entitled “Form of Compliance Certificate”, executed by a Responsible Representative and furnished to the Lenders from time to time in accordance with Section 7.2.1.

“Contingent Obligation” See Guarantee.

“Control,” “Controlling” and “Controlled by” mean the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Control Agreement” means a deposit account, securities or commodity account control agreement, as applicable, to be executed and delivered among Borrower or any Guarantor, the Collateral Agent and each bank at which the Borrower or such Guarantor maintains, any deposit, securities or commodity account, in each case, in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Core Assets” means the hydrocarbon interests of the Borrower and its Subsidiaries located in the Delaware Basin (including, any pipeline or salt water disposal assets).

“CT”, with respect to any stated time of day, means such time of day generally in effect in the Central Time Zone as in effect in the State of Texas.

“Debt” or “Indebtedness” of any Person means at any date, without duplication:

(i)                 all obligations of such Person for money borrowed, including (a) the obligations of such Person for money borrowed by a partnership of which such Person is a general partner, (b) obligations, whether or not assumed, which are secured in whole or in part by the Property of such Person or payable out of the proceeds or production from Property of such Person, and (c) any obligations of such Person in respect of letters of credit and repurchase agreements;

(ii)              all obligations of such Person evidenced by notes, debentures, bonds or similar instruments;

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(iii)            all obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts arising in the ordinary course of business if interest is not paid or accrued thereon);

(iv)             all Capitalized Lease Obligations of such Person;

(v)               all liabilities which in accordance with applicable accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet;

(vi)             all obligations of such Person under Hedging Agreements and Hedging Transactions;

(vii)          all Guarantees by such Person; and

(viii)        all Off-Balance Sheet Debt.

“Default” means the occurrence of an Event of Default or any event which with notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum interest rate equal to two percent (2.00%) per annum in excess of the rate of interest otherwise payable on the Notes.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is ninety one (91) days after the Final Maturity Date.

“Distributions” means dividends, distributions or other payments to Persons on account of their being the holders of Capital Stock or other Equity Interests in the Borrower.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Environmental Complaint” means any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or any Guarantor, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or any Guarantor or the business conducted thereon.

“Environmental Law” means (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or any Guarantor is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or Release of Hazardous Substances.

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“Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

“Environmental Lien” means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of Hazardous Substances into the environment.

“Equity Interest” means, with respect to any Person, an ownership and other equity interest, including Capital Stock and other Securities, in such Person and rights to convert into an ownership or other equity interest, including Capital Stock and other Securities, in such Person or to otherwise acquire an ownership or other equity interest, including Capital Stock and other Securities, in such Person and ownership of or rights to share in the revenues or profits of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all presently effective and future regulations issued pursuant thereto.

“Event of Default” has the meaning given such term in Section 8.1 hereof.

“Excluded Account” means (i) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, in each case only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above, (ii) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations, to the extent that such amounts deposited in such accounts are used solely for payroll and otherwise in amounts that the Borrower reasonably anticipates in good faith that it will need to operate for fourteen (14) days thereafter, (iii) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, (iv) any accounts designated solely as accounts for, and used solely for, working interest and royalty payments, and (v) any other accounts in which the average daily balance or fair market value, as applicable, does not exceed $150,000 in the aggregate; provided that, notwithstanding the foregoing, in no event shall any of the principal operating or disbursement accounts of the Borrower or its Subsidiaries constitute an “Excluded Account”.

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“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Lender” means each lender holding an Existing Loan as of the Bridge Loan Closing Date, and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of an Existing Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of an Existing Loan.

“Existing Loan” means each loan or advance made by an Existing Lender and evidenced by a Note that is outstanding immediately prior to the occurrence of the Bridge Loan Closing Date. As of the Bridge Loan Closing Date, the outstanding principal amount of Existing Loans is $38,100,000.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free-market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $1,000,000 shall be determined by the Board of Directors of the Borrower acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors, and any lesser Fair Market Value shall be determined by an officer of the Borrower acting in good faith.

“FATCA” means current Sections 1471 through 1474 of the Internal Revenue Code (and any similar amended or successor versions that are substantively comparable) and any applicable Treasury Regulations promulgated thereunder or published administrative guidance implementing such Sections, whether in existence on the date hereof or promulgated or published thereafter.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date”, “Final Maturity” or “Maturity Date” means (a) with respect to the Loans under the Notes (other than the Bridge Loan Notes), the earlier of (i) September 30, 2019, or (ii) that date that the Obligations become due in accordance with Section 8.2.1, and (b) with respect to the Bridge Loans under the Bridge Loan Notes, the earlier of (i) the Bridge Loan Maturity Date, or (ii) the date that the Obligations become due in accordance with Section 8.2.1.

“Financial Statements” has the meaning given to such term in Section 2.6.2 hereof. “Fraudulent Transfer Laws” has the meaning given to such term in Section 5.2 hereof.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For the purpose of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

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“Funded Debt” means the obligations of the Borrower and its consolidated subsidiaries described in clauses (i) and (ii) of the definition of Debt.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Loan Documents shall continue to be construed in accordance with GAAP as in existence on the date hereof.

“Governmental Authority” means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” or “Contingent Obligation” by or of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations of any other Person (for purposes of this definition, a “primary obligation”) and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any primary obligation or any Property constituting direct or indirect security therefor (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to make reimbursement in connection with any letter of credit or to maintain financial statement conditions, by comfort letter or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of any primary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) with the amount of any Guarantee or Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or Contingent Obligation is incurred or, if not stated or determinable, the maximum primary obligation which could reasonably be anticipated to arise in respect thereof. The term Guarantee (or Contingent Obligation) includes the pledging or other encumbrance of assets by a Person to secure the obligations of another Person and restrictions or limitations on a Person or its assets agreed to in connection with the obligations of another Person, but does not include endorsements for collection or deposit in the ordinary course of business; and “Guaranteed” by a Person or “incurring a Contingent Obligation” or words of similar import shall mean the act or condition of providing a Guarantee by such Person or such Person becoming contingently obligated or permitting a Guarantee or Contingent Obligation of such Person to exist or come into existence.

“Guaranteed Obligations” has the meaning given to such term in Section 5.1 hereof.

“Guarantor” means at any time the Initial Guarantors and any Person who has executed or does execute a Guaranty, which is in effect at such time.

“Guaranty” means the guaranty of a Guarantor guarantying all or a portion of the Obligations as set forth in Article V hereof.

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“Hazardous Substance” means flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” or “toxic substances” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws.

“Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause a preceding, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined by the counterparties to such Hedging Transactions.

“Hedging Agreement” means any International Swap Dealers Association, Inc. Master Agreement or other agreement and all schedules and exhibits attached thereto and incorporated therein that set forth set forth one or more Hedging Transactions or the general terms upon which a Person may enter into one or more Hedging Transactions.

“Hedging Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Hedge Agreement.

“Hedging Transaction” means a Commodity Hedging Transaction or a Rate Management Transaction or any other transaction with respect to any swap, forward, future or derivative transaction or option or similar transaction, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Indebtedness” See Debt.

“Indemnified Party” means (i) the Lenders and each of their shareholders, officers, directors, employees, agents, attorneys-in-fact, and Affiliates, (ii) each trustee for the benefit of the Lenders under any Security Document, and (iii) the Collateral Agent (including any sub-agent of the Collateral Agent) and each of its shareholders, officers, directors, employees, agents, attorneys-in-fact, and Affiliates.

“Initial Guarantor” has the meaning given to such term in the preamble to this Agreement.

“Insolvency Proceeding” of any Person means any application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of such Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief, or other similar Law of the United States, the State of Texas, or any other jurisdiction.

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“Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and the collateral agent under a Second Lien Facility governing, among other things, the priority of Liens securing the Obligations and the Liens securing such Second Lien Facility, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms from time to time.

“Interest Payment Date” means for the Loans made under the Notes, the first day of January, April, July and October of each year commencing with January 1, 2017, and upon maturity of the Notes (whether stated or upon acceleration).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, the contribution of capital to any other Person, or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or capital contribution; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods or services sold or provided by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other Contingent Obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means the (i) Existing Lenders, (ii) the Bridge Lenders, or (iii) all of such Persons, in each case, as the context requires.

“Lien” means, as to any Property of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such Property, or any other charge or encumbrance on any such asset to secure Debt or liabilities, but excluding any right to netting or setoff, (b) the interest of a vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, (c) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities and (d) the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party thereunder to file any financing statement which names such Person as debtor (in each case, other than precautionary filings).

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“Loan” means (i) the Existing Loans, (ii) the Bridge Loans, or (iii) the aggregate outstanding amount of all such loans or advances, in each case, as the context may require.

“Loan Documents” shall mean this Agreement, the Notes, the Security Documents, any sub-agent agreement, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes or the Security Documents, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect (exclusive of term sheets and commitment letters).

“Loan Party” means each of the Borrower and the Guarantors.

“Margin Regulations” means Regulations T, U and X of the Board of Governors, as in effect from time to time.

“Material Adverse Effect” shall mean (i) for any Loan Party, any material adverse effect on the business, operations, Properties, results of operations or condition (financial or otherwise) of such Loan Party, (ii) for any Loan Party, any material adverse effect upon such Loan Party’s ability to repay its material Obligations under the Loan Documents, (iii) any material adverse effect upon any Collateral or (iv) any material adverse effect on the priority or enforceability of the Liens securing the Note.

“Material Agreement” means, with respect to any Person, any agreement, contract or commitment to which such Person is a party, by which such Person is bound, or to which any Property of such Person may be subject (and in any case, except for this Agreement and the other Loan Documents), which is not cancelable by such Person upon notice of ninety (90) days or less without (i) liability for further payment in excess of $1,000,000 or (ii) forfeiture of Property having an aggregate value in excess of $1,000,000.

“Material Debt” means, as to any Person, Debt (other than, with respect to the Borrower, the Notes but including Hedging Transactions) of such Person in the principal amount aggregating in excess of $1,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of such Person in respect of any Hedging Transaction at any time shall be the Hedge Termination Value.

“Mortgages” mean deeds of trust, mortgages, assignments of production, collateral mortgages, and acts of pledge (and security agreements included therein) in form and substance reasonably acceptable to the Lenders covering Oil and Gas Properties and the personality located thereon or primarily associated therewith, executed or to be executed by the appropriate Person as security for the Obligations and other indebtedness described therein.

“Net Cash Proceeds” means (A) with respect to any Casualty Event or any Disposition or series of related Dispositions of any assets (including any Oil and Gas Property and Capital Stock of any Subsidiary) by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Casualty Event or such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset or assets and that is required to be repaid in connection with such Casualty Event or such Disposition or Dispositions (other than the Bridge Loans), (ii) the reasonable and documented out-of-pocket expenses (including taxes, brokers fees, commissions and legal fees) incurred by the Borrower or such Subsidiary in connection with such Casualty Event or such Disposition or Dispositions, and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under indemnification obligations or purchase price adjustments; provided that to the extent that, and at the time that, any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds), and (B) with respect to any Hedge Modification by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses (including taxes) incurred by the Borrower or such Subsidiary in connection with such Hedge Modification.

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“Note” means the collective reference to (i) one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Senior Secured Note”, and (ii) each Bridge Loan Note, in each case, as duly executed by the Borrower and payable to the order of each Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” has the meaning given to such term in Section 11.2.2 hereof.

“NYMEX” means the New York Mercantile Exchange.

“Obligated Parties” mean the Borrower and any other Persons, including the Guarantors, from time to time obligated by Guarantee or otherwise to pay all or any portion of the Obligations.

“Obligations” shall mean, without duplication, (i) all Debt evidenced by the Notes, (ii) the obligation of the Borrower for the payment of the fees, late charges and prepayment charges, if any, payable hereunder or under the other Loan Documents, (iii) all other obligations and liabilities of the Borrower to the Lenders or the Collateral Agent, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, including the reimbursement of attorneys’ fees incurred by the Lenders and the Collateral Agent from time to time in connection with waivers and amendments to or enforcement of the Loan Documents, and (iv) all other obligations and liabilities of the Borrower to the Lenders and the Collateral Agent, now existing or hereafter incurred; and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor Governmental Authority.

“Off-Balance Sheet Debt” means, with respect to a Person, (a) any repurchase indebtedness, liability or obligation of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation of such Person under any Sale and Leaseback Transaction which is not a Capitalized Lease Obligation, (c) any indebtedness, liability or obligation of such Person under any synthetic, off-balance sheet or tax retention lease, or (d) any indebtedness, liability or obligation of such Person arising with respect to any other transaction, or agreement for the use or possession of any Property, which is the functional equivalent, or takes the place, of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Oil and Gas Properties” means fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

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“Organizational Documents” means, as to any Person, the articles of incorporation, articles of limited partnership, articles of formation or similar organizational documents, as applicable, of such Person.

“Participant” has the meaning given to such term in Section 11.2.1 hereof.

“Permitted Disposition” means:

(i)                 the sale of hydrocarbons in the ordinary course of business;

(ii)              the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Subsidiaries or that is being replaced by equipment of comparable value and utility;

(iii)            Dispositions of cash and Cash Equivalents in the ordinary course of business;

(iv)             the Borrower or any Guarantor may Dispose of its property to the Borrower or another Guarantor;

(v)               sales, discounts or factoring of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing or receivables transaction;

(vi)             substantially contemporaneous (and in any event occurring within thirty (30) days of each other) Dispositions of Oil and Gas Properties as to which no Proved Reserves are attributable in exchange for other Oil and Gas Properties and, subject to the proviso of this clause (vi), cash; provided that (i) the Fair Market Value of the Oil and Gas Properties exchanged by the Borrower or its Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash) to be received by the Borrower or its Subsidiary, and (ii) any cash received must be applied in accordance with Section 3.4.2;

(vii)          Dispositions of seismic, geologic or other data and license rights in the ordinary course of business so long as such Disposition is not adverse to the Lenders and does not impair the Borrower’s or any Subsidiary’s operation of the Oil and Gas Properties;

(viii)        Hedge Modifications; provided that the consideration received for such Hedge Modification is at least equal to Fair Market Value;

(ix)             solely to the extent constituting a Disposition, the incurrence of Liens, the making of Investments and the making of Restricted Payments, in each case as expressly permitted by this Agreement;

(x)               Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto; provided that the consideration received for such claim is at least equal to Fair Market Value; and

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(xi)             other dispositions and sales of Properties (including any midstream assets or gathering systems) not otherwise permitted pursuant to Section 7.9.2 and this definition having a fair market value not to exceed $15,000,000 in the aggregate for all dispositions and sales of Properties pursuant to this clause (xi) for the term of this Agreement; provided that:

(a)               the consideration received shall be at least equal to the Fair Market Value of any Oil and Gas Property or other Properties subject to such Disposition (and the Borrower shall deliver to the Required Lenders a certificate of certifying that such Disposition was for Fair Market Value); and

(b)               at least 75% of the consideration received by the Borrower or any Subsidiary in respect of such Disposition is cash or Cash Equivalents and any consideration not received in the form of cash or Cash Equivalent shall solely be in the form of Oil and Gas Properties (excluding, for the avoidance of doubt, any Capital Stock); and

(c)               such Disposition shall not be a farm-out, drillco, or similar arrangement without the prior consent of the Required Lenders.

“Permitted Indebtedness” means:

(i)                 the Obligations;

(ii)              unsecured accounts payable incurred in the ordinary course of business;

(iii)            unsecured Debt incurred by the Borrower or any Guarantor on or after the Closing Date; provided, that the aggregate amount of interest on such Debt payable in cash shall not exceed $5,000,000 per annum;

(iv)             Debt arising under Acceptable Hedging Transactions and under the Hedging Agreement(s) governing such Acceptable Hedging Transactions (but only to the extent such Debt arises in connection with Acceptable Hedging Transactions);

(v)               the SOS Note;

(vi)             any Second Lien Obligations;

(vii)          intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries; provided that any such Debt owed by either the Borrower or a Subsidiary shall be subordinated on terms reasonably acceptable to the Required Lenders;

(viii)        Debt of the Borrower and the Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including any Capitalized Lease and any Debt assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof; provided that (A) with respect to the Debt incurred pursuant to this clause (viii), such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (viii) at any time outstanding shall not exceed $2,500,000;

(ix)             Debt (other than Debt for borrowed money) incurred or deposits made by the Borrower or any Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Borrower or any Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Subsidiary is party in connection with the operation of the Oil and Gas Property, in each case in the ordinary course of business;

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(x)               Guarantees in respect of Debt otherwise permitted pursuant to this Agreement;

(xi)             Debt in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business;

(xii)          Debt in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Subsidiary under customary terms and conditions in an aggregate amount not to exceed $2,000,000;

(xiii)        any obligation arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted under this Agreement, provided that such Debt incurred pursuant to this clause (xiii) shall not exceed, in the aggregate, $2,000,000;

(xiv)         Debt arising under gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower and its Subsidiaries in excess of $1,000,000 at any one time outstanding; and

(xv)           Debt arising under any Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $1,000,000.

“Permitted Encumbrances” means:

(i)                 Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(ii)              carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Property and securing obligations that are not overdue by more than sixty (60) days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

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(iii)            contractual Liens which arise in the ordinary course of business under oil and gas leases, operating agreements, partnership agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, overriding royalty agreements, net profits agreements, deferred purchase agreements, development agreements, gas balancing, injection, repressuring and recycling agreements, salt water or other disposal agreements and seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Document or this Agreement which Liens are limited to the Oil and Gas Property and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of hydrocarbons produced from the Oil and Gas Property, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto; provided that any such Liens permitted pursuant to this clause (iii) shall not include any Liens in connection any farm-out, drillco, or similar arrangement;

(iv)             pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(v)               Liens on cash and securities, letters of credit and deposits to secure the performance of bids, trade contracts, leases, statutory obligations (excluding Liens arising under ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, which are in the ordinary course of business and which are in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(vi)             Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(vii)          judgment liens in respect of judgments that do not constitute an Event of Default;

(viii)        easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or materially impair the use of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

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(ix)             royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Subsidiary with respect to the Oil and Gas Property owned by the Borrower or such Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of PV-9 Value;

(x)               Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease;

(xi)             unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(xii)          defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Property), if such defects or irregularities do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money.

“Permitted Investments” means:

(i)                 any Investment (i) in the Borrower, (ii) made by any Loan Party in or to any Loan Party, and (iii) made by any Subsidiary in or to any Loan Party;

(ii)              any Investment in Cash Equivalents;

(iii)            any Investments received (A) in compromise of obligations with respect to trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) in compromise of obligations relating to or in resolution of litigation, arbitration or other disputes with Persons that are not Affiliates;

(iv)             Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Debt;

(v)               Acceptable Hedging Transactions;

(vi)             Investments in accounts receivable, prepaid expenses, trade credit, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business and not for speculative purposes;

(vii)          advances, deposits and prepayments for purchases of any assets;

(viii)        loans or advances in the ordinary course of business for bona fide business purposes of the Borrower and its Subsidiaries (including travel, entertainment and relocation expenses);

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(ix)             in connection with any Property contributed or transferred to any Person as an Investment, such Property shall be equal to the Fair Market Value at the time of the Investment, without regard to subsequent changes in value. With respect to any Investment, the Borrower may, in its sole discretion, allocate or reallocate all or any portion of any Investment to one or more applicable clauses above so that the entire Investment is a Permitted Investment;

(x)               guarantees constituting Permitted Indebtedness (other than guarantees in respect of any Capitalized Lease) and performance guarantees incurred in the ordinary course of business;

(xi)             Investments by the Borrower and its Subsidiaries in Oil and Gas Properties that are customary in the oil and gas business and in the ordinary course of the Borrower’s or such Subsidiary’s business, and in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable; provided that Investments (i) in Capital Stock and (ii) made in the form of, or pursuant to, farm-outs, drillcos or other similar arrangements, in each case, shall not be permitted without the prior written consent of the Required Lenders;

(xii)          Investments consisting of any Acceptable Hedging Transactions;

(xiii)        Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Agreement; and

(xiv)         other Investments not to exceed $2,000,000 in the aggregate.

“Permitted Liens” means, with respect to any Property, each of the following:

(i)                 Liens securing the Obligations;

(ii)              the following, if the validity and amount thereof are being contested in good faith and by appropriate legal proceedings and so long as (a) levy and execution thereon have been stayed and continue to be stayed, (b) they do not in the aggregate materially detract from or threaten the value of such Property, or materially impair the use thereof in the operation of the business of the owner of such Property, and (c) a reserve therefor, if appropriate, has been established: claims and Liens for Taxes due and payable; claims and Liens upon and defects of title to real and personal property; claims and Liens of landlords, repairmen, mechanics, materialmen, warehousemen, or carriers, or similar Liens; and adverse judgments on appeal;

(iii)            any Permitted Encumbrances;

(iv)             Liens in favor of the lessor on the Property being leased under any Capitalized Lease permitted hereunder;

(v)               minor defects in title to an Oil and Gas Property not in any case materially detracting from the value of such Property;

(vi)             Liens securing a Second Lien Facility pursuant to the Second Lien Documents subject to the Intercreditor Agreement;

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(vii)          any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(viii)        Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any other Subsidiaries (other than proceeds and accessions and additions to such property);

(ix)             Liens securing insurance premium financing permitted by clause (vii) of the definition of Permitted Indebtedness under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and

(x)               Liens on cash margin collateral, deposits or securities required by any Person with whom any Credit Party enters into an Acceptable Hedging Transaction securing obligations in any amount not to exceed $2,000,000 in the aggregate.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization including a government or political subdivision or any governmental agency or instrumentality thereof.

“Plan” means any employee benefit plan which is covered by Title IV of ERISA.

“Property”, “property” or “asset” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proved Reserves” means “Proved Reserves” as defined in the Petroleum Resources Management System as in effect at the time in question prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers and reviewed and jointly sponsored by the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers (or any generally recognized successor organizations).

“Purchaser” has the meaning given to such term in Section 11.2.1 hereof.

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“PV-9 Value” means (a) in respect of the Proved Reserves of any Loan Party’s Oil and Gas Properties set forth in the most recently delivered Reserve Report, the aggregate net present value (discounted at 9% per annum) of such Oil and Gas Properties calculated before income taxes, but after reduction for royalties, lease operating expenses, severance and ad valorem taxes, capital expenditures and abandonment costs and with no escalation of capital expenditures or abandonment costs (a) calculated in accordance with SEC guidelines but using Strip Price for crude oil and natural gas liquids (WTI Cushing) and natural gas (Henry Hub), and (b) calculated (i) in the case of a Reserve Report prepared as of December 31 of any year, by an Approved Petroleum Engineer and (ii) in the case of each other Reserve Report or as otherwise required under this Agreement, at the Borrower’s option, by a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such person’s reasonable judgment after having reviewed the information from the most recently delivered Reserve Report, (iii) as set forth in the Reserve Report most recently delivered under Section 7.2, (iv) as adjusted to give effect to Hedging Agreements permitted by this Agreement as in effect on the date of such determination and (v) as adjusted to give pro forma effect to all dispositions or acquisitions of Oil and Gas Properties completed since the date of the Reserve Report.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, managers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release of Hazardous Substances” means any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or any Guarantor, with respect to which the Borrower or any Guarantor is legally obligated to respond under applicable Environmental Laws, by notifying the relevant Governmental Authority, investigating or undertaking corrective action.

“Removal Effective Date” has the meaning given to such term in Section 4.8 hereof.

“Replacement Security Documents” means each security document or instrument granting a first priority Lien on the Collateral (as described therein), subject only to Permitted Liens, executed and delivered to secure all or a portion of the Obligations in connection with the consummation of the transactions contemplated by a Second Lien Facility, and all other documents and instruments at any time executed as security for all or any portion of the Obligations (including, without limitation, any Mortgages), as such instruments may be amended, restated, supplemented or otherwise modified from time to time; provided that such security document or instrument granting a first priority Lien on the Collateral shall be on substantially the same terms and conditions as any corresponding security document or instrument securing the Second Lien Obligations.

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“Representative’s Certificate” means a certificate signed by a Responsible Representative.

“Required Lenders” means (i) Lenders holding Loans in excess of fifty percent (50%) of the Loans outstanding as of any date of determination, and (ii) if the Bridge Loans are outstanding at such time, the Bridge Required Lenders.

“Requirement of Law” means, as to any Person, its Organizational Documents, and all applicable Laws.

“Reserve Report” means an unsuperseded engineering analysis of the Loan Parties’ Oil and Gas Properties, in form and substance reasonably acceptable to the Required Lenders, which shall include (i) pricing assumptions based upon the Strip Price and (ii) projections of revenues attributable to all undrilled locations on the Loan Parties’ Oil and Gas Properties based on a development plan for a period no greater than 7 years from the date of such Reserve Report reasonably acceptable to the Required Lenders; provided that, for the avoidance of doubt, such projections need not be based on historical capital expenditures in such locations nor take into account potential financings of projected capital expenditures.

“Resignation Effective Date” has the meaning given to such term in Section 4.8 hereof.

“Responsible Representative” means the Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President of the Borrower, or any other officer of the Borrower duly authorized by the Borrowers board of directors.

“Restricted Payment” means the occurrence of any of the following:

(i)                 any withdrawal from the Borrower or any Guarantor of cash by any owner of an Equity Interest in the Borrower or any such Guarantor or the declaration or payment of any cash dividend on, or the incurrence of any liability to make, or the making of, any other cash payment in respect of, any Equity Interests in the Borrower or any Guarantor;

(ii)              any cash payment on account of the purchase, redemption or other retirement of any Equity Interests in the Borrower or any Guarantor; or

(iii)            the repayment by the Borrower or any Guarantor in cash of any Debt owed to an Affiliate (other than repayments to the Borrower), except as specifically permitted by the Loan Documents.

“ROFR Financing” shall have the meaning given to such term in Section 8.16.1.

“ROFR Initiation Notice” shall have the meaning given to such term in Section 8.16.1.

“FROFR Option” shall have the meaning given to such term in Section 8.16.2.

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“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“SEC” means the United States Securities Exchange Commission.

“Second Lien Documents” means the “Loan Documents” or such analogous term under a Second Lien Facility.

“Second Lien Facility” means a credit agreement or similar instrument among the Borrower and certain financial intuitions party thereto providing for loans or other Debt for borrowed money in an aggregate principal amount (excluding, for the avoidance of doubt any capitalized interest or interest that is paid in kind and any make-whole or other prepayment premium) not to exceed $125,000,000 which loans or other Debt are secured on a second priority basis by Liens on the Collateral and subject to the Intercreditor Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Second Lien Obligations” means the “Obligations” or such analogous term under a Second Lien Facility.

“Security” means any stock, share, voting trust certificate, limited or general partnership interest, member interest, bond debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instrument commonly known as a “Security” or any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

“Security Documents” means (i) before the occurrence of the Collateral Modification Date, the security instruments executed and delivered in satisfaction of the condition set forth in Section 4.1, the Mortgages, if any, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time, and (ii) after the occurrence of the Collateral Modification Date, the Replacement Security Documents.

“SOS Note” means that certain subordinated promissory note, dated June 23, 2016, issued by the Borrower to SOSV Investments LLC, as may be amended, supplemented, replaced, extended, renewed or modified from time to time.

“Strip Price” shall mean, as of any date of determination, the forward month prices as of such date, for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five-year period), with such prices escalated at two percent (2)% each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX as of the determination date and (ii) adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination.

“Subsidiary” means for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

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“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

“Test Period” means, as the last day of any fiscal quarter of the Borrower, the four prior consecutive fiscal quarters of Borrower, the last of which ends on such date.

“Transferee” means any Person to which a Lender has sold, assigned or transferred any of the Obligations, as authorized hereunder and including any Person acquiring, by purchase, assignment, transfer (including transfers by operation of law) or participation from any such purchaser, assignee or transferee, any part of such Obligations.

“Tribunal” means any court, tribunal, governmental body, agency, arbitration panel, or instrumentality.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Warrant” means that certain Common Stock Purchase Warrant, dated June 22, 2016 issued by the Borrower to each of the original Lenders party hereto.

1.2.            Accounting Terms and Determinations; Changes in Accounting.

1.2.1.                  Unless otherwise specified herein, all accounting terms used herein and all references to accounting matters shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which the Borrower shall have promptly notified the Lenders becoming aware thereof) with the most recent financial statements of the Borrower delivered to the Lenders. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period.

1.2.2.                  The Borrower will not change its method of accounting, other than immaterial changes in methods, changes permitted by applicable accounting principles and changes required by a change in applicable accounting principles, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, neither the Borrower nor any of its Subsidiaries will change the manner in which either the last day of its fiscal year or the last day of the first three (3) fiscal quarters of its fiscal years is calculated without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

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1.2.3.                  The fiscal year of the Borrower shall end on December 31 of such year.

1.3.            References. References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections, Recitals or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections, recitals or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “herein below,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

1.4.          Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement,

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1.5.          Joint Preparation; Construction of Indemnities and Releases. This Agreement, the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.

1.6.          Time References. Unless otherwise indicated, all references to a time of day refer to the time of day in the Central Time Zone for such day, as generally in effect in the state of Texas.

ARTICLE  II
TERMS OF FACILITY

2.1.            Closing Date Term Loans.

2.1.1.                  Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Closing Date the amount set forth opposite such Lender’s name on Schedule 2.1 under the heading “Closing Date Commitment” (such amount being referred to as such Lender’s “Closing Date Commitment”).

2.2.            Bridge Loans.

2.2.1.                  Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Bridge Loan Closing Date the amount set forth opposite such Lender’s name on Schedule 2.2 under the heading “Bridge Loan Commitment” (such amount being referred to as such Lender’s “Bridge Loan Commitment”).

2.3.            Notes.

2.3.1.                  The Loans shall be evidenced by one or more Notes issued by the Borrower, payable to the order of each Lender with a Commitment hereunder.

2.3.2.                  The outstanding principal of the Notes reflected by the notations (whether handwritten, electronic or otherwise) by the Lenders on their records shall be deemed rebuttably presumptive evidence of the principal amount owing on the respective Note.

2.3.3.                  Each Lender will record each payment of principal or interest made by the Borrower with respect thereto on its books, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule (modified as such Lender shall deem advisable) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the applicable Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse such Lender’s Note and to attach to and make a part of the Note a continuation of any such schedule (modified as the Lender shall deem advisable) as and when required.

2.4.            Reserved.

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2.5.            Interest Rates; Payment of Interest.

2.5.1.                  The unpaid principal of the Notes (other than the Bridge Loan Notes) shall bear interest from the date hereof, at a rate per annum equal to six percent (6.00%) per annum or such higher rate as is specified in Section 3.3.

2.5.2.                  Accrued interest on all Notes shall be payable in arrears on each Interest Payment Date; provided that, interest accrued pursuant to Section 3.3 shall be payable on demand.

2.5.3.                  Each determination hereunder of interest on the Notes and fees hereunder based on per annum calculations shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed (including the first day but excluding the last day).

2.5.4.                  The unpaid principal of the Bridge Loan Notes shall bear interest from the Bridge Loan Closing Date at a rate equal to Bridge Loan Base Rate or such higher rate as is specified in Section 3.3.

2.5.5.                  Additional interest shall accrue and be payable in kind on each Bridge Loan Note in an amount equal to the Bridge PIK Rate on the outstanding principal amount of such Bridge Loan Note. Such accrued additional interest shall be added to the principal of each Bridge Loan Note upon each Interest Payment Date, by increasing the then outstanding principal amount of the Bridge Loan Note by the amount of such additional interest paid in kind on such Interest Payment Date.

2.6.          Conditions to Closing Date Loans. No Lender shall be obligated to make Closing Date Loans hereunder unless the following conditions shall have been satisfied or waived by the Required Lenders.

2.6.1.                  Receipt of Loan Documents and Other Items. On or prior to the Closing Date, the Lenders shall have received the following, in each case in form and substance reasonably satisfactory to the Lenders:

(i)                 the duly executed Notes for each Lender in the amount at least equal to its Available Commitment;

(ii)              copies of the Organizational Documents, and all amendments thereto, of each Loan Party, accompanied by certificates that such copies are correct and complete, one issued by the Secretary of State of the state of incorporation or formation of each such Loan Party, dated a current date;

(iii)            certificates of incumbencies and signatures of all officers of each Loan Party who will be authorized to execute or attest any of the Loan Documents;

(iv)             copies of resolutions approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by the governing authority of each Loan Party accompanied by certificates of an authorized representative reasonably acceptable to the Required Lenders, that such copies are true and correct copies of resolutions duly adopted at the meeting of, or by the unanimous written consent of, the authorized body of each Loan Party and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect and are in full force and effect as of the Closing Date;

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(v)               certificates of good standing (or equivalent) for each Loan Party, dated a current date, to the effect that such Loan Party is in good standing with respect to the payment of franchise or other Taxes and, if required by Law, is duly qualified to transact business in such jurisdiction;

(vi)             confirmation, reasonably acceptable to the Required Lenders, of the title of the Borrower, free and clear of Liens, other than Permitted Liens, to Oil and Gas Properties that in the aggregate have value as Collateral of no less than eighty percent (80%) of the aggregate value as Collateral of all Proved Reserves from the Oil and Gas Properties;

(vii)          confirmation reasonably acceptable to the Required Lenders that the Oil and Gas Properties of the Borrower are in compliance in all material respects with applicable Environmental Laws;

(viii)        certificates of insurance from the insurance companies insuring the Borrower and each other Loan Party which will execute any Loan Documents, confirming insurance for the Borrower and each such other Loan Party meeting the standards of Section 7.1.4(iv);

(ix)             payment of (i) the Commitment Fee to each Lender and (ii) any reasonable legal fees and expenses or estimates thereof of one (1) legal counsel to the Lenders for which invoices or estimates have been presented on or before the Closing Date;

(x)               if requested by the Required Lenders, a certificate from an authorized representative reasonably acceptable to the Required Lenders certifying that to the best of such individual’s knowledge as to the truth and correctness in all material respects of each representation and warranty contained in Article VI hereof as of the Closing Date and that no Default or Event of Default exists as of the Closing Date;

(xi)             any consents, approvals, authorizations of a Governmental Authority or other third party required for the valid execution, delivery and the performance of this Agreement or any other Loan Documents by the Borrower or any other Loan Party; and

(xii)          an amended and restated Warrant.

2.6.2.                  Financial Statements. On the Closing Date, each Lender shall have received and reviewed: (i) the consolidated audited financial statements of Borrower and its Subsidiaries as of December 31, 2015 and (ii) the consolidated unaudited financial statements of Borrower and its Subsidiaries as of June 30, 2016 (together the “Financial Statements”).

2.6.3.                  No Material Adverse Effect. No Material Adverse Effect shall have occurred since August 22, 2016.

2.7.            Maturity of Notes.

2.7.1.                  The Notes shall finally mature no later than the Final Maturity Date, and any unpaid principal of the Notes and accrued, unpaid interest thereon shall be due and payable on such date.

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2.7.2.                  The Bridge Loan Notes shall finally mature no later than the Bridge Loan Maturity Date, and any unpaid principal of the Bridge Loan Notes and accrued, unpaid interest thereon shall be due and payable on such date.

2.8.            Principal Payment.

2.8.1.                  The Borrower shall pay all principal of the Loans, all accrued and unpaid interest thereon, and all other Obligations to the Lenders on the Final Maturity Date.

2.8.2.                  Without duplication of the obligations under Section 2.8.1 above, the Borrower shall pay all principal of the Bridge Loans, all accrued and unpaid interest thereon, and all other Obligations with respect to the Bridge Loans to the Bridge Lenders on the Bridge Loan Maturity Date.

2.9.            Conditions to Bridge Loans. No Bridge Lender shall be obligated to make Bridge Loans hereunder unless the following conditions shall have been satisfied or waived by the Bridge Lenders:

2.9.1.                  Receipt of Bridge Loan Notes. On or prior to the Bridge Loan Closing Date, the Bridge Lenders shall have received duly executed Bridge Loan Notes for each Bridge Lender in the amount at least equal to its Bridge Loan Commitment.

2.9.2.                  Representations and Warranties. The representations and warranties contained in Article VI hereof shall be true and correct in all material respects as of the Bridge Loan Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Bridge Loan Closing Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

2.9.3.                  No Default or Event of Default. As of the Bridge Loan Closing Date, no Default or Event of Default shall be continuing.

2.9.4.                  No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2016.

2.9.5.                  Officer’s Certificate. The Bridge Lenders shall have received a certificate dated as of the Bridge Loan Closing Date and signed by an officer of the Borrower, confirming compliance with the conditions set forth in Section 2.9.2, Section 2.9.3 and Section 2.9.4 of this Agreement.

ARTICLE  III
GENERAL PROVISIONS

3.1.            General Provisions as to Payments.

3.1.1.                  All payments of principal and interest on the Notes and of fees hereunder shall be made, without setoff, deduction or counterclaim, by 12:00 p.m. CT on the date such payments are due in federal or other funds immediately available at the office of the Lenders referred to in Article XII and, if not made by such time or in immediately available funds, then such payment shall be deemed made when such funds are available to the applicable Lender for its full and unrestricted use. Whenever any payment of principal of or interest on the Notes or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

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3.1.2.                  All payments made by the Borrower on the Notes shall be made free and clear of, and without reduction by reason of, any Taxes.

3.1.3.                  All payments shall be denominated in Dollars.

3.2.            Taxes.

3.2.1.                  All payments by the Borrower hereunder and under the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, unless the Borrower is required by law (as determined in the good faith discretion of the Borrower on the advice of counsel to the Borrower) to make such deduction or withholding. Subject to Section 3.2.2, if any Non-Excluded Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder, the Borrower will pay to the applicable Lender, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such Non-Excluded Taxes been required to be withheld. For purposes of this Agreement, “Non-Excluded Taxes” are any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (A) any United States federal withholding tax imposed pursuant to FATCA or (B) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or through which it holds the Notes or any political subdivision, taxing authority or other authority thereof or therein, or as a result of a present or former connection between such Lender and the jurisdiction imposing such tax other than a connection arising solely as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement. The Borrower will deliver promptly to the applicable Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. If the Borrower reasonably believes that such Non-Excluded Taxes were not correctly or reasonably asserted, the applicable Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of such Lender, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it).

3.2.2.                  Notwithstanding anything to the contrary contained herein, the Borrower will not be required to make any additional payment to or for the account of any Lender with respect to any Non-Excluded Taxes under Section 3.2.3 by reason of (i) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under Section 3.2.5 or such Lender’s failure or inability to furnish under Section 3.2.5 an original or an extension or renewal of any form required under Section 3.2.5, or (ii) if such Non-Excluded Taxes are taxes required to be withheld on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or changes its place of organization or principal office).

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3.2.3.                  If a Lender determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by a Borrower under Section 3.2.1 or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Each Lender agrees, that upon the occurrence of any event giving rise to a tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it will use reasonable efforts to mitigate the effect of any such event, including by designating another lending office (if available) for any Note affected by such event and by completing and delivering or filing any tax-related forms which would reduce or eliminate such tax or additional amounts.

3.2.4.                  Subject to Section 3.2.2, the Borrower will indemnify each Lender for the full amount of Non-Excluded Taxes imposed on or paid by such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 3.2.4 shall be made within thirty (30) days from the date such Lender makes written demand therefor describing such Non-Excluded Taxes in reasonable detail.

3.2.5.                  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to the Borrower, at the time or times prescribed by law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                 duly completed copies of Internal Revenue Service Form W-8BEN

(ii)              claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(iii)            duly completed copies of Internal Revenue Service Form W-8ECI;

(iv)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

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(v)               any other form prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by law to permit the Borrower to determine the withholding or deduction required to be made.

3.3.          Default Interest. At the option of the Required Lenders, the principal of the Notes shall bear interest at the Default Rate during any time an Event of Default exists and continues, and, to the extent not prohibited by Law, overdue interest on the Notes shall bear interest at the Default Rate.

3.4.            Prepayments.

3.4.1.                  Borrower shall have the right at any time or from time to time to prepay, in whole or in part, the Loans; provided that Borrower shall (a) pay at the time of such prepayment (i) all accrued but unpaid interest due and owing hereunder with respect to such Loans so prepaid, and (ii) in the case of any prepayment of the Bridge Loans prior to July 26, 2017, an additional amount equal to the interest that would have accrued from the date of such prepayment to July 26, 2017 pursuant to the terms hereof with respect to such Bridge Loan so repaid, (b) have delivered a notice of payment as required pursuant to Section 3.4.3, and (c) pay any applicable prepayment premium due pursuant to Section 3.5.

3.4.2.                  Subject to Section 3.4.3, at any time when the Existing Loans remain outstanding, unless the Required Lenders shall agree in writing that no prepayment of the Loans is required pursuant to this Section 3.4.2, upon the consummation of each Disposition of all or any part of its assets outside the ordinary course of business Borrower shall (i) prepay the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of the amount by which the cash net proceeds (taking into account any underwriting discounts or commissions and other reasonable transaction costs, fees and expenses properly attributable to such transaction payable in connection therewith, excluding any of the foregoing payable to Borrower, any Guarantor, any Subsidiary or any Affiliate of any of the foregoing) of such Disposition exceeds $500,000 (such amount, the “Prepayment Amount”, and/or (ii) elect (by written notice to the Required Lenders) to reinvest all or any portion of such Prepayment Amount in Additional Assets; provided further that if all or any portion of such Prepayment Amount are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Prepayment Amount on the last date of such period to the prepayment of the Loans.

3.4.3.                  Borrower shall give the Lenders at least one (1) Business Day’s prior written notice of each prepayment proposed to be made by Borrower pursuant to Sections 3.4.1 or 3.4.2, specifying the principal amount thereof to be prepaid and the prepayment date. Notice of such prepayment having been given, the principal amount of the Loan specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date.

3.4.4.                  In the event that the Borrower does not repay the Existing Loans in full by the date that is 60 days following the Bridge Loan Closing Date pursuant to Section 3.4.1 with the net cash proceeds of a Second Lien Facility, any subsequent prepayment of the Loans pursuant to Section 3.4.1 following such date shall be applied first to repay the Bridge Loans until such Bridge Loans are repaid in full in cash.

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3.4.5.                  At any time following the repayment in full of the Existing Loans, unless the Bridge Required Lenders shall agree in writing that no prepayment of the Bridge Loans is required pursuant to this Section 3.4.5, if any Credit Party shall consummate any Asset Sale or receive any Net Cash Proceeds from a Casualty Event (each such event, a “Prepayment Event”), then, not later than two (2) Business Days after such Prepayment Event, the Borrower shall apply all or any portion of such Net Cash Proceeds to the repayment of Bridge Loans and the payment of accrued and unpaid interest and any amount payable pursuant to Section 3.4.1(a)(ii), and/or (ii) elect (by written notice to the Bridge Lenders) to reinvest all or any portion of such Net Cash Proceeds in Additional Assets; provided further that if all or any portion of such Net Cash Proceeds are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Net Cash Proceeds on the last date of such period to the prepayment of the Bridge Loans.

3.4.6.                  The Borrower shall not have any right to reborrow any portion of any Loan which has been repaid or prepaid from time to time.

3.5.          Prepayment Premium.

3.5.1.                  [Reserved.]

3.5.2.                  Upon any prepayment pursuant to Section 3.4.1 or Section 3.4.5 with respect to the Bridge Loans, the Borrower shall pay a prepayment premium in an amount equal to the percentage set forth in the following chart of the principal amount of Bridge Loans so prepaid.

Date of Repayment	Repayment Premium
From the Bridge Loan Closing Date for the applicable Bridge Loan through the date that is 89 calendar days following such date	0.50%
From the date that is 90 calendar days after Bridge Loan Closing Date but before the Bridge Loan Maturity Date	1.00%

3.6.            Additional Costs; Capital Adequacy.

3.6.1.                  If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)                 subject any Lender to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Lender or its Applicable Lending Office or any Non-Excluded Taxes covered by Section 3.2; or

(ii)              impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender any other condition affecting its Loans, its Note or its Commitment; or

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(iii)            impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Lender’s Commitment; and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any Loan or such Lender’s Commitment, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) and delivery to the Borrower of the certificate required by clause (c) hereof, the Borrower shall pay to such Lender the additional amount or amounts as will compensate such Lender for such increased cost or reduction.

3.6.2.                  If any Lender shall determine that any change after the date hereof in any existing applicable law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent corporation) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent corporation) for such reduction; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by any Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in law giving rise to a payment or indemnity obligation by the Borrowers under this Section 3.6.2, regardless of the date enacted, adopted or issued.

3.6.3.                  Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.6 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

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ARTICLE  IV
APPOINTMENT OF COLLATERAL AGENT

4.1.            [Reserved.]

4.2.            [Reserved.]

4.3       Appointment and Authority. Each of the Lenders hereby irrevocably appoints Deans Knight Capital Management Ltd., to act on its behalf as the collateral agent (solely in its capacity as contractual representative of the Lenders and not in its individual capacity), and any successor agent appointed pursuant to this Article IV (the “Collateral Agent”) hereunder and under the other Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to the Lenders to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. All protections, exculpations, indemnifications, expense reimbursements, rights, powers and privileges provided to the Lenders under this Agreement and the other Loan Documents shall also apply to the Collateral Agent. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article IV for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Article IX (including, without limitation, Section 9.3 and Section 9.4 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

4.4       Exculpatory Provisions. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:

(i)                 the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)               the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise as directed in writing by the Required Lenders; provided that Collateral Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose Collateral Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law;

(iii)             except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity;

(iv)              the Collateral Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, Mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower;

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(v)                the Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

(vi)              the Collateral Agent shall not be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Collateral Agent or (ii) required to take any enforcement action against a Loan Party or any other obligor outside of the United States; and

(vii)            the delivery of any reports, information and documents to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including a Loan Party’s compliance with any of its covenants or obligations hereunder.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Lender, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in this Agreement or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The Collateral Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

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Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any of the Loan Parties or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent. Each party to this Agreement acknowledges and agrees that the Collateral Agent and the Required Lenders may use an outside service provider for the tracking of all UCC financing statements or similar statements under the laws of any other jurisdiction required to be filed pursuant to the Loan Documents and notification to the Collateral Agent, the Required Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

4.5       Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Collateral Agent may presume that such condition is satisfactory to such Lender unless the Collateral Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.

The Collateral Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Collateral Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Credit Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of Lenders), the Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes the Collateral Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of this Agreement.

4.6       Delegation of Duties. The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article IV, and those indemnification and expense reimbursement provisions in Sections 9.3 and 9.4 of this Agreement, shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent. The Collateral Agent shall not incur any liability for any action or inaction taken by a sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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4.7       Collateral and Guaranty Matters. Each Lender hereby authorizes the Collateral Agent to release (or instruct the Collateral Agent to release) any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents (it being understood and agreed that the Collateral Agent may conclusively rely without further inquiry on a certificate of a Responsible Representative as to the sale or other disposition of property being made in full compliance with the provisions of the Loan Documents). Each Lender hereby authorizes the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Collateral to the extent such Disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Loan Documents. Upon request by the Collateral Agent at any time, the Lenders will confirm the Collateral Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Article IV.

The Collateral Agent shall have no obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Collateral Agent shall have no duty or liability whatsoever to any other Lender.

The Collateral Agent and each Lender hereby appoint each other as agent for the purpose of perfecting the Collateral Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender obtain possession or control of any such assets, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such assets to the Collateral Agent or in accordance with the Collateral Agent’s instructions or transfer control to the Collateral Agent in accordance with the Collateral Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent in writing (or consented to by Collateral Agent in accordance with this Agreement), it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent.

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4.8       Resignation and Removal of Collateral Agent.

(i)       The Collateral Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided that no consent of the Borrower shall be required if any Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a bank with an office in Chicago, Illinois or New York, New York, or an Affiliate of any such bank that is a financial institution. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor which shall include execution by such successor Collateral Agent of a joinder supplement, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective.

(ii)       The Required Lenders may by notice to the Borrower remove the Collateral Agent and, in consultation with the Borrower, appoint a successor. If no successor agent shall have been appointed by the Required Lenders and shall have accepted such appointment within twenty (20) days (or such earlier date as shall be agreed by the Required Lenders (the “Removal Effective Date”)) which acceptance shall include execution by such successor Collateral Agent of a joinder supplement, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(iii)       With the effect of the Resignation Effective Date or the Removal Effective Date, the Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly and the Required Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. After the Collateral Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.3 and Section 9.4 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

4.9       Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

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4.10       Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Subsidiary, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated to), by intervention in such proceeding or otherwise:

(i)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and the Collateral Agent under Section 9.3 and Section 9.4 of this Agreement allowed in such judicial proceeding); and

(ii)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and their agents and counsel, and any other amounts due the Collateral Agent under Section 9.3 and Section 9.4 of the Credit Agreement.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

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Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Collateral Agent and each Lender hereby agree that in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. The Lenders hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.1, (iii) the Collateral Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Lender or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

4.11       Authorization to Execute other Loan Documents. Each Lender by accepting the benefits of the Collateral and the Loan Documents authorizes the Collateral Agent to enter into each of the Loan Documents (including, without limitation, any Intercreditor Agreements or subordination agreement contemplated by the terms hereof) (other than this Agreement) and to act on its behalf and to take all actions contemplated by such Loan Documents and agrees that it shall be bound by such Loan Documents as if a signatory thereto. Neither the Collateral Agent, nor its Related Parties, shall have any liability or responsibility for the actions or omissions of any Lender, or for any other Lender’s compliance with (or failure to comply with) the terms, covenants and agreements set forth in this Agreement and each of the Loan Documents.

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ARTICLE  V
GUARANTY

5.1.            Guaranty. To induce the Lenders to make credit available to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

5.2.            Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 5.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

5.3.            Contribution. Without limiting any right under applicable law for contribution, to the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full.

5.4.            Authorization; Other Agreements. The Collateral Agent and the Lenders are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

5.4.1 (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

5.4.1.                  apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Loan Documents;

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5.4.2.                  refund at any time any payment received by any Lender in respect of any Guaranteed Obligation;

5.4.3.                  (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

5.4.4.                  settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

5.5.            Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense (other than the performance in full and payment in full of the Guaranteed Obligations), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Required Lenders):

5.5.1.                  the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

5.5.2.                  the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

5.5.3.                  the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

5.5.4.                  any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

5.5.5.                  any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by the Collateral Agent or any Lender to proceed separately against any Collateral in accordance with such party’s rights under any applicable Law; or

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5.5.6.                  any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the performance in full and payment in full of the Guaranteed Obligations.

5.6.            Waivers. To the fullest extent permitted by applicable Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than performance in full and the payment in full of the Guaranteed Obligations), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. To the fullest extent permitted by applicable law, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder except as specifically set forth herein or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor, until the Guaranteed Obligations have been paid in full. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Law to require any Lender to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

5.7.            Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Lender shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE  VI
REPRESENTATIONS AND WARRANTIES

The Borrower and, to the extent applicable to any Guarantor, such Guarantor hereby represents and warrants to the Lenders as follows with the intention that the Lenders shall rely thereon without any investigation or verification by the Lenders or their counsel:

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6.1.            Existence and Power. The Borrower:

6.1.1.                  is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.1.2.                  has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

6.1.3.                  is duly qualified to transact business as a foreign entity in each jurisdiction where the nature of its business requires the same.

6.2.            Authorization; Contravention. The execution, delivery and performance by each Person (other than the Lenders) purporting to execute this Agreement and the other Loan Documents are within such Person’s power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the perfection of Liens created by certain of the Security Documents may require the filing of financing statements or Mortgages in the appropriate recordation offices), and do not contravene, or constitute a default under, any provision of applicable law or regulation (including the Margin Regulations) or any agreement creating or governing such Person or any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any Property of the Borrower which could reasonably expected to have a Material Adverse Effect, except Permitted Liens and Liens securing the Obligations.

6.3.            Binding Effect.

6.3.1.                  This Agreement constitutes a valid and binding agreement of the Borrower; the Notes, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Borrower; the Security Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Person purporting to execute the same, in each case except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.3.2.                  Each Loan Document is enforceable against each Person (other than the Lenders) executing same in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.4.            Subsidiaries.

6.4.1.                  The Borrower has no Subsidiaries as of the date hereof except as disclosed on Exhibit 6.4.1 and, if subsequent to the date hereof, as permitted pursuant to Section 7.8.6.

6.5.            Disclosure. No document, certificate or statement delivered to the Lenders by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made. All information heretofore furnished by the Borrower or any Guarantor to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Lenders will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts known to the Borrower after diligent inquiry (except facts of general public knowledge) which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations, prospects or condition, financial or otherwise, of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

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6.6.            Financial Information.

6.6.1 (i) The Financial Statements and notes thereto fairly present the financial position of the Borrower and its Subsidiaries at the respective dates thereof in all material respects.

(ii)              Except as disclosed in a writing delivered by the Borrower to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives there has been no Material Adverse Effect.

6.6.2.                  (i) For each Guarantor, the financial information of such Guarantor delivered to the Lenders in connection with the request for this credit facility fairly presents the financial position of such Guarantor at the respective dates thereof in all material respects.

(ii)              For each Guarantor, except as disclosed in a writing delivered by such Guarantor to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives, there has been no Material Adverse Effect.

6.7.            Litigation.

6.7.1.                  (i) Except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting the Borrower before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

(ii)            For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting such Guarantor before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

6.8.          ERISA Plans. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Plan termination under Title IV of ERISA) does not exceed by more than $1,000,000 the fair market value of the assets of such Plan.

6.9.            Taxes and Filing of Tax Returns.

6.9.1.                  (i) Except as disclosed in the Borrower’s public filings with the SEC, the Borrower has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other material Taxes, the criteria set forth in Section 7.5 are being met). The Borrower does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by the Borrower to the Lenders, and all liabilities for material Taxes of the Borrower are adequately provided for.

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(ii)              For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, such Guarantor has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other Taxes, the criteria set forth in Section 7.5 are being met). Such Guarantor does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by such Guarantor to the Lenders, and all liabilities for Taxes of such Guarantor are adequately provided for.

6.10.        Title to Properties; Liens; Environmental Liability.

6.10.1.              (i) The Borrower has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

(ii)              For each Guarantor, such Guarantor has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

6.10.2.              (i) The Borrower has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any non-compliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment, (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. The Borrower knows of no basis for any Environmental Liability.

(ii)              For each Guarantor, such Guarantor has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any noncompliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment or (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which such Guarantor is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect. No Guarantor knows of any basis for any Environmental Liability.

6.10.3.              (i) Except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower from, affecting, or related to any Property of the Borrower has occurred that would reasonably be expected to have a Material Adverse Effect.

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(ii)            For each Guarantor, except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by such Guarantor from, affecting, or related to any Property of such Guarantor has occurred that would reasonably be expected to have a Material Adverse Effect.

6.10.4.              (i) No Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by the Borrower.

(ii)              For each Guarantor, no Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by such Guarantor.

6.11.        Business Compliance.

6.11.1.              (i) The Borrower has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)            For each Guarantor, such Guarantor has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.12.        Licenses, Permits, Etc.

6.12.1.              (i) The Borrower possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)              For each Guarantor, such Guarantor possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.13.        Compliance with Laws.

6.13.1.              (i) The business and operations of the Borrower have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)              For each Guarantor, the business and operations of such Guarantor have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

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6.14.        Governmental Consent.

6.14.1.              (i) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of this Agreement, any other Loan Documents by the Borrower (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

(ii)              For each Guarantor, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of any Loan Document by such Guarantor (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

6.15.        Investment Company Act. (i) The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)                 For each Guarantor, such Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16.        State Utility; No Governmental Limitations on Liens.

6.16.1.              (i) The Borrower is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein the Borrower is required to qualify to do business.

(ii)            For each Guarantor, such Guarantor is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein such Guarantor is required to qualify to do business.

6.16.2.              (i) The Borrower is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

(ii)              For each Guarantor, such Guarantor is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

6.17.        Refunds; Certain Contracts.

6.17.1.              (i) No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

(ii)              For each Guarantor, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in such Guarantor being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

6.17.2.              (i) The Borrower is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

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(ii)              For each Guarantor, such Guarantor is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

6.17.3.              (i) The Borrower has not produced gas subject to, and neither the Borrower nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

(ii)              For each Guarantor, such Guarantor has not produced gas subject to, and neither the Guarantor nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

6.18.        No Default. No Default has occurred which is continuing as of the date hereof.

6.19.        Anti-Terrorism Laws.

6.19.1.              Anti-Terrorism Laws. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.19.2.              OFAC. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions or engages in any transaction administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

6.20.        Flood Matters. No “Building” (as defined in the applicable Flood Insurance Regulation) or “Manufactured (Mobile) Home” (as defined in the applicable Flood Insurance Regulation) is located on any Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the Flood Insurance Regulations, and no “Building” or “Manufactured (Mobile) Home” will be encumbered by the Mortgages.

6.21.        Solvency. Immediately after the Closing (a) the fair value of the assets of the Borrower and its Subsidiaries (taken as a whole), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, at a fair valuation; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries (taken as a whole) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries (taken as a whole) will not have unreasonably small capital with which to conduct the business in which it is engaged as such businesses are now conducted and are proposed to be conducted following the date hereof.

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6.22.        Eligible Contract Participant. As of the date of this Agreement the Borrower is, and as of the date of the Borrower’s entry into any Commodity Hedging Transaction the Borrower will be, an “Eligible Contract Participant” as defined in 7 U.S.C. § 1a(18).

6.23.        Intellectual Property. Each Loan Party owns or holds a valid and enforceable license to use all intellectual property necessary to conduct its business as currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such intellectual property or challenging or questioning the validity or effectiveness of any such intellectual property; and no Loan Party knows of any valid basis for any such claim. The use of such intellectual property by any Loan Party does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to a Material Adverse Effect.

6.24.        Environmental Reports. The Borrower has furnished to the Collateral Agent all material environmental audits, assessments, reports and other material environmental, health or safety documents relating to the past or current operations or facilities of the Borrower or any Subsidiary (including the Core Assets), in each case which are in the possession or under the reasonable control of the Borrower or any Subsidiary.

ARTICLE  VII
COVENANTS

So long as any principal of or interest on the Notes shall remain unpaid or any other portion of the Obligations remains outstanding, the Borrower will (or will cause the appropriate Person to) duly perform and observe each and all of the covenants and agreements hereinafter set forth:

7.1.            Reserved.

7.2.            Financial Statements; Reserve and Other Reports; Certain Required Notices from Borrower; Additional Information. The Borrower will furnish to the Lenders:

(i)                 as soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year of the Borrower, copies of the consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year, and copies of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail; such financial statements to be audited by a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders and accompanied by the unqualified opinion of such accountants;

(ii)              on or before seventy-five (75) days after the last day of each fiscal quarter of the Borrower, (a) a copy of the unaudited consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as at the close of such quarter and from the beginning of such fiscal year to the end of such quarter, (b) a copy of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flows for the quarter just ended and for that portion of the year ending on such last day, all in reasonable detail and prepared on a basis consistent with the financial statements previously delivered by the Borrower under this Section and (c) an identification of all Contingent Obligations and Guarantees;

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(iii)            simultaneously with the delivery of each set of financial statements pursuant to the preceding clauses of this Section, a Compliance Certificate of the Borrower stating that such financial statements fairly and accurately reflect in all material respects the financial condition and results of operation of the Borrower for the periods and as of the dates set forth therein, and that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review of the transactions and financial condition of the Borrower during the fiscal period covered by such financial statements, and that such review has not disclosed the existence during such period, and that the signers do not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto;

(iv)             within thirty (30) days after each filing thereof by the Borrower and each Guarantor with any Governmental Authority (if copies thereof have been requested by the Required Lenders), complete copies of the federal and state income tax returns so filed;

(v)               as soon as available, and in any event on or before March 31 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders, certified by an independent consulting petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders as fairly and accurately setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of January 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “takeor-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties. For purposes of this clause, the petroleum engineering firm of either Forrest A. Garb and Associates, or Cawley, Gillsepe & Associates, Inc. shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the Permian Basin and Mr. Kent Lina shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the DJ Basin;

(vi)             as soon as available, and in any event on or before September 30 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of July 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “take-or-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties;

(vii)          simultaneously with the delivery of such production and other reports under clauses (i) and (ii) above, a Representative’s Certificate certifying that, to the best of such signatory’s knowledge, such engineering and other reports are true, accurate and complete in all material respects for the periods covered in such reports; provided that to the extent such reports include projections of future volumes of production and future costs, it is understood that such estimates are necessarily based upon professional opinions, and the Borrower does not warrant that such opinions will ultimately prove to have been accurate;

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(viii)        [Reserved.];

(ix)             within five (5) Business Days after any Responsible Representative becomes aware of the occurrence of any condition or event which constitutes a Default, a Representative’s Certificate specifying the nature of such condition or event, the period of the existence thereof, what action the Borrower has taken or is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

(x)               within five (5) Business Days after the Borrower’s or any Guarantor’s learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability of the Borrower or any Guarantor arising in connection with (a) the noncompliance with or violation of the requirements of any Environmental Law, (b) the release or threatened release of any Hazardous Substance into the environment, or (c) the existence of any Environmental Lien on any Properties of the Borrower or any Guarantor, notice thereof, in each case that would reasonably be expected to have a Material Adverse Effect;

(xi)             within five (5) Business Days of the Borrower’s or any Guarantor’s learning of any litigation or other event or circumstance which could reasonably be expected to have a Material Adverse Effect, notice thereof;

(xii)          [Reserved.];

(xiii)        within five (5) Business Days after any Responsible Representative learns of any Change of Control Event, notice of such Change of Control Event; and

(xiv)         with reasonable promptness, such other information relating directly or indirectly to the financial condition, business, results of operations or Properties of the Borrower or any Guarantor as from time to time may reasonably be requested by the Required Lenders.

7.3.            Inspection of Properties and Books.

7.3.1.                  The Borrower will permit any officer, employee or representative of one Existing Lender and one Bridge Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as such designated Lender may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

7.3.2.                  Each Guarantor will permit any officer, employee or representative of one Existing Lender and one Bridge Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as the Required Lenders may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

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7.4.            Maintenance of Security; Insurance; Authorization to File Financing Statements; Operating Accounts; Transfer Orders.

7.4.1.                  (i) The Borrower shall execute and deliver, or cause the appropriate Person to execute and deliver, to the Lenders and the Collateral Agent all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Required Lenders or the Collateral Agent deem reasonably necessary or desirable and request in order to (a) grant and maintain as valid, enforceable, first-priority, perfected Liens (subject only to the Permitted Liens), all Liens granted to secure the Obligations or (b) monitor or control the proceeds from Collateral.

(ii)              The Borrower and each Guarantor which has granted a security interest to the Collateral Agent for the benefit of the Secured Parties (as defined in the Replacement Security Documents), as applicable, authorizes the Lenders and the Collateral Agent to complete and file, from time to time, financing statements naming the Borrower and each such Guarantor, as applicable, as debtor to perfect Liens granted to secure the Obligations.

(iii)            The Borrower shall take such action as may be requested from time to time by the Required Lenders or the Collateral Agent to maintain first and prior Liens (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Replacement Security Documents) by instruments executed by the appropriate Person and properly recorded in the applicable jurisdictions on Oil and Gas Properties having an aggregate PV-9 Value of at least eighty percent (80%) of the PV-9 Value of all such Oil and Gas Properties.

(iv)             The Borrower and each Guarantor will at all times maintain or cause to be maintained hazard and liability insurance and additional insurance covering such risks as are customarily carried by businesses similarly situated, all such insurance to be in amounts and from insurers reasonably acceptable to the Required Lenders, maintained by Borrower, naming the Collateral Agent as loss payee or as an additional insured, as applicable, to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without thirty (30) days’ prior notice to the Collateral Agent, and, upon any renewal of any such insurance upon request by the Required Lenders, promptly furnish to the Lenders and the Collateral Agent evidence, reasonably satisfactory to the Required Lenders, of the maintenance of such insurance.

7.4.2.                  The Borrower and each Guarantor shall upon reasonable request of the Required Lenders, execute such transfer orders, letters-in-lieu of transfer orders or division orders as the Required Lenders or the Bridge Required Lenders may from time to time request in respect of the Collateral to effect a transfer and delivery to the Collateral Agent of the proceeds of production attributable to the Collateral at any time following and during the continuation of an Event of Default.

7.5.            Payment of Taxes and Claims.

7.5.1.                  Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) the Borrower shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

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7.5.2.                  Except as could not reasonably be expected to have a Material Adverse Effect, each Guarantor will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) such Guarantor shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

7.6.            Payment of Debt; Additional Debt; Payment of Accounts; Restrictions on Payments on the SOS Note.

7.6.1.                  The Borrower will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.2.                  Each Guarantor will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.3.                  The Borrower will not create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

7.6.4.                  No Guarantor will create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

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7.6.5.                  The Borrower shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

7.6.6.                  Each Guarantor shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

7.7.            Negative Pledge. (i) The Borrower will not create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

(ii)              No Guarantor will create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

7.8.            Loans and Advances to Others; Investments; Restricted Payments; Subsidiaries.

7.8.1.                  The Borrower will not make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.2.                  No Guarantor will make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.3.                  The Borrower will not make any capital contribution to, or make any Investment in, or purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.1.

7.8.4.                  No Guarantor will make any capital contribution to or make any Investment in, or to purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.2.

7.8.5.                  (i) The Borrower will not, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that the Borrower may make the following Restricted Payments: (a) the declaration and payment of dividends or distributions by the Borrower solely in Capital Stock (other than Disqualified Stock) of the Borrower, and (b) the Borrower may (i) so long as no Default or Event of Default is occurring, make payments to directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service for the acquisition by the Borrower from such Persons of Capital Stock in the Borrower or any Subsidiary; provided that the aggregate cash consideration paid for all such payments shall not exceed $250,000 in any calendar year, and (ii) make cashless repurchases of securities that are deemed to occur upon the exercise or vesting of options, rights or shares of stock held by directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary to the extent such securities represent a portion of the exercise price of or withholding taxes attributable to such options, rights or shares.

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(ii)              No Guarantor will, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that any Guarantor may declare or pay dividends or distributions to the Borrower or any other Guarantor.

7.8.6.                  (i) The Borrower shall not form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

(ii)              No Guarantor will form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

7.9.          Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents; Issuance of Equity Interests.

7.9.1.                  (i) The Borrower will not (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect) or (e) permit a Change of Control Event to occur.

(ii)              No Guarantor will (a) consolidate or merge with or into any other Person other than a Guarantor or the Borrower, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person other than the Borrower or another Guarantor unless such Person assumes the applicable Guarantor’s Obligations hereunder, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect).

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7.9.2.                  (i) The Borrower will not Dispose of any of its property other than pursuant to a Permitted Disposition.

(ii)            No Guarantor will Dispose of any of its property other than pursuant to a Permitted Disposition.

7.9.3.                  The Borrower will not be or become party to or bound by any agreement (including any undertaking in connection with the incurrence of Debt or issuance of securities) which imposes any material limitation on the disposition of the Collateral taken as a whole, other than the Loan Documents or the Second Lien Documents.

7.9.4.                  (i) The Borrower will not enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

(ii)              No Guarantor will enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

7.9.5.                  (i) The Borrower will not amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

(ii)            No Guarantor will amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

7.10.        Primary Business; Continuous Operations; Location of Borrower’s Office; Ownership of Assets.

7.10.1.              (i) The primary business of the Borrower shall at all times be and remain the oil and gas exploration, development and production business. The Borrower shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

(ii)            The primary business of each Guarantor shall at all times be and remain the oil and gas exploration, development and production business. Each Guarantor shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

7.10.2.              The location of the Borrower’s principal place of business and executive office shall remain at the address for the Borrower set forth on the signature page hereof, unless the Borrower provides the Lenders with written notice of such change within 10 days thereof.

7.10.3.              (i) The Borrower will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time, subject only to Permitted Liens and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

(ii)            Each Guarantor will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time except as otherwise specifically disclosed therein and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

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7.11.        Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Nonoperator.

7.11.1.              (i) The Borrower shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

(ii)              Each Guarantor shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

7.11.2.              (i) The Borrower shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

(ii)              Each Guarantor shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

7.12.        Transactions with Affiliates.

7.12.1.              The Borrower will not engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between Borrower and any Guarantor, (iii) transactions set forth on Schedule 7.12 or (iv) as otherwise permitted by the Loan Documents.

7.12.2.              No Guarantor will engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of such Guarantor’s business, upon fair and reasonable terms that are no less favorable to such Guarantor than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between such Guarantor and the Borrower, (iii) transactions between such Guarantor and any other Guarantor, (iv) transactions set forth on Schedule 7.12 or (v) as otherwise permitted by the Loan Documents.

7.13.        [Reserved].

7.14.        Compliance with Laws and Documents.

7.14.1.              (i) The Borrower will not, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which the Borrower is a party, by which the Borrower is bound, or to which any Property of the Borrower may be subject (and in any case, except for this Agreement and the other Loan Documents) if, in any such case, violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

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(ii)              No Guarantor will, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which such Guarantor is a party, by which such Guarantor is bound, or to which any Property of such Guarantor may be subject (and in any case, except for this Agreement and the other Loan Documents), if, in any such case, such violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

7.15.        Certain Financial Covenants.

7.15.1.              Beginning with the testing period ending on December 31, 2018, the Borrower shall not permit the Asset Coverage Ratio, as of June 30 and December 31 of each fiscal year, to be less than 1.00 to 1.00.

7.16.        Additional Documents; Quantity of Documents; Title Data; Additional Information.

7.16.1.              The Borrower shall execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the reasonable judgment of the Required Lenders may be required to better effectuate the transactions contemplated herein and in the other Loan Documents.

7.16.2.              Reserved.

7.16.3.              Within sixty (60) days following a written request therefor from the Required Lenders, the Borrower shall cause to be delivered to the Lenders title opinions, in form and substance and from attorneys reasonably acceptable to the Required Lenders, or other confirmation of title reasonably acceptable to the Required Lenders, covering Oil and Gas Properties that are covered by the Mortgages and constitute not less than eighty percent (80%) by PV-9 Value of the Oil and Gas Properties; and promptly, but in any event within sixty (60) days following notice from the Required Lenders of any defect, material in the reasonable opinion of the Required Lenders, in the title of the mortgagor under any Mortgage to any Oil and Gas Property covered thereby, clear such title defect, and in the event any such title defects are not cured in a timely manner, pay all reasonable and documented related costs and fees incurred by the Required Lenders in attempting to do so.

7.16.4.              The Borrower shall furnish to the Lenders, promptly upon the request of the Required Lenders, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and each Guarantor as the Required Lenders may from time to time reasonably request; and notify the Lenders not later than ten (10) days following the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in its name or state of organization; and upon the reasonable request of the Required Lenders, execute such additional Security Documents as may be reasonably necessary or appropriate in connection therewith.

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7.17.      Environmental Indemnification. The Borrower shall, on a current basis, indemnify, defend and hold each Indemnified Party harmless on a current basis from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower or any predecessor in title, employee, agent, contractor, or subcontractor of the Borrower or any other person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrower or any employee, agent, contractor, or subcontractor of the Borrower while such persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section as determined by a final non-appealable judgment of a court of competent jurisdiction; with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

7.18.        Anti-Terrorism Laws. Neither the Borrower nor any of the other Obligated Parties shall (a) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations, and international narcotics traffickers based on U.S. foreign policy. The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by the Required Lenders, in its reasonable discretion, confirming the Obligated Parties’ compliance with this Section.

7.19.        Control Agreements. Prior to the date that is the earlier of (a) thirty (30) days after the Collateral Modification Date, and (b) May 31, 2017 (or, in any case, such later date as the Collateral Agent may agree in its sole discretion), the Collateral Agent shall have received Control Agreements duly executed and delivered by each of the parties thereto with respect to all of the Borrower and Guarantors’ deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts).

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ARTICLE  VIII
DEFAULTS; REMEDIES

8.1.          Events of Default; Acceleration of Maturity. If any one or more of the following events (each an “Event of Default”) has occurred and has not been waived by the Required Lenders (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise):

8.1.1.                  (i) the Borrower shall fail to pay, when due, any principal of (a) any Note or (b) any other Debt of the Borrower under this Agreement to the Lenders.

(ii)            the Borrower shall fail to pay when due, any interest, fees or other amounts payable hereunder and not covered by clause (i) above, if such failure shall continue unremedied for a period of three (3) Business Days.

8.1.2.                  (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.2, 7.4, 7.6.2, 7.7, 7.8, 7.9 , 7.12, 7.15, or 7.16.3.

(ii)              any Guarantor shall (a) fail to comply with the provisions of its Guaranty, revoke or attempt to revoke such Guarantor’s Guaranty in whole or in part or deny the validity or enforceability in whole or in part of such Guarantor’s Guaranty or (c) fail to confirm in a writing reasonably satisfactory to the Required Lenders that such Guarantor’s Guaranty is enforceable in accordance with its terms within five (5) Business Days following a written request therefor.

8.1.3.                  Any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement, the other Loan Documents (other than those covered by Sections 8.1.1 or 8.1.2), for a period of thirty (30) days after the earlier to occur of (i) such Loan Party becoming aware thereof or (ii) receipt by such Loan Party of written notice specifying such default from any Lender.

8.1.4.                  An Insolvency Proceeding shall be commenced by or against the Borrower, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.5.                  An Insolvency Proceeding shall be commenced by or against any Guarantor, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against any Guarantor under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.6.                  (i) the Borrower (a) shall default in the payment of any of its Material Debts (other than the Note) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

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(ii)              Any Guarantor (a) shall default in the payment of any of its Material Debts (other than the Guaranty) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

8.1.7.                  (i) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against the Borrower which in the reasonable opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

(ii)              one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any Guarantor which in the opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

8.1.8.                  any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrower in this Agreement or by the Borrower or any other Person in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made. Without limiting the generality of the foregoing sentence, such incorrect representation, warranty, certification or statement shall be deemed to be incorrect in a material respect if such incorrect representation, warranty, certification or statement (i) could reasonably be expected to have any material adverse effect upon the validity, performance or enforceability of any Loan Document, (ii) is or might reasonably be expected to be material and adverse to the financial condition or business operations of any Person or to the prospects of any Person, (iii) could reasonably be expected to materially impair any Person’s ability to fulfill its obligations under the terms and conditions of the Loan Documents or (iv) could reasonably be expected to materially impair the Lenders’ ability to receive full and timely payment of the Notes.

8.1.9.                  prior to the Collateral Modification Date, any of the Security Documents shall for any reason fail to create a valid and perfected Lien in favor of the Collateral Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof.

8.1.10.              a Change of Control Event shall occur.

8.2.            Remedies. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders or, in the case of any Event of Default arising pursuant to Section 8.1.1 from a failure by the Borrower to pay amounts payable in connection with the Bridge Notes when due (subject to any cure periods set forth therein), the Bridge Required Lenders, may (i) declare the outstanding principal of and accrued interest on the Notes to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower, (ii) proceed to foreclose the Liens securing the Notes, (iii) terminate all commitments under Article II and (iv) take such other actions as are permitted by law or the Loan Documents; provided that in the case of any of the Events of Default specified in Sections 8.1.4 and 8.1.5 with respect to the Borrower, without any notice to the Borrower or any other act by the Lenders, the Notes (together with accrued interest thereon and all fees, expenses and other Obligations) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, in the case of any Event of Default arising pursuant to Section 8.1.2, Section 8.1.6, Section 8.1.7, or Section 8.1.10 that occurs at any time after the date that is 60 days from the Bridge Loan Closing Date, the actions set forth in this Section 8.2 may be taken by the Bridge Required Lenders without the consent or agreement of the Required Lenders if both Existing Loans and Bridge Loans remain outstanding as of the date of such action.

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8.3.            Suits for Enforcement. In case any one or more of the Events of Default specified in Section 8.1 shall have occurred and be continuing, the Lenders may, at their option and upon the direction of the Required Lenders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.

8.4.          Remedies Cumulative. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.5.          Remedies Not Waived. No course of dealing and no delay in exercising any rights under this Agreement or under the other Loan Documents shall operate as a waiver of any rights hereunder or thereunder of the Lenders.

ARTICLE  IX
MISCELLANEOUS

9.1.          Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Borrower and the Required Lenders, and any consent required of the Required Lenders herein must be in writing; provided, however, that no such amendment or waiver shall, unless signed by all the Lenders affected thereby (or, in the case of clause (e) or (f) below, each Lender) (a) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (other than any increases pursuant to Section 2.4), (b) reduce or forgive the principal of or rate of interest on any Note or any fees to the Lenders hereunder (other than the application of the default rate of interest pursuant to Section 3.2), (c) postpone the date fixed for any payment of principal of or interest on any Note or any fees to the Lenders hereunder or for the termination of the Commitments, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release, or subordinate the Collateral Agent’s Liens, if any, on all or substantially all of the Collateral of (f) release any Guarantor from the Guaranty; provided, further, however, that no such amendment, waiver, consent or agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Collateral Agent. Delivery of an executed counterpart of such written instrument or of the signature page of such written instrument by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective delivery of a manually executed counterpart of such written instrument.

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9.2.          Release of Guarantees and Liens. At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) shall have been indefeasibly paid in full and the Commitment has been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Borrower and each Subsidiary under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Subsidiary in a transaction permitted by this Agreement, then the Collateral Agent, at the request and sole expense of the Borrower or any Subsidiary, shall execute and deliver to the Borrower or any Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Documents on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the other Security Documents in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that, in the case of this sentence and the immediately prior sentence, the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter time as the Collateral Agent may agree), a written request for release identifying the relevant Guarantor, summarizing the transaction and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Collateral Agent to conclusively rely on such certifications in performing its obligations under this Section 9.2).

9.3.            Indemnity.

9.3.1.                  Whether or not any credit is ever extended hereunder, and in addition to any other indemnifications herein or in any other Loan Documents, the Borrower agrees to indemnify and defend and hold harmless on a current basis each Indemnified Party, from and against any and all liabilities, losses, damages, costs, interest, charges, counsel fees and other expenses and penalties of any kind which any of the Indemnified Parties may sustain or incur in connection with any investigative, administrative or judicial proceeding (whether or not the Lenders shall be designated a party thereto) or otherwise by reason of or arising out of the execution and delivery of this Agreement or any of the other Loan Documents and/or the consummation of the transactions contemplated hereby or thereby. The indemnification provisions in this Section shall be enforceable regardless of whether the liability is based on past or present acts, past, present or future claims or legal requirements (including any past, present or future bulk sales law, environmental law, fraudulent transfer act, occupational safety and health law, or products liability, securities or other legal requirement), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section as determined in a final non-appealable judgment of a court of competent jurisdiction with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

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9.3.2.                  Any amount to be paid under Section 9.3 to the Collateral Agent or any Lender shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure by such Lender until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.3 shall survive payment of the Notes and the assignment of any right hereunder.

9.3.3.                  To the extent that the Borrower fails to pay any amount required to be paid by it to any Indemnified Party under Section 7.17 or Section 9.3.1, each Lender severally agrees to pay to the Collateral Agent, such Lender’s pro rata share of such unpaid amount with respect to the amounts to be paid to the Collateral Agent (as determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans (or, if all Loans have been paid in full, the aggregate remaining Obligations), determined as if no Lender were a Defaulting Lender). All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

9.4.            Expenses.

9.4.1.                  In addition to legal fees and expenses payable pursuant to Section 4.1.1(i), if any, whether or not any credit is extended hereunder, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent, the Lenders and each of their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent and the Lenders, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

9.4.2.                  THE BORROWER SHALL INDEMNIFY EACH INDEMNIFIED PARTY AGAINST ANY TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

9.4.3.                  Any amount to be paid under Section 9.4 shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.4 shall survive payment of the Notes and the assignment of any right hereunder.

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9.5.            Taxes. The Borrower will, to the extent it may lawfully do so, pay all Taxes (including interest and penalties but expressly excluding federal or state income taxes) which may be payable in respect of the execution and delivery of this Agreement or the other Loan Documents, or in respect of any amendment of or waiver under or with respect to the foregoing, and will save the Lenders and the Collateral Agent harmless on a current basis against any loss or liability resulting from nonpayment or delay in payment of any such Taxes (as limited above), other than income taxes payable by the Lenders. The obligations of the Borrower under this Section shall survive the payment of the Notes and the assignment of any right hereunder.

9.6.            Survival. All representations and warranties made by or on behalf of the Borrower in this Agreement, the other Loan Documents or in any certificate or other instrument delivered by it or in its behalf under any of the foregoing shall be considered to have been relied upon by the Lenders and shall survive the delivery to the Lenders of such Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of any Lenders.

9.7.            Applicable Law; Venue.

9.7.1.                  This Agreement has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of New York. This Agreement, the other Loan Documents, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles, except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

9.7.2.                The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and the Borrower hereby specifically consents to the jurisdiction of the State District Courts of New York County, New York and the United States District Court for the Southern District of New York. Nothing herein shall limit the right of the Lenders or the Collateral Agent to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Lenders or any Affiliate of any Lender or the Collateral Agent or any Affiliate of the Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in the State District Courts of New York County, New York, or in the United States District Court for the Southern District of New York.

9.8.            WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES (A) ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL DAMAGES (AS DEFINED BELOW). THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDERS AND THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

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9.9.            Waiver of Deficiency Statute; Other Waivers.

9.9.1.                  The Borrower waives any rights the Borrower has under, or any requirements imposed by, Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.9.2.                  Each Guarantor waives any rights such Guarantor has under, or any requirements imposed by, (i) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (ii) Rule 31 of the Texas Rules of Civil Procedure, as amended, and (iii) Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.10.        Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof and words such as “hereunder” or” herein” shall refer to the entirety of this Agreement unless specifically indicated otherwise.

9.11.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of the Borrower, the Lenders and the Collateral Agent, shall be delivered to or be in the possession of the Lenders and the Collateral Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

9.12.      Invalid Provisions, Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

9.13.        Communications Via Internet. The Borrower and each Guarantor (by its or his/her execution of a Guaranty) hereby authorizes the Lenders and the Collateral Agent and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or the Borrower and such Guarantor and the business affairs of the Borrower and such Guarantor via the Internet or other electronic communication without regard to the lack of security of such communications.

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9.14.        USA Patriot Act Notice. The Collateral Agent and the Lenders hereby notify the Borrower and the other Obligated Parties that pursuant to the requirements of the USA Patriot Act, they are required to obtain, verify and record information that identifies the Borrower and the other Obligated Parties, which information includes the name and address of the Borrower and the other Obligated Parties and other information that will allow them to identify the Borrower and the other Obligated Parties in accordance with such Act.

9.15.        EXCULPATION PROVISIONS.

9.15.1.              EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

9.15.2.              In the event of a dispute over the meaning or application of this Agreement and the indemnities contained herein, the Lenders, the Collateral Agent and the Borrower agree that this Agreement and indemnities contained herein shall be construed fairly and reasonably and neither more strongly for nor against either party.

9.16.        Certain Agreements with respect to Insolvency. Notwithstanding any  provision in this Agreement or the other Loan Documents to the contrary, the  Existing Lenders shall not undertake to negotiate, enter into, or vote with respect to any agreement, plan or understanding on the treatment of any claim of the  Lenders arising in connection with any bankruptcy or insolvency proceeding to which the Borrower may file or otherwise become subject, without the express prior written counsel consent of the Required Bridge Loan Lenders.

9.17.        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. In the event that, notwithstanding Section 9.7.1, applicable law is the law of the State of Texas and such applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for each day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Agreement and the other Loan Documents for calculating the Maximum Rate and for all other purposes. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

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ARTICLE  X
SETOFF; TREATMENT OF PARTIAL PAYMENTS

10.1.        Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by the Lenders or any Affiliate thereof to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part hereof, shall then be due. Such Lender or Affiliate thereof making such an offset and application shall give the Borrower written notice of such offset and application promptly after effecting it.

10.2.        Adjustments. In the event that any payments made hereunder on the Obligations at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to that portion of the Obligations consisting of fees and expenses then due and payable, (ii) second, towards payment of interest and premiums then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and premiums then due to such parties, (iii) third, to that portion of the Obligations consisting of principal then due and payable, and (iv) last, to any other Obligations or, to the extent not prohibited by Law, to the Obligations in such other order as the Required Lenders might elect.

ARTICLE  XI
BENEFIT OF AGREEMENT; ASSIGNMENTS

11.1.        Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lenders and the Collateral Agent and their respective successors and permitted assigns, except that neither the Borrower nor the Guarantors shall have any right to assign their rights or obligations under the Loan Documents.

11.2.        Assignments; Effective Date; Participations; Register.

11.2.1.              Any Lender may at any time assign to one or more banks or other entities (each a “Purchaser”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be in such form as may be agreed by the parties thereto and, provided no Event of Default is continuing, reasonably acceptable to the Borrower (the “Assignment Agreement”). So long as no Event of Default has occurred and is continuing, the consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or the Borrower and the Required Lenders otherwise consent) be in the amount of at least $1,000,000 (or any whole multiple of $500,000 in excess thereof), unless the relevant assignment is to an Affiliate of the assigning Lender or is an assignment of the entire Commitment of the assigning Lender (calculated as of the date of the assignment). Promptly following receipt of an executed Assignment Agreement, the Purchaser shall send to the Borrower a copy thereof. No Purchaser shall be permitted to have an initial Commitment of less than $1,000,000, although such minimum Commitment may consist of an aggregate amount acquired by such Purchaser from two or more Lenders.

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11.2.2.              Upon delivery to the Borrower and the Lenders of a notice of assignment in form and substance reasonably satisfactory to the Borrower and the Required Lenders (a “Notice of Assignment”), together with any consents required by Section 11.2.1 above, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment Agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower or the Lenders shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a “Lender” hereunder, except that its rights to indemnification and reimbursement of expenses shall survive such assignment and shall not be affected thereby. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.2.2, the transferor Lender and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

11.2.3.              Any Lender may at any time grant to one or more Persons (each a “Participant”) participating interests in its Commitment or its Note. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in the proviso to the first sentence of Section 9.1 without the consent of the Participant. Each Lender that sells a participation interest pursuant to this Section 11.2.3 shall notify the Borrower and the Collateral Agent of the principal amount of each such Participant’s participation interest with respect to the Notes. In the event that any Lender sells to a Participant participating interests in all or any portion of its Note and the other rights and interests of that Lender hereunder, such Lender, as non-fiduciary agent on behalf of Borrower, shall maintain a register on which it enters the name of all such Participants and the principal amount (and stated interest) of the portion of the Note subject to the participation.

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11.2.4.              The Borrower shall keep at its principal executive office a register that contains (i) the name of each Lender, the contact person for such Lender, and the mailing address, email address, telephone number and fax number for such Lender, and (ii) the current principal balance of all Loans owing by the Borrower to each Lender. Upon the written request by the Collateral Agent or any Lender, the Borrower shall promptly provide such information to the requesting party. Each of the Loan Parties and the Lenders acknowledge and agree that the recipient of such information (including but not limited to the Collateral Agent) shall be entitled to rely on such written information provided by the Borrower.

11.3.        Dissemination of Information. The Borrower and each Guarantor authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all information in the Lender’s possession concerning the Borrower, the Guarantors and their respective Affiliates.

ARTICLE  XII
NOTICES

12.1.        Notices. Except as otherwise specifically permitted herein, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Collateral Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number provided to the other parties hereto from time to time, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Lenders and the Borrower in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of .receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. CT on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; except that notices to any Lender under Article II shall not be effective until received by such Lender.

12.2.        Change of Address. The Borrower, the Collateral Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to each of the other parties hereto.

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ARTICLE  XIII
ENTIRE AGREEMENT

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

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FORM OF SENIOR SECURED NOTE

$[_],000,000	New York, New York	[September] [ ], 2016

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [                    ] (“Lender”), at [                            ], the amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Senior Secured Note pursuant to the Credit and Guaranty Agreement dated of even date herewith by and between the Borrower, the Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Note shall be entitled to the benefits of the Credit Agreement. This Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

Lilis Energy, Inc.

By:
Name:
Title:

1

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

2

FORM OF BRIDGE LOAN NOTE

$[_],000,000	New York, New York	[DATE]

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [                                        ] (“Bridge Lender”) the                      amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Bridge Loan Note pursuant to the Credit and Guaranty Agreement dated as of September 29, 2016 by and between the Borrower, the Bridge Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Bridge Loan made by the Bridge Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Bridge Lender on its books and, prior to any transfer of this Bridge Loan Note, may be endorsed by the Bridge Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Bridge Lender. Failure to make any such notation or to attach a schedule shall not affect the Bridge Lender’s or the Borrower’s rights or obligations in respect of such Bridge Loans or affect the validity of such transfer by the Bridge Lender of this Bridge Loan Note.

This Bridge Loan Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Bridge Loan Note shall be entitled to the benefits of the Credit Agreement. This Bridge Loan Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Bridge Loan Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Bridge Loan Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Bridge Loan Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Bridge Loan Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS BRIDGE LOAN NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

Lilis Energy, Inc.

By:
Name:
Title:

1

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

2

FORM OF COMPLIANCE CERTIFICATE

________________       , 20_

[Lender Contact Information]

Re:	Credit and Guaranty Agreement dated September 29, 2016, by and between Lilis Energy, Inc., as borrower, Brushy Resources Inc., ImPetro Operating, LLC, Lilis Operating Company LLC, and ImPetro Resources, LLC, as guarantors, and the lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

Ladies and Gentlemen:

Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Representative of the Borrower, hereby certifies to you the following information is true and correct as of the date hereof or for the period indicated, as the case may be:

[1. To the best of the knowledge of the undersigned, no Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

[1. To the best of the knowledge of the undersigned, the following Defaults exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

2. The compliance of the Borrower with certain financial covenants of the Credit Agreement, as of the close of business on _____________________________ (the “Determination Date”), is evidenced by the following:

(a)               [TO COME]

3.       To the best knowledge of the undersigned, the financial statements being delivered to the Lenders concurrently herewith pursuant to the Credit Agreement fairly and accurately reflect in all material respects the financial condition and results of operation of the Persons identified therein for the periods and as of the dates set forth therein.

4.       The circled answers to the following statements are each true and correct as of the
Determination Date:

(a)               The annual statement of assets and liabilities of the Borrower as of its most recent fiscal year-end and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(i). YES NO

(b)               The quarterly statement of assets and liabilities of the Borrower as of the last day of its most recently ended fiscal quarter (other than the last fiscal quarter of each fiscal year) and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(ii). YES NO

1

(c)               The federal income tax return for the year most recently ended for each Person indicated below has been properly filed with the appropriate Tribunal and (if a copy thereof has been requested by the Required Lenders) a copy thereof has been delivered to the Lenders pursuant to Section 7.2.1 (iv),

(i)                    of the Borrower.      YES     NO

(ii)                 of          .          YES      NO

(iii)               of           .          YES      NO

(iv)                of         .          YES      NO

5.       The oil and gas production report being delivered by the Borrower to the Lenders under Section 7.2.2 of the Credit Agreement is, to the best knowledge of the undersigned, in compliance with the provisions of such Section and to the best knowledge of the undersigned is true and correct in all material respects as of the date thereof and for the time periods covered thereby.

The undersigned has reviewed the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under my supervision, a review of the transactions and financial condition of the Borrower during the period covered by the financial statements included herewith, and such review has not disclosed the existence during such period, and the undersigned does not have knowledge of the existence as of the date of this certificate, of any condition or event which constitutes a Default, except as set forth in paragraph I above.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

[______________________]

2

EXHIBIT 6.4.1

SUBSIDIARIES

Brushy Resources, Inc.

Impetro Resources, LLC

Lilis Operating Company, LLC

Impetro Operating, LLC

SCHEDULE 2.1

COMMITMENTS

Lender	Closing Date	Total	Commitment
	Commitment	Commitment	Percentage
Vertex One Asset Management	$20,000,000	$20,000,000	64.52%
Trace Capital Inc.	$1,000,000	$1,000,000	3.23%
Equity Trust Company, Custodian FBO J. Steven Emerson Roth IRA	$3,000,000	$3,000,000	9.68%
Equity Trust Company, Custodian FBO J. Steven Emerson IRA R/O II	$3,000,000	$3,000,000	9.68%
Pacific Capital Management, LLC	$1,000,000	$1,000,000	3.23%
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994	$1,000,000	$1,000,000	3.23%
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997	$500,000	$500,000	1.60%
EMSE, LLC, a Delaware limited liability company	$400,000	$400,000	1.29%
Elevado Investment Company, LLC, a Delaware limited liability company	$300,000	$300,000	0.97%
Equity Trust Company Custodian FBO Marshall S. Ezralow Roth IRA	$400,000	$400,000	1.29%
Marc Ezralow as Trustee of the SPA Trust u/t/d 09/13/2004	$100,000	$100,000	0.32%
Bryan Ezralow as Trustee of the Marc Ezralow Irrevocable Trust u/t/d 06/01/2004	$100,000	$100,000	0.32%
Gary E. Freedman as Trustee of the Freedman 2006 Irrevocable Trust u/t/d 02/27/2006	$50,000	$50,000	0.16%
Gary E. Freedman as Trustee of the Freedman Family Trust u/t/d 5/25/1982	$50,000	$50,000	0.16%
David Michael Leff as Trustee of the David Leff Family Trust u/t/d 02/03/1988	$50,000	$50,000	0.16%
David Leff as Trustee of the C & R Irrevocable Trust u/t/d 11/05/2007	$50,000	$50,000	0.16%
Total	$31,000,000	$31,000,000	100%

SCHEDULE 2.2

Lender	Bridge Loan Closing Date
Commitment
RBC Investor Services Trust ITF 110952002	$6,200,000
INVESTOR COMPANY ITS 5J5505C	$2,000,000
Sprott Resource Lending Corp.	$1,750,000
Trace Capital Inc.	$1,450,000
One E LP	$1,000,000
Jayvee & Co. ITF YTCF6310002	$850,000
Resource Income Partners Limited Partnership	$750,000
NGPI Canada Inc.	$500,000
Peter Ellis	$300,000
Thomas Rootham	$200,000
Total	$15,000,000

Exhibit 10.14

Lilis Energy, Inc.
300 E. Sonterra Blvd.
Suite 1220
San Antonio, TX 78258

August 12, 2017

BY E-MAIL

Värde Partners, Inc.
901 Marquette Ave S. Suite 3300
Minneapolis, MN 55402
Attention: Legal Department
Email: legalnotices@varde.com and mspecks@varde.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of the date hereof (the “Loan Agreement”), by and among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and each lender party thereto. Terms that are defined in the Loan Agreement and that are used but not defined in this Letter have the meanings given them in the Loan Agreement.

The Borrower hereby agrees that from and after the Effective Date and until the Term Loan Conversion, the Lead Lender shall have the right to appoint one member to the Board of Directors, who shall be reasonably acceptable to the Borrower. As promptly as reasonably practicable following written notice from the Lead Lender to the Borrower designating the person to be appointed to the Board of Directors pursuant to this Letter, the Board of Directors shall appoint the person designated by the Lead Lender to the Board of Directors. If any vacancy is then existing on the Board of Directors, the Board of Directors shall appoint such person to fill such vacancy, or, if no vacancy is then existing, the Board of Directors shall increase the number directors constituting the full Board of Directors by one and appoint such person to fill the vacancy resulting from such increase. From and after the Effective Date and until the Term Loan Conversion, the Borrower agrees, to the fullest extent permitted by law, to include in the slate of nominees recommended by the Board of Directors at any meeting of stockholders called for the purpose of electing directors, the person designated by the Lead Lender pursuant to this Letter and, as applicable, to use its best efforts to cause the election of each such designee to the Board of Directors, including nominating each such individual to be elected as a director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

Section 10.09 of the Loan Agreement is hereby incorporated herein mutatis mutandis.

[Remainder of page intentionally left blank.]

Very truly yours,

LILIS ENERGY, INC.

By:	/s/ Joseph Daches
Name: Joseph C. Daches
Title: Chief Financial Officer

[Signature Page]

ACCEPTED AND AGREED TO:

VARDE PARTNERS, INC., as Lead Lender

By:	/s/ Markus Specks
Name: Markus Specks
Title: Managing Director

[Signature Page]

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James (Jim) L. Linville, certify that:

1.	I have reviewed this report on Form 10-Q of Lilis Energy, Inc. ("Registrant");

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.	The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ James (Jim) L. Linville
James (Jim) L. Linville
Chief Executive Officer

August 14, 2017

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Joseph C. Daches, certify that:

1.	I have reviewed this report on Form 10-Q of Lilis Energy, Inc. ("Registrant");

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5.	The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

/s/ Joseph C. Daches
Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer

August 14, 2017

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

RULE 13A-14(B)/15D-14(B) OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report of Lilis Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James (Jim) L. Linville
James (Jim) L. Linville
Chief Executive Officer

August 14, 2017

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

RULE 13A-14(B)/15D-14(B) OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report of Lilis Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph C. Daches
Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer

August 14, 2017